AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 1996

                                                      REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             CUC INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                            8699                           06-0918165
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization)        Classification Number)            Identification Number)
                                         707 SUMMER STREET
                                    STAMFORD, CONNECTICUT 06901
                                           (208) 324-9261

  (Address, including ZIP code, and telephone number, including area code, of agent for service)

                 COSMO CORIGLIANO                                  AMY N. LIPTON, ESQ.
           EXECUTIVE VICE PRESIDENT AND                         SENIOR VICE PRESIDENT AND
             CHIEF FINANCIAL OFFICER                                 GENERAL COUNSEL
              CUC INTERNATIONAL INC.                              CUC INTERNATIONAL INC.
                707 SUMMER STREET                                   707 SUMMER STREET
           STAMFORD, CONNECTICUT 06901                         STAMFORD, CONNECTICUT 06901
                  (203) 324-9261                                      (203) 324-9261

 (Name, address, including ZIP code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

             HOWARD CHATZINOFF, ESQ.                             STEPHEN A. MCKEON, ESQ.
            WEIL, GOTSHAL & MANGES LLP                                 PERKINS COIE
                 767 FIFTH AVENUE                                   1201 THIRD AVENUE
             NEW YORK, NEW YORK 10153                                   40TH FLOOR
                  (212) 310-8000                              SEATTLE, WASHINGTON 98101-3099
                                                                      (206) 583-8534

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement and the effective time of the merger (the "Merger") of Larry Acquisition Corp., a Delaware corporation and wholly owned subsidiary of CUC International Inc., a Delaware corporation ("CUC International"), with and into Sierra On-Line, Inc., a Delaware corporation ("Sierra"), as described in the Agreement and Plan of Merger dated as of February 19, 1996 (the "Merger Agreement") attached as Annex A to the Proxy Statement/Prospectus forming part of this Registration Statement.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

                              -------------------
                        CALCULATION OF REGISTRATION FEE

                                                                                PROPOSED
                                         AMOUNT         PROPOSED MAXIMUM        MAXIMUM
     TITLE OF EACH CLASS OF              TO BE           OFFERING PRICE        AGGREGATE           AMOUNT OF
   SECURITIES TO BE REGISTERED       REGISTERED(1)          PER UNIT       OFFERING PRICE(2)  REGISTRATION FEE(3)
Common Stock, $0.01 par value....      25,564,977            $36.75         $939,512,904.75       $323,969.97

(1) The amount of common stock, $.01 par value, of CUC International (the "CUC Common Stock") to be registered hereunder has been determined on the basis of the exchange ratio for such shares in the Merger (i.e., 1.225 shares of CUC Common Stock for each outstanding share of common stock, $.01 par value, of Sierra ("Sierra Common Stock")).

(2) Estimated pursuant to Rule 457(f)(1) of the Securities Act of 1933, as amended (the "Securities Act"), based upon the market value of the shares of CUC Common Stock to be received by the holders of Sierra Common Stock in the Merger ($36.75 per share, i.e., the average of the high and low sale prices per share of the Common Stock as reported in The New York Stock Exchange, Inc. ("NYSE") Composite Transactions on June 19, 1996).

(3) The registration fee for the CUC Common Stock registered hereby, $323,969.97, has been calculated pursuant to Section 6(b) of, and Rule 457(c) under, the Securities Act as follows: 1/29th of 1% of the product of:
    (x) $36.75, the average of the high and low sale prices per share of CUC Common Stock as reported in the NYSE Composite Transactions on June 19, 1996, and (y) 25,564,977. A fee of $144,204.47 was paid on April 5, 1996 pursuant to Rules 0-11 and 14a-6(i)(4) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in respect of the Merger upon the filing by Sierra with the Commission of its preliminary proxy materials relating thereto pursuant to Rules 14a-110, 14a-6(a) and 14a-6(c)(2)(ii) under the Exchange Act. Pursuant to Rules 0-11(a)(2) and 14a-6(i)(4) under the Exchange Act, the registration fee payable herewith has been reduced by the amount of the fee previously paid upon the filing of such preliminary proxy materials. Accordingly, an additional fee of $179,765.50 is required to be and has been paid with the initial filing of this Registration Statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1993 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    [LOGO]

                              SIERRA ON-LINE, INC
                                 June 21, 1996

To Our Shareholders:

    You are hereby cordially invited to attend a special meeting (the "Meeting") of the shareholders of Sierra On-Line, Inc., a Delaware corporation (the "Company"), to be held at the Company's headquarters located at 3380 146th Place S.E., Suite 300, Bellevue, Washington 98007, on Wednesday, July 24, 1996, convening at 10:00 a.m., local time.

    At the Meeting, holders of record of Company common stock ("Company Common Stock") at the close of business on June 17, 1996 will be requested to consider and vote upon (i) a proposal to adopt an Agreement and Plan of Merger dated as of February 19, 1996, as amended (the "Merger Agreement"), among the Company, CUC International Inc., a Delaware corporation ("CUC International"), and a wholly owned subsidiary of CUC International ("Merger Sub"), pursuant to which Merger Sub will be merged with and into the Company (the "Merger"), the Company (as the surviving corporation in the Merger) will become a wholly owned subsidiary of CUC International, and holders of Company Common Stock will receive 1.225 shares of common stock of CUC International in exchange for each share of Company Common Stock held by them, and (ii) such other business as may properly be presented at the Meeting.

    THE BOARD OF DIRECTORS OF THE COMPANY HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS, HAS APPROVED THE MERGER AGREEMENT (AND THE TRANSACTIONS CONTEMPLATED THEREBY), AND RECOMMENDS THAT HOLDERS OF COMPANY COMMON STOCK VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

    You should read carefully the accompanying Notice of Special Meeting and the Proxy Statement/Prospectus for details concerning the Merger and additional related information.

    It is important that your shares be represented at the Meeting. Whether or not you plan to attend the Meeting, I encourage you to sign, date and return the enclosed proxy card at your earliest convenience in the enclosed postage-prepaid envelope. Your shares of Company Common Stock will be voted in accordance with the instructions you have given in your proxy. If you attend the Meeting, you may vote in person if you wish, even though you previously have returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Very truly yours,

                                          /s/
                                          Chairman of the Board
                                            and Chief Executive Officer

                                    [LOGO]

                              SIERRA ON-LINE, INC.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

    A special meeting (the "Meeting") of the holders of common stock, $.01 par value ("Company Common Stock"), of Sierra On-Line, Inc., a Delaware corporation (the "Company"), will be held at the Company's headquarters located at 3380 146th Place S.E., Suite 300, Bellevue, Washington 98007, on Wednesday, July 24, 1996, convening at 10:00 a.m., local time, for the purpose of considering and acting upon the following matters, which are described more fully in the accompanying Proxy Statement/Prospectus:

        1. To consider and vote upon a proposal to adopt an Agreement and Plan of Merger dated as of February 19, 1996, as amended (the "Merger Agreement"), among the Company, CUC International Inc., a Delaware corporation ("CUC International"), and Larry Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of CUC International ("Merger Sub"). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the "Merger"), and the Company as the surviving corporation in the Merger will become a wholly owned subsidiary of CUC International. At the effective time of the Merger (the "Effective Time") each share of Company Common Stock outstanding immediately prior thereto (other than shares held by CUC International, Merger Sub or any other subsidiary of CUC International or by any subsidiary of the Company) will be converted into 1.225 shares of common stock, $.01 par value, of CUC International ("CUC International Common Stock") in accordance with the terms and subject to the conditions of the Merger Agreement. The Company has the right (but is not required) to terminate the Merger Agreement and abandon the Merger if, among other things, the Average Stock Price (as defined in the accompanying Proxy Statement/Prospectus) is less than $29.00 (which represents a value to the Company's shareholders of $35.525 per share of Company Common Stock based on the Merger exchange ratio of 1.225 shares of CUC International Common Stock for each share of Company Common Stock). THE MERGER (AND THE RELATED TRANSACTIONS CONTEMPLATED THEREBY) ARE MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, AND THE FULL TEXT OF THE MERGER AGREEMENT IS ATTACHED THERETO AS ANNEX A AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY.

        2. To transact such other business as may properly be presented at the Meeting or any adjournments or postponements thereof.

    The Board of Directors of the Company has fixed the close of business on June 17, 1996 as the record date for the purpose of determining the holders of Company Common Stock who are entitled to receive notice of and to vote at the Meeting and any adjournments or postponements thereof (the "Record Date").

    As more fully described in the accompanying Proxy Statement/Prospectus, based upon the equity capitalization of the Company and CUC International as of the Record Date, the holders of Company Common Stock immediately prior to the Effective Time will own, in the aggregate, approximately 10% to 12% of the CUC International Common Stock outstanding immediately after the Effective Time.

    The affirmative vote of the holders of a majority of the outstanding Company Common Stock is necessary to adopt the Merger Agreement. In accordance with applicable law, holders of Company Common Stock will not be entitled to appraisal rights in respect of the Merger.

    YOUR VOTE IS VERY IMPORTANT! PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH HAS BEEN PROVIDED FOR YOUR CONVENIENCE AND WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROMPT RETURN OF PROXY CARDS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. ANY HOLDER OF COMPANY COMMON STOCK WHO SO DESIRES MAY REVOKE HIS, HER OR ITS PROXY AT ANY TIME PRIOR TO THE TIME IT IS EXERCISED BY
(I) PROVIDING WRITTEN NOTICE TO SUCH EFFECT TO THE SECRETARY OF THE COMPANY,
(II) DULY EXECUTING A PROXY BEARING A DATE SUBSEQUENT TO THAT OF A PREVIOUSLY FURNISHED PROXY, OR (III) ATTENDING THE MEETING AND VOTING IN PERSON. ATTENDANCE AT THE MEETING WILL NOT IN ITSELF CONSTITUTE A REVOCATION OF A PREVIOUSLY FURNISHED PROXY, AND SHAREHOLDERS WHO ATTEND THE MEETING IN PERSON NEED NOT REVOKE THEIR PROXY (IF PREVIOUSLY FURNISHED) AND VOTE IN PERSON.

    YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS, HAS APPROVED THE MERGER AGREEMENT (AND THE TRANSACTIONS CONTEMPLATED THEREBY), AND RECOMMENDS THAT THE HOLDERS OF COMPANY COMMON STOCK VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

                                          By Order of the Board of Directors

                                          /s/
                                          Secretary
June 21, 1996

                          [FACING PAGE OF PROXY CARD]

                              SIERRA ON-LINE, INC.
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 24, 1996
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              SIERRA ON-LINE, INC.

   The undersigned hereby appoints Kenneth A. Williams and Michael A. Brochu, or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock, $.01 par value, of Sierra On-Line, Inc. (the "Company"), held of record by the undersigned on June 17, 1996, at the Special Meeting of Shareholders of the Company (the "Special Meeting") to be held at the Company's headquarters located at 3380 - 146th Place S.E., Suite 300, Bellevue, Washington 98007 on Wednesday July 24, 1996, at 10:00 a.m., local time, and at any adjournments or postponements thereof.

   1. APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF FEBRUARY 19, 1996, AS AMENDED, AMONG THE COMPANY, CUC INTERNATIONAL INC. AND LARRY ACQUISITION CORP.
                   / / FOR      / / AGAINST      / / ABSTAIN

   2. To transact any other business that may properly be presented at the Special Meeting or any adjournments or postponements of the meeting.
       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1.

                          [REVERSE SIDE OF PROXY CARD]

   THIS PROXY WILL BE VOTED AS DIRECTED ON THE FRONT SIDE OF THIS PROXY CARD. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SIERRA ON-LINE,
                                      INC.

                                          .....................................
                                                    (Print Shareholder(s) Name)

                                          .....................................
                                                    (Signature(s) of Shareholder
                                                      or Authorized Signatory)

                                             Dated ........................... ,
                                                    1996

                                                    Please sign exactly as your
                                                    name(s) appears on your
                                                    stock certificate. If shares
                                                    of stock stand of record in
                                                    the names of two or more
                                                    persons or in the name of
                                                    husband and wife, whether as
                                                    joint tenants or otherwise,
                                                    both or all of such persons
                                                    should sign the proxy. If
                                                    shares of stock are held of
                                                    record by a corporation, the
                                                    proxy should be executed by
                                                    the president or vice
                                                    president and the secretary
                                                    or assistant secretary.
                                                    Executors, administrators or
                                                    other fiduciaries who
                                                    execute the above proxy for
                                                    a deceased shareholder
                                                    should give their full
                                                    title. Please date this
                                                    proxy.

 WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED
  TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN
    ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING.

                           PROXY STATEMENT/PROSPECTUS


[LOGO]                                        [LOGO]

SIERRA ON-LINE, INC.                                    CUC INTERNATIONAL INC.
3380 146TH PLACE S.E., SUITE 300                             707 SUMMER STREET
BELLEVUE, WASHINGTON 98007                         STAMFORD, CONNECTICUT 06901

(206) 649-9800                                                  (203) 324-9261

                          PROXY STATEMENT RELATING TO
            SPECIAL MEETING OF SHAREHOLDERS OF SIERRA ON-LINE, INC.
                     TO BE HELD ON WEDNESDAY, JULY 24, 1996
                PROSPECTUS RELATING TO 25,564,977 SHARES OF CUC
                   INTERNATIONAL COMMON STOCK, $.01 PAR VALUE

    This Proxy Statement/Prospectus is being furnished to holders of shares of common stock, $.01 par value ("Company Common Stock"), of Sierra On-Line, Inc., a Delaware corporation (the "Company" or 'Sierra"), in connection with the solicitation of proxies by the Company's Board of Directors for use at a special meeting of the holders of Company Common Stock to be held at the Company's headquarters located at 3380 146th Place S.E., Suite 300, Bellevue, Washington 98007, on Wednesday, July 24, 1996, convening at 10:00 a.m., local time, and at any adjournments or postponements thereof (the "Meeting"). At the Meeting, holders of record as of June 17, 1996 of Company Common Stock will be requested to consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated as of February 19, 1996, as amended (the "Merger Agreement"), among CUC International Inc., a Delaware corporation ("CUC International"), Larry Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of CUC International ("Merger Sub"), and the Company. Pursuant to the Merger Agreement,
(i) Merger Sub will be merged (the "Merger") with and into the Company, which will be the surviving corporation in the Merger and become a wholly owned subsidiary of CUC International (the Company being sometimes hereafter referred to in such context as the "surviving corporation"), and (ii) each share of Company Common Stock outstanding immediately prior to the effective time of the Merger (the "Effective Time") (other than shares held by CUC International, Merger Sub or any other subsidiary of CUC International or by any subsidiary of the Company) will be converted into 1.225 shares of common stock, $.01 par value, of CUC International ("CUC International Common Stock") (the "Exchange Ratio"), all as more fully described in this Proxy Statement/Prospectus and as set forth in the Merger Agreement attached hereto as Annex A and incorporated by reference herein (which should be read carefully and in its entirety). No fractional shares of CUC International Common Stock will be issued in the Merger to holders of Company Common Stock. See "The Merger Agreement--Conversion of Shares; Exchange of Stock Certificates; No Fractional Shares."

    As more fully described in "The Merger-Certain Consequences of the Merger," based upon the equity capitalization of the Company and CUC International as of June 17, 1996, holders of Company Common Stock immediately prior to the Effective Time will own, in the aggregate, approximately 10% to 12% of the CUC. International Common Stock outstanding immediately after the Effective Time. See "Information Concerning CUC International-Other CUC International Business Combinations."

    SEE "SUMMARY--RISK FACTORS" BEGINNING ON PAGE 17 OF THIS PROXY STATEMENT/PROSPECTUS FOR A DISCUSSION OF CERTAIN MATTERS WHICH SHOULD BE CAREFULLY CONSIDERED BY HOLDERS OF COMPANY COMMON STOCK IN DETERMINING HOW TO VOTE IN RESPECT OF THE MERGER AGREEMENT.

    The Company has the right (but is not required) to terminate the Merger Agreement and abandon the Merger if the "Average Stock Price" (as defined in "Summary--Certain Definitions") of CUC International Common Stock is less than $29.00 (which represents a value to Sierra's shareholders of $35.525 per share of Company Common Stock based on the Exchange Ratio).

    Because the market price of shares of CUC International Common Stock inherently is subject to fluctuation, the value of the shares of CUC International Common Stock that holders of shares of Company Common Stock will receive in the Merger may increase or decrease prior to the Effective Time. The Merger Agreement does not contain any minimum or maximum price protection provisions and the Exchange Ratio is not subject to adjustment. The Merger Agreement is subject to termination by CUC International or the Company if, without fault of the terminating party, the Merger is not consummated by September 30, 1996, and is subject to termination prior to such date upon the occurrence of certain events. See "The Merger Agreement--Termination." Upon termination of the Merger Agreement under certain circumstances related to a Third Party Acquisition (as defined in "Summary--Certain Definitions"), the Company may be


                                                          (cover page continues)

(cover page continued)


required to pay CUC International up to an aggregate of $25.0 million in liquidated damages, together with reimbursement for certain out-of-pocket fees and expenses incurred by CUC International (including certain professional advisory fees) not to exceed $3.0 million. See "Summary--Risk Factors--Fixed Exchange Ratio" and "The Merger Agreement--Termination; Fees and Expenses."


    CUC International Common Stock is traded on the New York Stock Exchange, Inc. ("NYSE") and Company Common Stock is traded on the NASDAQ Stock Market. The closing sale prices of CUC International Common Stock and Company Common Stock were $37.50 and $27.125, respectively, on February 16, 1996 (the last trading day preceding the public announcement of the Merger), and were $36.875 and $45.00, respectively, on June 19, 1996 (the latest practicable date preceding the mailing of this Proxy Statement/Prospectus for which such prices were available). See "The Merger Agreement-- Termination."

    Pursuant to a certain shareholders agreement dated as of February 19, 1996 entered into in connection with the Merger Agreement (the "Shareholders Agreement"), the holders of approximately 9% of the outstanding Company Common Stock (which consist of Kenneth A. Williams, the Company's Chairman of the Board and Chief Executive Officer, and his spouse, Roberta L. Williams, a director of the Company) have agreed with CUC International to vote their shares of Company Common Stock at the Meeting for adoption of the Merger Agreement and against certain other extraordinary corporate and business combination transactions involving the Company which would impede or delay consummation of the Merger. The Shareholders Agreement terminates by its terms upon the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time. The full text of the Shareholders Agreement is attached to this Proxy Statement/Prospectus as Annex B and is incorporated herein by reference, and should be read carefully and in its entirety.

    Effective on February 19, 1996, simultaneously with the execution of the Merger Agreement, CUC International and Stealth Acquisition I Corp., a California corporation and a wholly owned subsidiary of CUC International ("SAC"), entered into an Agreement and Plan of Merger (the "Davidson Merger Agreement") with Davidson & Associates, Inc., a California corporation ("Davidson"), providing for the merger of SAC with and into Davidson, with Davidson as the surviving corporation in such merger (the "Davidson Merger"). In addition, effective on April 19, 1996, CUC International and IG Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of CUC International ("IGA"), entered into an Agreement and Plan of Merger (the "Ideon Merger Agreement") with Ideon Group, Inc., a Delaware corporation ("Ideon"), providing for the merger of IGA with and into Ideon, with Ideon as the surviving corporation in such merger (the "Ideon Merger"). THE MERGER, THE DAVIDSON MERGER AND THE IDEON MERGER ARE INDEPENDENT TRANSACTIONS AND CONSUMMATION OF NONE OF SUCH TRANSACTIONS IS CONDITIONED UPON CONSUMMATION OF ANY OF THE OTHER TRANSACTIONS. IN ADDITION, PURSUANT TO APPLICABLE LAW AND THE COMPANY'S AND CUC INTERNATIONAL'S RESPECTIVE CERTIFICATES OF INCORPORATION AND BY-LAWS CURRENTLY IN EFFECT, NEITHER HOLDERS OF CUC INTERNATIONAL COMMON STOCK NOR HOLDERS OF COMPANY COMMON STOCK, AS SUCH, ARE ENTITLED TO NOTICE OF OR TO VOTE IN RESPECT OF THE DAVIDSON MERGER OR THE IDEON MERGER. SIMILARLY NEITHER HOLDERS OF DAVIDSON COMMON STOCK NOR HOLDERS OF IDEON COMMON STOCK, AS SUCH, ARE ENTITLED TO NOTICE OF OR TO VOTE IN RESPECT OF THE MERGER. For additional information regarding the terms and conditions of the Davidson Merger and the Ideon Merger, see "Information Concerning CUC International--Other CUC International Business Combinations" and "Unaudited Pro Forma Condensed Combined Financial Statements."

    This document, in addition to constituting the Company's Proxy Statement relating to the Meeting, also includes and constitutes the Prospectus of CUC International filed as part of its Registration Statement on Form S-4 (together with all amendments thereto, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the maximum aggregate number of shares of CUC International Common Stock issuable in the Merger to holders of outstanding shares of Company Common Stock. All information concerning CUC International contained (or, as permitted by applicable rules and regulations of the Commission, incorporated by reference with respect to CUC International) in this Proxy Statement/Prospectus has been furnished or prepared by CUC International, and all information concerning the Company contained (or, as permitted by applicable rules and regulations of the Commission, incorporated by reference with respect to the Company) in this Proxy Statement/Prospectus has been furnished or prepared by the Company.

    This Proxy Statement/Prospectus and the related form of proxy are first being mailed to holders of record of Company Common Stock on or about June 24, 1996.

THE SHARES OF CUC INTERNATIONAL COMMON STOCK ISSUABLE IN THE MERGER HAVE NOT
    BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
      OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
           THE ACCURACY OR ADEQUACY OF THIS PROXY
             STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

         The date of this Proxy Statement/Prospectus is June 21, 1996.

                                                             (end of cover page)

                             AVAILABLE INFORMATION

   Each of CUC International, the Company, Davidson and Ideon is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Commission. The periodic reports, proxy statements and other information filed by CUC International and the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, at 450 Fifth Street, N.W., Washington, D.C. 20549, and also are available for inspection at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained, at prescribed rates, from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, periodic reports, proxy statements and other information filed by CUC International may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, and periodic reports, proxy statements and other information filed by the Company may be inspected at the offices of the NASDAQ Stock Market, 1735 K Street, N.W., Washington, D.C. 20006, and periodic reports, proxy statements and other information filed by Davidson and Ideon may be inspected at the offices of the NASDAQ Stock Market and the offices of the NYSE, respectively, specified above.

   If the Merger is consummated, CUC International will continue to file periodic reports, proxy statements and other information with the Commission pursuant to the Exchange Act and, upon application to the Commission, the Company no longer will be subject to the informational and certain other requirements of the Exchange Act. See "The Merger--Federal Securities Law Consequences."

   CUC International has filed with the Commission the Registration Statement under the Securities Act with respect to the CUC International Common Stock issuable in the Merger to holders of Company Common Stock. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted as permitted by applicable rules and regulations of the Commission. The Registration Statement and all amendments thereto, including the exhibits filed as a part thereof, are available for inspection and copying as set forth above.

   THIS PROXY STATEMENT/PROSPECTUS, WHICH IS INCLUDED IN AND FORMS AN INTEGRAL PART OF THE REGISTRATION STATEMENT, INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF COMPANY COMMON STOCK TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO, IN THE CASE OF DOCUMENTS RELATING TO CUC INTERNATIONAL, 707 SUMMER STREET, STAMFORD, CONNECTICUT 06901, ATTENTION:
SECRETARY, TELEPHONE: (203) 324-9261, AND IN THE CASE OF DOCUMENTS RELATING TO THE COMPANY, 3380 146TH PLACE S.E., SUITE 300, BELLEVUE, WASHINGTON 98007,
ATTENTION: SECRETARY, TELEPHONE: (206) 649-9800. TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BEFORE JULY 10, 1996.

   EXCEPT FOR THE DESCRIPTIONS OF THE DAVIDSON MERGER AND THE IDEON MERGER, ALL DISCLOSURES CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS REGARDING DAVIDSON AND IDEON ARE DERIVED FROM THE PUBLICLY AVAILABLE DOCUMENTS REFERRED TO BELOW AND HAVE BEEN INCLUDED OR INCORPORATED BY REFERENCE HEREIN WITH DAVIDSON'S AND IDEON'S RESPECTIVE CONSENT. THE COMPANY AND CUC INTERNATIONAL HAVE NOT PARTICIPATED IN THE PREPARATION OF SUCH DOCUMENTS, NOR HAVE THEY MADE ANY DUE DILIGENCE INQUIRY WITH RESPECT TO THE INFORMATION PROVIDED THEREIN. NEITHER THE COMPANY NOR CUC INTERNATIONAL MAKES ANY REPRESENTATION THAT SUCH PUBLICLY AVAILABLE DOCUMENTS OR ANY OTHER PUBLICLY AVAILABLE INFORMATION REGARDING DAVIDSON OR IDEON ARE ACCURATE OR COMPLETE. FURTHERMORE, THERE CAN BE NO ASSURANCE THAT ALL EVENTS OCCURRING PRIOR TO THE DATE HEREOF (INCLUDING EVENTS THAT WOULD AFFECT THE ACCURACY OR COMPLETENESS OF SUCH PUBLICLY AVAILABLE DOCUMENTS) THAT WOULD AFFECT DAVIDSON OR IDEON HAVE BEEN PUBLICLY DISCLOSED.

                                      (i)

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents previously filed by CUC International (File No. 1-10308), the Company (File No. 0-17154), Davidson (File No. 0-21280) and Ideon (File No. 1-11465), respectively, with the Commission pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/
Prospectus: (i) CUC International's Annual Report on Form 10-K for the fiscal year ended January 31, 1996, filed with the Commission on April 26, 1996 (the "CUC 10-K"); (ii) CUC International's Current Report on Form 8-K filed with the Commission on February 21, 1996, (iii) CUC International's Current Reports on Form 8-K filed with the Commission on February 22, 1996, (iv) CUC International's Current Report on Form 8-K filed with the Commission on March 12, 1996, (v) CUC International's Current Report on Form 8-K filed with the Commission on April 22, 1996, (vi) CUC International's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1996, filed with the Commission on June 14, 1996 (the "CUC 10-Q"); (vii) the description of CUC International Common Stock contained in CUC International's registration statements on Form 8-A, filed with the Commission on July 27, 1984, and on August 15, 1989; (viii) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995, filed with the Commission on June 29, 1995; (ix) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995, filed with the Commission on August 17, 1995; (x) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1995, filed with the Commission on November 15, 1995; (xi) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1995, filed with the Commission on February 13, 1996, as amended by Amendment No. 1 to the Company's Quarterly Report on Form 10-Q/A for the fiscal quarter ended December 31, 1995, filed with Commission on May 15, 1996 (the "Company 10-Q"); (xii) the Company's Current Report on Form 8-K, filed with the Commission on December 6, 1995; (xiii) the Company's Current Report on Form 8-K, filed with the Commission on March 1, 1996; (xiv) the description of the Company Common Stock contained in the Company's registration statement on Form 8-A, filed with the Commission on September 15, 1988; (xv) Davidson's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed with the Commission on March 29, 1996 (the "Davidson 10-K"); (xvi) Davidson's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, filed with the Commission on May 15, 1996 (the "Davidson 10-Q"); (xvii) Ideon's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed with the Commission on March 20, 1996, as amended by Amendment No. 1 to Ideon's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1995, filed with the Commission on April 29, 1996, and as further amended by Amendment No. 2 to Ideon's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1995, filed with the Commission on June 20, 1996 (the "Ideon 10-K"); and (xviii) Ideon's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, filed with the Commission on May 15, 1996, as amended by Amendment No. 1 to Ideon's Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 1996, filed with the Commission on June 20, 1996 (the "Ideon 10-Q").

    All documents filed with the Commission by CUC International, the Company, Davidson and Ideon, respectively, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof. All information appearing in this Proxy Statement/Prospectus is qualified in its entirety by the information and financial statements (including the notes thereto) contained in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding sentence.

    NO PERSON IS AUTHORIZED TO PROVIDE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CUC INTERNATIONAL OR THE COMPANY. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CUC INTERNATIONAL OR THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                                      (ii)

                               TABLE OF CONTENTS

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AVAILABLE INFORMATION.................................................................     i
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................    ii
SUMMARY...............................................................................     1
SUMMARY--RISK FACTORS.................................................................    17
  Fixed Exchange Ratio................................................................    17
  Integration of Certain Operations...................................................    17
  Reliance Upon Company and Davidson Management.......................................    18
  Interests of Certain Persons in the Merger..........................................    18
SUMMARY SELECTED FINANCIAL DATA.......................................................    20
SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA.........................    25
COMPARATIVE MARKET PRICE INFORMATION..................................................    27
INFORMATION CONCERNING CUC INTERNATIONAL..............................................    30
INFORMATION CONCERNING THE COMPANY....................................................    36
THE MEETING...........................................................................    37
  General.............................................................................    37
  Matters to Be Considered at the Meeting.............................................    37
  Record Date; Quorum; Voting at the Meeting..........................................    37
  Proxies.............................................................................    38
THE MERGER............................................................................    39
  Background of the Merger............................................................    39
  Reasons for the Merger; Recommendation of the Company's Board of Directors..........    42
  Opinion of the Company's Financial Advisor..........................................    44
  Certain Consequences of the Merger..................................................    52
  Management of the Company After the Merger..........................................    53
  Conduct of the Business of CUC International and the Company if the Merger Is Not
Consummated...........................................................................    53
  Material Contacts Between CUC International and the Company.........................    53
  Interests of Certain Persons in the Merger..........................................    54
  Accounting Treatment................................................................    56
  Certain Federal Income Tax Consequences.............................................    57
  Regulatory Approvals................................................................    59
  Federal Securities Law Consequences.................................................    60
  Stock Exchange Listing..............................................................    60
  No Appraisal Rights.................................................................    60
THE MERGER AGREEMENT..................................................................    61
  The Merger; Effective Time..........................................................    61
  Conversion of Shares; Exchange of Stock Certificates; No Fractional Shares..........    61
  Treatment of Stock Options..........................................................    62
  Treatment of Convertible Notes......................................................    63
  Representations and Warranties......................................................    63
  Certain Covenants...................................................................    63
  Conditions..........................................................................    69
  Termination.........................................................................    71
  Fees and Expenses...................................................................    72
  Modification or Amendment...........................................................    73
  Waiver..............................................................................    73
SHAREHOLDERS AGREEMENT................................................................    74
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                                     (iii)
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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  STATEMENTS..........................................................................    75
PRO FORMA MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS............................................................................    83
COMPARISON OF SHAREHOLDERS RIGHTS.....................................................    84
  Directors...........................................................................    84
  Amendments to the Charters..........................................................    84
  Amendments to the By-Laws...........................................................    85
  Quorum..............................................................................    85
  Vote Required for Merger and Certain Other Transactions.............................    85
  Business Combinations Following a Change of Control.................................    85
  Cumulative Voting...................................................................    86
  Special Meetings of Shareholders; Action by Consent.................................    86
SHAREHOLDER PROPOSALS.................................................................    86
OWNERSHIP OF COMPANY COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.........    87
PRINCIPAL HOLDERS OF CUC INTERNATIONAL COMMON STOCK...................................    88
LEGAL MATTERS.........................................................................    89
EXPERTS...............................................................................    89
OTHER MATTERS.........................................................................    90

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                                            ANNEXES

Annex A   Agreement and Plan of Merger dated as of February 19, 1996, as amended,
          among CUC International Inc., Larry Acquisition Corp. and the Company. ....   A-1

Annex B   Shareholders Agreement dated as of February 19, 1996, among CUC
          International Inc. and each of the holders of Company Common Stock party
          thereto....................................................................   B-1

Annex C   Opinion of Robertson, Stephens & Company LLC...............................   C-1

Annex D   Opinion of Perkins Coie....................................................   D-1

                                      (iv)

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN
THIS PROXY STATEMENT/PROSPECTUS. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND
IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION
CONTAINED ELSEWHERE, OR INCORPORATED BY REFERENCE, IN THIS PROXY
STATEMENT/PROSPECTUS AND THE ANNEXES HERETO. SHAREHOLDERS ARE URGED TO READ THIS
PROXY STATEMENT/PROSPECTUS, THE ANNEXES HERETO AND THE DOCUMENTS INCORPORATED
HEREIN BY REFERENCE CAREFULLY IN THEIR ENTIRETY. UNLESS OTHERWISE DEFINED
HEREIN, ALL CAPITALIZED TERMS USED IN THIS SUMMARY HAVE THE RESPECTIVE MEANINGS
ASSIGNED TO THEM ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. SEE "-- CERTAIN
DEFINITIONS."

    UNLESS OTHERWISE INDICATED, ALL BENEFICIAL OWNERSHIP INFORMATION AND SHARE
AMOUNTS SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS (A) HAVE BEEN ADJUSTED FOR
AND GIVE EFFECT TO THE 3:2 SPLITS OF CUC INTERNATIONAL COMMON STOCK EFFECTED ON
EACH OF JUNE 12, 1992, APRIL 30, 1993 AND JUNE 30, 1995, (B) HAVE BEEN ADJUSTED
FOR, AND GIVE EFFECT TO, THE 2:1 SPLIT OF THE COMPANY COMMON STOCK EFFECTED ON
MARCH 3, 1995, (C) HAVE BEEN ADJUSTED FOR AND GIVE EFFECT TO THE 2:1 SPLITS OF
THE DAVIDSON COMMON STOCK, EFFECTED IN DECEMBER 1992 AND ON AUGUST 23, 1995, AND
(D) ASSUME THAT (I) OUTSTANDING OPTIONS TO PURCHASE SHARES OF COMPANY COMMON
STOCK WILL NOT BE EXERCISED PRIOR TO THE EFFECTIVE TIME, (II) OUTSTANDING
OPTIONS TO PURCHASE SHARES OF CUC INTERNATIONAL COMMON STOCK WILL NOT BE
EXERCISED PRIOR TO THE EFFECTIVE TIME, (III) OUTSTANDING OPTIONS TO PURCHASE
SHARES OF IDEON COMMON STOCK (OTHER THAN OPTIONS HELD BY IDEON'S DIRECTORS
WHICH, PURSUANT TO THE IDEON MERGER AGREEMENT, WILL BE CONVERTED AT THE IDEON
EFFECTIVE TIME INTO THE RIGHT TO RECEIVE SHARES OF CUC INTERNATIONAL COMMON
STOCK) WILL NOT BE EXERCISED PRIOR TO THE IDEON EFFECTIVE TIME, (IV) 0.4943
SHARES OF CUC INTERNATIONAL COMMON STOCK WILL BE ISSUED IN THE IDEON MERGER FOR
EACH SHARE OF IDEON COMMON STOCK OUTSTANDING IMMEDIATELY PRIOR TO THE IDEON
EFFECTIVE TIME (THE MID-POINT OF THE RANGE OF THE NUMBER OF SHARES OF CUC
INTERNATIONAL COMMON STOCK TO BE ISSUED IN THE IDEON MERGER TO HOLDERS OF IDEON
COMMON STOCK PURSUANT TO THE "COLLAR" PROVIDED IN THE IDEON MERGER AGREEMENT),
(V) THE DAVIDSON MERGER WILL BE CONSUMMATED SUBSTANTIALLY SIMULTANEOUSLY WITH
THE CONSUMMATION OF THE MERGER, (VI) OUTSTANDING OPTIONS TO PURCHASE SHARES OF
DAVIDSON COMMON STOCK WILL NOT BE EXERCISED PRIOR TO THE DAVIDSON EFFECTIVE
TIME, (VII) NO DISSENTERS' RIGHTS WILL BE EXERCISED IN RESPECT OF THE DAVIDSON
MERGER, AND (VIII) THE CONVERTIBLE NOTES WILL NOT BE CONVERTED INTO SHARES OF
COMPANY COMMON STOCK PRIOR TO THE EFFECTIVE TIME.

    THE MERGER, THE DAVIDSON MERGER AND THE IDEON MERGER ARE INDEPENDENT
TRANSACTIONS AND CONSUMMATION OF NONE OF SUCH TRANSACTIONS IS CONDITIONED UPON
CONSUMMATION OF ANY OF THE OTHER TRANSACTIONS. IN ADDITION, PURSUANT TO
APPLICABLE LAW AND THE COMPANY'S AND CUC INTERNATIONAL'S RESPECTIVE CERTIFICATES
OF INCORPORATION AND BY-LAWS CURRENTLY IN EFFECT, NEITHER HOLDERS OF COMPANY
COMMON STOCK NOR HOLDERS OF CUC INTERNATIONAL COMMON STOCK, AS SUCH, ARE
ENTITLED TO NOTICE OF OR TO VOTE IN RESPECT OF THE DAVIDSON MERGER OR THE IDEON
MERGER. SIMILARLY, NEITHER HOLDERS OF DAVIDSON COMMON STOCK NOR HOLDERS OF IDEON
COMMON STOCK, AS SUCH, ARE ENTITLED TO NOTICE OF OR TO VOTE IN RESPECT OF THE
MERGER.

                                 THE COMPANIES

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CUC INTERNATIONAL INC........  CUC International is a membership-based consumer services company, providing consumers with access to a variety of
                                 services. CUC International currently has approximately
                                 48.0 million consumers using its various services. CUC
                                 International currently operates in one business segment,
                                 providing these services as individual, wholesale or
                                 discount coupon program memberships. These memberships
                                 include such components as shopping, travel, auto, dining, home improvement, vacation exchange, credit card and
                                 checking account enhancement packages, financial products
                                 and discount programs. CUC International also

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                                 administers insurance package programs which are generally combined with discount shopping and travel for credit union members, distributes welcoming packages which provide new
                                 homeowners with discounts for local merchants and provides travelers with value-added tax refunds. CUC International
                                 believes it is the leading provider of membership-based
                                 consumer services of these types in the United States. CUC
                                 International's activities are conducted principally
                                 through its Comp-U-Card division and its wholly owned
                                 subsidiaries, FISI*Madison Financial Corporation, Benefit
                                 Consultants, Inc., Interval International Inc. and
                                 Entertainment Publications, Inc. For a more detailed
                                 description of the business and properties of CUC
                                 International, see the descriptions thereof set forth in
                                 the CUC 10-K, which is incorporated herein by reference.

                               CUC International's executive offices are located at 707
                                 Summer Street, Stamford, Connecticut 06901, and its
                                 telephone number at such offices is (203) 324-9261.

LARRY ACQUISITION CORP. .....  Merger Sub, a Delaware corporation and a wholly owned subsidiary of CUC International, was formed solely for the purpose of effecting the Merger and has not engaged in any activities other than those incident to its organization
                                 and consummation of the Merger.

SIERRA ON-LINE, INC. ........  Sierra is a leading publisher and distributor of interactive entertainment, education and personal productivity
                                 software titles for multimedia PCs, including CD-ROM-based
                                 PC systems, and selected emerging platforms. Sierra uses
                                 its design and development capabilities, as well as
                                 outside acquisitions, to create branded software products
                                 and product series with complex and interesting storylines and sophisticated graphics, sound and other features.
                                 Sierra offers more than 50 software titles, including
                                 popular products such as the King's Quest series, Leisure
                                 Suit Larry series, Police Quest series, Phantasmagoria,
                                 Gabriel Knight: The Beast Within, Front Page Sports:
                                 Football Pro '96, IndyCar Racing II, The Lost Mind of Dr.
                                 Brain and Print Artist. Sierra sells its products through
                                 a domestic field sales force and a network of independent
                                 domestic and foreign distributors. The Company sells
                                 through a variety of distribution channels, including
                                 computer and electronics superstores, software specialty
                                 stores, mass merchants, wholesale clubs, direct mail and
                                 bundling arrangements. Internationally, the Company sells
                                 primarily through independent distributors in specified
                                 territories and, in the United Kingdom, directly to
                                 software retailers. The Company is continually evaluating
                                 new and potentially promising distribution channels,
                                 including on-line distribution through commercial on-line
                                 services and the Internet. During the fiscal year ended
                                 March 31, 1996, the Company significantly expanded its
                                 product line and brand awareness by continuing to develop
                                 high quality entertainment and education titles
                                 incorporating state-of-the-art software technology and by
                                 acquiring other successful or promising titles from third
                                 parties. The Company released 29 new internally-developed
                                 titles in fiscal 1996 (ended March 31, 1996) and acquired
                                 an additional 18 titles in the
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                                       2
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                                 entertainment, education, simulation and personal
                                 productivity categories. For a more detailed description
                                 of the business and properties of the Company, see
                                 "Information Concerning the Company" and the descriptions
                                 thereof set forth in the Company's Annual Report on Form
                                 10-K for the fiscal year ended March 31, 1995 and the
                                 Company 10-Q.

                               Sierra's executive offices are located at 3380 146th Place
                                 S.E., Suite 300, Bellevue, Washington 98007, and its
                                 telephone number at such offices is (206) 649-9800.

                              SPECIAL MEETING OF SHAREHOLDERS

TIME, DATE AND PLACE.........  The Meeting will be held at 10:00 a.m., local time, on
                               Wednesday, July 24, 1996, at the Company's headquarters at
                                 3380 146th Place S.E., Suite 300, Bellevue, Washington
                                 98007.

PURPOSE OF THE MEETING.......  The purpose of the Meeting is to consider and vote upon (i)
                               a proposal to adopt the Merger Agreement and (ii) such other business as may properly be presented at the Meeting or
                                 any adjournments or postponements thereof.
RECORD DATE; SHARES ENTITLED
TO VOTE......................  Only holders of record of shares of Company Common Stock at the close of business on June 17, 1996 (the "Record Date")
                                 are entitled to notice of and to vote at the Meeting. At
                                 the Record Date, there were 20,869,369 shares of Company
                                 Common Stock outstanding, each of which is entitled to one vote on each matter to be acted upon or which properly may be presented at the Meeting, and approximately 900 holders of record.

QUORUM; VOTE REQUIRED........  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Meeting will constitute a quorum
                                 for the transaction of business at the Meeting, and the
                                 affirmative vote of the holders of a majority of the
                                 outstanding shares of Company Common Stock entitled to
                                 vote at the Meeting is necessary to adopt the Merger
                                 Agreement. Accordingly, abstentions, failures to vote and
                                 broker non-votes will have the practical effect of voting
                                 against adoption of the Merger Agreement. Shares of
                                 Company Common Stock represented by properly executed
                                 proxies received at or prior to the Meeting that have not
                                 been revoked will be voted at the Meeting in accordance
                                 with the instructions contained therein or, if no
                                 instructions are indicated, such shares will be voted for
                                 adoption of the Merger Agreement and in the discretion of
                                 the proxy holder as to any other matter that may properly
                                 be presented at the Meeting. If the Meeting is postponed
                                 or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same
                                 manner as such proxies would have been voted at the
                                 initial convening of the Meeting (except for any proxies
                                 that theretofore effectively have been revoked or
                                 withdrawn), notwithstanding that they may have been
                                 effectively voted on the same or any other matter at a
                                 previous meeting. A shareholder who has submitted a proxy
                                 may revoke such proxy at any time prior to its exercise at the Meeting. See "The Meeting--Record Date; Quorum; Voting
                                 at the Meeting" and "Proxies."
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                                       3

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OWNERSHIP OF COMPANY COMMON
  STOCK BY MANAGEMENT AND
  CERTAIN OTHER PERSONS;
  SHAREHOLDERS AGREEMENT.....  As of the Record Date, the executive officers and directors of the Company (12 persons as a group) beneficially owned
                                 approximately 10% of the outstanding Company Common Stock.
                                 Walter A. Forbes, the Chairman of the Board and Chief
                                 Executive Officer of CUC International, also is a director of the Company and owns 6,020 shares of Company Common
                                 Stock and options to purchase up to an additional 93,000
                                 shares of Company Common Stock, of which 25,800 are
                                 currently exercisable. Mr. Forbes did not participate in
                                 any meetings or deliberations of the Company's Board of
                                 Directors regarding the Merger. Except for Mr. Forbes,
                                 neither CUC International nor any of its subsidiaries,
                                 affiliates, directors or executive officers owns any
                                 shares of Company Common Stock. See "The Merger--Interests of Certain Persons in the Merger" and "Ownership of
                                 Company Common Stock by Certain Beneficial Owners and
                                 Management."

                               Concurrently with the execution of the Merger Agreement, CUC
                                 International entered into the Shareholders Agreement
                                 pursuant to which the holders of approximately 9% of the
                                 outstanding Company Common Stock (which consist of Kenneth
                                 A. Williams, the Company's Chairman of the Board and Chief
                                 Executive Officer, and his spouse, Roberta L. Williams, a
                                 director of the Company), have agreed that at any meeting
                                 of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of
                                 Company Common Stock, such holders will vote (or cause to
                                 be voted) the shares held of record or beneficially by
                                 them for adoption of the Merger Agreement and against
                                 certain other transactions involving the Company which
                                 could impede or delay consummation of the Merger. The
                                 Shareholders Agreement terminates by its terms upon the
                                 earlier of termination of the Merger Agreement in
                                 accordance with its terms and the Effective Time. See
                                 "Shareholders Agreement." The full text of the
                                 Shareholders Agreement is attached hereto as Annex B and
                                 incorporated herein by reference and should be read
                                 carefully and in its entirety.

                                        THE MERGER
EFFECTS OF THE MERGER; MERGER
  CONSIDERATION; NO
  FRACTIONAL SHARES..........  In the Merger (i) Merger Sub will be merged with and into the Company, and the Company, as the surviving corporation in the Merger, will become a wholly owned subsidiary of
                                 CUC International; (ii) each share of Company Common Stock outstanding immediately prior to the Effective Time (other than shares held by CUC International or Merger Sub or any other subsidiary of CUC International or by any subsidiary of the Company) will be converted into 1.225 fully paid
                                 and non-assessable shares (the "Exchange Ratio") of CUC
                                 International Common Stock; and (iii) at the Effective
                                 Time, each holder of a certificate representing shares of
                                 Company Common Stock will


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                                 cease to have any rights with respect to such shares,
                                 except the right to receive the number of shares of CUC
                                 International Common Stock specified above and cash
                                 payable in lieu of fractional share interests in
                                 accordance with the Merger Agreement.

                               No fractional shares of CUC International Common Stock will be issued in the Merger to holders of Company Common
                                 Stock, but in lieu thereof, each holder of Company Common
                                 Stock otherwise entitled to receive a fractional share of
                                 CUC International Common Stock, upon surrender of his, her or its certificates evidencing shares of Company Common
                                 Stock, will be entitled to receive an amount of cash
                                 (without interest) determined by multiplying (x) the
                                 closing sale price of CUC International Common Stock as
                                 reported on the NYSE Composite Transactions on the
                                 business day two days prior to the Effective Time by (y)
                                 the fractional share interest to which such holder
                                 otherwise would be entitled. See "The Merger Agreement--
                                 Conversion of Shares; Exchange of Stock Certificates; No
                                 Fractional Shares."

                               Based upon the equity capitalization of CUC International
                                 and the Company, respectively, as of the Record Date, and
                                 giving effect to the Merger (and assuming consummation of
                                 the Davidson Merger and the Ideon Merger at or prior to
                                 the Effective Time), the total number of shares of CUC
                                 International Common Stock outstanding immediately
                                 following the Effective Time will be 260,974,003, and the
                                 shareholders of the Company immediately prior to the
                                 Effective Time will own, in the aggregate, approximately
                                 10% of the CUC International Common Stock outstanding
                                 immediately after the Effective Time. If the Davidson
                                 Merger is consummated at or prior to the Effective Time
                                 (but the Ideon Merger is not), the total number of shares
                                 of CUC International Common Stock outstanding immediately
                                 following the Effective Time will be 247,141,925 and such
                                 shareholders of the Company immediately prior to the
                                 Effective Time will own, in the aggregate, approximately
                                 10% of the CUC International Common Stock outstanding
                                 immediately after the Effective Time. If the Ideon Merger
                                 is consummated at or prior to the Effective Time (but the
                                 Davidson Merger is not), the total number of shares of CUC
                                 International Common Stock outstanding immediately
                                 following the Effective Time will be 230,934,397 and such
                                 shareholders of the Company immediately prior to the
                                 Effective Time will own, in the aggregate, approximately
                                 11% of the CUC International Common Stock outstanding
                                 immediately after the Effective Time. If neither the
                                 Davidson Merger nor the Ideon Merger is consummated at or
                                 prior to the Effective Time, the total number of shares of
                                 CUC International Common Stock outstanding immediately
                                 following the Effective Time will be 217,102,319 and such
                                 shareholders of the Company immediately prior to the
                                 Effective Time will own, in the aggregate, approximately
                                 12% of the CUC International Common Stock outstanding
                                 immediately after the Effective Time. See "The
                                 Merger--Certain Consequences of the Merger."
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TREATMENT OF OPTIONS.........  At the Effective Time, each outstanding option to purchase shares of Company Common Stock will be assumed by CUC
                                 International and will constitute an option to acquire (on the same terms and subject to the same conditions as were
                                 applicable under the assumed option to purchase shares of
                                 Company Common Stock) the same number of shares of CUC
                                 International Common Stock as the holder of each such
                                 assumed option would have been entitled to receive in the
                                 Merger had such holder exercised such assumed option in
                                 full immediately prior to the Effective Time. See "The
                                 Merger Agreement--Treatment of Stock Options."

CONVERTIBLE NOTES............  The surviving corporation will succeed by operation of law to the obligations of the Company under the Convertible
                                 Notes and, upon conversion thereof in accordance with the
                                 terms and conditions of such securities, each holder
                                 thereof will be entitled to receive 1.225 shares of CUC
                                 International Common Stock in lieu of each share of
                                 Company Common Stock otherwise issuable upon such
                                 conversion. Holders of the Convertible Notes are not
                                 entitled to vote in respect of the Merger Agreement.

EXCHANGE OF CERTIFICATES.....  After the Effective Time, holders of record of Company
                               Common Stock at the Effective Time will receive from The
                                 Bank of Boston, as exchange agent (the "Exchange Agent"),
                                 or another bank or trust company designated by CUC
                                 International and reasonably acceptable to the Company,
                                 for the benefit of the holders of Company Common Stock,
                                 instructions and letters of transmittal for exchanging
                                 certificates evidencing shares of Company Common Stock for certificates evidencing the number of shares of CUC
                                 International Common Stock that they are entitled to
                                 receive in the Merger based on the Exchange Ratio. Holders of Company Common Stock should not surrender their
                                 certificates until they receive such instructions and
                                 letters of transmittal after the Effective Time. See "The
                                 Merger Agreement--Conversion of Shares; Exchange of Stock
                                 Certificates; No Fractional Shares.

                               In the event that a certificate evidencing shares of Company
                                 Common Stock has been, lost, stolen, destroyed or is not
                                 properly registered, the holder thereof is urged, in order to avoid delays and additional expense, to notify the
                                 Company's registrar and transfer agent, First Interstate
                                 Bank of California, Corporate Trust Department, 345
                                 California Street, 8th Floor, San Francisco, CA 94104,
                                 Attention: Mr. Joseph W. Thatcher, Jr., (415) 773-7801, of
                                 such fact to arrange for the issuance of replacement
                                 certificates.

REASONS FOR THE MERGER.......  CUC INTERNATIONAL. CUC International's Board of Directors
                                 believes that the Merger will (i) enable CUC International to take advantage of the rapidly expanding personal
                                 computer ("PC") and interactive access information
                                 technology markets and better position CUC International
                                 to diversify its services by engaging in the development
                                 of educational and entertainment products for the global
                                 PC and Internet markets, (ii) continue CUC International's history of providing goods and services to consumers in
                                 both traditional and on-line interactive ways; and
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                                 (iii) enable CUC International to broaden its interactive
                                 content offerings.

                               THE COMPANY. The Company's Board of Directors believes that the Merger is in the best interests of the Company's
                                 shareholders, and has approved the Merger and recommended
                                 adoption of the Merger Agreement. The Board reached its
                                 conclusion based on a variety of factors, including,
                                 without limitation, (i) the substantial premium
                                 represented by the Exchange Ratio over the market price of
                                 Company Common Stock prior to announcement of the proposed
                                 Merger, (ii) the opinion of the Company's financial
                                 advisor, Robertson, Stephens & Co. ("RS & Co."), dated
                                 February 19, 1996 and delivered to the Company's Board, to the effect that as of such date and based upon and subject to certain matters stated therein, the Exchange Ratio was
                                 fair from a financial point of view to holders of Company
                                 Common Stock, (iii) the opportunity for the Company's
                                 shareholders to benefit from owning shares in a larger,
                                 more diversified company with greater financial resources
                                 than the Company, (iv) the historic price stability of CUC
                                 International Common Stock compared to Company Common
                                 Stock, (v) the opportunities presented by the Merger for
                                 revenue enhancement, cost savings and future growth in the consumer software business, and (vi) the tax-free nature
                                 of the Merger to the Company's shareholders. See "The
                                 Merger-- Reasons for the Merger; Recommendation of the
                                 Company's Board of Directors."

RECOMMENDATION OF THE
  COMPANY'S BOARD OF
DIRECTORS....................  The Board of Directors of the Company, by unanimous vote of the six directors present (the total number of directors
                                 being seven, and the number required for a quorum being
                                 four), has determined that the Merger is fair to and in
                                 the best interests of the Company and its shareholders,
                                 has approved the Merger Agreement (and the transactions
                                 contemplated thereby), and recommends adoption of the
                                 Merger Agreement by the holders of Company Common Stock.
                                 The foregoing recommendation is based upon a variety of
                                 factors discussed in "The Merger-- Reasons for the
                                 Merger"; Recommendation of the Company's Board of
                                 Directors." Walter A. Forbes, the Chairman of the Board
                                 and Chief Executive Officer of CUC International and a
                                 director and shareholder of the Company did not
                                 participate in any meetings or deliberations of the
                                 Company's Board of Directors with respect to the Merger.
                                 As discussed in "The Merger--Background of the Merger,"
                                 Mr. Forbes, on behalf of CUC International, participated
                                 in the negotiations with respect to the Merger but
                                 abstained from the vote of the Board of Directors of CUC
                                 International to approve the Merger Agreement.
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OPINION OF THE COMPANY'S
FINANCIAL ADVISOR............  RS & Co. has been retained by the Company to act as its financial advisor in connection with the Merger and has
                                 delivered an opinion to the Company's Board of Directors
                                 dated February 19, 1996 to the effect that as of such date and based upon and subject to certain matters stated
                                 therein, the Exchange Ratio was fair from a financial
                                 point of view to holders of Company Common Stock. The full text of the written opinion of RS & Co dated February 19,
                                 1996, which sets forth the analyses and assumptions made,
                                 matters considered and limitations on the review
                                 undertaken, is attached to this Proxy Statement/Prospectus as Annex C and should be read carefully and in its
                                 entirety. RS & Co's opinion is directed only to the
                                 fairness of the Exchange Ratio from a financial point of
                                 view to the holders of Company Common Stock, does not
                                 address any other aspect of the Merger or related
                                 transactions and does not constitute a recommendation to
                                 any shareholder as to how such shareholder should vote at
                                 the Meeting. See "The Merger--Opinion of the Company's
                                 Financial Advisor."

CERTAIN CONSEQUENCES OF THE
MERGER.......................  Upon consummation of the Merger, the Company will become a wholly owned subsidiary of CUC International, holders of
                                 Company Common Stock will become holders of CUC
                                 International Common Stock, shares of Company Common Stock will cease to be traded on the NASDAQ Stock Market, and
                                 application promptly will be made to deregister such
                                 shares under the Exchange Act. At the Effective Time, the
                                 Certificate of Incorporation of the Company in effect
                                 immediately prior to such time will become the Certificate of Incorporation of the surviving corporation, and the
                                 By-laws of the Company in effect immediately prior to such time will become the By-laws of the surviving corporation, in each case until thereafter amended or restated. See
                                 "The Merger--Certain Consequences of the Merger."

MANAGEMENT OF THE COMPANY
AFTER THE MERGER.............  Pursuant to the Merger Agreement, the members of the Board of Directors of the Company at the Effective Time will be
                                 the initial directors of the surviving corporation and the officers of the Company at the Effective Time will be the
                                 initial officers of the surviving corporation. CUC
                                 International has no present intention of replacing after
                                 the Effective Time any of the executive officers of the
                                 surviving corporation. In connection with the Merger, CUC
                                 International has agreed to enter into employment
                                 agreements with each of the Company's Chairman of the
                                 Board and Chief Executive Officer, President and Chief
                                 Operating Officer, Vice President of Product Development,
                                 Vice President and General Counsel, Director of Marketing
                                 and Vice President of Sales, and has entered into a
                                 personal services agreement with an independent software
                                 developer for the Company, pursuant to which such persons
                                 will continue to serve in such respective capacities for
                                 the surviving corporation after the Effective Time. See
                                 "The Merger--Interests of Certain
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                                 Persons in the Merger; Management of the Company after the
                                 Merger."

CONDUCT OF THE BUSINESS OF
  CUC INTERNATIONAL AND THE
  COMPANY IF THE MERGER IS
NOT CONSUMMATED..............  If the Merger is not consummated, it is expected that the respective businesses and operations of CUC International
                                 and the Company will continue to be conducted
                                 substantially as they currently are being conducted
                                 (subject, in the case of CUC International, to the
                                 proposed consummation of the Davidson Merger and/or the
                                 Ideon Merger). In addition, pursuant to the terms of a
                                 certain confidentiality agreement dated February 17, 1996, between the Company and CUC International (the
                                 "Confidentiality Agreement"), such parties have agreed
                                 that, if the Merger is not consummated, for the two-year
                                 period ending February 17, 1998, without the prior consent of the other party, they will not in any manner, directly
                                 or indirectly, (a) effect or seek, offer or propose
                                 (whether publicly or otherwise) to effect, or cause or
                                 participate in or in any way assist any other person to
                                 effect or seek, offer or propose (whether publicly or
                                 otherwise) to effect or participate in: (i) any
                                 acquisition of any securities (or beneficial ownership
                                 thereof) or assets of the other party or any of its
                                 subsidiaries; (ii) any tender or exchange offer, merger or other business combination involving the other party or
                                 any of its subsidiaries; (iii) any recapitalization,
                                 restructuring, liquidation, dissolution or other
                                 extraordinary transaction with respect to the other party
                                 or any of its subsidiaries; or (iv) any solicitation of
                                 proxies or consents to vote any voting securities of the
                                 other party; (b) form, join or in any way participate in a
                                 "group" (as defined under the Exchange Act) that proposes
                                 to take any of the actions described in clauses (i)
                                 through (iv) above; (c) otherwise act, alone or in concert with others, to seek to control or influence the
                                 management, board of directors or policies of the other
                                 party; (d) take any action which might force the other
                                 party to make a public announcement regarding any of the
                                 types of matters set forth in (a) above; or (e) enter into any discussions or arrangements with any third party with
                                 respect to any of the foregoing. See "The Merger--Conduct
                                 of the Business of CUC International and the Company if
                                 the Merger is Not Consummated."

INTERESTS OF CERTAIN PERSONS
  IN THE MERGER..............  In considering the recommendations of the Company's Board of
                                 Directors, holders of Company Common Stock should consider that certain of the Company's executive officers and
                                 directors have certain interests in the Merger that are in addition to and not necessarily aligned with the interests of holders of Company Common Stock generally.

                               STOCK OPTIONS. At the Effective Time, each outstanding
                                 option to purchase shares of Company Common Stock, whether vested or unvested, will be assumed by CUC International
                                 and will constitute an option to acquire, on the same
                                 terms and subject to
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                                 the same conditions as were applicable under the assumed
                                 option, at an adjusted price per share, the same number of shares of CUC International Common Stock as the holder of
                                 the assumed option would have been entitled to receive
                                 pursuant to the Merger had such holder exercised such
                                 assumed option in full immediately prior to the Effective
                                 Time. As of the Record Date, the directors and executive
                                 officers of the Company (including Walter A. Forbes, the
                                 Chairman of the Board and Chief Executive Officer of CUC
                                 International) owned outstanding options to purchase up to an aggregate of 677,750 shares of Company Common Stock, of which 92,700 were currently exercisable. See "The Merger--
                                 Interests of Certain Persons in the Merger--Stock
                                 Options".

                               EMPLOYMENT AGREEMENTS. Each of the employees of the Company identified below has agreed at the request of CUC
                                 International to enter into employment agreements with the surviving corporation prior to the Effective Time: Kenneth
                                 A. Williams, the Chairman and Chief Executive Officer;
                                 Michael A. Brochu, the President and Chief Operating
                                 Officer; Jarold Bowerman, Vice President of Product
                                 Development; Richard K. Thumann, Vice President and
                                 General Counsel; Bill Moore, Director of Marketing; and
                                 Dennis Cloutier, Vice President of Sales. Each agreement
                                 will be substantially in the forms agreed to by such
                                 individuals and CUC International concurrently with the
                                 execution of the Merger Agreement. Mr. Williams also will
                                 become a member of the Office of the President of CUC
                                 International. See "The Merger Agreement--Certain
                                 Covenants."

                               In addition, on February 19, 1996, CUC International entered into a certain personal services agreement with Roberta L.
                                 Williams (a director of the Company and the spouse of the
                                 Company's Chairman and Chief Executive Officer), pursuant
                                 to which she has agreed to provide continuing software
                                 development services to the Company. Kenneth A. Williams
                                 and Roberta L. Williams also have agreed to enter into
                                 certain non-competition agreements with CUC International.
                                 See "The Merger--Interests of Certain Persons in the
                                 Merger--Employment Agreements."

                               DIRECTORSHIPS. Pursuant to the Merger Agreement, CUC
                                 International has agreed to cause Kenneth A. Williams, the
                                 Company's Chairman of the Board and Chief Executive
                                 Officer, to be appointed to CUC International's Board of
                                 Directors and to serve as a Vice Chairman of such Board,
                                 effective upon consummation of the Merger. See "The
                                 Merger--Interests of Certain Persons in the
                                 Merger--Directorships." In addition, pursuant to the
                                 Davidson Merger Agreement, CUC International has agreed to cause Robert M. Davidson (the Chairman of the Board and
                                 Chief Executive Officer of Davidson) and Janice G.
                                 Davidson (the President of Davidson) to be appointed to
                                 CUC International's Board of Directors, in each case
                                 effective upon consummation of the Davidson Merger. See
                                 "Information Concerning CUC International--Other CUC
                                 International Business Combinations."
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                               Indemnification and Insurance. CUC International has agreed to maintain in effect for a period of three years after
                                 the Effective Time directors' and officers' liability
                                 insurance policies comparable to those maintained by the
                                 Company for the benefit of the persons who are directors
                                 and officers of the Company immediately prior to the
                                 Effective Time. CUC International has also agreed to
                                 indemnify, to the fullest extent permitted by law and
                                 except to the extent covered by the foregoing policies,
                                 each person who is or was an employee, officer or director of the Company at any time prior to the Effective Time
                                 against all claims and liabilities that arise from actions or omissions of such person prior to the Effective Time
                                 that are based in whole or in part on such persons's
                                 status as an employee, officer or director of the Company
                                 or on the transactions contemplated by the Merger
                                 Agreement. See "The Merger Agreement--Certain Covenants."

EFFECTIVE TIME OF THE          The Merger will become effective on the date that a
MERGER.......................  Certificate of Merger is filed with the Secretary of State of the State of Delaware or at such time thereafter as
                                 provided in the Certificate of Merger. CUC International
                                 and the Company currently intend that the Effective Time
                                 will occur promptly after adoption of the Merger Agreement at the Meeting.

CONDITIONS TO THE MERGER.....  The obligations of CUC International and the Company to consummate the Merger are subject to the satisfaction of
                                 certain conditions, including the accuracy, in all
                                 material respects, of the representations and warranties
                                 and the performance, in all material respects, of the
                                 covenants and obligations of the respective parties to the
                                 Merger Agreement; adoption of the Merger Agreement by the
                                 requisite vote of the holders of Company Common Stock;
                                 there not having occurred any events, changes or effects
                                 having or reasonably expected to have a Material Adverse
                                 Effect on CUC International or the Company, as the case
                                 may be; no statute, rule, regulation, executive order,
                                 decree, ruling or injunction having been enacted, entered, promulgated or enforced by any United States court or
                                 United States governmental authority which prohibits,
                                 restrains, enjoins or restricts consummation of the
                                 Merger; the Registration Statement (of which this Proxy
                                 Statement/ Prospectus is a part) having become effective
                                 under the Securities Act and not being the subject of any
                                 stop order or proceedings seeking such an order, and CUC
                                 International having received all state securities laws or
                                 "blue sky" permits and authorizations necessary to issue
                                 the shares of CUC International Common Stock issuable to
                                 holders of Company Common Stock in the Merger; CUC
                                 International having received a letter from its
                                 independent auditors, Ernst & Young LLP, to the effect
                                 that pooling-of-interests accounting (under Accounting
                                 Principles Board Opinion No. 16) is appropriate for the
                                 Merger, provided that the Merger is consummated in
                                 accordance with the terms of the Merger Agreement, and
                                 such letter not having been withdrawn or modified in any
                                 material respect; the receipt of all requisite consents,
                                 approvals and authorizations of non-governmental third
                                 parties; and the receipt by the Company of an opinion from
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                                 Perkins Coie, tax counsel to the Company, as to certain
                                 tax matters. See "The Merger Agreement--Conditions."

                               Consummation of the Merger also is subject to the
                                 satisfaction of certain regulatory matters, including
                                 termination or expiration of the relevant waiting period
                                 under the HSR Act. CUC International and the Company filed pre-merger notification and report forms under the HSR Act with the FTC and the Antitrust Division, respectively, on
                                 April 18, 1996. Early termination of the waiting period
                                 under the HSR Act was granted by the FTC on April 29,
                                 1996, without any requests for additional documentation or other information. See "The Merger-- Regulatory
                                 Approvals."

                               The Merger Agreement provides that, at any time prior to the
                                 Effective Time, CUC International and Merger Sub, or
                                 Sierra, as the case may be, may (i) waive any inaccuracies in the representations and warranties of the other party
                                 contained in the Merger Agreement or in any document,
                                 certificate or writing delivered pursuant to the Merger
                                 Agreement and (ii) waive compliance by the other party
                                 with any of the agreements or conditions contained in the
                                 Merger Agreement.

TERMINATION OF THE MERGER
AGREEMENT....................  The Company has the right (but is not required) to terminate the Merger Agreement if the Company's Board of Directors
                                 determines in its good faith judgment, after consultation
                                 with and based upon the advice of independent legal
                                 counsel, that it is necessary to do so to comply with its
                                 fiduciary duties to shareholders, provided that such
                                 termination would not be effective (i) unless at the time
                                 of such determination the Company has received a bona fide proposal to effect a Third Party Acquisition that has not
                                 been withdrawn as of the time of such termination and (ii)
                                 until payment of a termination fee described below under
                                 "--Termination Fee."

                               The Company also has the right (but is not required) to
                                 terminate the Merger Agreement and abandon the Merger if
                                 the Average Stock Price of CUC International Common Stock
                                 is less than $29.00 (which represents a value to Sierra's
                                 shareholders of $35.525 per share of Company Common Stock, based on the Exchange Ratio). See "--Risk Factors--Fixed
                                 Exchange Ratio." The Merger Agreement also is subject to
                                 termination by CUC International or the Company if,
                                 without fault of the terminating party, the Merger is not
                                 consummated by September 30, 1996 and prior to such time
                                 upon the occurrence of certain events. See "The
                                 Merger--Termination."

TERMINATION FEE..............  Subject to certain conditions and exceptions described in
                               "The Merger Agreement--Fees and Expenses," upon termination of the Merger Agreement under certain circumstances, the
                                 Company may be required to pay CUC International up to an
                                 aggregate of $25.0 million in liquidated damages, together with reimbursement for certain out-of-pocket fees and
                                 expenses incurred by CUC International (including certain
                                 professional
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                                 advisory fees) not to exceed $3.0 million. See "The
                                 Merger--Fees and Expenses."

NO APPRAISAL RIGHTS..........  Holders of Company Common Stock are not entitled to appraisal rights under the Delaware General Corporation Law, as amended (the "DGCL"), in connection with the Merger
                                 because such shares are listed on the NASDAQ Stock Market
                                 and the shares of CUC International Common Stock to be
                                 issued in the Merger to the holders of Company Common
                                 Stock will be listed on the NYSE. Holders of CUC
                                 International Common Stock are not entitled to appraisal
                                 rights under the DGCL because CUC International is not a
                                 constituent corporation to the Merger under the DGCL. See
                                 "The Merger--No Appraisal Rights."

CERTAIN FEDERAL INCOME TAX
CONSEQUENCES.................  The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code. A condition to
                                 the obligation of the Company to consummate the Merger is
                                 the receipt by it of an opinion of Perkins Coie, tax
                                 counsel to the Company, dated the Closing Date, to the
                                 effect that, among other things: (i) the Merger will
                                 qualify as a reorganization within the meaning of Section
                                 368(a) of the Code, (ii) each of CUC International, Merger
                                 Sub and the Company will be a party to the reorganization
                                 within the meaning of Section 368(b) of the Code, and
                                 (iii) no gain or loss will be recognized by a shareholder
                                 of the Company as a result of the Merger with respect to
                                 shares of Company Common Stock which are converted into
                                 shares of CUC International Common Stock (other than with
                                 respect to cash received in lieu of fractional shares of
                                 CUC International Common Stock). The form of opinion of
                                 Perkins Coie is attached as Annex D to this Proxy
                                 Statement/Prospectus. See "The Merger--Certain Federal
                                 Income Tax Consequences."

ACCOUNTING TREATMENT.........  The Merger is intended to qualify as a pooling-of-interests for accounting and financial reporting purposes. It is a
                                 condition to consummation of the Merger that CUC
                                 International shall have received from its independent
                                 auditors, Ernst & Young LLP, a letter to the effect that
                                 pooling-of-interests accounting (under Accounting
                                 Principles Board Opinion No. 16) is appropriate for the
                                 Merger, provided that the Merger is consummated in
                                 accordance with the terms of the Merger Agreement, and
                                 such letter shall not have been withdrawn or modified in
                                 any material respect. The Company has agreed to use
                                 commercially reasonable efforts to cause its independent
                                 auditors, Deloitte & Touche LLP, to cooperate fully with
                                 Ernst & Young LLP, including delivering to the Company a
                                 letter to the effect that the Company would meet the
                                 criteria for pooling-of-interests accounting. See "The
                                 Merger--Accounting Treatment."
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COMPARISON OF SHAREHOLDERS
RIGHTS.......................  Upon consummation of the Merger, holders of Company Common
                                 Stock will become shareholders of CUC International. CUC
                                 International and the Company are both Delaware
                                 corporations. Accordingly, the differences between the
                                 rights of holders of shares of CUC International Common
                                 Stock and the rights of holders of shares of Company
                                 Common Stock arise solely from distinctions between the
                                 respective Certificates of Incorporation and By-laws of
                                 CUC International and the Company. See "Comparison of
                                 Shareholders Rights" for a summary of such differences.
OTHER CUC INTERNATIONAL
BUSINESS COMBINATIONS........  THE DAVIDSON MERGER. Effective on February 19, 1996, CUC
                                 International entered into the Davidson Merger Agreement
                                 providing for the Davidson Merger. Pursuant to the
                                 Davidson Merger Agreement each share of Davidson Common
                                 Stock outstanding immediately prior to the effective time
                                 of the Davidson Merger (other than shares held by CUC
                                 International or SAC or held by any other subsidiary of
                                 CUC International or subsidiary of Davidson, or shares to
                                 which dissenters' rights are granted and properly
                                 exercised under applicable California law) will, by virtue of the Davidson Merger, be converted into .85 of one fully paid and non-assessable share of CUC International Common
                                 Stock.
                               Simultaneously with the execution of the Davidson Merger
                                 Agreement, the holders of approximately 72% of the
                                 outstanding shares of Davidson Common Stock (which consist of Davidson's Chairman of the Board and Chief Executive
                                 Officer, and President, respectively, and certain trusts
                                 for which such persons serve as fiduciaries) have agreed
                                 to vote their shares for adoption of the Davidson Merger
                                 Agreement at the Davidson Meeting presently scheduled to
                                 be held on or about July 24, 1996 (the "Davidson
                                 Shareholders Agreement"). Accordingly, assuming that such
                                 shareholders will vote for adoption of the Davidson Merger
                                 Agreement at the meeting of holders of Davidson Common
                                 Stock, such adoption will be assured irrespective of the
                                 votes cast by any other holders of Davidson Common Stock.
                                 In addition, pursuant to the Davidson Merger Agreement,
                                 CUC International has agreed to enter into at the
                                 effective time of the Davidson Merger certain executive
                                 employment, registration rights and non-competition
                                 agreements with Davidson's Chairman of the Board and Chief
                                 Executive Officer, and President, respectively. Under
                                 these agreements, CUC International has agreed to cause
                                 Davidson's Chairman of the Board and Chief Executive
                                 Officer, and President, respectively, to be elected to CUC
                                 International's Board of Directors effective upon
                                 consummation of the Davidson Merger. Pursuant to the
                                 Merger Agreement, the Company has agreed, subject to
                                 certain exceptions, to cooperate with all reasonable
                                 requests of CUC International to coordinate the timing of
                                 the Meeting and the meeting of the holders of Davidson
                                 Common Stock.
                               Consummation of the Davidson Merger, which is intended to
                                 qualify as a reorganization within the meaning of Section
                                 368(a) of the Code and to qualify as a pooling of
                                 interests for accounting
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                                 and financial reporting purposes, is subject to the
                                 satisfaction of certain conditions which are independent
                                 from the conditions to consummation of the Merger.
                                 Davidson has the right (but is not required) to terminate
                                 the Davidson Merger and abandon the Davidson Merger if,
                                 among other things, the average stock price of the CUC
                                 International Common Stock is less than $29.00 (calculated substantially in accordance with the calculation of the
                                 Average Stock Price under the Merger Agreement).
                               According to the Davidson 10-K, Davidson develops,
                                 publishes, manufactures and distributes high-quality
                                 educational and entertainment software products for home
                                 and school use. Its products incorporate characters,
                                 themes, sound, graphics, music and speech in ways that
                                 Davidson believes are engaging to the user. Davidson's
                                 educational products, offered at multiple price points,
                                 are targeted primarily to pre-kindergarten through 12th
                                 grade age groups and address a variety of learning needs,
                                 including math and problem solving, reading and language,
                                 art, writing and creativity, productivity, science and
                                 ecology, and social studies and history. Davidson also has begun to develop entertainment software through its
                                 Blizzard Entertainment division and recently acquired
                                 Condor division (which has been renamed Blizzard North)
                                 which is targeted to young adult and older users. In
                                 addition to its internally produced software products,
                                 Davidson enters into arrangements with affiliated label
                                 software developers to publish and distribute home and/or
                                 school versions of their products. Davidson has developed
                                 and currently publishes 102 titles and in addition
                                 distributes 51 affiliated label titles. Davidson's
                                 executive offices are located at 19840 Pioneer Avenue,
                                 Torrance, California 90503, and its telephone number at
                                 such offices is (310) 793-0600.
                               THE IDEON MERGER. Effective on April 19, 1996, CUC
                                 International entered into the Ideon Merger Agreement
                                 providing for the Ideon Merger. Pursuant to the Ideon
                                 Merger Agreement, each share of Ideon Common Stock
                                 outstanding immediately prior to the Ideon Effective Time
                                 (other than shares held by Ideon as treasury stock or by
                                 any subsidiary of Ideon or owned by CUC International, IGA or any other subsidiary of CUC International) will, by
                                 virtue of the Ideon Merger, be converted into the right to receive that number of shares of CUC International Common
                                 Stock (the "Ideon Conversion Number") equal to the
                                 quotient obtained by dividing: (x) $13.50 by (y) the
                                 average stock price of CUC International Common Stock
                                 measured over a prescribed period ending on the second
                                 calendar day immediately preceding the meeting of Ideon's
                                 shareholders to approve the Ideon Merger; provided that if such second calendar day is not a trading day, the
                                 measurement period will end on the next calendar day that
                                 is a trading day (the "Ideon Merger Average Stock Price");
                                 provided that if the Ideon Average Stock Price is $22.00
                                 or less the Ideon Conversion Number will be 0.6136, and if the Ideon Merger Average Stock Price is $36.00 or more the
                                 Ideon Conversion Number will be 0.3750. Consummation of
                                 the Ideon Merger, which is intended to qualify as a
                                 reorganization within the meaning of Section 368(a) of the
                                 Code and as pooling-of-interests for accounting and
                                 financial reporting purposes, is subject to the
                                 satisfaction of certain conditions which are independent
                                 from the

                                 conditions to consummation of the Merger and the Davidson
                                 Merger.
                               According to the Ideon 10-K, Ideon is a holding company with three principal business units: SafeCard Services,
                                 Incorporated ("SafeCard"), Wright Express Corporation
                                 ("Wright Express") and National Leisure Group, Inc.
                                 ("National Leisure Group"). SafeCard, Ideon's largest
                                 operating subsidiary, is a leader in providing credit card enhancement and continuity products and services, serves
                                 over 160 credit card issuers, has approximately 13 million subscribers and, during 1995, contributed approximately
                                 80% of Ideon's consolidated revenue. SafeCard is based in
                                 Jacksonville, Florida and has an operational facility
                                 located in Cheyenne, Wyoming. Wright Express, based in
                                 South Portland, Maine, is the leading provider of
                                 information processing, financial and information
                                 management services to commercial car, van and truck
                                 fleets throughout the United States. In addition to the
                                 Wright Express Universal Fleet Card, now accepted at over
                                 90,000 fueling locations, Wright Express provides label
                                 fleet commercial credit card programs to 15 of the
                                 nation's oil companies, and co-branded fleet fueling cards with 15 of the top vehicle leasing companies. National
                                 Leisure Group, based in Boston Massachussetts, is a major
                                 provider of vacation travel packages and cruises directly
                                 to consumers in association with established retailers and warehouse clubs in New England and with credit card
                                 issuers and travel club members nationwide. Ideon's
                                 principal executive offices are located at 7596 Centurion
                                 Parkway, Jacksonville, Florida 32256, and its telephone
                                 number at such offices is (904) 218-1800.

                               THE MERGER, THE DAVIDSON MERGER AND THE IDEON MERGER ARE
                                 INDEPENDENT TRANSACTIONS AND CONSUMMATION OF NONE OF SUCH
                                 TRANSACTIONS IS CONDITIONED UPON CONSUMMATION OF ANY OF
                                 THE OTHER TRANSACTIONS. IN ADDITION, PURSUANT TO
                                 APPLICABLE LAW AND THE COMPANY'S AND CUC INTERNATIONAL'S
                                 RESPECTIVE CERTIFICATES OF INCORPORATION AND BY-LAWS
                                 CURRENTLY IN EFFECT, NEITHER HOLDERS OF COMPANY COMMON
                                 STOCK NOR CUC INTERNATIONAL COMMON STOCK, AS SUCH, ARE
                                 ENTITLED TO NOTICE OF OR TO VOTE IN RESPECT OF THE
                                 DAVIDSON MERGER OR THE IDEON MERGER. SIMILARLY, NEITHER
                                 HOLDERS OF DAVIDSON COMMON STOCK NOR HOLDERS OF IDEON
                                 COMMON STOCK, AS SUCH, ARE ENTITLED TO NOTICE OF OR TO
                                 VOTE IN RESPECT OF THE MERGER.

                               For additional information concerning the Davidson Merger
                                 and the Ideon Merger, see "Information Concerning CUC
                                 International--Other CUC International Business
                                 Combinations" and "Unaudited Pro Forma Condensed Combined
                                 Financial Statements."
RISK FACTORS.................  In determining how to vote shares of Company Common Stock at the Meeting, holders of such shares should carefully
                                 consider all of the information contained in this Proxy
                                 Statement/Prospectus and, in particular, the following
                                 factors:
                               FIXED EXCHANGE RATIO. Under the terms of the Merger
                                 Agreement, each share of Company Common Stock outstanding
                                 immediately prior to the Effective Time will be converted
                                 into the right to receive 1.225 shares of CUC
                                 International Common Stock. The Merger Agreement does not
                                 contain any provisions for adjustment of the Exchange
                                 Ratio based on fluctuations in the price of CUC
                                 International Common Stock. Accordingly, the value of the
                                 consideration to be received by holders of Company Common
                                 Stock in the Merger will depend on the market price of CUC
                                 International Common Stock at the Effective Time. CUC
                                 International Common Stock historically has traded at a
                                 high multiple of price to earnings and any decline in
                                 future earnings growth could have a material adverse
                                 effect on the market price of CUC International Common
                                 Stock. Following the Merger, the trading price of CUC
                                 International Common Stock could be subject to, among
                                 other things, fluctuations in response to competitive
                                 factors in the software industry, quarterly variations in
                                 operating and financial results of the Company and/or
                                 Davidson, if the Davidson Merger is consummated, and
                                 announcements of technological innovations or new products by the Company, Davidson and/or third party competitors.
                                 Statements by financial or industry analysts regarding the
                                 Merger, the Davidson Merger or the Ideon Merger (whether
                                 or not substantiated) also may contribute to fluctuations
                                 in the market price of CUC International Common Stock. On
                                 February 16, 1996, the last trading day prior to the
                                 public announcement of the proposed Merger, the closing
                                 sale price of CUC International Common Stock was $37.50,
                                 and the closing sale price of CUC International Common
                                 Stock was $36.875 on June 19, 1996, the latest practicable date preceding the mailing of this Proxy
                                 Statement/Prospectus for which such price was available.
                                 There can be no assurance that the market price of CUC
                                 International Common Stock at and after the Effective Time will approximate such prices. Although the Company has the right (but is not required) to terminate the Merger
                                 Agreement and abandon the Merger if the Average Stock
                                 Price is less than $29.00, the Company nonetheless may
                                 elect to consummate the Merger notwithstanding a decrease
                                 in the trading price of CUC International Common Stock
                                 that otherwise would entitle the Company to terminate the
                                 Merger Agreement.
                               INTEGRATION OF CERTAIN OPERATIONS; EFFECT ON CUC
                                 INTERNATIONAL COMMON STOCK. The Board of Directors of CUC
                                 International believes that the Merger will (i) enable CUC
                                 International to take advantage of the rapidly expanding
                                 PC and interactive

                                 access information technology markets and better position
                                 CUC International to diversify its services by engaging in the development of educational and entertainment products
                                 for the global PC and Internet markets, (ii) continue CUC
                                 International's history of providing goods and services to consumers in both traditional on-line and interactive
                                 ways; and (iii) enable CUC International to broaden its
                                 interactive content offerings. The Company and CUC
                                 International also intend that the Merger will result in
                                 beneficial synergies with respect to the combination of
                                 the businesses of the Company and Davidson, if the
                                 Davidson Merger is consummated. Realization of the
                                 anticipated benefits of the Merger will depend, in part,
                                 on whether the integration of the Company with CUC
                                 International and with Davidson, if the Davidson Merger is consummated, is achieved in an efficient and effective
                                 manner, and there can be no assurance that this will
                                 occur.
                               RELIANCE UPON COMPANY AND DAVIDSON MANAGEMENT. CUC
                                 International has no prior history in managing multimedia
                                 software development, publication or distribution
                                 businesses, and CUC International will be dependent, in
                                 part, upon the management and creative personnel of the
                                 Company and Davidson, if the Davidson Merger is
                                 consummated, to operate the businesses of the Company and
                                 Davidson. Although senior executives of both the Company
                                 and Davidson, if the Davidson Merger is consummated, will
                                 enter into employment agreements with CUC International,
                                 there can be no assurance that they or other management
                                 and creative personnel of the Company and Davidson will
                                 remain in the employ of CUC International following
                                 consummation of the Merger and/or the Davidson Merger or
                                 that such employment agreements would be renewed. The
                                 potential loss of and failure to replace key management or creative personnel from either the Company or Davidson
                                 could have an adverse impact on the results of operations
                                 of CUC International's entertainment and educational
                                 software business.
                               INTERESTS OF CERTAIN PERSONS IN THE MERGER. Certain members of the Company's management and Board of Directors have
                                 interests in the Merger that are in addition to and
                                 potentially in conflict with the interests of the holders
                                 of Company Common Stock generally. The Company's Board of
                                 Directors was aware of these interests and considered
                                 them, among other matters, prior to approving the Merger
                                 Agreement and the transactions contemplated thereby. See
                                 "The Merger--Interests of Certain Persons in the Merger."
CERTAIN DEFINITIONS..........  The following capitalized terms used in this Proxy
                               Statement/
                                 Prospectus have the following respective meanings:
                               "ANTITRUST DIVISION" means the Antitrust Division of the
                                 United States Department of Justice.
                               "AVERAGE STOCK PRICE" means a fraction, the numerator of
                                 which is the sum of the Closing Price for each trading day during the period of 15 consecutive trading days ending on the first trading day that is at least 10 calendar days
                                 prior to the scheduled date of the Meeting and the
                                 denominator of which is 15.
                               "CLOSING DATE" means the date specified by CUC
                                 International, Merger Sub and the Company for the closing
                                 of the Merger to take place which is no later than the
                                 second business day after

                                 satisfaction or waiver of the conditions set forth in the
                                 Merger Agreement.
                               "CLOSING PRICE" with respect to any trading day, means the per share closing price of CUC International Common Stock
                                 on such day as reported in the NYSE Composite
                                 Transactions.
                               "CODE" means the Internal Revenue Code of 1986, as amended.
                               "CONVERTIBLE NOTES" means the Company's Convertible
                                 Subordinated Notes due 2001.
                               "DAVIDSON COMMON STOCK" means the common stock, $.00025 par value, of Davidson.
                               "DAVIDSON EFFECTIVE TIME" means the effective time of the
                                 Davidson Merger.
                               "FTC" means the United States Federal Trade Commission.
                               "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements
                                 Act of 1976, as amended.
                               "IDEON EFFECTIVE TIME" means the effective time of the Ideon
                                 Merger.
                               "MATERIAL ADVERSE EFFECT" means any change or effect (i)
                                 that is or is reasonably likely to be materially adverse
                                 to the properties, business, results of operations or
                                 condition (financial or otherwise) of the relevant party
                                 (i.e., the Company or CUC International, as the context
                                 may require) and its subsidiaries, taken as a whole, other than, in the case of the Company, any change or effect
                                 arising out of the software market or the entertainment,
                                 education or personal productivity sectors of that market
                                 or, in the case of CUC International, any change or effect arising out of general economic conditions unrelated to
                                 its businesses, or (ii) that may impair the ability of the relevant party to consummate the transactions contemplated by the Merger Agreement.
                               "SUPERIOR PROPOSAL" means any bona fide proposal to acquire, directly or indirectly, for consideration consisting of
                                 cash and/or securities, more than 50% of the Company
                                 Common Stock then outstanding or all or substantially all
                                 the assets of the Company and otherwise on terms which the
                                 Company's Board of Directors determines in its good faith
                                 judgment (based on the advice of a financial advisor of
                                 nationally recognized reputation) to be more favorable to
                                 the Company's shareholders than the Merger.
                               "THIRD PARTY ACQUISITION" means the occurrence of any of the following events (i) the acquisition of the Company by
                                 merger or otherwise by any person (which includes a
                                 "person" as such term is defined in Section 13(d)(3) of
                                 the Exchange Act) or entity other than CUC International,
                                 Merger Sub or any affiliate thereof (a "Third Party");
                                 (ii) the acquisition by a Third Party of more than 30% of
                                 the total assets of the Company and its subsidiaries,
                                 taken as a whole; or (iii) the acquisition by a Third
                                 Party of 30% or more of the outstanding shares of Company
                                 Common Stock.

                        SUMMARY SELECTED FINANCIAL DATA

    THE FOLLOWING SUMMARY SELECTED FINANCIAL DATA FOR CUC INTERNATIONAL FOR THE FIVE YEARS ENDED JANUARY 31, 1996, FOR THE COMPANY FOR THE FIVE YEARS ENDED MARCH 31, 1995, FOR DAVIDSON FOR THE FIVE YEARS ENDED DECEMBER 31, 1995 AND FOR IDEON FOR THE YEAR ENDED DECEMBER 31, 1995, THE TWO MONTHS ENDED DECEMBER 31, 1994 AND THE FOUR YEARS ENDED OCTOBER 31, 1994, ARE DERIVED FROM THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF CUC INTERNATIONAL, THE COMPANY, DAVIDSON AND IDEON, RESPECTIVELY. CUC INTERNATIONAL'S SELECTED FINANCIAL DATA AS OF APRIL 30, 1996 AND FOR THE THREE MONTHS THEN ENDED IS DERIVED FROM ITS UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS. THE COMPANY'S SELECTED FINANCIAL DATA FOR THE YEAR ENDED MARCH 31, 1996 IS UNAUDITED AND IS DERIVED FROM CERTAIN FINANCIAL INFORMATION PUBLISHED BY THE COMPANY ON MAY 14, 1996 (THE "COMPANY PRESS RELEASE"). THE COMPANY'S SELECTED FINANCIAL DATA FOR THE NINE-MONTH PERIOD ENDED DECEMBER 31, 1995 IS DERIVED FROM THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY. EACH OF DAVIDSON'S AND IDEON'S SELECTED FINANCIAL DATA FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995, RESPECTIVELY, ARE DERIVED FROM THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF EACH ENTITY, RESPECTIVELY. THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF CUC INTERNATIONAL, THE COMPANY, DAVIDSON AND IDEON INCLUDE ALL ADJUSTMENTS, CONSISTING OF NORMAL RECURRING RESERVES AND ACCRUALS, WHICH MANAGEMENT OF EACH ENTITY CONSIDER NECESSARY FOR A FAIR PRESENTATION OF THE FINANCIAL POSITIONS AND RESULTS OF OPERATIONS FOR THE UNAUDITED PERIODS AND DATES PRESENTED. THE DATA SET FORTH BELOW SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS, RELATED NOTES AND OTHER FINANCIAL INFORMATION, AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," INCLUDED IN EACH OF THE CUC 10-K, THE CUC 10-Q, THE COMPANY 10-Q, THE DAVIDSON 10-K, THE DAVIDSON 10-Q, THE IDEON 10-K AND THE IDEON 10-Q.

                             CUC INTERNATIONAL INC.
                  (IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)

                                                                                                  THREE MONTHS
                                              YEAR ENDED JANUARY 31,                           ENDED APRIL 30,(I)
                            -----------------------------------------------------------      ----------------------
                               1996          1995(D)       1994     1993(E)      1992           1996         1995
                            ----------      ----------   --------   --------   --------      ----------    --------

                                                                                                  (UNAUDITED)
INCOME STATEMENT DATA (A):
Total revenues............  $1,414,964      $1,182,896   $984,801   $800,971   $699,049      $  390,026    $325,114
Income from continuing
operations before income
taxes.....................     266,343(b)      201,785    153,258    101,402     60,536(f)       78,660      59,047
Income from continuing
operations ...............     163,374(b)      124,566     94,151     63,667     33,901(f)       48,250      36,046
Income per common share
 from continuing
operations (c)............  $     0.84(b)   $     0.66   $   0.51   $   0.38   $   0.21(f)   $     0.25    $   0.19
                            ----------      ----------   --------   --------   --------      ----------    --------
Weighted average number of
 common and dilutive
 common equivalent shares
outstanding (c)...........     194,666         189,219    183,113    167,908    163,690         196,736     192,371
                            ----------      ----------   --------   --------   --------      ----------

                                                                                                        AT APRIL
                                                            AT JANUARY 31,                                30,
                                      -----------------------------------------------------------      ----------
                                         1996            1995        1994       1993       1992         1996(I)
                                      ----------      ----------   --------   --------   --------      ----------

                                                                                                       (UNAUDITED)
BALANCE SHEET DATA (A):
Total assets (i)....................  $1,414,408      $1,094,353   $896,406   $727,647   $535,011      $1,466,671
Long-term debt (g)..................       5,451          16,965     23,601     29,855     16,330           5,315
Zero coupon convertible notes.......      14,410          15,046     22,176     37,295     69,228          14,709
Shareholders' equity (h)............     727,212         480,163    312,047    167,381     19,604         805,571
Working capital (i).................     557,149         378,801    238,441     94,176     58,786         625,734

- ------------


 (a)  During the fiscal year ended January 31, 1996, CUC International acquired Welcome Wagon
      International, Inc. ("Welcome Wagon"), CUC Europe Limited ("CUC Europe"), Credit Card
      Sentinel (U.K.) Limited ("CCS"), Getko Group Inc. ("GETKO"), North American Outdoor
      Group, Inc. ("NAOG"), and Advance Ross Corporation ("Advance Ross"). These
      acquisitions, other than the acquisitions of GETKO, NAOG and Advance Ross, were accounted for in accordance with the purchase method and, accordingly, have been incorporated in CUC International's results of operations from the respective dates of acquisition. The results of operations of

                                       20

      these acquired entities for the periods prior to their acquisition were not significant to the historical financial statements of CUC International. The acquisitions of GETKO, NAOG and Advance Ross were accounted for in accordance with the pooling-of-interests method.
      Accordingly, the financial statements, common share and per common share data were restated for all prior periods to include GETKO, NAOG and Advance Ross.

 (b)  Includes provision for costs incurred in connection with the acquisition by CUC
      International of Advance Ross. The charge aggregated $5.2 million ($4.2 million or $.02 per share of CUC International Common Stock, after-tax effect).

 (c)  Adjusted to give retroactive effect to the 3:2 stock split effected on June 30, 1995 for shareholders of record of CUC International Common Stock on June 19, 1995.

 (d)  During the fiscal year ended January 31, 1995, CUC International acquired Essex
      Corporation and its subsidiaries ("Essex"). This acquisition was accounted for in accordance with the purchase method and, accordingly, has been included in CUC
      International's results of operations from the date of acquisition. Essex's results of operations for the period prior to its acquisition were not significant to the historical financial statements of CUC International.

 (e)  During the fiscal year ended January 31, 1993, CUC International acquired Leaguestar plc ("Leaguestar") and Sally Foster Gift Wrap, LP ("Sally Foster"). These acquisitions were accounted for in accordance with the purchase method and, accordingly, have been included in CUC International's results of operations from the respective dates of acquisition. Leaguestar's and Sally Foster's results of operations for the periods prior to their acquisition were not significant to the historical financial statements of CUC International.

 (f)  Includes provision for costs incurred in connection with the integration of the operations of CUC International and Entertainment Publishing Corp. ("Entertainment")
      (acquired during the fiscal year ended January 31, 1992 in a transaction accounted for in accordance with the pooling-of-interests method), and costs of professional fees and other expenses related to the merger with Entertainment. The charge aggregated $20.7 million ($15.0 million, or $.09 per share of CUC International Common Stock, after-tax effect). Also includes a one-time gain on the sale of an unconsolidated affiliate of
      Advance Ross. The gain aggregated $11.7 million ($7.0 million, or $.04 per share of CUC
      International Common Stock, after-tax effect).

 (g)  Includes current portion of long-term debt of $1.4 million, $9.0 million, $6.3 million,
      $3.4 million and $1.2 million at January 31, 1996, 1995, 1994, 1993 and 1992, respectively. Excludes $5.5 million, $23.2 million and $26.7 million of amounts due under revolving credit facilities at January 31, 1994, 1993 and 1992, respectively, and
      $6.0 million due at January 31, 1993 under a note payable issued in connection with the acquisition of Sally Foster.

 (h)  No cash dividends in respect of shares of CUC International Common Stock have been paid or declared during the five years ended January 31, 1996. However, an insignificant amount of cash dividends were paid in respect of the NAOG common stock for the fiscal years ended January 31, 1994, 1993 and 1992.

 (i)  CUC International classified membership acquisition costs (previously classified as an offset to deferred membership income) and membership solicitations in process
      (previously classified as a current asset) as non-current assets in its balance sheet at April 30, 1996. CUC International's total assets and working capital at January 31,
      1996, 1995, 1994, 1993 and 1992 have been adjusted for these reclassifications and, before giving effect to these reclassifications, were $1.1 billion and $0.6 billion,
      $0.9 billion and $0.4 billion, $0.7 billion and $0.3 billion, $0.6 billion and $0.1 billion, and $0.4 billion and $0.1 billion, respectively.

                              SIERRA ON-LINE, INC.
                  (IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)

                                                               YEAR ENDED MARCH 31, (A)
                                                -------------------------------------------------------
                                                   1996           1995      1994       1993      1992
                                                -----------     --------   -------   --------   -------
                                                (UNAUDITED)

INCOME STATEMENT DATA:
Total revenues................................    $158,177      $ 97,879   $73,101   $ 56,320   $47,887
Income (loss) from continuing
  operations before income taxes..............      22,635(b)     18,857    (8,551)   (12,868)    5,585
Income (loss) from continuing operations......      16,170        12,992    (7,872)    (9,611)    3,856
Income (loss) per common share
  from continuing operations..................   $    0.77(b)   $   0.70   $ (0.46)  $  (0.57)  $  0.28
                                                -----------     --------   -------   --------   -------
Weighted average number
  of common and dilutive common equivalent
shares outstanding............................      21,012        18,513    17,143     16,826    13,756
                                                -----------     --------   -------   --------   -------

                                                                   AT MARCH 31, (A)
                                                -------------------------------------------------------
                                                   1996           1995      1994       1993      1992
                                                -----------     --------   -------   --------   -------
                                                (UNAUDITED)
BALANCE SHEET DATA:
Total assets..................................   $ 178,897      $145,354   $68,905   $ 65,194   $70,346
Long-term obligations.........................       1,030         5,907       634        236         6
Convertible debt..............................      23,389        34,634     --         --        --
Shareholders' equity..........................     118,531        82,619    51,106     51,570    60,263
Working capital...............................     118,848       103,161    34,266     37,596    45,983

- ------------

 (a)  During the year ended March 31, 1996, the Company merged with The Pixellite Group
      ("Pixellite"), Software Inspiration, Ltd. ("Inspiration"), Green Thumb Software Inc.
      ("Green Thumb"), Arion Software, Inc. ("Arion") and Papyrus Design Group, Inc.
      ("Papyrus"). These mergers were accounted for in accordance with the pooling-of-interests method. The financial information presented here reflects the combined results of the Company, Pixellite, Inspiration, and Papyrus for all periods presented. The financial statements of the Company have not been restated for the Green
      Thumb and Arion acquisitions as the operations of these companies were not significant.
 (b)  Includes a non-recurring charge of $2.3 million ($.08 per share after-tax effect)
      primarily related to the acquisition of Papyrus and the subsequent buyout of certain of its distribution agreements, as well as investment banker fees associated with the proposed Merger.

                          DAVIDSON & ASSOCIATES, INC.
                  (IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)

                                                                          THREE MONTHS
                                                                              ENDED
                                                                            MARCH 31,
                               YEAR ENDED DECEMBER 31, (A)                  UNAUDITED
                     ------------------------------------------------   -----------------
                       1995      1994      1993      1992      1991      1996      1995
                     --------   -------   -------   -------   -------   -------   -------
INCOME STATEMENT
  DATA:
Total revenues.....  $147,226   $93,171    $62,372  $39,755   $16,559   $29,203   $25,622
Income from
  continuing
  operations before
income taxes.......    21,802    12,090(c)  11,167    6,402     5,062     3,090     1,820
Income from
  continuing
operations.........    13,577     6,478(c)   6,949    3,685(b)  3,009(b)  2,071     1,217
Income per common
  share from
  continuing
operations(d)......  $   0.38   $  0.19(c) $  0.21  $  0.12(b)       (b) $ 0.06   $  0.03
                     --------   -------    -------  -------   -------    ------   -------
Weighted average
  number of common
  equivalent shares
outstanding(d).....    35,768    34,986    33,599    31,442(b)       (b) 35,712    35,116
                     --------   -------   -------   -------   -------    -------   -------

                                                                                              AT
                                                      AT DECEMBER 31, (A)                  MARCH 31,
                                        ------------------------------------------------     1996
                                          1995      1994      1993      1992      1991     UNAUDITED
                                        --------   -------   -------   -------   -------   ---------
BALANCE SHEET DATA:
Total assets..........................   $85,722   $60,582   $44,595   $20,580   $14,710    $76,058
Shareholders' equity..................    59,598    45,709    37,333     5,012    10,905     62,107
Working capital (deficiencies)........    48,067    35,988    30,452      (904)(d) 6,209     44,999

- ------------

 (a)  During 1995, Davidson acquired Maverick Software, Inc. ("Maverick") and the Cute
      Company (subsequently renamed "FUNNYBONE Interactive") through pooling-of-interests transactions. Accordingly, the financial statements, common share and per common share data were restated for all periods to include Maverick and FUNNYBONE Interactive.
      During March 1996, Davidson acquired Condor, Inc. (subsequently renamed "Blizzard
      North") through a pooling-of-interests transaction. The financial statements, common share and per common share data at and for the years ended December 31, 1995, 1994,
      1993, 1992 and 1991 were not restated to include Blizzard North due to insignificance.

 (b)  Includes a pro forma income tax adjustment (unaudited) to reflect the tax liability of
      Davidson as a C corporation rather than an S corporation for federal and state income tax purposes. Income per common share from continuing operations and weighted average number of common equivalent shares outstanding are not presented for 1991 due to
      Davidson's S corporation status in that year.

 (c)  Includes a $3.95 million non-tax-deductible write-off of in-process research and development associated with the June 1994 purchase of Learningways.

 (d)  Includes $10.5 million of dividend notes payable to shareholders in connection with
      Davidson's conversion to an S corporation.

 (e)  All common share and per common share data have been adjusted to reflect a 2:1 stock split, effected on August 23, 1995.

                               IDEON GROUP, INC.
                  (IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)

                                                                                                THREE MONTHS ENDED
                                      TWO MONTHS                                                     MARCH 31,
                       YEAR ENDED       ENDED                YEAR ENDED OCTOBER 31,                  UNAUDITED
                      DECEMBER 31,   DECEMBER 31,   -----------------------------------------   -------------------
                        1995(I)          1994         1994       1993       1992       1991       1996       1995
                      ------------   ------------   --------   --------   --------   --------   --------   --------
INCOME STATEMENT
 DATA(H):
Subscription card
 service and
 consumer marketing
 revenue, net.......    $226,620    $ 33,290     $175,541   $156,600   $146,265   $140,557   $ 62,964   $ 56,680
Interest and other
income(a)...........       7,348       1,408       13,545     10,526     11,916     11,327      7,736      3,048
Income (loss) before
 cumulative effect
 of accounting
change(b)(c)(e)(f)(j)... (49,441)    (49,944)      18,021     31,477     22,498     29,713      5,869        301
Net Income
(loss)(b)(c)(d)(e)(f)(j).(49,441)    (49,944)      20,021     31,477     22,498     29,713      5,869        301
Income (loss) per
share(b)(c)(d)(e)(f)(j).. $(1.73)     $(1.70)        $.70      $1.10       $.75      $1.02       $.21       $.01
Cash dividends per
share...............        $.20        $.05         $.20       $.20       $.15       $.15       $.05       $.05
                      ------------   ------------  ---------  ---------  ---------   --------  ---------  ---------
Weighted average
 number of common
 and common dilutive
 equivalent shares
outstanding(g)......      28,500      29,297       28,411     28,572     30,158     29,325     28,097     29,870
                      ------------   ------------  ---------  ---------  ---------   --------  ---------  ---------


                                                                                                         AT
                                     AT DECEMBER 31,                  AT OCTOBER 31,                 MARCH 31,
                                   -------------------   -----------------------------------------      1996
                                     1995       1994       1994       1993       1992       1991     UNAUDITED
                                   --------   --------   --------   --------   --------   --------   ----------
BALANCE SHEET DATA(H)
Total cash and cash equivalents
 and investments(g)..............  $ 72,140   $168,981   $184,533   $170,039   $187,301   $178,670    $ 32,365
Total assets.....................   385,910    428,714    480,373    378,287    377,418    351,566     391,281
Stockholders' equity(g)..........   102,860    166,806    217,592    157,695    165,498    144,903     107,120

- ------------

 (a)  During the first quarter of 1996, Ideon recognized $6.7 million of income from the reversal of an accrual established in 1992 in connection with a contested lease. The contested lease was the subject of litigation which was settled in March 1996. During
      1994, Ideon recognized $4.3 million of income from the settlement of two lawsuits.
      During 1992, Ideon recognized $0.6 million of income from the settlement of a lawsuit.
 (b)  During 1995, Ideon recorded pre-tax charges of $43.8 million (net of recoveries of $1.2 million) related to the abandonment of certain new product development efforts and the restructuring of SafeCard and the corporate infrastructure.
 (c)  During the two months ended December 31, 1994, Ideon recorded a pre-tax charge of $65.5 million (for a change in the amortization periods for deferred subscriber acquisition costs). Ideon also recorded a charge to earnings of $1.9 million for permanent impairment of the value of its securities portfolio.
 (d)  During 1994, Ideon recorded a $2.0 million benefit ($.07 per share) resulting from a change in its method of accounting for income taxes.
 (e)  During 1992, Ideon recorded a pre-tax charge of $17.5 million against earnings in connection with its relocation from Ft. Lauderdale, Florida to Cheyenne, Wyoming.
 (f)  In April 1994, Ideon recorded a pre-tax charge of $7.9 million in connection with a reorganization of its operations, the naming of a new senior management team and a payment made to Steven J. Halmos, Ideon's co-founder, in connection with the termination of his contract to provide services to Ideon.
 (g)  During 1995 and 1993, Ideon repurchased approximately 1.0 million and 3.5 million shares of Ideon Common Stock at a cost of approximately $9.8 million and $41.7 million, respectively.
 (h)  In September 1994, Ideon acquired the outstanding common stock of Wright Express. In
      January 1995, Ideon acquired the net assets of National Leisure Group. The results of operations of Wright Express and National Leisure Group have been included in the consolidated results of operations since their respective dates of acquisition.
 (i)  Effective Janaury 1, 1995, Ideon changed its fiscal year end from October 31 to December
      31.
 (j)  During the first quarter of 1996, Ideon recorded certain nonrecurring charges including
      (i) a charge for the termination of its former Chairman and Chief Executive Officer
      ($2.5 million), (ii) a reserve for the consolidation of its operations in Jacksonville,
      Florida and the closing of its Jacksonville operations center ($2.9 million) and (iii)
      expenses related to the Board of Directors review of strategic alternatives to enhance shareholder value ($.08 million).

         SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

    THE FOLLOWING SUMMARY UNAUDITED PRO FORMA SELECTED COMBINED FINANCIAL DATA SHOULD BE READ IN CONJUNCTION WITH THE UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS AND RELATED NOTES THERETO INCLUDED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. THE PRO FORMA INFORMATION IS BASED ON THE HISTORICAL FINANCIAL STATEMENTS OF CUC INTERNATIONAL, THE COMPANY, DAVIDSON AND IDEON GIVING EFFECT TO THE MERGER, THE DAVIDSON MERGER AND THE IDEON MERGER UNDER THE POOLING-OF-INTERESTS METHOD. THIS PRO FORMA INFORMATION MAY NOT BE INDICATIVE OF THE RESULTS THAT WOULD HAVE OCCURRED HAD THE MERGER, THE DAVIDSON MERGER AND THE IDEON MERGER BEEN EFFECTED ON THE DATES INDICATED OR THE RESULTS WHICH MAY BE OBTAINED IN THE FUTURE. CUC INTERNATIONAL, THE COMPANY AND DAVIDSON HAVE PAID NO CASH DIVIDENDS ON THEIR COMMON STOCK DURING THE PERIODS PRESENTED. HOWEVER, AN INSIGNIFICANT AMOUNT OF CASH DIVIDENDS WERE PAID IN RESPECT OF THE NAOG COMMON STOCK FOR THE FISCAL YEAR ENDED JANUARY 31, 1994. THE PRO FORMA INFORMATION IS BASED ON THE HISTORICAL FINANCIAL STATEMENTS OF CUC INTERNATIONAL, THE COMPANY, DAVIDSON AND IDEON CONTAINED IN THE CUC 10-K, THE CUC 10-Q, THE COMPANY 10-Q, THE COMPANY PRESS RELEASE, THE DAVIDSON 10-K, THE DAVIDSON 10-Q, THE IDEON 10-K AND THE IDEON 10-Q, RESPECTIVELY. THE COMPANY'S REVENUES OF $22.2 MILLION AND NET INCOME OF $0.7 MILLION FOR THE THREE MONTHS ENDED MARCH 31, 1995 ARE INCLUDED IN THE COMPANY'S HISTORICAL STATEMENTS OF INCOME FOR THE YEARS ENDED MARCH 31, 1995 AND DECEMBER 31, 1995 AND ARE, THEREFORE, INCLUDED IN THE FISCAL 1996 AND 1995 PRO FORMA RESULTS OF OPERATIONS. EFFECTIVE JANUARY 1, 1995, IDEON CHANGED ITS FISCAL YEAR END FROM OCTOBER 31 TO DECEMBER 31. IDEON'S RESULTS OF OPERATIONS FOR THE TWO MONTHS ENDED DECEMBER 31, 1994 (THE "IDEON TRANSITION PERIOD") HAVE BEEN EXCLUDED FROM THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA. IDEON'S REVENUES AND NET LOSS FOR THE IDEON TRANSITION PERIOD WERE $34.7 MILLION AND $(49.9) MILLION, RESPECTIVELY. THE NET LOSS FOR THE IDEON TRANSITION PERIOD WAS PRINCIPALLY THE RESULT OF A $65.5 MILLION ONE-TIME, NON-CASH, PRE-TAX CHARGE RECORDED IN CONNECTION WITH A CHANGE IN ACCOUNTING FOR DEFERRED SUBSCRIBER ACQUISITION COSTS.

                  PRO FORMA CUC INTERNATIONAL AND THE COMPANY
                  (IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)

                                                                                             THREE MONTH
                                                                                            PERIOD ENDED
                                                    FISCAL YEAR ENDED JANUARY 31,             APRIL 30,
                                            ---------------------------------------------   -------------
                                                   1996              1995         1994          1996
INCOME STATEMENT DATA:
Total revenues............................      $ 1,559,728       $1,280,775   $1,057,902     $ 425,589
Income from continuing operations.........          180,839          137,558       86,279        47,675
Income per common share from continuing
operations................................      $      0.82       $     0.65   $     0.42     $    0.21
                                            -------------------   ----------   ----------   -------------
Weighted average number of common and
  dilutive common equivalent shares
outstanding...............................          219,828          211,897      204,113       223,006
                                            -------------------   ----------   ----------   -------------

                                                                                     AT APRIL 30, 1996
                                                                                     -----------------
BALANCE SHEET DATA:
Total assets......................................................................      $ 1,645,568
Long-term obligations.............................................................            6,345
Zero coupon convertible notes.....................................................           14,709
Convertible debt..................................................................           23,389
Shareholders' equity..............................................................          924,102
Working capital...................................................................          744,582

             PRO FORMA CUC INTERNATIONAL, THE COMPANY AND DAVIDSON
                  (IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)

                                                                                            THREE MONTH
                                                                                            PERIOD ENDED
                                                    FISCAL YEAR ENDED JANUARY 31,            APRIL 30,
                                            ---------------------------------------------   ------------
                                                   1996              1995         1994          1996
INCOME STATEMENT DATA:
Total revenues............................      $ 1,706,954       $1,373,946   $1,120,274     $454,792
Income from continuing operations.........          194,416          144,036       93,228       49,746
Income per common share from continuing
operations................................      $      0.78       $     0.60   $     0.40     $   0.20
                                            -------------------   ----------   ----------   ------------
Weighted average number of common and
  dilutive
  common equivalent shares outstanding....          250,231          241,636      232,672      253,361
                                            -------------------   ----------   ----------   ------------

                                                                                     AT APRIL 30, 1996
                                                                                     -----------------
BALANCE SHEET DATA:
Total assets......................................................................      $ 1,721,626
Long-term obligations.............................................................            6,345
Zero coupon convertible notes.....................................................           14,709
Convertible debt..................................................................           23,389
Shareholders' equity..............................................................          986,209
Working capital...................................................................          780,281

               PRO FORMA CUC INTERNATIONAL, THE COMPANY AND IDEON
                  (IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)

                                                                                            THREE MONTH
                                                                                            PERIOD ENDED
                                                    FISCAL YEAR ENDED JANUARY 31,            APRIL 30,
                                            ---------------------------------------------   ------------
                                                   1996              1995         1994          1996
INCOME STATEMENT DATA:
Total revenues............................      $ 1,788,006       $1,461,440   $1,216,292     $495,612
Income from continuing operations.........          131,398          155,579      117,756       53,544
Income per common share from continuing
operations................................             0.56             0.69         0.54         0.23
Cash dividends per common share...........      $      0.02       $     0.02   $     0.02     $   0.01
                                            -------------------   ----------   ----------   ------------
Weighted average number of common and
  dilutive common equivalent shares
outstanding...............................          233,915          225,941      218,236      236,894
                                            -------------------   ----------   ----------   ------------

                                                                                     AT APRIL 30, 1996
                                                                                     -----------------
BALANCE SHEET DATA:
Total assets......................................................................      $ 2,036,849
Long-term obligations.............................................................            6,345
Zero coupon convertible notes.....................................................           14,709
Convertible debt..................................................................           23,389
Shareholders' equity..............................................................          951,222
Working capital...................................................................          692,213

          PRO FORMA CUC INTERNATIONAL, THE COMPANY, DAVIDSON AND IDEON
                  (IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)

                                                                                            THREE MONTH
                                                                                            PERIOD ENDED
                                                    FISCAL YEAR ENDED JANUARY 31,            APRIL 30,
                                            ---------------------------------------------   ------------
                                                   1996              1995         1994          1996
INCOME STATEMENT DATA:
Total revenues............................      $ 1,935,232       $1,554,611   $1,278,664     $524,815
Income from continuing operations.........          144,975          162,057      124,705       55,615
Income per common share from continuing
operations................................             0.55             0.63         0.51         0.21
Cash dividends per common share...........      $      0.02       $     0.02   $     0.02     $   0.01
                                            -------------------   ----------   ----------   ------------
Weighted average number of common and
  dilutive common equivalent shares
outstanding...............................          264,318          255,679      246,795      267,249
                                            -------------------   ----------   ----------   ------------

                                                                                     AT APRIL 30, 1996
                                                                                     -----------------
BALANCE SHEET DATA:
Total assets......................................................................      $ 2,112,907
Long-term obligations.............................................................            6,345
Zero coupon convertible notes.....................................................           14,709
Convertible debt..................................................................           23,389
Shareholders' equity..............................................................        1,013,329
Working capital...................................................................          727,912

                      COMPARATIVE MARKET PRICE INFORMATION

    CUC International. Shares of CUC International Common Stock are listed for trading on the NYSE under the symbol "CU." The table below sets forth, for CUC International's fiscal quarters commencing in fiscal 1995 through June 19, 1996, the reported high and low closing prices of CUC International Common Stock as reported on the NYSE Composite Transactions for all periods presented, based on published financial sources. CUC International has paid no cash dividends in respect of CUC International Common Stock during the periods presented. The market price for CUC International Common Stock on February 16, 1996, the last trading day preceding the public announcement of the proposed Merger, and as of the most recent practicable date, is set forth below in "Equivalent Per Share Data."

                                                                      PRICE PER SHARE
                                                                    OF CUC INTERNATIONAL
                                                                        COMMON STOCK
                                                                     -----------------
                                                                   HIGH               LOW
                                                             ----------------   ---------------
Fiscal 1995 (ended January 31, 1995)
  First Quarter...........................................   $21  7/8           $18
  Second Quarter..........................................    20  3/8            17 1/8
  Third Quarter...........................................    23  1/8            20 3/8
  Fourth Quarter..........................................    24  1/8            19 1/8

Fiscal 1996 (ended January 31, 1996)
  First Quarter...........................................    27  1/8            23 1/8
  Second Quarter..........................................    31  1/8            24 1/2
  Third Quarter...........................................    36  3/8            29 7/8
  Fourth Quarter..........................................    38                 30

Fiscal 1997 (ending January 31, 1997)
  First Quarter...........................................    39  1/4            28
  Second Quarter (through June 19, 1996)..................    39  3/8            33 1/4

    The share prices set forth above have been adjusted to give retroactive effect to the 3:2 stock split effected on June 30, 1995 for shareholders of record of CUC International Common Stock on June 19, 1995. CUC International has not paid any dividends in respect of CUC International Common Stock since its inception, other than the payment of a special dividend of $0.99 per common share and $1.38 face amount ($0.62 original issuance discount amount) per common share of CUC International's Zero Coupon Notes due in 1996 in connection with a recapitalization of CUC International effected in fiscal 1990. In addition, the Amended and Restated Credit Agreement dated as of June 30, 1994 and entered into with General Electric Capital Corporation (which contained restrictions on the payment of dividends in respect of CUC International Common Stock), was terminated effective on March 19, 1996.

    The Company. Shares of Company Common Stock are listed for trading on the NASDAQ Stock Market under the symbol "SIER." The table below sets forth, for the Company's fiscal quarters commencing in fiscal 1995 through June 19, 1996, the reported high and low sales prices of the Company Common Stock as reported on the NASDAQ Stock Market, based on published financial sources. The Company has paid no cash dividends on shares of the Company Common Stock during the periods presented. The market price for Company Common Stock on February 16, 1996, the last trading day preceding the public announcement of the proposed Merger, and as of the most recent practicable date, is set forth below in "Equivalent Per Share Data."

                                                                      PRICE PER SHARE
                                                                         OF COMPANY
                                                                        COMMON STOCK
                                                                     -----------------
                                                                   HIGH               LOW
                                                             ----------------   ---------------
Fiscal 1995 (ended March 31, 1995)
  First Quarter...........................................   $13  3/8           $ 7 1/8
  Second Quarter..........................................    12  1/8             7 5/8
  Third Quarter...........................................    18  1/8            10
  Fourth Quarter..........................................    23  1/4            14 5/8

Fiscal 1996 (ended March 31, 1996)
  First Quarter...........................................    25  3/8            16 1/2
  Second Quarter..........................................    48  3/4            24
  Third Quarter...........................................    39  1/2            22 3/4
  Fourth Quarter..........................................    40                 17 1/2

Fiscal 1997 (ending March 31, 1997)
  First Quarter (through June 19, 1996)...................    48  1/4            31 1/4

    Equivalent Per Share Data. The information presented in the table below represents closing sale prices reported on the NYSE Composite Transactions for shares of CUC International Common Stock and on the NASDAQ Stock Market for shares of Company Common Stock, on February 16, 1996, the last trading day immediately preceding the public announcement of the proposed Merger, and on June 19, 1996 the last trading day for which closing sale prices were available at the time of the mailing of this Proxy Statement/Prospectus, as well as the "equivalent per share price" of shares of Company Common Stock on such dates. The "equivalent per share price" of shares of Company Common Stock represents the closing sale price per share reported on the NYSE Composite Transactions for shares of CUC International Common Stock at such specified date, multiplied by the Exchange Ratio.

                                  CUC INTERNATIONAL      COMPANY           COMPANY
                                    COMMON STOCK       COMMON STOCK      EQUIVALENT
                                        PRICE             PRICE        PER SHARE PRICE
                                  -----------------    ------------    ---------------
February 16, 1996..............           $371/2            $271/8            $4515/16
June 19, 1996..................           $367/8            $45               $453/16

    Following the Effective Time, shares of CUC International Common Stock are expected to continue to be traded on the NYSE, and shares of Company Common Stock will cease to be traded on the NASDAQ Stock Market.

    BECAUSE THE MARKET PRICE OF SHARES OF CUC INTERNATIONAL COMMON STOCK INHERENTLY IS SUBJECT TO FLUCTUATION, THE MARKET VALUE OF THE SHARES OF CUC INTERNATIONAL COMMON STOCK THAT HOLDERS OF SHARES OF COMPANY COMMON STOCK WILL RECEIVE IN THE MERGER MAY INCREASE OR DECREASE PRIOR TO THE EFFECTIVE TIME. THE COMPANY HAS THE RIGHT (BUT IS NOT REQUIRED) TO TERMINATE THE MERGER AGREEMENT AND ABANDON THE MERGER IF THE AVERAGE STOCK PRICE IS LESS THAN $29.00 (WHICH REPRESENTS A VALUE TO SIERRA'S SHAREHOLDERS OF $35.525 PER SHARE OF COMPANY COMMON STOCK, BASED ON THE EXCHANGE RATIO). SEE "SUMMARY--RISK FACTORS--FIXED EXCHANGE RATIO."

SHAREHOLDERS ARE ENCOURAGED TO OBTAIN CURRENT QUOTATIONS FOR SHARES OF CUC INTERNATIONAL COMMON STOCK AND COMPANY COMMON STOCK.

    Comparative Per Common Share Data. The following sets forth the book value and income per share from continuing operations of CUC International Common Stock and the book value and income per share from continuing operations of Company Common Stock. The pro forma combined information is based on the historical financial statements of CUC International, the Company, Davidson and Ideon, as applicable (see "Unaudited Pro Forma Condensed Combined Financial Statements"), as adjusted to reflect consummation of the Merger, the Davidson Merger and the Ideon Merger under the pooling-of-interests method. The pro forma combined information and the Company equivalent pro forma information set forth below are unaudited. The information set forth below should be read in conjunction with the respective audited and unaudited consolidated financial statements of CUC

International, the Company, Sierra and Ideon, including the notes thereto, incorporated herein by reference, and the Unaudited Pro Forma Condensed Combined Financial Statements appearing elsewhere in this Proxy Statement/Prospectus.

                                                                               AT APRIL 30, 1996
                                                                               -----------------
Book Value Per Common Share:
  Historical:
    CUC International(a)....................................................         $4.23
    Company.................................................................          5.80
Pro Forma Combined--CUC International and the Company.......................          4.29
Pro Forma Combined--CUC International, the Company and Davidson.............          4.02
Pro Forma Combined--CUC International, the Company and Ideon................          4.15
Pro Forma Combined--CUC International, the Company, Davidson and Ideon......          3.91
Company Equivalent Pro Forma--CUC International and the Company(b)..........          5.26
Company Equivalent Pro Forma--CUC International, the Company and
Davidson(b).................................................................          4.92
Company Equivalent Pro Forma--CUC International, the Company and Ideon(b)...          5.08
Company Equivalent Pro Forma--CUC International, the Company, Davidson and
Ideon(b)....................................................................          4.79

                                                                         CUC INTERNATIONAL'S
                                                               ---------------------------------------
                                                                 FISCAL YEAR ENDED
                                                                    JANUARY 31,          THREE MONTHS
                                                               ----------------------       ENDED
                                                               1996    1995     1994    APRIL 30, 1996
                                                               -----   -----   ------   --------------
Cash Dividends Per Common Share(c):
Pro Forma Combined--CUC International, the Company and
Ideon........................................................  $0.02   $0.02   $ 0.02       $ 0.01
Pro Forma Combined--CUC International, the Company, Davidson
and Ideon....................................................   0.02    0.02     0.02         0.01
Company Equivalent Pro Forma--CUC International, the Company
and Ideon....................................................   0.02    0.02     0.02         0.01
Company Equivalent Pro Forma--CUC International, the Company,
Davidson and Ideon...........................................   0.02    0.02     0.02         0.01
Income (Loss) Per Common Share From Continuing Operations:
  Historical:
    CUC International(a).....................................   0.84    0.66     0.51         0.25
    Company..................................................   0.85    0.70    (0.46)       (0.03)
Pro Forma Combined--CUC International and the Company........   0.82    0.65     0.42         0.21
Pro Forma Combined--CUC International, the Company and
Davidson.....................................................   0.78    0.60     0.40         0.20
Pro Forma Combined--CUC International, the Company and
Ideon........................................................   0.56    0.69     0.54         0.23
Pro Forma Combined--CUC International, the Company, Davidson
and Ideon....................................................   0.55    0.63     0.51         0.21
Company Equivalent Pro Forma--CUC International and the
Company(b)...................................................   1.00    0.80     0.51         0.26
Company Equivalent Pro Forma--CUC International, the Company
and Davidson(b)..............................................   0.96    0.74     0.49         0.25
Company Equivalent Pro Forma--CUC International, the Company
and Ideon(b).................................................   0.69    0.85     0.66         0.28
Company Equivalent Pro Forma--CUC International, the Company,
Davidson and Ideon(b)........................................   0.67    0.77     0.62         0.26

- ------------

 (a)  Adjusted to give retroactive effect to the 3:2 stock split effected on June 30, 1995 for shareholders of record of CUC International Common Stock on June 19, 1995.

 (b)  The Company equivalent pro forma information was computed by multiplying the pro forma combined information by the Exchange Ratio.

 (c)  CUC International, the Company and Davidson have paid no cash dividends on their common stock during the periods presented. However, an insignificant amount of cash dividends were paid in respect of the NAOG common stock for the year ended January 31, 1994.

                    INFORMATION CONCERNING CUC INTERNATIONAL

    CUC International is a membership-based consumer services company, providing consumers with access to a variety of services. CUC International currently has approximately 48.0 million members in its various services. CUC International operates in one business segment, providing these services as individual, wholesale or discount coupon program memberships. These memberships include such components as shopping, travel, auto, dining, home improvement, vacation exchange, credit card and checking account enhancement packages, financial products and programs. CUC International also administers insurance package programs which generally are combined with discount shopping and travel for credit union members, distributes welcoming packages which provide new homeowners with discounts for local merchants and provides travelers with value-added tax refunds. CUC International believes it is the leading provider of membership-based consumer services of these types in the United States. CUC International's activities are conducted principally through its Comp-U-Card division and its wholly owned subsidiaries, FISI*Madison Financial Corporation, Benefit Consultants, Inc., Interval International Inc. and Entertainment Publications, Inc.

    CUC International derives its revenues principally from membership fees. Membership fees vary depending upon the particular membership program, and annual fees to consumers generally range from $6 to $250 per year. Most of CUC International's memberships are for one-year renewable terms, and members generally are entitled to unlimited use during the membership period of the service for which the member has subscribed. Members generally may cancel their membership and obtain a full refund at any point during the membership term.

    CUC International arranges with client financial institutions, retailers, oil companies, credit unions, online networks, fundraisers and others to market certain membership services to such clients' individual account holders and customers. Participating institutions generally receive commissions on initial and renewal memberships, averaging 20% of the net membership fees. CUC International's contracts with these clients generally grant CUC International the right to continue providing membership services directly to each client's individual account holders even if the client terminates the contract, provided that the client continues to receive its commission.

    CUC International solicits members for its various programs by direct marketing and by using a direct sales force calling on financial institutions, fund raising charitable institutions and associations. Some of CUC International's individual memberships are available on-line to interactive computer users via major on-line services and the Internet's World Wide Web. For the fiscal year ended January 31, 1996, approximately 442 million solicitation pieces were mailed, followed up by approximately 59 million telephone calls.

    Individual memberships represented 63%, 65% and 69% of consolidated revenues for the fiscal years ended January 31, 1996, 1995 and 1994, respectively. Wholesale memberships represented 14%, 13% and 14% of consolidated revenues for the fiscal years ended January 31, 1996, 1995 and 1994, respectively. Discount coupon book memberships represented 23%, 22% and 17% of consolidated revenues for the fiscal years ended January 31, 1996, 1995 and 1994, respectively. Membership revenue is recorded net of anticipated cancellations.

    In January 1995, CUC International acquired all of the outstanding capital stock of Essex in exchange for the payment of cash and the issuance of shares of CUC International Common Stock. The former shareholders of Essex may receive additional payments over the three years following the closing date of the acquisition based on the achievement of certain earnings growth objectives. Based on projections of the earnings growth of Essex prepared by management of CUC International and the earn-out formula contained in the definitive stock purchase agreement pursuant to which CUC International acquired all of the outstanding capital stock of Essex, management of CUC International believes that payments to such shareholders aggregating in excess of $30.0 million would be extremely remote.

    For a more detailed description of the business and properties of CUC International, see the descriptions thereof set forth in the CUC 10-K which is incorporated herein by reference.

    CUC International's executive offices are located at 707 Summer Street, Stamford, Connecticut 06901, and its telephone number is (203) 324-9261.

Other CUC International Business Combinations

    The Davidson Merger. On February 19, 1996, CUC International entered into the Davidson Merger Agreement providing for the Davidson Merger. Pursuant to the Davidson Merger Agreement, at the effective time of the Davidson Merger (the "Davidson Effective Time"), each share of Davidson Common Stock outstanding immediately prior to such time (other than shares held by CUC International, SAC or any other subsidiary of CUC International or by any subsidiary of Davidson, or shares to which dissenters' rights are granted and properly exercised under applicable California law) will by virtue of the Davidson Merger and without any action on the part of any holder of Davidson Common Stock, be converted into .85 of one fully paid and non-assessable share of CUC International Common Stock. No fractional shares of CUC International Common Stock will be issued to holders of Davidson Common Stock in the Davidson Merger. Based on the equity capitalization of Davidson at June 7, 1996, it is expected that CUC International will issue in the Davidson Merger to holders of Davidson Common Stock an aggregate of approximately 30,039,606 shares of CUC International Common Stock.

    In addition, at the Davidson Effective Time, each outstanding option to purchase shares of Davidson Common Stock, whether vested or unvested, will be cancelled and in lieu thereof, CUC International will issue to each holder thereof a replacement option (which will not be qualified under Section 422 of the Code) to purchase, on substantially the same terms and conditions as were applicable under the substituted options, the same number of shares of CUC International Common Stock as the holder of the substituted option would have been entitled to receive in the Davidson Merger had such holder exercised his or its option, in full, immediately prior to the Davidson Effective Time.

    Each of Davidson and CUC International have agreed, until the Davidson Effective Time, to conduct and cause each of its respective subsidiaries to conduct its operations in the ordinary course of business consistent with past practice and, with certain specified exceptions, each of Davidson and CUC International have further agreed not to take certain actions or enter into or consummate certain transactions relating to: capitalization, indebtedness, investments, organizational instruments, accounting practices, tax elections, employee compensation benefits and plans, capital expenditure programs and extraordinary corporate transactions and business combinations. Davidson also has agreed, subject to certain qualifications and exceptions specified in the Davidson Merger Agreement (including with respect to the fiduciary duty of Davidson's Board of Directors to the holders of Davidson Common Stock) to discontinue any discussions or negotiations with parties (other than CUC International and SAC) interested in pursuing an acquisition of Davidson's assets or equity securities or a strategic business combination with Davidson or its subsidiaries, and has agreed to pay to CUC International a termination (or "break-up") fee of $25.0 million under certain circumstances, together with reimbursement of up to $2.5 million of out-of-pocket expenses (including certain professional advisory fees) incurred by CUC International and SAC.

    The obligations of CUC International, Davidson and SAC to consummate the Davidson Merger are subject to and include the following conditions, as applicable: (i) the Davidson Merger Agreement having been duly adopted by the requisite vote of the holders of Davidson Common Stock; (ii) there not having been enacted, entered, promulgated or enforced by any United States court or United States governmental authority, any injunction, statute, rule, regulation, executive order, decree, or ruling which prohibits, restrains, enjoins or restricts consummation of the Davidson Merger; (iii) the registration statement relating to the Davidson Merger having become effective and no stop order proceedings seeking to suspend the effectiveness thereof having been initiated by the Commission, and CUC International having received all state securities laws or "blue sky" permits and authorizations necessary to issue in the Davidson Merger shares of CUC International Common Stock in exchange for the shares of Davidson Common Stock;
(iv) all waiting periods applicable to the Davidson Merger under the HSR Act having expired or been terminated (such termination was granted on May 7, 1996);
(v) CUC International having received a letter from its independent auditors, Ernst & Young LLP, to the effect that pooling-of-interests accounting (under Accounting Principles Board Opinion No. 16) is appropriate for the Davidson Merger, provided that the Davidson Merger is consummated in accordance with the terms of the Davidson Merger Agreement, and such letter not having been withdrawn or modified in any material respect; and (vi) CUC International (or its affiliate) having purchased certain real property currently owned by Davidson's Chairman and Chief Executive Officer, and President, respectively, and leased by such persons to Davidson.

    The obligations of CUC International and SAC to effect the Davidson Merger are further subject to the following additional conditions: (i) the accuracy of the representations and the performance of the covenants of Davidson contained in the Davidson Merger Agreement; (ii) the performance by the affiliates of Davidson (determined under Rule 145 under the Securities Act) of their contractual obligations specified in letters delivered by such affiliates to CUC International pursuant to the Davidson Merger Agreement and the performance by the parties to the Davidson Shareholders Agreement of their respective covenants thereunder; (iii) the number of dissenting shares in respect of the Davidson Merger as of the Davidson Effective Time not exceeding 5% of the then total outstanding shares of Davidson Common Stock; (iv) Davidson having obtained the consent or approval of each person whose consent or approval is required in order to permit the succession by the surviving corporation in the Davidson Merger to any obligation, right or interest of Davidson or any of its subsidiaries under certain specified material agreements, except those for which the failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect on Davidson; (v) there not having occurred any events, changes or effects with respect to Davidson or its subsidiaries having or which reasonably could be expected to have a material adverse effect on Davidson; and (vi) certain non-competition and employment agreements entered into in connection with the Davidson Merger being in full force and effect.

    The obligation of Davidson to effect the Davidson Merger is further subject to the following additional conditions: (i) the accuracy of the representations and the performance of the covenants of CUC International and SAC contained in the Davidson Merger Agreement; (ii) the receipt by Davidson of an opinion of tax counsel to the effect that the Davidson Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and such opinion not having been withdrawn or modified in any material respect; (iii) there not having occurred any events, changes or effects with respect to CUC International and its subsidiaries having or which could reasonably be expected to have a material adverse effect on CUC International;
(iv) the shares of CUC International Common Stock issuable in the Davidson Merger to the holders of Davidson Common Stock and such other shares required to be reserved for issuance in connection with the Davidson Merger having been authorized for listing on the NYSE, subject to official notice of issuance; and
(v) Davidson having obtained the consent or approval of each person whose consent or approval is required in connection with the transactions contemplated by the Davidson Merger Agreement and certain other specified material agreements, except those for which the failure to obtain such consent or approval would not, individually or in the aggregate, have a Material Adverse Effect on CUC International.

    The Davidson Merger Agreement may be terminated and the Davidson Merger abandoned at any time prior to the Davidson Effective Time by the written mutual consent of CUC International, SAC and Davidson.

    Subject to the exceptions and qualifications specified therein, the Davidson Merger Agreement may be terminated by (i) Davidson in the case of (A) the breach of the representations or the non-performance of the covenants of CUC International or SAC contained therein, (B) the determination of Davidson's Board of Directors to terminate the Davidson Merger Agreement in order to comply with its fiduciary duties to holders of Davidson Common Stock (after having received a bona fide proposal to effect a competing third party acquisition of Davidson), or (C) the average stock price (calculated on substantially the same basis as the Average Stock Price) of the CUC International Common Stock having fallen below $29.00 or (ii) CUC International or SAC in the case of (A) the breach of the representations or the non-performance of the covenants of Davidson contained therein, (B) the withdrawal, modification or change by Davidson's Board of Directors of its recommendation of the Davidson Merger Agreement to the holders of Davidson Common Stock and the recommendation by such Board to such holders of a competing third-party acquisition of Davidson, or Davidson's Board of Directors failure to call, give notice of or convene a meeting of the holders of Davidson Common Stock to vote in respect of the Davidson Merger Agreement, (C) the negotiation by Davidson with a competing third party bidder for a period exceeding 15 business days after Davidson first provides certain information to such bidder or commenced such negotiations or
(D) Davidson's failure to obtain the requisite approval of the Davidson Merger Agreement by the holders of Davidson Common Stock after having convened a meeting of such holders for such purpose.

    Simultaneously with the execution of the Davidson Merger Agreement, the holders of 72% of the outstanding Davidson Common Stock (which consist of Davidson's Chairman and Chief Executive Officer, and President, respectively, and certain trusts for which such persons serve as fiduciaries) have agreed pursuant to the Davidson Shareholders Agreement to vote their shares of Davidson Common Stock for adoption of the Davidson Merger Agreement at the Davidson Meeting scheduled to be held on or about July 24, 1996. Accordingly, assuming that such shareholders will vote for adoption of the Davidson Merger Agreement at such meeting, such adoption will be assured irrespective of the votes cast by any other holder of Davidson Common Stock. In addition, CUC International has agreed to cause Davidson's Chairman of the Board and Chief Executive Officer, and President, respectively, to be elected to CUC International's Board of Directors effective upon consummation of the Davidson Merger.

Certain Information Concerning Davidson's Business

    According to the Davidson 10-K, Davidson develops, publishes, manufactures and distributes high-quality educational and entertainment software products for home and school use. Its products incorporate characters, themes, sound, graphics, music and speech in ways that Davidson believes are engaging to the user. Davidson's educational products, offered at multiple price points, are targeted primarily to pre-kindergarten through 12th grade age groups and address a variety of learning needs, including math and problem solving, reading and language, art, writing and creativity, productivity, science and ecology, and social studies and history. Davidson also has begun to develop entertainment software through its Blizzard Entertainment division and recently acquired Condor division (which has been renamed Blizzard North) which is targeted to young adult and older users. In addition to its internally produced software products, Davidson enters into arrangements with affiliated label software developers to publish and distribute home and/or school versions of their products. Davidson has developed and currently publishes 102 titles and in addition distributes 51 affiliated label titles. Davidson's executive offices are located at 19840 Pioneer Avenue, Torrance, California 90503, and its telephone number at such offices is (310) 793-0600.

    The Ideon Merger. Effective on April 19, 1996, CUC International entered into the Ideon Merger Agreement providing for the Ideon Merger. Pursuant to the Ideon Merger Agreement, at the Ideon Effective Time, each share of Ideon Common Stock outstanding immediately prior to such time (other than shares held by Ideon as treasury stock or by any subsidiary of Ideon or owned by CUC International, IGA or any other subsidiary of CUC International) will be converted into the right to receive that number of shares of CUC International Common Stock equal to the quotient obtained by dividing: (x) $13.50 by (y) the Ideon Merger Average Stock Price; provided that if the Ideon Merger Average Stock Price is $22.00 or less the Ideon Conversion Number will be 0.6136, and if the Ideon Merger Average Stock Price is $36.00 or more the Ideon Conversion Number will be 0.3750. Based on the equity capitalization of Ideon at May 31, 1996 (and assuming that 0.4943 shares of CUC International Common Stock will be issued in the Ideon Merger in respect of each share of Ideon Common Stock), it is expected that CUC International will issue in the Ideon Merger an aggregate of 13,832,078 shares of CUC International Common Stock to holders of Ideon Common Stock.

    In addition, not later than the Ideon Effective Time, each outstanding option to purchase shares of Ideon Common Stock under any stock option or compensation plan or arrangement of Ideon (other than any "stock purchase plan" under section 423 of the Code) immediately prior to the Ideon Effective Time, whether vested or unvested, will become and represent a substitute option to purchase such number of shares of CUC International Common Stock determined by multiplying: (x) the number of shares of CUC International Common Stock subject to such option immediately prior to the Ideon Effective Time by (y) the Ideon Conversion Number, at an exercise price per share of CUC International Common Stock equal to the exercise price per share of Ideon Common Stock immediately prior to the Ideon Effective Time, divided by the Ideon Conversion Number. Notwithstanding the foregoing, options held by Ideon's directors at the Ideon Effective Time will automatically be converted in the Ideon Merger into the right to receive such number of shares of CUC International Common Stock equal to (x) the number of shares of Ideon Common Stock such director could have purchased had such director exercised his option in full immediately prior to the Ideon Effective Time, multiplied by: (y) a fraction, the numerator of which is the excess, if any, of (i) the Ideon Conversion Number multiplied by the Ideon Merger Average Stock Price over (ii) the applicable exercise price per share of such option, and the denominator of which is the Ideon Merger Average Stock Price.

    Ideon has agreed, until the Ideon Effective Time, to conduct and cause each of its subsidiaries to conduct its operations in the ordinary course of business and, with certain specified exceptions and within specified limits, Ideon has further agreed not to take certain actions or enter into or consummate certain transactions relating to, among other things, capitalization, indebtedness, the creation of liens on material assets, capital contributions and investments, the disposition or revaluation of assets, accounting matters, tax matters, employee benefit and compensation matters, litigation matters, and extraordinary corporate transactions and business combinations.

    Ideon also has agreed, subject to certain qualifications and exceptions specified in the Ideon Merger Agreement (including with respect to the fiduciary duty of Ideon's Board of Directors to the holders of Ideon Common Stock) not to engage in any discussions or negotiations with parties (other than CUC International and IGA) interested in pursuing an acquisition of Ideon's assets or equity securities or engaging in a strategic business combination with Ideon or its subsidiaries. Moreover, upon termination of the Ideon Merger Agreement under certain circumstances, Ideon has agreed to pay CUC International $7.0 million in liquidated damages, together with reimbursement of up to $1.0 million of out-of-pocket expenses (including professional advisory fees) incurred by CUC International.

    The respective obligations of CUC International, Ideon and IGA to consummate the Ideon Merger are subject to the following conditions, among others: (i) the Ideon Merger Agreement having been duly adopted by the requisite vote of the holders of Ideon Common Stock; (ii) CUC International Common Stock having been approved for listing on the NYSE, subject to official notice of issuance, (iii) there not being in effect any provision of any applicable law, regulation or judgment, injunction, order or decree which prohibits consummation of the Ideon Merger or any transactions contemplated thereby; (iv) the registration statement relating to the Ideon Merger having become effective and no order suspending the effectiveness thereof having been issued and remaining in effect; (v) all waiting periods under the HSR Act relating to the Ideon Merger having expired, and (vi) CUC International having received a letter from its independent auditors, Ernst & Young LLP, and Ideon having received a letter, subject to customary qualifications, from its independent accountants, Price Waterhouse LLP, each substantially to the effect that pooling-of-interests accounting (under Accounting Principles Board Opinion No. 16) is appropriate for the Ideon Merger; provided that the Ideon Merger is consummated in accordance with the terms of the Ideon Merger Agreement; provided, further, that the foregoing will not be a condition to Ideon's obligations if either Price Waterhouse LLP or Ernst & Young LLP is unable to deliver such letter as a result of Ideon having breached certain of its representations or covenants or Ideon or any of its affiliates having taken or failed to take any other action, in any such case that would prevent, in the opinion of such accounting firm, CUC International from accounting for the Ideon Merger as a pooling-of-interests.

    The obligations of CUC International and IGA to effect the Ideon Merger are further subject to the accuracy of the representations and the performance of the obligations and covenants of Ideon contained in the Ideon Merger Agreement and the performance by the affiliates of Ideon (determined pursuant to Rule 145 under the Securities Act) of their contractual obligations specified in letters delivered by such affiliates to CUC International pursuant to the Ideon Merger Agreement. The obligations of Ideon to effect the Ideon Merger are further subject to the accuracy of the representations and the performance of the obligations and covenants of CUC International and IGA contained in the Ideon Merger Agreement and the receipt by Ideon of an opinion of its tax counsel to the effect that, among other things, the Ideon Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code.

    The Ideon Merger Agreement may be terminated and the Ideon Merger abandoned at any time prior to the Ideon Effective Time by the written mutual consent of CUC International and Ideon. In addition, subject to the exceptions and qualifications specified therein, the Ideon Merger Agreement may be terminated by (i) Ideon in the case of (A) the breach of the representations or the non-performance of the covenants of CUC International or IGA contained therein or
(B) the determination by Ideon's Board of Directors to enter into an agreement providing for a bona fide third party proposal to acquire more than 50% of the outstanding shares of Ideon Common Stock or substantially all of Ideon's assets and otherwise containing terms which Ideon's Board of Directors believes to be more favorable to holders of Ideon Common Stock than the Ideon Merger; provided that certain termination payments are made to CUC International; or (ii) CUC International or IGA in the case of (A) the breach of Ideon's representations or the non-performance of Ideon's covenants contained therein, or (B) the Board of Directors of Ideon (or any committee thereof) having withdrawn, modified or changed in a manner adverse to CUC International or to IGA its recommendation of the Ideon Merger or the Ideon Merger Agreement, approved or recommended a superior acquisition proposal (of the type referred to in clause (i)(B) above), or entered into a definitive agreement with respect to any inquiry, offer or proposal from a third party to acquire a substantial portion of Ideon's assets or more than 20% of Ideon's outstanding equity securities.

    The Ideon Merger Agreement may also be terminated by either Ideon or CUC International if (i) the Ideon Merger has not been consummated by December 31, 1996 (as such date may be extended by the parties to the Ideon Merger Agreement); provided, however, that such right to terminate is not available to the party whose failure to fulfill any obligation has been the cause of the failure to meet such deadline, (ii) consummation of the Ideon Merger becomes illegal or if any final and non-appealable judgment, injunction, order or decree is in effect which enjoins the parties from consummating the Ideon Merger, or
(iii) Ideon's shareholders do not approve the Ideon Merger.

Certain Information Concerning Ideon's Business

    According to the Ideon 10-K, Ideon is a holding company with three current business units: SafeCard, Wright Express and National Leisure Group. SafeCard, Ideon's largest operating subsidiary, is a leader in providing credit card enhancement and continuity products and services, serves over 160 credit card issuers, has approximately 13 million subscribers and, during 1995, contributed approximately 80% of Ideon's consolidated revenue. SafeCard is based in Jacksonville, Florida and has an operational facility located in Cheyenne, Wyoming. Wright Express, based in South Portland, Maine, is the leading provider of information processing, financial and information management services to commercial car, van and truck fleets throughout the United States. National Leisure Group, based in Boston, Massachusetts, is a major provider of vacation travel packages and cruises directly to consumers in association with established retailers and warehouse clubs in New England and with credit card issuers and travel club members nationwide. Ideon's principal executive offices are located at 7596 Centurion Parkway, Jacksonville, Florida 32256, and its telephone number at such offices is (904) 218-1800.

    THE MERGER, THE DAVIDSON MERGER AND THE IDEON MERGER ARE INDEPENDENT TRANSACTIONS AND CONSUMMATION OF NONE OF SUCH TRANSACTIONS IS CONDITIONED UPON CONSUMMATION OF ANY OF THE OTHER TRANSACTIONS. IN ADDITION, PURSUANT TO APPLICABLE LAW AND THE COMPANY'S AND CUC INTERNATIONAL'S RESPECTIVE CERTIFICATES OF INCORPORATION AND BY-LAWS CURRENTLY IN EFFECT, NEITHER HOLDERS OF COMPANY COMMON STOCK NOR CUC INTERNATIONAL COMMON STOCK, AS SUCH, ARE ENTITLED TO NOTICE OF OR TO VOTE IN RESPECT OF THE DAVIDSON MERGER OR THE IDEON MERGER. SIMILARLY, NEITHER HOLDERS OF DAVIDSON COMMON STOCK NOR HOLDERS OF IDEON COMMON STOCK, AS SUCH, ARE ENTITLED TO NOTICE OF OR TO VOTE IN RESPECT OF THE MERGER. FOR INFORMATION CONCERNING CERTAIN EFFECTS OF THE DAVIDSON MERGER AND THE IDEON MERGER ON CUC INTERNATIONAL, SEE "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS."

Sierra Litigation

    On February 20, 1996, a lawsuit captioned: Meridian Capital Funding, Inc. v. Sierra On-Line, Inc. et. al. (Civil Action No. 14848) was filed in the Court of Chancery for the State of Delaware. The lawsuit was brought on behalf of the public shareholders of the Company and names the Company, each of the Company's individual directors and CUC International as party defendants. The lawsuit alleges certain violations of such directors' fiduciary duties to the Company's shareholders in connection with the Merger and other alleged improper conduct. The plaintiffs, among other things, are seeking to enjoin consummation of the Merger and, in the event of such consummation, rescission of the Merger and monetary damages in an unspecified amount.

                       INFORMATION CONCERNING THE COMPANY

    Sierra is a leading publisher and distributor of interactive entertainment, education and personal productivity software titles for multimedia PCs, including CD-ROM-based PC systems, and selected emerging platforms. Sierra uses its design and development capabilities, as well as outside acquisitions, to create branded software products and product series with complex and interesting storylines and sophisticated graphics, sound and other features. Sierra offers more than 50 software titles, including popular products such as the King's Quest series, Leisure Suit Larry series, Police Quest series, Phantasmagoria, Gabriel Knight: The Beast Within, Front Page Sports: Football Pro '96, IndyCar Racing II, The Lost Mind of Dr. Brain and Print Artist.

    Sierra sells its products through a domestic field sales force and a network of independent domestic and foreign distributors. The Company sells through a variety of distribution channels, including computer and electronics superstores, software specialty stores, mass merchants, wholesale clubs, direct mail and bundling arrangements. Internationally, the Company sells primarily through independent distributors in specified territories and, in the United Kingdom, directly to software retailers. The Company is continually evaluating new and potentially promising distribution channels, including on-line distribution through commercial on-line services and the Internet.

    The multimedia PC consumer software market has grown dramatically in recent years, driven by the increasing installed base of multimedia PCs in the home, the proliferation of new software titles and new and expanding distribution channels. These factors have led to the development of a mass market for software products, which has been characterized by a rise in importance of strong distribution channels, a significant increase in the number of new software titles offered in the market, increased competition for limited retail shelf space to accommodate the abundance of new titles, and increased price pressure. Consumer reaction to different software titles is often unpredictable. Certain titles may gain broad popularity while others may not be received well in the market. Generally, entertainment and education software producers differentiate themselves by their ability to design products that are fun and/or educational, while at the same time exploiting the graphics, image, animation, audio and video capabilities of various hardware platforms.

    During the fiscal year ended March 31, 1996, the Company significantly expanded its product line and brand awareness by continuing to develop high quality entertainment and education titles incorporating state-of-the-art software technology and by acquiring other successful or promising titles from third parties. The Company released 29 new internally-developed titles in fiscal 1996 (ended March 31, 1996) and acquired an additional 18 titles in the entertainment, education, simulation and personal productivity categories. In addition, the Company entered into joint venture agreements with Pioneer Electronics Corporation relating to development of titles for the Japanese market.

                                  THE MEETING

GENERAL

    This Proxy Statement/Prospectus is being furnished to holders of shares of Company Common Stock in connection with the solicitation of proxies by the Company's Board of Directors for use at the Meeting to be held at the Company's headquarters at 3380 146th Place S.E., Suite 300, Bellevue, Washington 98007, on Wednesday, July 24, 1996, convening at 10:00 a.m., local time, and at any adjournments or postponements thereof.

    This Proxy Statement/Prospectus also includes and constitutes the Prospectus of CUC International filed with the Commission as part of its Registration Statement under the Securities Act relating to the offering by CUC International of the shares of CUC International Common Stock issuable in the Merger to holders of Company Common Stock. This Proxy Statement/Prospectus and the accompanying proxy card are first being mailed to holders of Company Common Stock on or about June 24, 1996.

MATTERS TO BE CONSIDERED AT THE MEETING

    At the Meeting, holders of shares of Company Common Stock will be requested to consider and vote upon a proposal to adopt the Merger Agreement and such other business as properly may come before the Meeting or any adjournments or postponements thereof.

    THE COMPANY'S BOARD OF DIRECTORS, BY UNANIMOUS VOTE OF THE DIRECTORS PRESENT, HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS, HAS APPROVED THE MERGER AGREEMENT (AND THE TRANSACTIONS CONTEMPLATED THEREBY), AND RECOMMENDS THAT HOLDERS OF COMPANY COMMON STOCK VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT. SEE "THE MERGER--BACKGROUND OF THE MERGER"; "--REASONS FOR THE MERGER; RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS."

RECORD DATE; QUORUM; VOTING AT THE MEETING

    The Company's Board of Directors has fixed June 17, 1996 as the Record Date. Accordingly, only holders of record of shares of Company Common Stock at the close of business on such date will be entitled to notice of and to vote at the Meeting. At the Record Date, there were 20,869,369 shares of

Company Common Stock outstanding and entitled to vote, and approximately 900 holders of record. Each holder of record of Company Common Stock on the Record Date is entitled to cast one vote per share in respect of the proposal to adopt the Merger Agreement and the other matters, if any, properly submitted for the vote of such holders, either in person or by proxy, at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding Company Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting.

    Adoption of the Merger Agreement will require the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon at the Meeting. Accordingly, abstentions, failures to vote and broker non-votes will have the practical effect of voting against adoption of the Merger Agreement. As of the Record Date, the directors and executive officers of the Company beneficially owned in the aggregate approximately 10% of the outstanding shares of Company Common Stock. Pursuant to the Shareholders Agreement, the holders of approximately 9% of the outstanding Company Common Stock (which consist of Kenneth A. Williams, the Company's Chairman and Chief Executive Officer, and his spouse, Roberta L. Williams, a director of the Company) have agreed to vote the shares of Company Common Stock held of record or beneficially by them for adoption of the Merger Agreement. See "Shareholders Agreement."

PROXIES

    This Proxy Statement/Prospectus is being furnished to holders of Company Common Stock in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company for use at the Meeting.

    Shares of Company Common Stock represented by properly executed proxies received at or prior to the Meeting that have not been revoked will be voted at the Meeting in accordance with the instructions contained therein or, if no instructions are indicated, such shares will be voted for adoption of the Merger Agreement. Holders of Company Common Stock are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for such purpose to ensure that their shares are voted. Any holder of Company Common Stock who so desires may revoke his, her or its proxy at any time prior to the time it is exercised by (i) providing written notice to such effect to the Secretary of the Company, (ii) duly executing a proxy bearing a date subsequent to that of a previously furnished proxy or (iii) attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute a revocation of a previously furnished proxy, and shareholders who attend the Meeting in person need not revoke their proxy (if previously furnished) and vote in person.

    If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the initial convening of the Meeting (except for any proxies that theretofore effectively have been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting. If any other matters properly are presented at the Meeting for consideration, including consideration of a motion to adjourn the Meeting to another time and/or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

    If any beneficial owner of Company Common Stock holds such stock in "street name" and wishes to vote his or its stock at the Meeting, such owner must obtain from the relevant nominee holding the Company Common Stock a properly executed "legal proxy" identifying the beneficial owner as Sierra holder of Company Common Stock, authorizing the beneficial owner to act on behalf of the nominee-record owner at the Meeting and identifying the number of shares (and certificate numbers, if applicable) in respect of which the authorization is granted.

    The Company will bear the cost of soliciting proxies from the holders of Company Common Stock. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone, facsimile transmission or otherwise. Such directors, officers and employees of the Company will not be specially compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of Company Common Stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material. The Company has retained Georgeson & Co., at an estimated cost of approximately $6,000.00, plus reimbursement of out-of-pocket expenses, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares of Company Common Stock held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

IN CONNECTION WITH THE MEETING, HOLDERS OF COMPANY COMMON STOCK SHOULD NOT RETURN TO THE COMPANY ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                   THE MERGER

BACKGROUND OF THE MERGER

    The timing, terms and conditions of the Merger Agreement are the result of arm's-length negotiations between representatives of CUC International and the Company. Set forth below is a summary of the background of these negotiations.

    Walter A. Forbes, the Chairman of the Board and Chief Executive Officer of CUC International, has been a member of the Board of Directors of the Company since 1991. In October 1995, Mr. Forbes advised Kenneth A. Williams, the Chairman of the Board and Chief Executive Officer of the Company, that CUC International was considering diversifying its approach to the electronic marketplace by entering the business of providing entertainment and educational software content. At Mr. Forbes' request, Mr. Williams and Michael A. Brochu, the Company's President and Chief Operating Officer, met once in mid-October 1995 with Mr. Forbes and on several occasions during October 1995 with E. Kirk Shelton, the President and Chief Operating Officer of CUC International and Christopher K. McLeod, Executive Vice President of CUC International, to discuss the views of the Company's senior management with respect to the consumer software business, CUC International's possible plans for entry into that business and its possible interest in pursuing a business combination with the Company. In late October 1995, Mr. Forbes advised Mr. Williams that CUC International had decided to terminate its consideration of a potential business combination with the Company. The October 1995 discussions did not include any specific proposals by CUC International for a possible business combination with the Company and no negotiations were held regarding such a transaction. The Company's Board of Directors was not informed at that time of CUC International's tentative interest in diversifying into the consumer software business.

    The next contact between CUC International and the Company occurred following a regularly scheduled meeting of the Company's Board of Directors held at the Company's headquarters on February 2, 1996, which Mr. Forbes attended. After the meeting had adjourned, in a private conversation with Mr. Williams, Mr. Forbes stated that CUC International was considering various strategic alternatives, including possible entry into the consumer software business through the acquisition of established companies known for their entertainment and educational software content. Mr. Forbes then asked if Mr. Williams thought that the Company's management and Board of Directors would have any interest in a potential business combination with CUC International in the event that CUC International decided to pursue this strategic direction. Mr. Williams indicated that, in his view, the Company's management and Board of Directors might be willing to explore a possible business combination with CUC International provided that the transaction were priced at a substantial premium above the market price of the Company Common Stock.

    On February 6, 1996, Mr. Shelton telephoned Mr. Williams to inform him that CUC International was considering the potential acquisition of another consumer software company headquartered in southern California and to request that a meeting be held the next day to discuss CUC International's interest in pursuing a potential business combination with the Company. Mr. Williams and a representative of RS & Co. met with Mr. Shelton and Mr. McLeod in San Francisco, California on February 7, 1996. During that meeting, Mr. Shelton and Mr. McLeod outlined CUC International's plans to expand its presence in the consumer software business and described CUC International's organizational structure and approach to the management of recently acquired companies. On February 8, 1996, Mr. Forbes and Mr. McLeod met with Mr. Brochu and described CUC International's vision for the consumer software business. Another meeting was held on February 11, 1996 at which Mr. Forbes, Mr. Shelton and Mr. McLeod explained CUC International's strategy for the consumer software business to Mr. Williams, Roberta L. Williams, Mr. Brochu and Jarold Bowerman, Vice President of Product Development of the Company, and to a representative of RS & Co.

    On the morning of February 12, 1996, Mr. Shelton, Mr. McLeod, Mr. Williams and a representative of RS & Co. began discussion of the proposed terms of a potential business combination of the Company and CUC International. Mr. Williams suggested that the merger consideration should have a value of at least $50 per share of Company Common Stock. Mr. Forbes suggested that CUC International might be prepared to issue, in a tax-free exchange, CUC International Common Stock at a merger exchange ratio that, at the then current share price of CUC International Common Stock, would value the Company Common Stock at $45 per share. During the evening of February 12, 1996, Mr. Shelton informed a representative of RS & Co. that, having considered the discussions earlier that day, CUC International might be willing to pursue a business combination with the Company in which 1.225 shares of CUC International Common Stock would be exchanged for each share of Company Common Stock, representing a transaction value of approximately $48 per share of Company Common Stock and a premium of approximately 69% based on the closing sale prices of Company Common Stock and CUC International Common Stock on February 12, 1996.

    On February 13 and 14, 1996, Mr. Williams spoke with each of the Company's directors to inform them of CUC International's interest in delivering a preliminary business combination proposal and to schedule meetings of the Company's Board of Directors to deliberate upon the proposal, and that CUC International had authorized its counsel to prepare initial drafts of the relevant transaction documents, including a draft merger agreement and shareholders agreement.

    On February 14, 1996, Weil, Gotshal & Manges LLP, CUC International's legal counsel, delivered initial drafts of the Merger Agreement, Shareholders Agreement and related transaction documents to the Company and its legal counsel, Perkins Coie. The terms of such drafts were then negotiated by representatives of the Company and CUC International and their respective legal counsel from the morning of February 15, 1996 late into the evening of February 19, 1996. During this same period, each party conducted a legal and business due diligence review of the other.

    The Company's Board of Directors met on February 17, 1996 to review and discuss the proposed business combination with CUC International. Mr. Forbes did not attend the meeting. The remaining six directors of the Company attended the meeting (four being sufficient for a quorum). Mr. Williams began with a brief description of the history of the discussions between the Company and CUC International. A representative of RS & Co. then summarized the economic terms of the proposed business combination and described in detail RS & Co.'s analysis of the financial terms of the proposed Merger. RS & Co.'s representative concluded by advising the Company's Board of Directors that RS & Co. would be prepared, subject to satisfactory resolution of remaining open issues, to deliver to the Board of Directors its opinion that the proposed Exchange Ratio was fair from a financial point of view to the holders of Company Common Stock.

    The Company's Board of Directors next discussed at length the relative values of the Company and CUC International and RS & Co.'s analysis of the financial terms of the proposed Merger. The Board of Directors also discussed CUC International's proposed business strategy, particularly with respect to the marketing and distribution of the Company's products, and noted that the Merger presented opportunities for revenue enhancement as well as cost savings. The Board of Directors also considered the potential impact of the proposed merger between CUC International and Davidson.

    The Board of Directors then reviewed with legal counsel certain material terms of the draft Merger Agreement, including CUC International's proposed nonsolicitation (or "no shop") provision with an appropriate "fiduciary out" clause and CUC International's requirement that a reasonable termination payment (or "breakup fee") should be payable to CUC International under certain circumstances. The Board of Directors considered that the "fiduciary out" and break-up fee terms which the Company intended to negotiate provided the Board of Directors with the ability to furnish information to bona fide competing bidders and to respond to a superior third-party proposal to acquire the Company, and that the Company could terminate the Merger Agreement if the Company were presented with a competing third party transaction that would provide superior value to shareholders and, in any case, if the Average Stock Price fell below the threshold price to be negotiated (i.e., $29.00), which represents a value to Sierra's shareholders of $35.525 per share of Company Common Stock, based on the Exchange Ratio).

    The Board of Directors next discussed strategic alternatives to the proposed Merger, including the prospect of merging with other companies as well as the prospect of remaining an independent company. The Board reviewed the potential for a business combination with one or more companies in the consumer entertainment and educational software industry, including those discussed in the RS & Co. analysis, and concluded that it was unlikely that such a business combination would offer the advantages represented by the CUC International proposal, particularly the substantial premium above the market price of the Company's Common Stock, the liquidity represented by the substantially larger and disaggregated market capitalization of CUC International, and the financial resources of CUC International. The Board also discussed the possibility of a business combination with a larger company in the general software industry or the general entertainment industry and concluded that, although the Company had no reason to believe that any such business combination proposal was likely, the "fiduciary out" and termination provisions of the proposed Merger Agreement would permit the Company to respond to a superior proposal should one be presented. Finally, based upon its knowledge of the Company's business, the Board discussed whether remaining an independent company would be likely to result in greater shareholder value than accepting the CUC International proposal. The Board concluded that CUC International's proposal was more beneficial to Sierra's shareholders compared to the Company's likely strategic alternatives. See "Reasons for the Merger; Recommendation of the Company's Board of Directors."

    The Board of Directors also discussed the draft Shareholders Agreement, noncompetition agreements and employment agreement proposed to be entered into between CUC International and each of Kenneth A. Williams and Roberta L. Williams. Legal counsel explained that these agreements between CUC International and each of Kenneth A. Williams and Roberta L. Williams were required by CUC International as a condition of the Merger, and described their material terms. Mr. and Mrs. Williams informed the Board of Directors that they were willing to enter into such agreements.

    The Board of Directors then instructed management to continue its negotiations with respect to the draft Merger Agreement and related transaction documents and, pending the results of such negotiations, to present the final proposed terms of the transaction to the Company's Board of Directors at its meeting scheduled for February 19, 1996. The parties and their advisors continued to negotiate the terms of the Merger Agreement and related documents on February 17, 18 and 19, 1996.

    The Board of Directors reconvened on Monday, February 19, 1996 to consider the proposed Merger. Mr. Forbes again did not participate in the meeting. The remaining six directors of the Company attended the meeting (four being sufficient for a quorum). The discussion commenced with an update by the Company's legal counsel on the progress of the negotiations between the respective advisors to the Company and CUC International and the changes made to the draft Merger Agreement from the draft previously circulated to and reviewed by the Board of Directors. The Board of Directors then discussed the proposed Merger Agreement provisions with respect to the Company's ability to terminate the Merger Agreement and enter into a definitive agreement for a superior third-party transaction, and the negotiated changes to the proposed $25.0 million breakup fee such that a $12.5 million fee would be payable upon termination of the Merger Agreement to enter into a superior third party agreement and an additional $12.5 million fee would be payable only if the aforementioned superior transaction were consummated.

    RS & Co. then reviewed and discussed with the Board of Directors its financial analysis of the proposed Merger and delivered that firm's opinion that, as of February 19, 1996, the Exchange Ratio is fair to the holders of Company Common Stock, from a financial point of view.

    After further deliberations, the Board of Directors determined that the proposed Merger was fair to and in the best interests of the Company and its shareholders. Shortly thereafter, the Company's Board, by unanimous vote of the six directors present (the total number of directors being seven, and the number required for a quorum being four), approved the Merger Agreement (and the transactions contemplated thereby), authorized management to complete negotiations and to execute the Merger Agreement and related transaction documents, and recommended that the Company's shareholders adopt the Merger Agreement. Mr. Forbes did not participate in any meetings or deliberations of the Company's Board of Directors regarding the Merger.

    At a special meeting of the Board of Directors of CUC International held on February 19, 1996, the directors, by unanimous vote of the directors (with one abstention), determined that the terms of the Merger (including the issuance of shares of CUC International Common Stock pursuant thereto) were fair to and in the best interests of CUC International and the holders of CUC International Common Stock, and approved the Merger Agreement and authorized the execution and delivery thereof and the performance of the transactions contemplated thereby. Walter A. Forbes, the Chairman of the Board and Chief Executive Officer of CUC International and a director and shareholder of the Company, abstained from the vote by CUC International's Board of Directors to approve the Merger Agreement.

    The Merger Agreement was executed by the parties effective on February 19, 1996, and each of CUC International and the Company issued a press release on February 20, 1996 announcing the proposed Merger. The full text of the Merger Agreement is attached to this Proxy Statement/ Prospectus as Annex A and incorporated herein by reference and should be read carefully and in its entirety.

REASONS FOR THE MERGER; RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

    CUC International. CUC International's Board of Directors believes that the business combination with Company will further CUC International's long-term strategic objectives. In reaching its conclusions, CUC International's Board of Directors considered, among other things, that: (i) the PC and interactive information technology markets were expanding rapidly; (ii) according to published economic reports, educational and entertainment technology products are two of the fastest growing areas of consumer spending, and that the Company is strongly positioned in these sectors with products well-suited for the rapid penetration of the PC and Internet into consumers' homes; and (iii) the Merger will enable CUC International to broaden its interactive content offerings. Although the shares of CUC International Common Stock to be issued in the Merger (and in the Davidson Merger and the Ideon Merger, if both are consummated) will dilute (by an aggregate of approximately 27%) the voting power of current holders of CUC International Common Stock, the Board of Directors of CUC International believes that this dilution is offset by the benefits to be attained by CUC International as a result of the Merger and the Davidson Merger.

    The Company. The Board of Directors of the Company believes that the terms of the Merger are fair to and in the best interests of the Company and its shareholders, and, by unanimous vote of the six directors present (the total number of directors being seven, and the number required for a quorum being four), has approved the Merger Agreement (and the transactions contemplated thereby).

    The reasons for the Board of Directors' decision included, among others, the very substantial premium represented by the Exchange Ratio over the market price of Company Common Stock prior to announcement of the proposed Merger, the opinion of the Company's financial advisor, RS & Co., dated February 19, 1996 and delivered to the Company's Board to the effect that, as of such date, based upon and subject to certain matters stated therein, the Exchange Ratio was fair from a financial point of view to holders of Company Common Stock, the opportunity for the Company's shareholders to benefit from owning shares in a larger, more diversified company with greater financial resources than the Company, the substantially larger and disaggregated market capitalization of CUC International, the historic price stability of CUC International Common Stock compared to Company Common Stock, the opportunities presented by the Merger for revenue enhancement, cost savings and future growth in the consumer software business, and the tax-free nature of the Merger to the holders of Company Common Stock.

    In the course of its deliberations, the Board of Directors of the Company reviewed and considered a number of factors relevant to the Merger, including
(i) the current and historical market prices of Company Common Stock and CUC International Common Stock, (ii) information concerning the financial performance, condition, business operations and prospects of the Company and CUC International, based upon the Board of Directors' familiarity with the Company's business, publicly available information about CUC International and the RS & Co. analysis, (iii) information concerning the financial performance, condition and business operations of Davidson, (iv) the greater marketing and financial resources of the combined companies compared to the Company alone, (v) the expected accounting treatment of the Merger as a pooling-of-interests, which avoids the reduction in future earnings of the combined companies which would result from the creation and amortization of goodwill under the purchase method of accounting, (vi) the expected federal income tax treatment of the Merger as a tax-free reorganization to the parties and to the Company's shareholders, (vii) the proposed timing and structure of the transaction, which were expected to permit a closing of the Merger by early summer, (viii) the excellent historical relationship between Mr. Forbes and the management of the Company and the compatibility of the corporate vision of CUC International and the Company with respect to future growth in interactive information technology markets in general and entertainment and educational software products in particular, and the belief that the management styles and corporate cultures of CUC International and the Company would be complementary, (ix) the opinion of RS & Co. with respect to the fairness of the Exchange Ratio from a financial point of view to the holders of Company Common Stock, (x) the very substantial premium of approximately 69% to holders of Company Common Stock, calculated by multiplying the closing price of CUC International Common Stock on February 16, 1996 ($37.50) by the Exchange Ratio (1.225) and dividing the difference between that product ($45.9375) and the closing price of Company Common Stock on February 16, 1996 ($27.125) by such closing price, (xi) the fact that even at the $29.00 baseline Average Stock Price the premium to the Company's shareholders above the February 16, 1996 closing price of the Company's Common Stock would be 31%,
(xii) the greater market float and greater liquidity represented by the shares of CUC International Common Stock to be received by the Company's shareholders in the Merger compared to the market for Company Common Stock, (xiii) the projected pro forma ownership of CUC International by Company shareholders implied by the Exchange Ratio, with and without the Davidson Merger, (xiv) the terms of the Merger Agreement (including the "fiduciary out" and termination provisions thereof) and related agreements, and (xv) that CUC International has the financial resources, willingness and expertise to complete a business combination with the Company promptly which requires payment of the Merger consideration in the form of CUC International Common Stock.

    The Company's Board of Directors also considered a number of potentially negative factors in its deliberations concerning the Merger, including, among other things: (i) the possibility of disruption to and potential loss of the Company's management and key personnel, including software developers, pending consummation of or following the proposed Merger, (ii) the possibility that the successful integration of the businesses of the Company, CUC International (and Davidson, assuming the Davidson Merger is consummated) may not be achieved on a timely basis, or perhaps at all, (iii) despite the retention by the surviving corporation of the Company's senior executive personnel (see "The Merger--Interests of Certain Persons in the Merger--Employment Agreements"), the loss of complete independence that would result from the Company becoming a wholly owned subsidiary of CUC International pursuant to the Merger, and (iv) that certain members of the Company's management and Board of Directors have interests in the Merger that are in addition to and potentially in conflict with the interests of the holders of Company Common Stock generally. See "Summary--Risk Factors--Interests of Certain Persons in the Merger" and "The Merger--Interests of Certain Persons in the Merger."

    The foregoing discussion of the information and factors considered by the Company's Board of Directors is not intended to be exhaustive but is intended to include the material factors considered by the directors. In view of the wide variety of factors considered by the Company's Board of Directors, the directors did not find it practical to, and did not, quantify or otherwise assign relative weight to the specific factors considered, and individual directors may have ascribed differing weights to different factors.

  Recommendation of the Company's Board of Directors

    THE COMPANY'S BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND HAS DETERMINED THAT THE TERMS OF THE MERGER (AND THE TRANSACTIONS CONTEMPLATED THEREBY) ARE FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY'S SHAREHOLDERS AND RECOMMENDS A VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

    Walter A. Forbes, Chairman of the Board and Chief Executive Officer of CUC International, is a director of the Company and the beneficial owner of approximately 6,020 shares of Company Common Stock and options to purchase an additional 93,000 shares of Company Common Stock, of which 25,800 are currently exercisable. Mr. Forbes did not participate in any meetings or deliberations of the Board of Directors of the Company concerning the Merger.

OPINION OF COMPANY'S FINANCIAL ADVISOR

    The Company retained RS & Co. to act as its financial advisor in connection with the Merger and to render an opinion as to the fairness of the Exchange Ratio to the holders of Company Common Stock, from a financial point of view. The full text of RS & Co.'s opinion dated February 19, 1996 is attached to this Proxy Statement/Prospectus as Annex C and is incorporated herein by reference, and the summary of the opinion set forth below is qualified in its entirety by reference to the full text of such opinion. Shareholders of the Company are urged to read such opinion carefully and in its entirety for a description of the procedures followed, the factors considered, the assumptions made and the scope of review undertaken, as well as limitations on the review undertaken, by RS & Co. in rendering its opinion.

    At the February 19, 1996 special meeting of the Company's Board of Directors, RS & Co. delivered its oral opinion, which subsequently was confirmed in writing, that as of such date and based on the matters described therein, the Exchange Ratio was fair to the holders of Company Common Stock, from a financial point of view. RS & Co. did not recommend to the Company's Board that any specific exchange ratio should constitute the Exchange Ratio. No limitations were imposed by the Company's Board of Directors on RS & Co. with respect to the investigations made or procedures followed by it in furnishing its opinion. RS & Co.'s opinion to the Board addresses only the fairness of the Exchange Ratio to the holders of Company Common Stock, from a financial point of view, and did not constitute a recommendation to any such holder of Company Common Stock as to how such holder should vote at the Meeting. RS & Co. expresses no opinion as to the tax consequences of the Merger, and RS & Co.'s opinion as to the fairness of the Exchange Ratio does not take into account the particular tax status or position of any holder of Company Common Stock. In furnishing its opinion, RS & Co. was not engaged as an agent or fiduciary of the Company's shareholders or any other third party.

    In connection with the preparation of its opinion dated February 19, 1996, RS & Co., among other things: (i) reviewed financial information concerning the Company and CUC International furnished to it by both companies, including certain internal financial analyses and forecasts prepared by the management of the Company and CUC International; (ii) reviewed publicly available information concerning the Company, including the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995, the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1995, September 30, 1995 and December 31, 1995, respectively, the Company's 1995 Proxy Statement and Annual Report to Shareholders, various earnings and other public announcements made by the Company and various published industry and market analysts reports concerning the Company and the Company Common Stock, (iii) reviewed publicly available information concerning CUC International, including the CUC 10-K, CUC International's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 1995, July 31, 1995 and October 31, 1995, CUC International's 1995 Proxy Statement Annual Report to Shareholders and various earnings and other public announcements made by CUC International and various published industry and market analyst reports concerning CUC International and the CUC International Common Stock; (iv) held discussions with the management of the Company and CUC International concerning the businesses, past and current business operations, financial condition and future prospects of each of the Company and CUC International on an independent basis, and of the Company and CUC International on a combined basis; (v) reviewed the Merger Agreement; (vi) reviewed the stock price and trading history of the Company and CUC International; (vii) reviewed the contribution by each of the Company and CUC International to pro forma combined revenue, operating income, pre-tax income and net income; (viii) reviewed the valuations of publicly traded companies which were deemed comparable to the Company and to CUC International; (ix) compared the financial terms of the Merger with other transactions which were deemed relevant; (x) analyzed the pro forma earnings per share of the combined company, (xi) prepared a discounted cash flow analysis of the Company and CUC International; (xii) held discussions with the management of CUC International concerning CUC International's intention to acquire Davidson in a tax-free reorganization to be accounted for as a pooling-of-interests and the terms of such proposed acquisition; (xiii) reviewed publicly available financial information concerning Davidson; (xiv) held discussions with management of each of the Company and CUC International concerning the pro forma earnings, cash flow and assets of a combined company comprised of the Company, CUC International and Davidson; and (xv) made such other studies and inquiries, and reviewed such other data, as were deemed relevant.

    Non-public information provided to RS & Co. by CUC International included
(a) estimated total revenues of approximately $1.3 billion, $1.6 billion and $1.9 billion for the fiscal years ending January 31, 1996, 1997 and 1998, respectively, (b) estimated operating income of approximately $266.1 million, $340.8 million and $425.8 million for the fiscal years ending January 31, 1996, 1997 and 1998, respectively, (c) estimated net income of approximately $167.1 million, $211.8 million and $266.4 million for the fiscal years ending January 31, 1996, 1997 and 1998, respectively, and (d) estimated earnings per share of approximately $0.86, $1.08 and $1.33 for the fiscal years ending January 31, 1996, 1997 and 1998, respectively. Non-public information provided to R.S. & Co. by the Company included (a) estimated total revenues of approximately $153.4 million, $187.2 million and $224.6 million for the fiscal years ending March 31, 1996, 1997 and 1998, respectively, (b) estimated gross profit of approximately $109.2 million, $136.0 million and $163.2 million for the fiscal years ending March 31, 1996, 1997 and 1998, respectively, (c) estimated operating income of approximately $23.3 million, $37.5 million and $45.0 million for the fiscal years ended March 31, 1996, 1997 and 1998, respectively, (d) estimated net income of approximately $16.9 million, $23.8 million and $28.6 million for the fiscal years ending March 31, 1996, 1997 and 1998, respectively, and (e) estimated earnings per share of approximately $0.78, $1.08 and $1.25 for the fiscal years ending March 31, 1996, 1997 and 1998, respectively.

    THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A "SAFE HARBOR" EXEMPTION FOR FORWARD-LOOKING STATEMENTS TO ENCOURAGE COMPANIES TO PROVIDE PROSPECTIVE INFORMATION ABOUT THEIR BUSINESSES, PROVIDED THAT SUCH STATEMENTS ARE IDENTIFIED AS FORWARD-LOOKING AND ACCOMPANIED BY MEANINGFUL CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DISCUSSED IN SUCH FORWARD-LOOKING STATEMENTS. THE INFORMATION SET FORTH IN THE PRECEDING PARAGRAPH IS FORWARD-LOOKING AND IS MADE PURSUANT TO THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

    NEITHER CUC INTERNATIONAL NOR THE COMPANY AS A MATTER OF COURSE PUBLISHES OR MAKES GENERALLY AVAILABLE ANY ESTIMATES, FORECASTS OR PROJECTIONS AS TO ITS FUTURE PERFORMANCE, EARNINGS OR FINANCIAL CONDITION. THE FORWARD-LOOKING INFORMATION SET FORTH ABOVE HAS BEEN INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS SOLEY BECAUSE SUCH INFORMATION WAS FURNISHED TO R.S. & CO. BY MANAGEMENT OF CUC INTERNATIONAL AND THE COMPANY. SUCH INFORMATION WAS NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR IN COMPLIANCE WITH THE PUBLISHED GUIDELINES OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROJECTIONS OR FINANCIAL FORECASTS. SUCH INFORMATION WAS PRELIMINARY IN NATURE AND PREPARED SOLELY FOR INTERNAL PURPOSES AND IS SUBJECTIVE IN MANY RESPECTS AND, THEREFORE, SUSCEPTIBLE TO INTERPRETATIONS AND PERIODIC REVISIONS BASED ON ACTUAL EXPERIENCE AND BUSINESS DEVELOPMENTS. ALTHOUGH EACH OF CUC INTERNATIONAL AND THE COMPANY BELIEVE THAT THE ASSUMPTIONS UPON WHICH ITS FORWARD-LOOKING INFORMATION WAS BASED WERE REASONABLE WHEN MADE, BECAUSE SUCH ASSUMPTIONS ARE INHERENTLY SUBJECT TO SIGNIFICANT ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES WHICH ARE DIFFICULT OR IMPOSSIBLE TO PREDICT AND ARE BEYOND THE COMPANY'S AND CUC INTERNATIONAL'S CONTROL, THERE CAN BE NO ASSURANCE, AND NO REPRESENTATION OR WARRANTY IS MADE, THAT THE FINANCIAL ESTIMATES CONTAINED IN SUCH FORWARD-LOOKING INFORMATION WILL BE OR ARE CAPABLE OF BEING REALIZED. MOREOVER, IN THE CASE OF CUC INTERNATIONAL, ACTUAL FINANCIAL RESULTS FOR THE FISCAL YEAR ENDED JANUARY 31, 1996 (WHICH ARE INCORPORATED IN THIS PROXY STATEMENT/PROSPECTUS BY REFERENCE TO THE CUC 10-K) WERE NOT AVAILABLE AND, THEREFORE, NOT TAKEN INTO ACCOUNT BY MANAGEMENT OF CUC INTERNATIONAL AT THE TIME ITS FINANCIAL ESTIMATES WERE PREPARED AND FURNISHED TO R.S. & CO., AND NEITHER CUC INTERNATIONAL'S FINANCIAL ESTIMATES NOR THE COMPANY'S FINANCIAL ESTIMATES GIVE EFFECT TO CONSUMMATION OF THE MERGER, THE DAVIDSON MERGER OR THE IDEON MERGER (OR ANY OF THE PROPOSED TRANSACTIONS CONTEMPLATED THEREBY). ACCORDINGLY, IT IS EXPECTED THAT THERE COULD BE DIFFERENCES WHICH MAY BE MATERIAL BETWEEN ACTUAL FINANCIAL RESULTS AND ESTIMATED FINANCIAL RESULTS, AND ACTUAL RESULTS MAY BE HIGHER OR LOWER THAN THOSE ESTIMATED.

    NEITHER CUC INTERNATIONAL, THE COMPANY, R.S. & CO. NOR ANY OF THEIR RESPECTIVE AGENTS, EMPLOYEES OR ADVISORS INTEND OR HAVE ANY DUTY OR OBLIGATION (CONTRACTUAL OR OTHERWISE) TO SUPPLEMENT, AMEND, UPDATE, OR REVISE ANY OF THE FORWARD-LOOKING INFORMATION SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS. NEITHER CUC INTERNATIONAL'S NOR THE COMPANY'S INDEPENDENT AUDITORS HAVE EXAMINED OR COMPILED SUCH INFORMATION OR APPLIED ANY PROCEDURES WITH RESPECT TO SUCH INFORMATION. ACCORDINGLY,

SUCH AUDITORS HAVE NOT EXPRESSED ANY OPINION OR OTHER FORM OF ASSURANCES WITH RESPECT TO SUCH INFORMATION. ALTHOUGH CUC INTERNATIONAL, THE COMPANY AND THEIR RESPECTIVE FINANCIAL ADVISORS OR OTHER REPRESENTATIVES CONSIDERED SUCH FORWARD-LOOKING INFORMATION IN CONNECTION WITH THE PROPOSED MERGER, SUCH INFORMATION CONSTITUTED ONLY ONE OF THE MANY FACTORS CONSIDERED BY SUCH PARTIES.

    The following paragraphs summarize all material quantitative and qualitative analyses performed by RS & Co. in arriving at its opinion and reviewed with the Company's Board of Directors but does not purport to be a complete description of the analyses performed by RS & Co. RS & Co. reviewed information that was based on the financial condition of the Company and CUC International as of a date or dates shortly before the Merger Agreement was executed as of February 19, 1996 and based on available stock price information through the close of trading on the NYSE and the NASDAQ Stock Market, respectively, on February 16, 1996.

    Stock Price and Trading Analysis. RS & Co. reviewed the trading activity, including price and volume, of the Company Common Stock and CUC International Common Stock since January 1, 1995. With respect to the Company, RS & Co. noted that, since December 30, 1994, the daily closing sale prices of Company Common Stock ranged from a high of $46.83 on September 13, 1995 to a low of $15.00 on January 23, 1995. With respect to CUC International, RS & Co. noted that, since December 30, 1994, the daily closing sale prices of CUC International Common Stock ranged from a high of $39.25 on February 13, 1996 to a low of $22.00 on January 3, 1995. RS & Co. also noted that since August 16, 1995, 83% of the reported per share sale prices for Company Common Stock were less than $38.00. In addition, RS & Co. compared the indexed performance of the Company Common Stock and CUC International Common Stock since December 30, 1994 to a composite index of companies deemed comparable by RS & Co. to the Company and a composite index of companies comparable to CUC International. The composite index of companies RS & Co. deemed comparable to the Company included: Activision, Inc., Broderbund Software, Inc., Edmark Corporation, Electronic Arts, Inc., GT Interactive Software Corp., Maxis, Inc., 7th Level, Inc., SoftKey International Inc. and Spectrum HoloByte, Inc. (collectively, the "Sierra Comparable Companies"). The composite index of companies that RS & Co. deemed comparable to CUC International included: Fritz Companies, Inc., H&R Block, Inc., Paychex, Inc., QuickResponse Services, Inc. and Total System Services, Inc. (collectively, the "CUC International Comparable Companies"). This information was presented to provide the Company's Board of Directors with background information regarding the respective per share prices of the Company Common Stock and CUC International Common Stock over the indicated period.

    Exchange Ratio Analysis. RS & Co. reviewed the exchange ratio of each share of CUC International Common Stock for each share of Company Common Stock implied by the daily closing sale prices of Company Common Stock and CUC International Common Stock since February 16, 1995. RS & Co. noted that the average implied exchange ratio since February 16, 1995 was 0.900, with a high of 1.446 on September 13, 1995, a low of 0.535 on January 18, 1996, and a final ratio of
0.723 on February 16, 1996. RS & Co. noted that the average implied exchange ratio since January 1, 1996 was 0.677, compared to the Exchange Ratio of 1.225 in the Merger.

    RS & Co. reviewed the premiums represented by the Exchange Ratio compared to implied exchange ratios based on the closing sale prices of Company Common Stock and CUC International Common Stock as of February 16, 1996 and four weeks prior to such date. Such premiums were 69.4% and 117.3%, respectively. In addition, RS & Co. reviewed the premium represented by the Exchange Ratio of 1.225 in the Merger compared to implied exchange ratios based on simple average and volume weighted average historical closing sale prices for Company Common Stock and CUC International Common Stock for the latest 10, 20 and 30 trading days, and the trailing three, six, nine and 12 months, and since February 16, 1995. Such premiums ranged between 30.7% and 90.8%.

    Contribution Analysis. RS & Co. compared the contribution of the Company and CUC International to the pro forma combined revenue, operating income, pre-tax income, and net income estimates for the combined company, based on the forecasts of management of the Company and CUC International of their respective company's financial performance for the fiscal years ended January 1996, 1997 and 1998. For such periods, RS & Co. noted that the Company would contribute 9.9% to 10.4% of pro forma combined revenue, 8.0% to 9.6% of pro forma combined operating income, 8.1% to 9.6% of pro forma combined pre-tax income, and 9.2% to 9.8% of pro forma combined net income. Giving consideration to the Company and CUC International's net cash amounts, RS & Co. noted the Company's implied exchange ratio, based on its contribution to pro forma combined revenue and operating income, ranged from 1.02 to 1.07 and 0.82 to 0.98, respectively. RS & Co. also noted that the Company's implied exchange ratio, based on its contribution to pro forma pre-tax and net income ranged from 0.77 to 0.93 and
0.89 to 0.95, respectively. RS & Co. compared these historical and projected implied exchanged ratios to the Exchange Ratio which is higher than each of these implied ratios.

    Comparable Company Analysis Related to the Company. RS & Co. compared certain financial data and multiples of income statement parameters accorded to the Sierra Comparable Companies for the fiscal years ended March 31, 1993 and 1994, the trailing 12-month period, and the 1995 and 1996 calendar years. Financial data compared included: market capitalization, total capitalization (i.e., market capitalization less cash and cash equivalents, plus debt), revenues, gross profit, operating income, net income, earnings per share, gross margin, operating margin, net margin and projected earnings per share growth rate as reported by RS & Co. and third party sources. Multiples compared included: total capitalization to revenue, total capitalization to operating income, price per share to earnings per share, and price per share to earnings per share as adjusted for projected growth rates.

    Based on total capitalization to revenue multiples of approximately 2.4 to 8.9x for estimated calendar 1995 and approximately 2.1 to 5.7x for projected calendar year ending December 31, 1996 for the Sierra Comparable Companies, and after adjusting for the Company's net cash, the Company's public market implied equity valuation ranged from $399 million to $1.319 billion with an average of $753 million, and $456 million to $1.125 billion with an average of $650 million, respectively. Based on total capitalization to operating income multiples of approximately 13.8 to 56.9x for estimated calendar year ending December 31, 1995 and approximately 12.6 to 39.0x for projected calendar year ending December 31, 1996 for the Sierra Comparable Companies, and after adjusting for the Company's net cash, the Company's public market implied equity valuation ranged from $380 million to $1.377 billion with an average of $720 million, and $502 million to $1.437 billion with an average of $745 million, respectively. Based on price per share to earnings per share multiples of approximately 23.7 to 61.3x for estimated calendar year ending December 31, 1995 and approximately 11.5 to 52.6x for projected calendar year ending December 31, 1996 for the Sierra Comparable Companies, the Company's public market implied equity valuation ranged from $420 million to $1.087 billion with an average of $717 million, and $254 million to $1.160 billion with an average of $615 million, respectively. RS & Co. also valued the Company by applying a 25% and 50% acquisition premium to the average of the above noted six public market valuations derived from the Sierra Comparable Companies. Based on those premiums, the public market implied equity valuations were $875 million and $1.050 billion, respectively. RS & Co. noted that based on the number of shares of Company Common Stock outstanding on February 16, 1996 and on CUC International's $37.50 closing stock price on the same date, the Merger resulted in an aggregate Company equity value of approximately $1.016 billion.

    Comparable Company Analysis Related to CUC International. RS & Co. compared certain financial data and multiples of income statement parameters accorded to the CUC International Comparable Companies for the fiscal years ended January 31, 1993 and 1994, the trailing 12-month period, and the 1995 and 1996 calendar years. Financial data compared included market capitalization, total capitalization (i.e., market capitalization less cash and cash equivalents, plus debt), revenues, operating income, net income, earnings per share, operating margin, net margin and projected earnings per share growth rate as reported by RS & Co. and third party sources. Multiples compared included total capitalization to revenue, total capitalization to operating income, price per share to earnings per share, and price per share to earnings per share as adjusted for projected growth rates.

    For CUC International, based on total capitalization to revenue multiples of approximately 1.3 to 8.6x for estimated calendar year ended December 31, 1995 and approximately 1.0 to 7.2x for projected calendar year ended December 31, 1996 for the CUC International Comparable Companies, and after adjusting for CUC International's net cash, CUC International's public market implied equity valuation ranged from $1.875 billion to $11.464 billion with an average of $5.564 billion, and $1.702 billion to $11.784 billion with an average of $5.509 billion, respectively. Based on total capitalization to operating income multiples of approximately 14.3 to 43.7x for estimated calendar year ended December 31, 1995 and approximately 12.4 to 33.4x for projected calendar year ended December 31, 1996 for the CUC International Comparable Companies, and after adjusting for CUC International's net cash, CUC International's public market implied equity valuation ranged from $3.967 billion to $11.785 billion with an average of $6.968 million, and $4.388 billion to $11.534 billion with an average of $6.926 billion, respectively. Based on price per share to earnings per share multiples of approximately 23.5 to 57.1x for estimated calendar year ended December 31, 1995 and approximately 23.3 to 44.1x for projected calendar year ended December 31, 1996 for the CUC International Comparable Companies, CUC's public market implied equity valuation ranged from $3.820 billion to $9.277 billion with an average of $6.095 billion, and $4.768 billion to $9.025 billion with an average of $6.238 billion, respectively. RS & Co. noted that based on CUC International's closing stock price of $37.50 on February 16, 1996, CUC International's total market capitalization was $7.095 billion.

    Comparable Transaction Analysis Related to the Company. RS & Co. analyzed publicly available information for selected pending or completed mergers and acquisitions within the education/entertainment (together, "edutainment") software industry and within the general software industry. In examining these transactions, RS & Co. analyzed certain financial parameters of the acquired company relative to the consideration offered. Financial indictors compared included consideration offered plus net debt assumed ("total consideration") to the latest 12 months' revenue, total consideration offered to latest 12 months' net income, total consideration to book value, and the transaction premium paid over the public equity closing sale price one day and one month, respectively, prior to the public announcement of the transaction. The acquisitions reviewed in the edutainment software industry were: Compton's NewMedia, Inc./ Softkey International Inc. (November 30, 1995), Papyrus Design Group, Inc./Sierra On-Line, Inc. (November 30, 1995), The Learning Company/Softkey International, Inc. (October 30, 1995), Software Toolworks Inc./Pearson PLC (March 31, 1994), MicroProse, Inc./Spectum HoloByte, Inc. (June 17, 1993), and Origin Systems, Inc./Electronic Arts, Inc. (October 1, 1992) (the "edutainment transactions"). The acquisitions reviewed in the general software industry, in addition to the edutainment transactions, included: Microtec Research, Inc./Mentor Graphics Corp. (October 10, 1995), Collabra Software, Inc./Netscape Communications Corp. (September 21, 1995), Delrina, Inc./Symanatec, Inc. (July 6, 1995), Frame Technology Corporation/Adobe Systems (June 22, 1995), Lotus Development Corp./International Business Machines (March 15, 1995), Spry Inc./CompuServe (March 13, 1995), Allas Research Inc./Silicon Graphics, Inc. (February 7, 1995), Wavefront Technologies, Inc./Silicon Graphics, Inc. (February 7, 1995), Powersoft Corp./Sybase, Inc. (November 14, 1994), Digidesign, Inc./Avid Technology, Inc., Intuit Inc./Microsoft Corp. (October 14, 1994), WordPerfect Corp./Novell Inc. (March 21, 1994), Aldus Corp./Adobe Systems (March 15, 1994), Softimage Inc./Microsoft Corp. (February 14, 1994), ChipSoft, Inc./Intuit, Inc. (September 1, 1993), Compton's Multimedia/Tribune Co. (July 6, 1993), and Fox Software Inc./Microsoft Corp. (March 23, 1992).

    Based on total consideration offered to the latest 12 months' revenue multiples of the edutainment transactions, the Company's implied equity value ranged from $473 million to $1.289 billion, with an average of $745 million. Based on the premium paid over the public equity closing sale price one month prior to the public announcement of the edutainment transactions, the Company's implied equity value ranged form $653 million to $898 million, with an average of $776 million. Based on total consideration offered to the latest 12 months' revenue multiples of the general software transactions, the Company's implied equity value ranged from $317 million to $1.999 billion, with an average of $745 million. Based on consideration offered to the latest 12 months' net income multiples of the general software transactions, the Company's implied equity value ranged from $528 million to $1.442 billion, with an average of $840 million. Based on the premium paid over the public equity closing sale price one month prior to announcement of the general software transactions, the Company's implied equity value ranged from $653 million to $1.107 billion, with an average of $853 million. RS & Co. noted that based on the number of shares of Company Common Stock outstanding on February 16, 1996 and on CUC International's $37.50 closing stock price on the same date, the Merger resulted in an aggregate Company equity value of approximately $1.016 billion.

    Discounted Cash Flow Analysis Related to the Company. RS & Co. performed certain discounted cash flow analyses to estimate the present value of the stand-alone, unlevered (before interest expense) after-tax cash flows of the financial projections prepared by management of the Company. RS & Co. first discounted the projected, unlevered after-tax cash flows through March 31, 2002, using a range of discount rates from 16% to 20%. This range of discount rates was based on the weighted average cost of capital of the Sierra Comparable Companies, which ranged from 13.1% to 22.6%, with a mean of 17.7%. The Company's unlevered after-tax cash-flows were calculated as the after-tax operating earnings of the Company adjusted for the add-back of non-cash expenses and the deduction of uses of cash not reflected in the income statement. RS & Co. then added to the present value of the cash flows the terminal value of the Company in the fiscal year ending March 31, 2002, discounted back at the same discount rate. The terminal value was computed by multiplying the Company's projected earnings before interest and income ("EBIT") in the fiscal year ending March 31, 2002 by terminal multiples ranging from 10.0 to 14.0x. The range of terminal multiples selected reflected RS & Co.'s judgment as to an appropriate range of multiples at the end of the referenced period. The discounted cash flow valuation indicated implied equity valuations from $456 million to $688 million, with an average of $564 million.

    Discounted Cash Flow Analysis Related to CUC International. RS & Co. performed a discounted cash flow analysis to estimate the present value of the stand-alone, unlevered (before interest expense) after-tax cash flows of the financial projections prepared by management of CUC International. RS & Co. first discounted the projected, unlevered after-tax cash flows through January 31, 2002 using a range of discount rates from 12% to 16%, which ranged from 10.5% to 18.6%, with a mean of 13.8%. This range of discount rates was based on the weighted average cost of capital of the CUC International Comparable Companies. CUC International's unlevered after-tax cash-flows were calculated as the after-tax operating earnings of CUC International adjusted for the add-back of non-cash expenses and the deduction of uses of cash not reflected in the income statement. RS & Co. then added to the present value of the cash flows the terminal value of CUC International in the fiscal year ending January 31, 2002, discounted back at the same discount rate. The terminal value was computed by multiplying CUC International's projected EBIT in fiscal 2002 by terminal multiples ranging from 11.0 to 13.0x. The range of terminal multiples selected reflect RS & Co.'s judgment as to an appropriate range of multiples at the end of the referenced period. The discounted cash flow valuation indicated implied equity valuations from $5.446 billion to $7.425 billion, with an average of $6.381 billion.

    Pro Forma Earnings Analysis. RS & Co. analyzed the pro forma earnings per share of the combined company based on the Exchange Ratio and financial projections provided by the respective managements of CUC International and the Company. Such analysis indicated that, in the absence of synergies, pro forma earnings per share of the combined company, compared to CUC International as a stand-alone entity, would be reduced by 2.8% and 2.5% for CUC International's fiscal years ending January 31, 1997 and 1998, respectively, and that the corresponding pre-tax necessary for zero dilution were $10.8 million and $12.3 million, respectively.

    RS & Co. also analyzed the pro forma earnings per share of CUC International assuming consummation of the Merger and the Davidson Merger based on the Exchange Ratio of 1.225 in the Merger and a 0.85 exchange ratio in the proposed Davidson Merger, and based on financial projections provided by the respective managements of CUC International and the Company. Such analysis indicated that, in the absence of synergies, pro forma earnings per share of the pro-forma combined company, compared to CUC International as a stand-alone entity, would be reduced by 6.4% and 5.4% for CUC International's fiscal years ending January 31, 1997 and 1998, respectively, and that the corresponding pre-tax savings necessary for zero dilution were $28.5 million and $27.4 million, respectively. RS & Co. also presented the results of this analysis, assuming $7.5 million and $15.0 million in cost savings in each of CUC International's fiscal years ending January 31, 1997 and 1998. Such analysis indicated reductions in the pro forma combined company's earnings per share, compared to CUC International as a stand-alone entity, of (i) 4.7% and 4.1% for the fiscal years ending January 31, 1997 and 1998, respectively, assuming $7.5 million in annual cost savings, and
(ii) 3.0% and 2.7% for the fiscal years ending January 31, 1997 and 1998, respectively, assuming $15.0 million in annual cost savings.

    RS & Co. also reviewed with the Board certain other analyses incorporating the Merger and the Davidson Merger. None of these analyses altered RS & Co.'s opinion regarding the fairness of the Merger. Although RS & Co. reviewed with the Board certain terms of the Davidson Merger, RS & Co.'s opinion addresses only the fairness of the Exchange Ratio to the holders of Company Common Stock as of February 19, 1996, and does not address the fairness of the Davidson Merger to any party.

    The preparation of fairness opinions involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances; therefore, such opinions are not readily susceptible to summary description. In arriving at its opinion, RS & Co. did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, RS & Co. believes its analyses must be considered as a whole and that considering any portion of such analyses and current factors could create a misleading or incomplete view of the process underlying its opinion. In its analyses, RS & Co. made numerous assumptions with respect to industry performance, general business and other conditions and matters, many of which are beyond the control of the Company and CUC International. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

    Based on past activities, RS & Co. has a substantial degree of familiarity with the Company. In addition, in the course of its engagement, RS & Co. completed further investigation of the Company, CUC International and Davidson. In arriving at its opinion, however, RS & Co. did not independently verify any of the foregoing information and relied on all such information being complete and accurate in all material respects. Furthermore, RS & Co. did not obtain any independent appraisal of the properties or assets of the Company or CUC International. With respect to the financial and operating forecasts (and the assumptions and bases therefor), estimates and analyses provided to RS & Co. by the Company and CUC International, RS & Co. assumed that such projections, estimates and analyses were reasonably prepared in good faith and represent the best currently available estimates and judgments of the respective management of the Company and CUC International as to the future financial performance of both companies. RS & Co. noted, among other things, that its opinion is necessarily based upon market, economic and other conditions existing as of the date of the opinion, and information available to RS & Co. as of the date thereof.

    While RS & Co. selected the Sierra Comparable Companies and the CUC Comparable Companies based on the similarities in markets served and businesses conducted, no company used in the analysis of other publicly traded companies, nor any transaction used in the comparable transaction analysis, is identical to the Company or CUC International, or to the Merger.

    RS & Co. was retained based on RS & Co.'s experience as a financial advisor in connection with mergers and acquisitions and in securities valuations generally, as well as RS & Co.'s investment banking relationship and familiarity with the Company. RS & Co. has provided financial advisory and investment banking services to the Company from time to time, including acting as lead underwriter for the public offering by the Company of the Convertible Notes. In addition, RS & Co. maintains a market in shares of the Company's Common Stock.

    The Company engaged RS & Co. pursuant to a letter agreement dated February 13, 1996. The agreement provides that, for its services, RS & Co. is entitled to receive, contingent upon consummation of the Merger, a fee based on the aggregate consideration (including any consideration paid to holders of the Company's stock, option, warrant and debt holders) paid in the Merger as follows: 0.75% of the aggregate Merger consideration up to but less than $45.00 per share, plus 1.00% of the aggregate Merger consideration in excess of $45.00 per share but less than $50.00 per share, plus 1.50% of the aggregate Merger consideration in excess of $50.00 per share. The fee that would have been payable to RS & Co. if the Merger has been consummated on February 16, 1996 (the last trading date prior to public announcement of the Merger) would have been $7.67 million, based on CUC International's closing stock price of $37.50 on such date. A payment of $500,000.00 became due and payable to RS & Co. upon delivery of its fairness opinion to the Company Board and the execution of the Merger Agreement. The remainder of the RS & Co. fee is due and payable upon consummation of the Merger. The Company has also agreed to indemnify RS & Co. for certain liabilities relating to or arising out of services provided by RS & Co. as financial advisor to the Company.

CERTAIN CONSEQUENCES OF THE MERGER

    Upon consummation of the Merger, shares of Company Common Stock will cease to be traded on the NASDAQ Stock Market, and application (on Form 15) to the Commission promptly will be made to deregister such shares under the Exchange Act. After the Merger, as a result of such deregistration, the Company no longer will be obligated to file periodic reports with the Commission. In addition, the termination of registration of the Company Common Stock under the Exchange Act would cause to be inapplicable certain other provisions of the Exchange Act, including requirements that the Company's executive officers, directors and 10% shareholders file certain reports concerning their ownership of the Company's securities and provisions requiring that any profit by such executive officers, directors and shareholders derived from purchases and sales of the Company's equity securities within any six-month period be recovered by the Company.

    In the Merger, shareholders of the Company immediately prior to the Effective Time will, from and after the Effective Time, become shareholders of CUC International, and thereby will continue to have an indirect economic interest in the Company as a wholly owned subsidiary of CUC International. Based upon the equity capitalization of the Company and CUC International as of the Record Date and giving effect to the Merger (and assuming consummation of the Davidson Merger and the Ideon Merger at or prior to the Effective Time), the total number of shares of CUC International Common Stock outstanding immediately following the Effective Time will be 260,974,003 shares, and the shareholders of the Company immediately prior to the Effective Time will own, in the aggregate, approximately 10% of the CUC International Common Stock outstanding immediately after the Effective Time. If the Davidson Merger is consummated at or prior to the Effective Time (but the Ideon Merger is not), the total number of shares of CUC International Common Stock outstanding immediately following the Effective Time will be 247,141,925 and such shareholders of the Company immediately prior to the Effective Time will own, in the aggregate, approximately 10% of the CUC International Common Stock outstanding immediately after the Effective Time. If the Ideon Merger is consummated at or prior to the Effective Time (but the Davidson Merger is not), the total number of shares of CUC International Common Stock outstanding immediately following the Effective Time will be 230,934,397 and such shareholders of the Company immediately prior to the Effective Time will own, in the aggregate, approximately 11% of the CUC International Common Stock outstanding immediately after the Effective Time. If neither the Davidson Merger nor the Ideon Merger is consummated at or prior to the Effective Time, the total number of shares of CUC International Common Stock outstanding immediately following the Effective Time will be 217,102,319 and such shareholders of the Company immediately prior to the Effective Time will own, in the aggregate, approximately 12% of the CUC International Common Stock outstanding immediately after the Effective Time. CUC International has agreed to use all reasonable efforts to cause the shares of CUC International Common Stock to be issued in the Merger, and the shares of CUC International Common Stock to be reserved for issuance pursuant to the Options and upon conversion of the Convertible Notes, to be listed on the NYSE, subject to official notice of issuance.

MANAGEMENT OF THE COMPANY AFTER THE MERGER

    Pursuant to the Merger Agreement, the directors of the Company at the Effective Time will be the initial directors of the surviving corporation until each such director's successor is duly elected or appointed and qualified, and the officers of the Company at the Effective Time will be the initial officers of the surviving corporation until each such officer's successor is duly elected or appointed and qualified. In connection with the Merger, CUC International has agreed to enter into employment agreements with each of the Company's Chairman of the Board and Chief Executive Officer, President and Chief Operating Officer, Vice President of Product Development, Vice President and General Counsel, Director of Marketing and Vice President of Sales, and has entered into a personal services agreement with an independent software developer for the Company, pursuant to which such persons will continue to serve in such capacities for the surviving corporation after the Effective Time. See "Interest of Certain Persons in the Merger--Employment and Noncompetition Agreements."

CONDUCT OF THE BUSINESS OF CUC INTERNATIONAL AND THE COMPANY IF THE MERGER IS NOT CONSUMMATED

    If the Merger is not consummated, it is expected that the respective businesses and operations of CUC International and the Company will continue to be conducted substantially as they currently are being conducted (subject, in the case of CUC International, to the consummation of the proposed Davidson Merger and/or the Ideon Merger). Pursuant to the Confidentiality Agreement, CUC International and the Company have agreed that, if the Merger is not consummated, for the two-year period ending February 17, 1998, unless otherwise agreed to in writing by the other party, neither it nor any of its affiliates (as such term is defined under the Exchange Act) will in any manner, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities (or beneficial ownership thereof) or assets of the other party or any of its subsidiaries; (ii) any tender or exchange offer, merger or other business combination involving the other party or any of its subsidiaries; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the other party or any of its subsidiaries; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the other party or any of its subsidiaries; or (iv) any solicitation of proxies (as such terms are used in the proxy rules of the Commission) or consents to vote any voting securities of the other party; (b) form, join or in any way participate in a "group" (as defined under the Exchange
Act) that proposes to take any of the actions described in clause (i) through
(iv) above; (c) otherwise act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of the other party; (d) take any action which might force the other party to make a public announcement regarding any of the types of matters set forth in (a) above; or
(e) enter into any discussions or arrangements with any third party with respect to any of the foregoing.

MATERIAL CONTACTS BETWEEN CUC INTERNATIONAL AND THE COMPANY

    Other than the discussions and negotiations relating to, and the execution of, the Merger Agreement discussed in "The Merger--Background of the Merger," the "Shareholders Agreement," and the negotiations of the employment and noncompetition agreements and other related transaction documentation, and the interests of certain directors and executive officers discussed below in "--Interests of Certain Persons in the Merger," neither CUC International nor the Company knows of any past, present or proposed material contracts, arrangements, understandings, relationships, negotiations or transactions in the last five years between the Company or its affiliates and CUC International or its affiliates.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the Company's Board of Directors with respect to the Merger Agreement, holders of shares of Company Common Stock should be aware that certain executive officers and directors of the Company have certain interests in the Merger that are in addition to and potentially in conflict with the interests of holders of Company Common Stock generally. The Board of Directors of the Company has considered these interests, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

    Stock Options. At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each, an "Option" and collectively, "Options") issued pursuant to the (i) 1987 Stock Option Plan of the Company and the 1995 Stock Option and Award Plan (the "1995 Plan") of the Company and the Papyrus Design Group, Inc. 1992 Stock Option Plan (collectively, the "Company Plans") and (ii) the Sierra On-Line, Inc. 1993 Stock Option Agreement with Kenneth A. Williams, the Company's Chairman and Chief Executive Officer, and the Sierra On-Line, Inc. 1994 Stock Option Agreement with Walter A. Forbes, the Chairman of the Board and Chief Executive Officer of CUC International and a director and shareholder of the Company (collectively, the "Non-Plan Option Agreements"), whether vested or unvested, will be assumed by CUC International and will constitute an option to acquire, on the same terms and subject to the same conditions as were applicable under the assumed Option (including, without limitation, term, exercisability, vesting schedule, status as an "incentive stock option" under section 422 of the Code, acceleration and termination provisions), the same number of shares of CUC International Common Stock (each, a "CUC International Option"), as the holder of the assumed Option would have been entitled to receive pursuant to the Merger had such holder exercised the assumed Option in full immediately prior to the Effective Time, at a price per share equal to (y) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to the assumed Option, divided by: (z) the number of full shares of CUC International Common Stock deemed purchasable pursuant to the assumed Option; provided, however, that the number of shares of CUC International Common Stock that may be purchased upon exercise of any such CUC International Option will not include any fractional share and, upon exercise of the CUC International Option, a cash payment will be made for any fractional share based upon the closing price of a share of CUC International Common Stock on the NYSE on the trading day immediately preceding the date of exercise. Employment with the Company will be credited to the optionees for purposes of determining the number of vested shares of CUC International Common Stock subject to exercise under assumed Options after the Effective Time. The CUC International Options will become 100% vested and fully exercisable in the event that, within two years after the Effective Time, the holder's employment or services are terminated by CUC International or any of its affiliates without Cause or the holder voluntarily terminates his or her employment or services with Good Reason. "Cause" and "Good Reason" will have the same meanings as set forth in the 1995 Plan. None of the Options that are unvested at the Effective Time will become vested as a result of the execution and delivery of the Merger Agreement or consummation of the Merger. As soon as practicable after the Effective Time, but no later than 30 days thereafter, CUC International has agreed to deliver to the holders of Options notices informing such holders that such Options have been assumed by CUC International and constitute options to purchase shares of CUC International Common Stock on the same terms and conditions as the assumed Options (subject to certain adjustments after giving effect to the Merger).

    As of the Record Date, executive officers and directors of the Company had outstanding Options as follows:

                                                               NUMBER OF SHARES OF     WEIGHTED
                                                               COMPANY COMMON STOCK     AVERAGE
                                                                    SUBJECT TO         EXERCISE
    NAME OF INDIVIDUAL                   POSITION              OUTSTANDING OPTIONS       PRICE
- -----------------------------  -----------------------------   --------------------    ---------
Kenneth A. Williams..........  Chairman of the Board and
                               Chief Executive Officer                109,000          $ 15.9914
Michael A. Brochu............  President and Chief Operating
                               Officer                                120,000          $ 19.4063
Dennis Cloutier..............  Vice President of Sales                 70,000          $ 14.3304
Jarold W. Bowerman...........  Vice President of Product
                               Development                             60,000          $ 18.9813
Richard K. Thumann...........  Vice President and General
                               Counsel                                 30,000          $ 20.8063
Roland Oskian................  Vice President of European
                               Operations                              30,000          $ 13.6667
Roberta L. Williams..........  Director                                33,000          $ 20.4914
Thomas L. Beckmen............  Director                                33,000          $ 20.6018
Michael G. Berolzheimer......  Director                                36,000          $ 18.9375
Walter A. Forbes.............  Director                                93,000          $ 13.2598
Marvin H. Green, Jr. ........  Director                                30,750          $ 21.3415
David C. Hodgson.............  Director                                33,000          $ 20.1591

    Employment and Noncompetition Agreements. Upon consummation of the Merger, CUC International has agreed to enter into employment agreements with the following employees of the Company: Kenneth A. Williams, Chairman of the Board and Chief Executive Officer; Michael A. Brochu, President and Chief Operating Officer; Jarold Bowerman, Vice President of Product Development; Richard K. Thumann, Vice President and General Counsel; Bill Moore, Director of Marketing and Dennis Cloutier, Vice President of Sales. Roberta L. Williams, a director of and independent product developer for the Company, entered into a personal services agreement with CUC International in connection with the execution of the Merger Agreement. Roberta L. Williams and Kenneth A. Williams also agreed to enter into non-competition agreements with CUC International upon consummation of the Merger.

    The employment agreement with Mr. Williams will provide that (i) he will be elected to the Board of Directors of CUC International and serve as a Vice Chairman of such Board, and will become a member of the Office of the President of CUC International; (ii) he will continue as the surviving corporation's Chief Executive Officer and as a director and will report to the President of CUC International; (iii) he will be a member of the Office of the President of CUC International; (iv) the term of his employment will continue for a period of 36 full calendar months, subject to extension or termination as provided in the agreement; (v) he will receive a base salary which will be no less than his salary in effect on the date of the agreement; (vi) he will be eligible for discretionary annual incentive compensation awards; and (vii) he will be entitled to participate in all compensation or employee benefit plans or programs and receive all benefits and perquisites for which salaried employees of CUC International are eligible under any plan or program now in effect or later established by CUC International for salaried employees generally.

    The non-competition agreements with each of Kenneth A. and Roberta L. Williams (i) will provide that, from the closing date of the Merger to the third anniversary of such date, they will not make any statements or perform any acts intended to or which may have the effect of advancing the interest of any existing or prospective competitors of the surviving corporation or any of its subsidiaries or in any way injuring the interests of the surviving corporation or any of its subsidiaries and, without the prior written approval by the Board of Directors of CUC International, they will not engage in competition, or directly or indirectly own or hold a proprietary interest in or be employed by, or consult with or receive compensation from, any party which competes, in any way or manner with the business of CUC International or any of its subsidiaries, as such business or businesses may be conducted from time to time or (ii) until the later of the fifth anniversary of the Closing Date and the expiration or termination of their period of employment they will not (a) solicit any clients of CUC International or any of its affiliates for any business of CUC International or any of its affiliates or discuss with any employee of CUC International or any of its affiliates the information or operations of any business intended to compete with CUC International or any of its affiliates,
(b) solicit or induce any person who is an employee of CUC International or any of its affiliates to terminate any relationship such person may have with CUC International or any of its affiliates, nor shall they during such period directly or indirectly engage, employ or compensate, or cause or permit any person with whom they may be affiliated, to engage, employ or compensate, any employee of CUC International or any of its affiliates, and (c) own or hold any proprietary interest in, manage, be employed by or consult with, operate, join, control or participate in the ownership, management, operation or control of any person or entity that (x) competes, in any way or manner, with the surviving corporation or its subsidiaries in the packaged entertainment or education software business anywhere in the world as such business may be conducted from time to time or (y) markets or distributes entertainment-related software or services on the Internet or any similar computer network.

    The employment agreements with each of Messrs. Brochu, Bowerman, Thumann, Moore, and Cloutier will provide for the payment of a negotiated base salary and bonus and the grant of options to purchase shares of CUC International Common Stock.

    The personal services agreement with Roberta L. Williams provides that she will continue to provide the surviving corporation with certain personal services relating to the design and development of computer software.

    Directorships. CUC International has agreed, effective as of the Closing Date, to increase the size of its Board of Directors by one director and to cause Kenneth A. Williams to be appointed to such Board to fill the vacancy so created for an initial term expiring on the third anniversary of the date of the annual meeting of CUC International's shareholders next succeeding February 19, 1996 (i.e., the date of the Merger Agreement) and to serve as a Vice Chairman of such Board. In addition, CUC International has agreed, effective upon consummation of the Davidson Merger, to further increase the size of its Board of Directors by two directors and to cause Robert M. Davidson (the Chairman and Chief Executive Officer of Davidson) and Janice G. Davidson (the President of Davidson) to be appointed to such Board to fill the vacancies so created for initial terms expiring on the second anniversary (in the case of Mr. Davidson) and on the first anniversary (in the case of Mrs. Davidson) of the date of the annual meeting of CUC International's shareholders next following February 19, 1996 (i.e., the date of the Davidson Merger Agreement).

    The Merger Agreement preserves certain indemnification and insurance rights of the executive officers and directors of the Company which currently are in effect. See "The Merger Agreement-- Certain Covenants."

ACCOUNTING TREATMENT

    The Company and CUC International each has agreed that it will not take any action which could prevent the Merger from being accounted for as a "pooling-of-interests" and the Company has agreed to bring to the attention of CUC International, and CUC International has agreed to bring to the attention of the Company, any actions, or agreements or understandings, whether written or oral, that could be reasonably likely to prevent CUC International from accounting for the Merger as a "pooling-of-interests." CUC International has agreed to use commercially reasonable efforts to cause its independent auditors, Ernst & Young LLP, to deliver to CUC International a letter to the effect that pooling-of-interests accounting (under Accounting Principles Board Opinion No.
16) is appropriate for the Merger, provided that the Merger is consummated in accordance with the terms of the Merger Agreement. The Company has agreed to use commercially reasonable efforts to cause Deloitte & Touche LLP to cooperate fully with Ernst & Young LLP (including, without limitation, sharing information, analysis and work product, engaging in active discussions and delivering to the Company a letter to the effect that the Company would meet the criteria for pooling-of-interests accounting treatment. The Company has agreed to use its best efforts to cause all affiliates (as defined below) and employees to take or not take such actions as CUC International may be informed by any governmental entity are necessary to be taken or not to be taken so that the Merger will be accounted for as a "pooling-of-interests." See "The Merger Agreement--Conditions" and "Unaudited Pro Forma Condensed Financial Statements."

    Pursuant to the Merger Agreement, each person who is an "affiliate" of the Company for purposes of Rule 145 of the Securities Act has delivered to CUC International a written agreement that such "Affiliate" will not sell or in any other way reduce such "affiliate's" risk relative to any shares of CUC International Common Stock received in the Merger (within the meaning of the Commission's Financial Reporting Release No. 1, "Codification of Financing Reporting Policies," Sec. 201.01 47 F.R. 21028 (May 17, 1982)), until such time as financial results (including combined sales and net income) covering at least 30 days of post-Effective Time operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the Commission. See "Federal Securities Law Consequences."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following summary describes the material federal income tax consequences of the Merger to the Company, CUC International and the holders of Company Common Stock who are citizens or residents of the United States. It does not discuss all of the tax consequences that may be relevant to the Company's shareholders in special tax situations (such as insurance companies, financial institutions, dealers in securities, tax-exempt organizations or non-U.S. persons) or the Company's shareholders who acquired their shares of Company Common Stock pursuant to the exercise of employee stock options or warrants, or otherwise as compensation. The summary also does not discuss tax consequences to holders of the Convertible Notes or the Company's options.

    The Merger is intended to qualify as a reorganization under Section 368(a) of the Code. It is a condition to the obligation of the Company to consummate the Merger that the Company shall have received an opinion from Perkins Coie, tax counsel to the Company ("Tax Counsel") a form of which is attached as Annex D to this Proxy Statement/Prospectus, to the effect that: (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) each of CUC International, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, and (iii) no gain or loss will be recognized by holders of Company Common Stock as a result of the Merger with respect to shares of Company Common Stock converted solely into shares of CUC International Common Stock (except with respect to cash, if any, received by such Company shareholders in lieu of fractional share interests in CUC International Common Stock). In rendering its opinion, such Tax Counsel will rely upon certain assumptions, representations and warranties of CUC International (on its own behalf and on behalf of Merger Sub) and the Company and certain representations of significant shareholders of the Company, including those set forth in the Merger Agreement. Tax Counsel's opinion neither binds the Internal Revenue Service ("IRS") nor precludes the IRS from adopting a contrary position. An opinion of counsel only represents such counsel's best legal judgment and has no binding effect or official status of any kind, and no assurance can be given that contrary positions will not be taken by the IRS or a court considering the issues.

    The parties will not request a ruling from the IRS in connection with any of the federal income tax consequences of the Merger.

    Consequences of Characterization as a Tax-Free Reorganization.   As
discussed above, the Company has received an opinion of Tax Counsel, a copy which is attached as Annex D to this Proxy Statement/Prospectus, that, subject to the accuracy of those assumptions and representations described herein and in such opinion, the Merger will be a reorganization described in Section 368(a) of the Code. The consequences of the Merger's characterization as a reorganization are as follows: (i) the tax basis of CUC International Common Stock received by holders of Company Common Stock in the Merger will be the same as the tax basis of Company Common Stock surrendered in exchange therefor, reduced by any basis allocable to fractional share interests in CUC International Common Stock for which cash is received, subject to adjustments described below and (ii) the holding period of the shares of CUC International Common Stock received in the Merger by holders of Company Common Stock will include the period during which the shares of Company Stock surrendered in exchange therefor were held, provided that such shares of Company Common Stock were held as capital assets at the Effective Time. Moreover, the Merger will not result in the recognition of gain or loss by the Company, CUC International or Merger Sub. The taxable year of the Company will end for federal income tax purposes as of the close of business on the day on which the Effective Time occurs and the Company will be required to file a federal income tax return for its taxable year ending on such date. As a result of the Merger, the Company will experience an ownership change as defined in Section 382(g) of the Code with the result that any tax credit carryforwards, net operating loss carryovers, capital loss carryforwards or built-in deductions may become subject to the limitations on use provided by Sections 382 and 383 of the Code. In addition, the Merger may result in the imposition of certain consolidated return limitations on the ability of the CUC International consolidated return group to utilize any Company tax credit carryovers, net operating loss carryovers, capital loss carryforwards or built-in deductions pursuant to the Treasury regulations under Section 1502 of the Code.

    Cash received by a holder of Company Common Stock in lieu of a fractional share interest in CUC International Common Stock will result in the recognition of gain or loss for federal income tax purposes, measured by the difference between the amount of cash received and the portion of the basis of the share of Company Common Stock allocable to such fractional share interest. Such gain or loss will be capital gain or loss, provided that such share of Company Common Stock was held as a capital asset at the Effective Time and the receipt of cash is not essentially equivalent to a dividend and will be a long-term capital gain or loss if such share of Company Common Stock has been held for more than one year.

    Continuity of Interest Requirement. To qualify as a reorganization, the Merger must satisfy certain requirements for tax-free reorganizations, including the "continuity of interest" requirement. To satisfy the "continuity of interest" requirement, holders of Company Common Stock must not, pursuant to a plan or intent existing at or prior to the Merger, dispose of or transfer so much of either (i) their Company Common Stock in anticipation of the Merger, or
(ii) the CUC International Common Stock to be received in the Merger (collectively, "Planned Dispositions"), such that the holders of Company Common Stock, as a group, would no longer have a significant equity interest in Company business being conducted by CUC International after the Merger. Holders of Company Common Stock will generally be regarded as having a significant equity interest as long as the CUC International Common Stock received in the Merger (after taking into account Planned Dispositions), in the aggregate, represents a substantial portion of the entire consideration received by the holders of Company Common Stock in the Merger. Management of the Company has represented to Tax Counsel that, as of the date hereof, it knows of no plan or intention on the part of the shareholders of the Company to sell, exchange or otherwise dispose of a number of shares of CUC International Common Stock received in the Merger that would reduce the holdings of CUC International Common Stock by all Company shareholders to less than 50% of the total value, measured at the Effective Time, of the Merger Consideration. Furthermore, certain significant shareholders have represented that they have no current plan or intention to sell more than 10% of the shares of CUC International Common Stock they will receive in the Merger in exchange for shares of Company Common Stock outstanding on February 19, 1996. Assuming the accuracy of those representations, as of the Effective Time, and that there is no plan or intention by the Company's shareholders, as of the Effective Time, to sell or assign a number of shares of CUC International Common Stock received in the Merger that would reduce the holding of CUC International Common Stock by all Company shareholders to less than 50% of the total value, measured at the Effective Time, of the Merger Consideration, it is the opinion of Tax Counsel that the Merger will meet the continuity of interest requirement. If the representations or assumptions above prove to be inaccurate, it is possible that the continuity of interest requirement will not be satisfied, and if such requirement is not satisfied, the Merger would not be treated as a reorganization. See "Consequences of Failure to Qualify as a Tax-Free Reorganization."

    Consequences of Failure to Qualify as a Tax-Free Reorganization. A successful IRS challenge to the reorganization status of the Merger (as a result of a failure of the "continuity of interest" requirement or otherwise) would result in holders of Company Common Stock being treated as if they sold their Company Common Stock in a taxable transaction. In such event, each holder of Company Common Stock would recognize gain or loss with respect to each share of Company Common Stock surrendered equal to the difference between the shareholder's basis in such share and the fair market value, at the Effective Time, of the CUC International Common Stock received in exchange therefor (plus any cash received for fractional shares). In such event, a shareholder's aggregate basis in the CUC International Common Stock so received would equal its fair market value, and the shareholder's holding period for such stock would begin the day after the Effective Time.

    Assumptions made by Tax Counsel. Tax Counsel's opinion will be based on certain assumptions and the accuracy of certain representations, as indicated above. Among the principal assumptions are that (i) the historic shareholders of the Company have not disposed of shares of Company Common Stock in contemplation of the Merger and do not have any plan or intention, existing at or prior to the Effective Time, to dispose of the shares of CUC International Common Stock received in the Merger such that the holdings of CUC International Common Stock by all historic shareholders of the Company would be reduced to less than 50% of the total value, measured at the Effective Time, of the Merger Consideration,
(ii) the Merger will be consummated in accordance with the Merger Agreement,
(iii) the Company after the Merger will have retained substantially all its assets, and (iv) after the Effective Time the parties intend the Company to continue its business as a wholly-owned subsidiary of CUC International.

    THE FOREGOING DISCUSSION IS INTENDED ONLY AS A GENERAL SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE AN ANALYSIS OR LISTING OF ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION. HOLDERS OF COMPANY COMMON STOCK ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM.

REGULATORY APPROVALS

    Antitrust. Under the HSR Act and the rules promulgated thereunder by the FTC, the Merger cannot be consummated until requisite pre-merger notifications have been filed and certain information has been furnished to the FTC and the Antitrust Division and specified waiting period requirements have been satisfied. CUC International and the Company filed pre-merger notification and report forms under the HSR Act with the FTC and the Antitrust Division, respectively, on April 18, 1996. Early termination of the required waiting period under the HSR Act was granted by the FTC on April 29, 1996, without any request for additional documentary or other information. At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period has expired, the Antitrust

Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin consummation of the Merger or seeking divestiture of substantial assets of CUC International or the Company. At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period has expired, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin consummation of the Merger or seeking divestiture of businesses of CUC International or the Company. Private parties also may seek to take legal action under the antitrust laws under certain circumstances.

    CUC International and the Company believe that the Merger will be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, CUC International and the Company would prevail or would not be required to accept certain conditions, including certain divestitures, in order to consummate the Merger.

FEDERAL SECURITIES LAW CONSEQUENCES

    The issuance in the Merger of shares of CUC International Common Stock has been registered under the Securities Act and, therefore, such shares will be freely transferable, except that any shares of CUC International Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of the Company prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act (or Rule 144 under the Securities Act if such persons are or become affiliates of CUC International) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of the Company or CUC International generally include individuals or entities that directly, or indirectly through one or more intermediaries, control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party. Prior to execution of the Merger Agreement, certain persons identified by the Company as "affiliates" of the Company have executed a written agreement to the effect, among other things, that they will not sell, pledge, transfer or otherwise dispose of any shares of CUC International Common Stock issued to them pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act, in compliance with Rule 145 or pursuant to an exemption from the registration requirements of the Securities Act.

STOCK EXCHANGE LISTING

    CUC International has agreed to use all reasonable efforts to cause the shares of CUC International Common Stock to be issued in the Merger and the shares of CUC International Common Stock to be reserved for issuance upon exercise of Options and conversion of the Convertible Notes to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date. A supplemental application will be filed for the listing of such additional shares of CUC International Common Stock on the NYSE. It is a condition to the Company's obligation to consummate the Merger that the shares of CUC International Common Stock to be issued in the Merger be authorized for listing on the NYSE upon official notice of issuance.

NO APPRAISAL RIGHTS

    Holders of Company Common Stock are not entitled to appraisal rights under the DGCL in connection with the Merger, because such shares are listed on the NASDAQ Stock Market and the shares of CUC International Common Stock to be issued in the Merger will be listed on the NYSE.

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
                              THE MERGER AGREEMENT

    THE FOLLOWING IS A SUMMARY OF CERTAIN PROVISIONS OF THE MERGER AGREEMENT, WHICH IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT/ PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE MERGER AGREEMENT. CAPITALIZED TERMS USED AND NOT DEFINED BELOW HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM IN THE MERGER AGREEMENT. ALL HOLDERS OF COMPANY COMMON STOCK ARE ENCOURAGED TO READ THE MERGER AGREEMENT CAREFULLY AND IN ITS ENTIRETY.

THE MERGER; EFFECTIVE TIME

    The Merger Agreement provides that, subject to the satisfaction or waiver of the terms and conditions contained therein, including the requisite adoption thereof by the holders of a majority of the outstanding shares of Company Common Stock, Merger Sub will be merged with and into the Company, and the Company will be the surviving corporation in the Merger and become a wholly owned subsidiary of CUC International. The Merger will become effective on the date on which a Certificate of Merger is filed with the Secretary of State of the State of Delaware or at such time thereafter as provided in the Certificate of Merger. CUC International and the Company currently intend that the Effective Time will occur promptly after adoption of the Merger Agreement at the Meeting. (SECTIONS
1.1 AND 1.2)

CONVERSION OF SHARES; EXCHANGE OF STOCK CERTIFICATES; NO FRACTIONAL SHARES

    At the Effective Time, pursuant to the Merger Agreement, each share of Company Common Stock outstanding immediately prior to the Effective Time (other than shares held by CUC International, Merger Sub, or any other subsidiary of CUC International or by any subsidiary of the Company) will, by virtue of the Merger and without any action on the part of any holder thereof, be converted into 1.225 fully paid and nonassessable shares of CUC International Common Stock. At the Effective Time, each share of Company Common Stock owned by CUC International, Merger Sub or any wholly owned subsidiary of CUC International or of the Company immediately prior to the Effective Time will be cancelled, retired and cease to exist, and no payment will be made with respect thereto, and each outstanding share of common stock of Merger Sub at the Effective Time will be converted into one share of common stock of the surviving corporation. Based on the number of shares of Company Common Stock outstanding on the Record Date, approximately 25,564,977 shares of CUC International Common Stock will be issued in the Merger. No fractional shares of CUC International Common Stock will be issued in the Merger. In lieu of such issuance, each holder of shares of Company Common Stock otherwise entitled to a fraction of a share of CUC International Common Stock will be entitled to receive a cash payment in an amount equal to the product of (x) the closing sale price of a share of CUC International Common Stock as reported on the NYSE Composite Transactions on the business day two days prior to the Effective Date and (y) the fractional share interest to which such holder otherwise would be entitled. The shares of CUC International Common Stock to be issued in the Merger and the cash consideration to be issued in lieu of fractional share interests are hereinafter referred to collectively as the "Merger Consideration."

    At the Effective Time, CUC International will make available to the Exchange Agent or another bank or trust company designated by CUC International and reasonably acceptable to the Company, for the benefit of the holders of shares of Company Common Stock, (i) certificates representing the appropriate number of shares of CUC International Common Stock to be issued in the Merger and (ii) cash to be paid in lieu of fractional shares of CUC International Common Stock. As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted in the Merger into the right to receive shares of CUC International Common Stock: (i) a letter of transmittal (specifying that delivery will be effected, and risk of loss and title to the certificates will pass only upon delivery of the certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the certificates in exchange for certificates representing shares of CUC International Common Stock. Upon surrender of a certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such certificate will be entitled to receive in exchange therefor a certificate representing that number of whole shares of CUC International Common Stock (and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of a fractional share of CUC International Common Stock) and the certificate so surrendered will be canceled (SECTIONS 1.8 AND 1.9).

    SHAREHOLDERS SHOULD NOT FORWARD THEIR CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED A LETTER OF TRANSMITTAL AND INSTRUCTIONS TO EFFECT THE PROPER DELIVERY OF THEIR CERTIFICATES.

    Until surrendered, each certificate will be deemed after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of CUC International Common Stock and cash in lieu of any fractional shares of CUC International Common Stock. All shares of CUC International Common Stock issued and cash in lieu of fractional share interests paid upon surrender of certificates representing shares of Company Common Stock will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of stock (SECTION 1.9).

TREATMENT OF STOCK OPTIONS

    At the Effective Time, each outstanding Option to purchase shares of Company Common Stock issued pursuant to the Company Plans and each of the Non-Plan Option Agreements, whether vested or unvested, will be assumed by CUC International and will constitute an option to acquire, on the same terms and subject to the same conditions as were applicable under the assumed Option (including, without limitation, with respect to the term, exercisability, vesting schedule, status as an "incentive stock option" under section 422 of the Code, acceleration and termination provisions), the same number of shares of CUC International Common Stock as the holder of the assumed Option would have been entitled to receive pursuant to the Merger had such holder exercised the assumed Option in full immediately prior to the Effective Time, at a price per share equal to (y) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to the Option divided by (z) the number of full shares of CUC International Common Stock deemed purchasable pursuant to the assumed Option; provided, however, that the number of shares of CUC International Common Stock that may be purchased upon exercise of any such CUC International Option will not include any fractional share and, upon exercise of the CUC International Option, a cash payment will be made for any fractional share based upon the closing price of a share of CUC International Common Stock on the NYSE on the trading day immediately preceding the date of exercise. Employment with the Company will be credited to the optionees for purposes of determining the number of vested shares of CUC International Common Stock subject to exercise under assumed Options after the Effective Time. The CUC International Options will become 100% vested and fully exercisable in the event that, within two years after the Effective Time, the holder's employment or services are terminated by CUC International or any of its affiliates without Cause or the holder voluntarily terminates his or her employment or services with Good Reason. "Cause" and "Good Reason" will have the same meanings as set forth in the 1995 Plan. None of the Options that are unvested at the Effective Time will become vested as a result of the execution and delivery of the Merger Agreement or the consummation of the Merger (SECTION 1.10).

    As soon as practicable after the Effective Time, but no later than 30 days thereafter, CUC International has agreed to deliver to the holders of Options notices informing such holders that such Options have been assumed by CUC International and constitute options to purchase shares of CUC

International Common Stock on the same terms and conditions as the assumed Options (subject to certain adjustments after giving effect to the Merger) (SECTION 1.10).

    CUC International further has agreed to take all corporate action necessary to reserve for issuance a sufficient number of shares of CUC International Common Stock for delivery upon exercise of CUC International Options in accordance with the provisions described above. As soon as practicable after the Effective Time, but no later than 30 days thereafter, CUC International has agreed to file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of CUC International Common Stock subject to the CUC International Options and has agreed to use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the CUC International Options remain outstanding (SECTION 1.10).

TREATMENT OF CONVERTIBLE NOTES

    The surviving corporation will succeed by operation of law to the obligations of the Company under the Convertible Notes, and upon conversion thereof the holders will be entitled to receive 1.225 shares of CUC International Common Stock in lieu of each share of Company Common Stock otherwise issuable thereunder.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains various representations and warranties of the parties thereto. These include representations and warranties by the Company with respect to it and its subsidiaries as to corporate organization and qualification; capitalization; authority and consents and approvals; opinion of the Company's financial advisor; no default; litigation; filings by the Company with the Commission; financial statements; no undisclosed liabilities and absence of changes; compliance with applicable law; employee plans; brokers, information included in this Proxy Statement/Prospectus and the Registration Statement; tax matters; intangible property; material contracts; accounting matters; environmental laws and regulations; disclosure; and other matters (SECTIONS 2.1 THROUGH 2.19).

    CUC International and Merger Sub also have made certain representations and warranties with respect to organization; capitalization; authority and consents and approvals; filings by CUC International with the Commission; financial statements; compliance with applicable law; litigation; no undisclosed liabilities; no default; information included in this Proxy Statement/Prospectus and the Registration Statement; tax matters; brokers; employee plans; environmental laws and regulations; accounting matters; disclosure; and other matters (ARTICLE III).

CERTAIN COVENANTS

    The Merger Agreement contains certain covenants and agreements, certain of which are summarized below.

    Conduct of Business of the Company. Except as contemplated by the Merger Agreement, during the period from February 19, 1996 to the Effective Time, the Company will, and will cause each of its subsidiaries to, conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of the Merger Agreement, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and employees and seek to preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses will be unimpaired at the Effective Time (SECTION 4.1).

    Without limiting the generality of the foregoing, and except as otherwise expressly provided in the Merger Agreement, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of CUC International, which consent shall not be unreasonably withheld: (i) amend its certificate or articles of incorporation or bylaws (or other similar governing instrument); (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the grant of options to purchase up to 500,000 shares of Company Common Stock to employees under the Company Plans, the sale of up to 191,981 shares of Company Common Stock to employees under the 1995 Employee Stock Purchase Plan (the "ESPP"), the issuance of up to 1,668,571 shares of Company Common Stock pursuant to the conversion of the Convertible Notes in accordance with the terms thereof, and the issuance or sale of shares of Company Common Stock pursuant to options granted under the Company Plans or the Non-Plan Option Agreements (in each case, in the ordinary course of business and consistent with past practice); (iii) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to shareholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries; (iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger); (v) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary;
(vi)(A) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business and in amounts not material to the Company and its subsidiaries taken as a whole; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice and in amounts not material to the Company and its subsidiaries, taken as a whole, and except for obligations of the wholly owned subsidiaries of the Company; (C) make any loans, advances or capital contributions to, or investments in, any other person (other than to the wholly owned subsidiaries of the Company or customary loans or advances to employees in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (D) pledge or otherwise encumber shares of capital stock of the Company or its subsidiaries; or (E) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien, defined with respect to any asset as any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset thereupon; (vii) except as may be required by law or as contemplated by the Merger Agreement, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option (except for normal grants to newly hired or current employees, consistent with past practice), stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or except for certain specified exceptions and for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, and as required under existing agreements or in the ordinary course of business generally consistent with past practice) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of February 19, 1996 (including, without limitation, the granting of stock appreciation rights or performance units); (viii) acquire, sell, lease or dispose of any assets outside the ordinary course of business or any assets which in the aggregate are material to the Company and its subsidiaries taken as a whole, or enter into any commitment or transaction outside the ordinary course of business or grant any exclusive distribution rights; (ix) except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it; (x) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business or as required by GAAP; (xi)(A) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (B) enter into any contract or agreement, other than in the ordinary course of business or amend in any material respect; (C) authorize any new capital expenditure or expenditures which, individually, is in excess of $500,000 or, in the aggregate, are in excess of $5 million; provided, that any capital expenditure already included in the Company's fiscal 1997 capital expenditure budget provided to CUC International prior to February 19, 1996 will be permitted to be made; or (D) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited under clauses (A), (B) and (C) above; (xii) make or revoke any tax election or settle or compromise any tax liability material to the Company and its subsidiaries taken as a whole or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for tax purposes; (xiii) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its subsidiaries or incurred in the ordinary course of business consistent with past practice; (xiv) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated by the Merger Agreement; or (xv) take (other than seeking the consent of CUC International to the taking of any such action), propose to take, or agree in writing or otherwise to take, any of the actions described in clauses (i) through (xiv), or any action which would make any of the representations or warranties of the Company contained in the Merger Agreement untrue or incorrect in any material respect (SECTION 4.1).

    Moreover, the Company has agreed, between February 19, 1996 and the Effective Time, to furnish to CUC International and Merger Sub (i) within five business days after the delivery thereof to management, such monthly financial statements and data as are regularly prepared for distribution to the Company's management and (ii) at the earliest time they are available, such quarterly and annual financial statements as are prepared for the Company's filings with the Commission, which will be in accordance with the books and records of the Company. (SECTION 4.8)

    Conduct of Business of CUC International. Except as contemplated by the Merger Agreement, during the period from February 19, 1996 to the Effective Time, CUC International has agreed to, and has agreed to cause each of its subsidiaries to, conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of the Merger Agreement, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and employees and seek to preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses will be unimpaired at the Effective Time (SECTION 4.2).

    Without limiting the generality of the foregoing, and except as otherwise expressly provided in the Merger Agreement, prior to the Effective Time, CUC International has agreed that it will not, without the prior written consent of the Company, which consent will not be unreasonably withheld: (i) amend its certificate of incorporation (other than to increase the number of authorized shares of CUC International Common Stock) or bylaws; (ii) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to shareholders in their capacity as such; or redeem or otherwise acquire any of its securities; (iii) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of CUC International; (iv) grant options to purchase, or make restricted stock grants with respect to, in excess of 1,000,000 shares of CUC International Common Stock under CUC International's employee stock option plans or stock purchase plans, except in connection with any acquisition (by merger, consolidation, or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof or any equity interest therein (including, without limitation, in connection with the transactions contemplated by the Davidson Merger Agreement); (v) except as provided in the Merger Agreement, incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business and in amounts not material to CUC International and its subsidiaries taken as a whole and except for other indebtedness not exceeding $100,000,000 in the aggregate; or (vi) take, or agree in writing or otherwise to take, any of the actions described in clauses (i) through (v) above (SECTION 4.2).

    Proxy Statement; the Meeting. The Company has agreed to call a meeting of the holders of Company Common Stock to be held as promptly as practicable for the purpose of voting upon the Merger Agreement and related matters. In addition, the Company and Merger Sub have agreed through their respective Boards of Directors to recommend to their respective shareholders adoption of the Merger Agreement; provided, however, CUC International has agreed that the Company's Board of Directors may withdraw its recommendation if it determines by a majority vote, in its good faith judgment, after consultation with and based upon the advice of independent legal counsel, that it is necessary to do so to comply with its fiduciary duties to shareholders under applicable law. Notwithstanding the foregoing (except if the Average Stock Price is less than $29.00), the Company's Board of Directors may not withdraw its recommendation because of fluctuations in the trading price of the CUC International Common Stock between the date of the Merger Agreement (i.e., February 19, 1996) and the date of the Meeting. The Company and CUC International have agreed to coordinate and cooperate with respect to the timing of the Meeting and (subject to the Company's agreement to coordinate the timing of the Meeting and the meeting of the holders of Davidson Common Stock as described in the paragraph below) to use its best efforts to hold the Meeting as soon as practicable after the date of the Merger Agreement; provided, however, that the Company may postpone the Meeting if the Company's Board of Directors by majority vote determines, in its good faith judgment, after consultation with and based upon the advice of independent legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to shareholders under applicable law and at the time of such determination, the Company has received a bona fide proposal to effect a Third Party Acquisition that is a Superior Proposal and that has not been withdrawn.

    In addition, with respect to the Davidson Merger, the Company has agreed to cooperate with all reasonable requests of CUC International to coordinate the timing of the Meeting and the meeting of holders of Davidson Common Stock. (SECTIONS 4.6 AND 4.9).

    Employee Matters. In addition, CUC International has agreed that: (i) employees of the Company and its subsidiaries will be treated after the Merger no less favorably under the compensation and benefits programs of CUC International and its subsidiaries than other similarly situated employees of CUC International and its subsidiaries; (ii) for a period of one year following the Merger, CUC International will maintain and will cause its subsidiaries to maintain with respect to their employees who had been employed by the Company or any of its subsidiaries (A) base salary or regular hourly wage rates for each such employee at not less than the rate applicable to such employee immediately prior to the Merger to such employee, and (B) employee benefits (as defined for purposes of Section 3(3) of the Employee Retirement and Income Security Act of 1974, as amended ("ERISA")), other than employee benefits as to which the employees' interests are based upon shares of Company Common Stock) which are substantially comparable in the aggregate to such employee benefits provided by the Company and its subsidiaries immediately prior to the Merger; and (iii) CUC International and its subsidiaries have agreed to credit employees of the Company and its subsidiaries with their service with the Company and its subsidiaries prior to the Merger to the same extent such service was counted under the Company's ERISA Plans for purposes of determining eligibility to participate or vesting under similar benefit plans provided by CUC International after the Merger (SECTION 4.18).

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
    Other Potential Acquirors. The Company, its affiliates and their respective officers, directors, employees, representatives and agents have agreed to cease any existing discussions or negotiations, if any, with any parties conducted prior to February 19, 1996 with respect to any acquisition of all or any material portion of the assets of, or any equity interest in, the Company or its subsidiaries or any business combination with the Company or its subsidiaries. However, the Company may, directly or indirectly, furnish information and access, in each case only in response to unsolicited requests therefor, to any corporation, partnership, person or other entity or group pursuant to confidentiality agreements, and may participate in discussions and negotiate with such entity or group concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving the Company or any subsidiary or division of the Company, if such entity or group has submitted a proposal to the Company (whether or not in writing) relating to any such transaction and the Company's Board of Directors by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of independent legal counsel, that it is necessary to do so to comply with its fiduciary duties to shareholders under applicable law. The Company's Board of Directors has agreed to provide a copy of any such written proposal and a summary of any oral proposal to CUC International or Merger Sub within 24 hours after receipt thereof and thereafter to keep CUC International and Merger Sub promptly advised of any material development with respect thereto (SECTION 4.4).

    Except as set forth above, the Company has agreed that neither it nor any of its affiliates will, nor will Merger Sub authorize or permit any of its or their respective officers, directors, employees, representatives or agents to directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than CUC International and Merger Sub, any affiliate or associate of CUC International and Merger Sub or any designees of CUC International and Merger Sub) concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving the Company or any subsidiary or division of the Company; provided, however, that the Company's Board of Directors is permitted to take and disclose to its shareholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer; and the Company's Board of Directors may make such disclosure to the Company's shareholders as, in the good faith judgment of the Board of Directors, after consultation with independent legal counsel, is necessary to comply with its fiduciary duties to shareholders under applicable law (SECTION 4.4).

    Except as provided above, the Company's Board of Directors has agreed not to approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition; provided, however, if the Board, after consultation with and based upon the advice of independent legal counsel, determines in good faith that it is necessary to do so to comply with its fiduciary duties to shareholders under applicable law, the Board may approve or recommend a Superior Proposal or cause the Company to enter into an agreement with respect to a Superior Proposal, but only (i) after providing reasonable written notice to CUC International advising it that the Company's Board of Directors has received a Superior Proposal and identifying the person making the same and (ii) if CUC International does not make within five days of CUC International's receipt of the aforementioned notice, an offer which the Company's Board of Directors, after consultation with its financial advisors, determines is superior to such Superior Proposal (SECTION 4.4).

    Indemnification of Directors and Officers. To the extent, if any, not provided by an existing right under CUC International's or the Company's directors and officers liability insurance policies, from and after the Effective Time, CUC International has agreed, to the fullest extent permitted by applicable law, to indemnify, defend and hold harmless each person who is now, or has been at any time prior to February 19, 1996, or who becomes prior to the Effective Time, a director, officer or employee of the parties to the Merger Agreement or any subsidiary (each an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time that are in whole or in part (i) based on, or arising out of the fact that such person is or was a director, officer or employee of such party or a subsidiary of such party or
(ii) based on, arising out of or pertaining to the transactions contemplated by the Merger Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (A) CUC International has agreed to pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel will be reasonably satisfactory to CUC International, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the DGCL and upon receipt of any affirmation and undertaking required by the DGCL, (B) CUC International will cooperate in the defense of any such matter and (C) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the DGCL and CUC International's certificate of incorporation or bylaws shall be made by independent counsel mutually acceptable to CUC International and the Indemnified Party; provided, however, that CUC International will not be liable for any settlement effected without its written consent (which consent will not be reasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties (SECTION 4.12).

    For a period of three years after the Effective Time, CUC International has agreed to cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by the Company for the benefit of those persons who are covered by such policies at the Effective Time (or CUC International may substitute therefor policies of at least the same coverage with respect to matters occurring prior to the Effective Time), to the extent that such liability insurance can be maintained annually at a cost to CUC International not greater than 150% of the premium for the Company's current directors' and officers' liability insurance; provided that if such insurance cannot be so maintained or obtained at such costs, CUC International has agreed to maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 150% of the current annual premiums of the Company for such insurance (SECTION 4.12).

    To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of the Company and its subsidiaries with respect to their activities as such prior to the Effective Time, as provided in the Company's certificate of incorporation or bylaws, in effect on the date thereof or otherwise in effect on February 19, 1996, will survive the Merger and will continue in full force and effect for a period of not less than six years from the Effective Time (SECTION 4.12).

    Pooling. The Merger Agreement provides that none of CUC International, its direct or indirect wholly owned subsidiaries, or the Company or its subsidiaries will take any action which would prevent the Merger from being accounted for as a pooling-of-interests, and the Company and CUC International have agreed to notify each other of any actions, agreements or understandings, whether oral or written that reasonably could be likely to prevent CUC International from accounting for the Merger as a pooling-of-interests. In addition, the Company has agreed to use commercially reasonable efforts to cause its independent auditors, Deloitte & Touche LLP, to cooperate fully with Ernst & Young LLP including, without limitation, sharing information, analysis and work product, engaging in active discussions and delivering to the Company a letter to the effect that the Company would meet the criteria for pooling-of-interests accounting in connection with the delivery by Ernst & Young LLP of a letter to CUC International to the effect that pooling-of-interests accounting (under Accounting Principles Board Opinion No. 16) is appropriate for the Merger, provided that the Merger is consummated in accordance with the terms of the Merger Agreement. In addition, the Company has agreed to use its best efforts to cause its affiliates and employees to take (or not take) such actions as CUC

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
International may be informed by any Governmental Entity are necessary to be taken (or not to be taken) such that the Merger will be accounted for as a pooling-of-interests.

    Other Covenants. Each of CUC International, Merger Sub and the Company, with respect to the Merger, has agreed to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Merger Agreement, including, without limitation: (i) cooperation in the preparation and filing of the Proxy Statement and the Registration Statement, any filings that may be required under the HSR Act, and any amendments to any thereof; (ii) the taking of all action reasonably necessary, proper or advisable to secure any necessary consents under existing debt obligations of the Company and its subsidiaries or amend the notes, indentures or agreements relating thereto to the extent required by such notes, indentures or agreements or redeem or repurchase such debt obligations; (iii) contesting any legal proceeding relating to the Merger; and (iv) the execution of any additional instruments, including the Certificate of Merger, necessary to consummate the transactions contemplated by the Merger Agreement; provided, however, that as described elsewhere in this Proxy Statement/Prospectus the Company may postpone a previously-scheduled meeting of Company shareholders in the event that the Company's Board of Directors by majority vote determines in its good faith judgment, after consultation with and based upon the advice of independent legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to shareholders under applicable law and, at the time of such determination, the Company has received a bona fide proposal to effect a Third Party Acquisition that is a Superior Proposal that has not been withdrawn. Subject to the terms and conditions of the Merger Agreement, CUC International and Merger Sub have agreed to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the vote of the holders of Company Common Stock in respect to the Merger (SECTIONS 2.6, 2.9, 4.1, 4.2, 4.3, 4.9 AND 4.14).

    The Company has agreed to give prompt notice to CUC International and Merger Sub, and CUC International and Merger Sub have agreed to give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in the Merger Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time; (ii) any material failure of the Company, CUC International or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the Merger Agreement; (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of the Merger Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses or results of operations of it and its subsidiaries taken as a whole to which it or any of its subsidiaries is a party or is subject; (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by the Merger Agreement; or (v) any material adverse change in their respective financial condition, properties, businesses, results of operations or prospects, taken as a whole, other than changes resulting from general economic conditions; provided, however, that the delivery of any notice in the circumstances described above will not cure such breach or non-compliance or limit or otherwise affect the remedies available under the Merger Agreement to the party receiving such notice (SECTION 4.13).

CONDITIONS

    The respective obligations of each of CUC International, the Company and Merger Sub, to consummate the Merger are subject to the following conditions, among others: (i) the Merger Agreement shall have been adopted by the requisite vote of the holders of Company Common Stock; (ii) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, or enforced by any United States court or United States governmental authority which prohibits, restrains, enjoins or restricts consummation of the Merger;
(iii) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired, and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated by the Merger Agreement shall have been either filed or received (iv) the Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and CUC International shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue shares of CUC International Common Stock in exchange for shares of Company Common Stock in the Merger; and (v) CUC International shall have received a letter from its independent auditors, Ernst & Young LLP, to the effect that pooling-of-interests accounting (under Accounting Principles Board Opinion No. 16) is appropriate for the Merger, provided that the Merger is consummated in accordance with the terms of the Merger Agreement, and such letter shall not have been withdrawn or modified in any material respect (SECTION 5.1).

    The obligations of CUC International and Merger Sub to effect the Merger are further subject to the following additional conditions: (i) the representations of the Company contained in the Merger Agreement (or in any document delivered pursuant thereto) shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time, and at the Closing the Company shall have delivered to CUC International and Merger Sub a certificate to such effect; (ii) each of the obligations of the Company to be performed at or prior to the Effective Time pursuant to the terms of the Merger Agreement shall have been duly performed in all material respects, and at the Closing the Company shall have delivered to CUC International and Merger Sub a certificate to such effect; (iii) each Company Affiliate and each shareholder party to the Shareholders Agreement shall have performed his or its respective obligations under the Shareholders Agreement and the applicable letter from such affiliate dated as of February 19, 1996 and delivered to it by the Company and CUC International and CUC International shall have received a certificate signed by each person to such effect; (iv) the Company shall have obtained the consent or approval of each person whose consent or approval is required to permit the succession by the surviving corporation pursuant to the Merger to any obligation, right or interest of the Company or any of its subsidiaries under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which the failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company; (v) there shall not have occurred any events, changes or effects with respect to the Company or its subsidiaries having or which reasonably could be expected to have a Material Adverse Effect on the Company; (vi) the non-competition agreements being in full force and effect; and (vii) each of the employment agreement with Kenneth A. Williams, the personal services agreement with Roberta L. Williams and the non-competition agreements of such persons shall be in full force and effect (SECTION 5.3).

    The obligation of the Company to effect the Merger is further subject to the additional conditions that: (i) the representations of CUC International and Merger Sub contained in the Merger Agreement (or in any other document delivered pursuant thereto) shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time, and at the Closing CUC International and Merger Sub shall have delivered to the Company a certificate to such effect; (ii) each of the obligations of CUC International and Merger Sub to be performed at or prior to the Effective Time pursuant to the terms of the Merger Agreement shall have been duly performed in all material respects, and at the Closing CUC International and Merger Sub shall have delivered to the Company a certificate to such effect; (iii) the Company shall have received an opinion of Perkins Coie, its tax counsel, to the effect that (a) the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code,
(b) each of CUC International, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, and (c) no gain or loss will be recognized by a shareholder of the Company as a result of the Merger with respect to the shares of Company Common Stock to be converted in the Merger into shares of CUC International Common Stock (other than with respect to

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
cash received in lieu of fractional shares of CUC International Common Stock) and such opinion shall not have been withdrawn or modified in any material respect; (iv) there shall not have occurred any events, changes or effects with respect to CUC International and its subsidiaries having or which could reasonably be expected to have a Material Adverse Effect on CUC International;
(v) the shares of CUC International Common Stock issuable in the Merger to the holders of Company Common Stock and such other shares required to be reserved for issuance in connection with the Merger having been authorized for listing on the NYSE upon official notice of issuance; and (vi) CUC International shall have obtained the consent or approval of each person whose consent or approval is required in connection with the transactions contemplated by the Merger Agreement under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which the failure to obtain such consent or approval would not, individually or in the aggregate, have a Material Adverse Effect on CUC International (SECTION 5.2).

TERMINATION

    Termination by Mutual Consent. The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by the mutual written consent of CUC International, Merger Sub and the Company (SECTION 6.1).

    Termination by Either CUC International and Merger Sub or by the
Company. The Merger Agreement may be terminated and the Merger abandoned by action of the Board of Directors of either CUC International and Merger Sub or by the Company if: (i) the Merger has not been consummated by September 30, 1996 (provided that such right to terminate will not be available to a party whose failure to fulfill any obligation under the Merger Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date) or
(ii) any court of competent jurisdiction in the United States or another United States governmental authority issues a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action has become nonappealable (SECTION 6.1).

    Termination by CUC International and Merger Sub. The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by action of the Board of Directors of CUC International and Merger Sub if: (i) there shall have occurred a breach of any representation or warranty of the Company in the Merger Agreement or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions to the obligations of CUC International and Merger Sub to effect the Merger set forth in the Merger Agreement would be incapable of being satisfied by September 30, 1996 (or any permissible extension of such date); (ii) there shall have occurred a breach by the Company of its covenants or agreements under the Merger Agreement having a Material Adverse Effect on the Company or materially adversely affecting (or materially delaying) the consummation of the Merger, and the Company shall not have cured such breach within 20 business days after notice by CUC International and Merger Sub thereof; (iii) the Company's Board shall have withdrawn, modified or changed its approval or recommendation of the Merger Agreement or the Merger, and shall have recommended to the holders of Company Common Stock a Third Party Acquisition or shall have failed to call, give notice of, convene or hold a shareholders' meeting to vote upon the Merger or shall have adopted any resolution to effect any of the foregoing; or (iv) the Company shall have convened a meeting of its shareholders to vote upon the Merger and failed to obtain the requisite vote of its shareholders (in respect of the Merger Agreement) (SECTION 6.1).

    Termination by the Company. The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by action of the Board of Directors of the Company if: (i) there shall have occurred a breach of any representation or warranty on the part of CUC International or Merger Sub set forth in the Merger Agreement, or any representation or warranty of CUC International or Merger Sub otherwise shall have become untrue, in either case such that the conditions to the Company's obligation to effect the Merger as set forth in the Merger Agreement would be incapable of being satisfied by September 30, 1996 (or any permissible extension of such date); (ii) there shall have occurred a breach by CUC International or Merger Sub of any of their respective covenants or agreements hereunder having a Material Adverse Effect on CUC International or materially adversely affecting (or materially delaying) the consummation of the Merger, and CUC International or Acquisition, as the case may be, shall not have cured such breach within 20 business days after notice by the Company thereof; (iii) the Company shall have entered into a definitive agreement relating to a Superior Proposal (provided that termination in such circumstance may not be effected until the Company first complies with its payment obligations to CUC International described below under "-- Fees and Expenses" and set forth in the Merger Agreement); (iv) the Company shall have convened a meeting of its shareholders to vote upon the Merger and failed to obtain the requisite vote of its shareholders in respect of the Merger Agreement; (v) the Company's Board by a majority vote shall have determined in its good faith judgment, after consultation with and based upon the advice of independent legal counsel, that it is necessary to do so to comply with its fiduciary duties to shareholders, provided that such termination will not be effective unless at the time of such determination the Company shall have received a bona fide proposal to effect a Third Party Acquisition that is a Superior Proposal which has not been withdrawn as of the time of such termination (provided that such termination will not be effective until the Company first complies with its payment obligations described below under "--Fees and Expense" and set forth in the Merger Agreement); or (vi) the Average Stock Price is less than $29.00. See "Summary--Risk Factors--Fixed Exchange Ratio." (SECTION 6.1)

    Effect of Termination. Generally, if the Merger Agreement is terminated by CUC International or the Company as described above, the Merger Agreement will become void without any liability to CUC International, Merger Sub or the Company (or any of their respective affiliates, directors, officers or shareholders), except for the termination and other fees payable under the circumstances described in those provisions of the Merger Agreement relating to termination of the Agreement, confidentiality of certain information, fees and expenses, arbitration, governing law, equitable remedies and brokers (SECTION 6.2).

FEES AND EXPENSES

    Except as set forth below, each of CUC International, Merger Sub and the Company has agreed to bear its own expenses in connection with the Merger, and the cost of printing this Proxy Statement/Prospectus will be borne equally by CUC International and the Company (SECTION 6.3).

    If the Merger Agreement is terminated (i) by CUC International and Merger Sub in the case of: (a) a willful breach by the Company of any of its representations or warranties under the Merger Agreement such that the conditions to the obligations of CUC International and Merger Sub under the Merger Agreement to effect the Merger would not be capable of being satisfied by September 30, 1996 (or any permissible extension of such date) or (b) a breach by the Company of any of its covenants or agreements under the Merger Agreement which has a Material Adverse Effect on the Company or which materially adversely affects (or materially delays) consummation of the Merger (which such breach has not been cured within 20 business days after notice to the Company by CUC International or Merger Sub of the occurrence thereof), and, within 12 months after the occurrence of either of the events described in (a) or (b) of this clause (i), the Company enters into an agreement providing for a Third Party Acquisition (which is consummated within 12 months after termination of the Merger Agreement by the Company) or a Third Party Acquisition occurs involving any party (or any affiliate thereof) (x) with whom the Company (or its agents) had negotiations with a view to a Third Party Acquisition, (y) to whom the Company (or its agents) furnished information with a view to a Third Party Acquisition, or (z) who had submitted a proposal or expressed an interest in pursuing a Third Party Acquisition; (ii) by the Company in the case of (a) the Company having entered into a definitive agreement relating to a Superior Proposal or (b) the Company's Board of Directors by a majority vote having determined in its good faith judgment, after consulting with and based upon the advice of independent legal counsel, that it is necessary to do so to comply with its fiduciary duties to shareholders, or (iii) by CUC International and Merger Sub in the case of the Company's Board of Directors having (a) withdrawn, modified or changed its approval or recommendation of the Merger Agreement or the Merger,
(b) recommended to the Company's shareholders a Third Party Acquisition, (c) failed to call, give notice of, convene or hold a meeting of the holders of Company Common Stock to vote upon the Merger Agreement, or (d) adopted a resolution to effect any of the matters described in (a), (b) or (c) of this clause (iii); then, the Company would be required to pay to CUC International up to an aggregate of $25 million of liquidated damages, payable (A) in the case of termination of the Merger Agreement under the circumstances described in clause
(i) above, $12.5 million on the date the Company enters into an agreement providing for a Third Party Acquisition and $12.5 million on the date such Third Party Acquisition was consummated (if consummated), and (B) in the case of termination of the Merger Agreement under the circumstances described in clauses
(ii) and (iii) above, $12.5 million on the date of termination (except in the case of a termination by CUC International due to the Company's Board of Directors having withdrawn, modified or changed its approval or recommendation of the Merger Agreement or the Merger or recommend to the Company's shareholders a Third Party Acquisition, in which case such $12.5 million would be paid within 20 days following such termination) and $12.5 million upon consummation of a Third Party Acquisition involving any party (or any affiliate thereof) (x) with whom the Company (or its agents) had negotiations with a view to a Third Party Acquisition, (y) to whom the Company (or its agents) furnished information with a view to a Third Party Acquisition, or (z) who had submitted a proposal or expressed an interest in a Third Party Acquisition, together in all cases, with reimbursement of up to $3.0 million for certain out-of-pocket fees and expenses (including certain professional advisory fees) incurred by CUC International and Merger Sub (SECTION 6.3).

    If the Company terminates the Merger Agreement as a result of (i) the breach by CUC International or Merger Sub of any of their representations or warranties set forth in the Merger Agreement or the inaccuracy thereof such that the conditions to the Company's obligation under the Merger Agreement to effect the Merger would not be capable of being satisfied by September 30, 1996 (or any permissible extension of such date) or (ii) the breach by CUC International of Merger Sub of any of their respective covenants or agreements under the Merger Agreement having a Material Adverse Effect on CUC International or materially delaying consummation of the Merger and CUC International or Merger Sub, as the case may be, has not cured such breach within 20 business days after notice thereof by the Company, CUC International has agreed to reimburse the Company for certain out-of-pocket fees and expenses incurred by it (including certain professional advisory fees) not to exceed $3.0 million (SECTION 6.3).

MODIFICATION OR AMENDMENT

    The Merger Agreement may be amended by action taken by the Company, CUC International and Merger Sub at any time before or after approval of the Merger by the holders of a majority of the outstanding Company Common Stock but, after any such approval, no amendment may be made which requires the approval of such shareholders under applicable law without such approval. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of the parties to the Merger Agreement (SECTION 6.4).

WAIVER

    At any time prior to the Effective Time, CUC International, the Company or Merger Sub may, in writing (i) extend the time for the performance of any of the obligations or other acts of the parties to the Merger Agreement; (ii) waive any inaccuracies in the representations and warranties of the other parties contained in the Merger Agreement or in any document, certificate or writing delivered, contained or pursuant to the Merger Agreement; or (iii) waive compliance by the other parties with any of the agreements or conditions contained in the Merger Agreement (SECTION 6.5).

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
                             SHAREHOLDERS AGREEMENT

    THE FOLLOWING IS A SUMMARY OF CERTAIN PROVISIONS OF THE SHAREHOLDERS AGREEMENT, WHICH IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT/ PROSPECTUS. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE SHAREHOLDERS AGREEMENT WHICH IS INCORPORATED HEREIN BY REFERENCE. ALL CAPITALIZED TERMS USED AND NOT DEFINED BELOW HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM IN THE SHAREHOLDERS AGREEMENT. ALL HOLDERS OF THE COMPANY COMMON STOCK ARE ENCOURAGED TO READ THE SHAREHOLDERS AGREEMENT CAREFULLY AND IN ITS ENTIRETY.

    Concurrently with the execution and delivery of the Merger Agreement, CUC International entered into an agreement with the holders of approximately 9% of the outstanding Common Stock (consisting of Kenneth A. Williams, the Company's Chairman and Chief Executive Officer, and his spouse, Roberta L. Williams, a director of the Company).

    Voting. Pursuant to the Shareholders Agreement, each party thereto has agreed that until the earlier to occur of the Effective Time and the termination of the Merger Agreement in accordance with its terms, at any meeting of the holders of Company Common Stock, however called, or in connection with any written consent of the Company's shareholders, such shareholder will vote (or cause to be voted) the shares of Company Common Stock held of record or beneficially by such shareholder: (i) in favor of approval of the Merger Agreement and any actions required in furtherance thereof; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement (after giving effect to any materiality or similar qualifications contained therein); and (iii) except as otherwise agreed to in writing in advance by CUC International, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company, (B) a sale, lease or transfer of a material amount of assets of the Company, or a reorganization, recapitalization, dissolution or liquidation of the Company, and
(C)(1) any change in a majority of the persons who constitute the Board of Directors of the Company, (2) any change in the present capitalization of the Company or any amendment of the Company's Articles of Incorporation or By-laws,
(3) any other material change in the Company's corporate structure or business, or (4) any other action which in the case of each of the matters referred to in clauses (C)(1), (2) or (3) above, is intended to, or reasonably could be expected to, impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by the Merger Agreement and the Shareholders Agreement. Each party to the Shareholders Agreement further has agreed not to enter into any agreement or understanding with any person or entity the effect of which would be inconsistent with or violative of the provisions and agreements described above (SECTION 1).

    Representations, Warranties, Covenants and Other Agreements. The parties to the Shareholders Agreement have made certain customary representations, warranties and covenants, including with respect to (i) their ownership of the shares of Company Common Stock, (ii) their capacity and authority to enter into and perform their obligations under the Shareholders Agreement, (iii) no conflicts, (iv) restrictions on the transfer of their shares of Company Common Stock, and (v) no finders fees (SECTION 2).

    Termination. Other than as provided therein, the Shareholders Agreement will terminate by its terms upon the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time (SECTION
4).

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
          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed combined balance sheet at April 30, 1996 and the unaudited pro forma condensed combined statements of income for the three month period ended April 30, 1996 and for the years ended January 31, 1996, 1995 and 1994, give effect to the proposed Merger pursuant to which each outstanding share of Company Common Stock (other than shares held by CUC International, Merger Sub or by any other subsidiary of CUC International or subsidiary of the Company) will be converted at the Effective Time into 1.225 shares of CUC International Common Stock, as if the Merger had occurred on April 30, 1996. The unaudited pro forma condensed combined balance sheet at April 30, 1996 and the unaudited pro forma condensed combined statements of income for the three month period ended April 30, 1996 and for the years ended January 31, 1996, 1995 and 1994 also give effect to the proposed Davidson Merger pursuant to which each outstanding share of Davidson Common Stock (other than shares held by CUC International, SAC or any other subsidiary of CUC International or by any subsidiary of Davidson, or shares to which dissenters' rights are granted and properly exercised under applicable California law) will be converted at the Davidson Effective Time into .85 of one share of CUC International Common Stock, and the proposed Ideon Merger pursuant to which each outstanding share of Ideon Common Stock (other than shares held by Ideon as treasury stock or by any Subsidiary of Ideon or owned by CUC International, Ideon Merger Sub or by any other Subsidiary of CUC International) will be converted at the Ideon Effective Time into the right to receive the number of shares of CUC International Common Stock determined in accordance with the Ideon Conversion Number. (See "Certain Information Concerning CUC International Inc.--Other CUC International Business Combinations"). The pro forma information gives effect to the Merger, the Davidson Merger and the Ideon Merger under the pooling-of-interests method and to the adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

    The unaudited pro forma condensed combined financial statements may not be indicative of the results that would have occurred if the Merger, the Davidson Merger and the Ideon Merger had been consummated as of the dates indicated or the operating results which may be obtained by CUC International in the future. The unaudited pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements, related notes thereto and other financial information included in the CUC 10-K, the CUC 10-Q, the Company 10-Q, the Davidson 10-K, the Davidson 10-Q, the Ideon 10-K, and the Ideon 10-Q. The Company's revenues of $22.2 million and net income of $0.7 million for the three months ended March 31, 1995 are included in the Company's historical statements of income for the years ended March 31, 1995 and December 31, 1995 and are, therefore, included in the fiscal 1996 and 1995 pro forma results of operations.

    The Merger, the Davidson Merger and the Ideon Merger are independent transactions and consummation of none of such transactions is conditioned upon consummation of the other transactions. Although there can be no assurance, it is intended by each of CUC International, the Company and Davidson that the Meeting and the meeting of Davidson's shareholders relating to the Davidson Merger will be convened substantially simultaneously.

                               CUC INTERNATIONAL
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 (IN THOUSANDS)

                                    CUC                                       PRO FORMA
                               INTERNATIONAL     SIERRA                          CUC            DAVIDSON
                                 APRIL 30,     MARCH 31,     PRO FORMA      INTERNATIONAL      MARCH 31,     PRO FORMA
                                   1996           1996      ADJUSTMENTS      AND SIERRA           1996      ADJUSTMENTS
                               -------------  ------------  -----------     -------------     ------------  -----------
ASSETS
Current Assets
 Cash and cash equivalents....  $   286,344     $ 40,220                     $   326,564        $  3,082
 Marketable securities........                    48,741                          48,741          15,702       (9,300)(h)
 Receivables..................      305,380       43,677                         349,057          29,171
 Deferred subscriber
acquisition costs.............
 Other current assets.........      148,004       22,157                         170,161          10,066
                               -------------  ------------                  -------------         ------    -----------
   Total current assets.......      739,728      154,795                         894,523          58,021       (9,300)
Deferred membership
acquisition costs.............      278,001                                      278,001
Contract renewal rights and
 intangible assets............      281,545        9,785                         291,330           1,662
Other non-current assets......      167,397       14,317                         181,714          16,375        9,300(h)
                               -------------  ------------                  -------------         ------
Total assets..................  $ 1,466,671     $178,897                     $ 1,645,568        $ 76,058
                               -------------  ------------                  -------------         ------
                               -------------  ------------                  -------------         ------
LIABILITIES AND SHAREHOLDERS'
 EQUITY
Current Liabilities:
 Accounts payable and accrued
   expenses, federal and state
   income taxes payable and
   other current
liabilities...................  $   113,994     $ 35,947                     $   149,941        $ 13,022
 Deferred membership income...
                               -------------  ------------                  -------------         ------
   Total Current
Liabilities...................      113,994       35,947                         149,941          13,022
Deferred membership income....      523,233                                      523,233
Other non-current
liabilities...................       23,873       24,419                          48,292             929
                               -------------  ------------                  -------------         ------
Total liabilities.............      661,100       60,366                         721,466          13,951
Shareholders' equity:
 Common stock.................        1,944          205           45(a)           2,194               9          290(b)
 Additional paid-in capital...      370,389       92,423         (394)(a)        462,418          35,886         (290)(b)
 Retained earnings............      482,657       27,024                         509,681          26,212
 Treasury stock...............      (48,161)        (349)         349(a)         (48,161)
 Unrealized gain on securities
available for sale............                       (67)                            (67)
 Foreign currency translation
adjustment....................       (1,258)        (705)                         (1,963)
                               -------------  ------------                  -------------         ------
Total shareholders' equity....      805,571      118,531                         924,102          62,107
                               -------------  ------------                  -------------         ------
Total liabilities and
shareholders' equity..........  $ 1,466,671     $178,897                     $ 1,645,568        $ 76,058
                               -------------  ------------                  -------------         ------
                               -------------  ------------                  -------------         ------

                                                                                               PRO FORMA
                                  PRO FORMA                                     PRO FORMA         CUC
                                     CUC                                           CUC       INTERNATIONAL
                                INTERNATIONAL,     IDEON                      INTERNATIONAL     SIERRA,
                                  SIERRA AND     MARCH 31,     PRO FORMA       SIERRA AND      DAVIDSON
                                   DAVIDSON         1996      ADJUSTMENTS         IDEON        AND IDEON
                                --------------  ------------  -----------     -------------  -------------
ASSETS
Current Assets
 Cash and cash equivalents....    $  329,646      $ 19,449                     $   346,013    $   349,095
 Marketable securities........        55,143        12,916                          61,657         68,059
 Receivables..................       378,228        84,290                         433,347        462,518
 Deferred subscriber
acquisition costs.............                      87,268       (87,268) (g)
 Other current assets.........       180,227        22,453                         192,614        202,680
                                --------------  ------------  -----------     -------------  -------------
   Total current assets.......       943,244       226,376       (87,268)        1,033,631      1,082,352
Deferred membership
acquisition costs.............       278,001        42,382        87,268(g)        407,651        407,651
Contract renewal rights and
 intangible assets............       292,992        63,465                         354,795        356,457
Other non-current assets......       207,389        59,058                         240,772        266,447
                                --------------  ------------                  -------------  -------------
Total assets..................    $1,721,626      $391,281                     $ 2,036,849    $ 2,112,907
                                --------------  ------------                  -------------  -------------
                                --------------  ------------                  -------------  -------------

LIABILITIES AND SHAREHOLDERS'
 EQUITY
Current Liabilities:
 Accounts payable and accrued
   expenses, federal and state
   income taxes payable and
   other current
   liabilities................    $  162,963      $111,477        80,000(f)    $   341,418    $   354,440
 Deferred membership income...                     118,586      (118,586)(g)
                                --------------  ------------  -----------     -------------  -------------
   Total Current
Liabilities...................       162,963       230,063       (38,586)          341,418        354,440
Deferred membership income....       523,233        54,098       118,586(g)        695,917        695,917
Other non-current
liabilities...................        49,221                                        48,292         49,221
                                --------------  ------------  -----------     -------------  -------------
Total liabilities.............       735,417       284,161        80,000         1,085,627      1,099,578
Shareholders' equity:
 Common stock.................         2,493           349          (211)(c)         2,332          2,631
 Additional paid-in capital...       498,014        41,230       (57,852)(c)       445,796        481,392
 Retained earnings............       535,893       123,469       (80,000)(f)       553,150        579,362
 Treasury stock...............       (48,161)      (58,063)       58,063(c)        (48,161)       (48,161)
 Unrealized gain on securities
available for sale............           (67)          135                              68             68
 Foreign currency translation
adjustment....................        (1,963)                                       (1,963)        (1,963)
                                --------------  ------------  -----------     -------------  -------------
Total shareholders' equity....       986,209       107,120       (80,000)          951,222      1,013,329
                                --------------  ------------                  -------------  -------------
Total liabilities and
shareholders' equity..........    $1,721,626      $391,281                     $ 2,036,849    $ 2,112,907
                                --------------  ------------                  -------------  -------------
                                --------------  ------------                  -------------  -------------

    SEE NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                               CUC INTERNATIONAL
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                  (IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)

                                       THREE MONTHS ENDED
                               ----------------------------------       PRO FORMA       THREE MONTHS ENDED        PRO FORMA
                                APRIL 30, 1996     MARCH 31, 1996   CUC INTERNATIONAL     MARCH 31, 1996     CUC INTERNATIONAL,
                               CUC INTERNATIONAL       SIERRA          AND SIERRA            DAVIDSON        SIERRA AND DAVIDSON
                               -----------------   --------------   -----------------   ------------------   -------------------
REVENUES
Membership and service fees
 and other revenues..........      $ 390,026          $ 35,563          $ 425,589            $ 29,203             $ 454,792
EXPENSE (INCOME)
 Operating...................        105,801            10,296            116,097              11,192               127,289
 Marketing...................        151,962             9,613            161,575               4,481               166,056
 General and
administrative...............         54,408             7,950             62,358               4,532                66,890
 Software research and
development..................                            9,084              9,084               6,087                15,171
 Interest income, net........           (805)             (560)            (1,365)               (179)               (1,544)
                                    --------           -------           --------             -------              --------
Total expenses...............        311,366            36,383            347,749              26,113               373,862
                                    --------           -------           --------             -------              --------
Income (loss) before income
taxes........................         78,660              (820)            77,840               3,090                80,930
Provision (benefit) for
income taxes.................         30,410              (245)            30,165               1,019                31,184
                                    --------           -------           --------             -------              --------
Net income (loss)............      $  48,250          $   (575)         $  47,675            $  2,071             $  49,746
                                    --------           -------           --------             -------              --------
                                    --------           -------           --------             -------              --------
Net income (loss) per common
share........................      $    0.25          $  (0.03)         $    0.21            $   0.06             $    0.20
                                    --------           -------           --------             -------              --------
                                    --------           -------           --------             -------              --------
Weighted average number of
 common and dilutive common
equivalent shares
outstanding..................        196,736            21,445            223,006              35,712               253,361
                                    --------           -------           --------             -------              --------
                                    --------           -------           --------             -------              --------

                                                        PRO FORMA           PRO FORMA
                               THREE MONTHS ENDED          CUC          CUC INTERNATIONAL
                                 MARCH 31, 1996      INTERNATIONAL,     SIERRA, DAVIDSON
                                     IDEON          SIERRA AND IDEON        AND IDEON
                               ------------------   -----------------   -----------------
REVENUES
Membership and service fees
 and other revenues..........       $ 70,023            $ 495,612           $ 524,815
EXPENSE (INCOME)
 Operating...................         11,925              128,022             139,214
 Marketing...................         38,296              199,871             204,352
 General and
administrative...............         11,450               73,808              78,340
 Software research and
development..................                               9,084              15,171
 Interest income, net........           (677)              (2,042)             (2,221)
                                     -------             --------            --------
Total expenses...............         60,994              408,743             434,856
                                     -------             --------            --------
Income (loss) before income
taxes........................          9,029               86,869              89,959
Provision (benefit) for
income taxes.................          3,160               33,325              34,344
                                     -------             --------            --------
Net income (loss)............       $  5,869            $  53,544           $  55,615
                                     -------             --------            --------
                                     -------             --------            --------
Net income (loss) per common
share........................       $   0.21            $    0.23           $    0.21
                                     -------             --------            --------
                                     -------             --------            --------
Weighted average number of
 common and dilutive common
equivalent shares
outstanding..................         28,097              236,894             267,249
                                     -------             --------            --------
                                     -------             --------            --------

    SEE NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                               CUC INTERNATIONAL
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                  (IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)

                                          YEAR ENDED                     PRO FORMA        YEAR ENDED        PRO FORMA
                             -------------------------------------   CUC INTERNATIONAL   DECEMBER 31,   CUC INTERNATIONAL,
                             JANUARY 31, 1996    DECEMBER 31, 1995          AND              1995             SIERRA
                             CUC INTERNATIONAL        SIERRA              SIERRA           DAVIDSON        AND DAVIDSON
                             -----------------   -----------------   -----------------   ------------   ------------------
REVENUES
Membership and service fees
 and other revenues........     $ 1,414,964          $ 144,764          $ 1,559,728        $147,226         $1,706,954
EXPENSE (INCOME)
 Operating.................         379,919             42,765              422,684          72,527            495,211
 Marketing.................         556,920             27,893              584,813          17,158            601,971
 General and
administrative.............         212,648             18,849              231,497          16,813            248,310
 Software research and
development................                             33,158               33,158          19,745             52,903
 Costs related to products
abandoned and
restructuring..............
 Interest income, net......            (866)            (2,310)              (3,176)           (819)            (3,995)
                                   --------            -------             --------      ------------         --------
Total expenses.............       1,148,621            120,355            1,268,976         125,424          1,394,400
                                   --------            -------             --------      ------------         --------
Income (loss) before income
taxes......................         266,343             24,409              290,752          21,802            312,554
Provision (benefit) for
 income taxes..............         102,969              6,944              109,913           8,225            118,138
                                   --------            -------             --------      ------------         --------
Net income (loss)..........     $   163,374          $  17,465          $   180,839        $ 13,577         $  194,416
                                   --------            -------             --------      ------------         --------
                                   --------            -------             --------      ------------         --------
Net income (loss) per
 common share..............     $      0.84          $    0.85          $      0.82        $   0.38         $     0.78
                                   --------            -------             --------      ------------         --------
                                   --------            -------             --------      ------------         --------
Weighted average number of
 common and dilutive common
equivalent shares
outstanding................         194,666             20,540              219,828          35,768            250,231
                                   --------            -------             --------      ------------         --------
                                   --------            -------             --------      ------------         --------

                                                                          PRO FORMA
                                YEAR ENDED           PRO FORMA        CUC INTERNATIONAL,
                             DECEMBER 31, 1995   CUC INTERNATIONAL,    SIERRA, DAVIDSON
                                   IDEON          SIERRA AND IDEON        AND IDEON
                             -----------------   ------------------   ------------------
REVENUES
Membership and service fees
 and other revenues........      $ 228,278           $1,788,006           $1,935,232
EXPENSE (INCOME)
 Operating.................         45,394              468,078              540,605
 Marketing.................        135,469              720,282              737,440
 General and
administrative.............         33,318              264,815              281,628
 Software research and
development................                              33,158               52,903
 Costs related to products
abandoned and
restructuring..............         97,029               97,029               97,029
 Interest income, net......         (5,690)              (8,866)              (9,685)
                                   -------             --------             --------
Total expenses.............        305,520            1,574,496            1,699,920
                                   -------             --------             --------
Income (loss) before income
taxes......................        (77,242)             213,510              235,312
Provision (benefit) for
 income taxes..............        (27,801)              82,112               90,337
                                   -------             --------             --------
Net income (loss)..........      $ (49,441)          $  131,398           $  144,975
                                   -------             --------             --------
                                   -------             --------             --------
Net income (loss) per
 common share..............      $   (1.73)          $     0.56           $     0.55
                                   -------             --------             --------
                                   -------             --------             --------
Weighted average number of
 common and dilutive common
equivalent shares
outstanding................         28,500              233,915              264,318
                                   -------             --------             --------
                                   -------             --------             --------

    SEE NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                               CUC INTERNATIONAL
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                  (IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)

                                        YEAR ENDED                   PRO FORMA                               PRO FORMA
                            ----------------------------------   CUC INTERNATIONAL      YEAR ENDED       CUC INTERNATIONAL,
                            JANUARY 31, 1995    MARCH 31, 1995          AND          DECEMBER 31, 1994         SIERRA
                            CUC INTERNATIONAL       SIERRA            SIERRA             DAVIDSON           AND DAVIDSON
                            -----------------   --------------   -----------------   -----------------   ------------------
REVENUES
Membership and service
 fees and other
revenues..................     $ 1,182,896         $ 97,879         $ 1,280,775           $93,171            $1,373,946
EXPENSE (INCOME)
 Operating................         320,773           38,722             359,495            44,262               403,757
 Marketing................         479,590           19,862             499,452            12,375               511,827
 General and
administrative............         180,166           15,627             195,793            10,766               206,559
 Software research and
development...............                           21,967              21,967            14,369                36,336
 Costs related to products
abandoned and
restructuring.............
 Interest expense
(income), net.............             582              593               1,175              (691)                  484
 Gain on sale of
   ImagiNation Network,
net.......................                          (17,749)            (17,749)                                (17,749)
                                  --------          -------            --------            ------              --------
Total expenses............         981,111           79,022           1,060,133            81,081             1,141,214
                                  --------          -------            --------            ------              --------
Income before income
taxes.....................         201,785           18,857             220,642            12,090               232,732
Provision for income
taxes.....................          77,219            5,865              83,084             5,612                88,696
                                  --------          -------            --------            ------              --------
Income before cumulative
 effect of accounting
 change for income
taxes.....................         124,566           12,992             137,558             6,478               144,036
Cumulative effect of
 accounting change for
income taxes..............
                                  --------          -------            --------            ------              --------
Net income................     $   124,566         $ 12,992         $   137,558           $ 6,478            $  144,036
                                  --------          -------            --------            ------              --------
Income before cumulative
 effect of accounting
change....................     $      0.66         $   0.70         $      0.65           $  0.19            $     0.60
Cumulative effect of
 accounting change........
                                  --------          -------            --------            ------              --------
Net income per common
share.....................     $      0.66         $   0.70         $      0.65           $  0.19            $     0.60
                                  --------          -------            --------            ------              --------
Weighted average number of
 common and dilutive
 common equivalent shares
outstanding...............         189,219           18,513             211,897            34,986               241,636
                                  --------          -------            --------            ------              --------
                                  --------          -------            --------            ------              --------

                                                                        PRO FORMA
                               YEAR ENDED          PRO FORMA        CUC INTERNATIONAL,
                            OCTOBER 31, 1994   CUC INTERNATIONAL,    SIERRA, DAVIDSON
                                 IDEON          SIERRA AND IDEON        AND IDEON
                            ----------------   ------------------   ------------------
REVENUES
Membership and service
 fees and other
revenues..................      $180,665           $1,461,440           $1,554,611
EXPENSE (INCOME)
 Operating................        34,033              393,528              437,790
 Marketing................       106,503              605,955              618,330
 General and
administrative............        16,451              212,244              223,010
 Software research and
development...............                             21,967               36,336
 Costs related to products
abandoned and
restructuring.............         7,900                7,900                7,900
 Interest expense
(income), net.............        (8,421)              (7,246)              (7,937)
 Gain on sale of
   ImagiNation Network,
net.......................                            (17,749)             (17,749)
                                 -------             --------             --------
Total expenses............       156,466            1,216,599            1,297,680
                                 -------             --------             --------
Income before income
taxes.....................        24,199              244,841              256,931
Provision for income
taxes.....................         6,178               89,262               94,874
                                 -------             --------             --------
Income before cumulative
 effect of accounting
 change for income
taxes.....................        18,021              155,579              162,057
Cumulative effect of
 accounting change for
income taxes..............         2,000                2,000                2,000
                                 -------             --------             --------
Net income................      $ 20,021           $  157,579           $  164,057
                                 -------             --------             --------
Income before cumulative
 effect of accounting
change....................      $   0.63           $     0.69           $     0.63
Cumulative effect of
 accounting change........          0.07                 0.01                 0.01
                                 -------             --------             --------
Net income per common
share.....................      $   0.70           $     0.70           $     0.64
                                 -------             --------             --------
Weighted average number of
 common and dilutive
 common equivalent shares
outstanding...............        28,411              225,941              255,679
                                 -------             --------             --------
                                 -------             --------             --------

    SEE NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                               CUC INTERNATIONAL
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                  (IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)

                                         YEAR ENDED                  PRO FORMA         YEAR ENDED          PRO FORMA
                              ---------------------------------  CUC INTERNATIONAL    DECEMBER 31,     CUC INTERNATIONAL,
                              JANUARY 31, 1994   MARCH 31, 1994         AND               1993               SIERRA
                              CUC INTERNATIONAL      SIERRA           SIERRA            DAVIDSON          AND DAVIDSON
                              -----------------  --------------  -----------------  -----------------  ------------------
REVENUES
Membership and service fees
 and other revenues..........     $ 984,801         $ 73,101        $ 1,057,902          $62,372           $1,120,274
EXPENSE (INCOME)
 Operating...................       267,772           32,442            300,214           29,385              329,599
 Marketing...................       394,505           16,438            410,943            8,443              419,386
 General and
administrative...............       162,231            9,969            172,200           10,299              182,499
 Software research and
development..................                         18,788             18,788            3,547               22,335
 Interest (income) expense,
net..........................         7,035           (1,051)             5,984             (469)               5,515
 Equity in loss from
   ImagiNation Network.......                          5,066              5,066                                 5,066
                                    -------           ------           --------           ------             --------
Total expenses...............       831,543           81,652            913,195           51,205              964,400
                                    -------           ------           --------           ------             --------
Income (loss) before income
taxes........................       153,258           (8,551)           144,707           11,167              155,874
Provision (benefit) for
income taxes.................        59,107             (679)            58,428            4,218               62,646
                                    -------           ------           --------           ------             --------
Net income (loss)............     $  94,151         $ (7,872)       $    86,279          $ 6,949           $   93,228
                                    -------           ------           --------           ------             --------
Net income (loss) per common
share........................     $    0.51         $  (0.46)       $      0.42          $  0.21           $     0.40
                                    -------           ------           --------           ------             --------
Weighted average number of
 common and dilutive common
 equivalent shares
outstanding..................       183,113           17,143            204,113           33,599              232,672
                                    -------           ------           --------           ------             --------
                                    -------           ------           --------           ------             --------

                                                                         PRO FORMA
                                  YEAR ENDED         PRO FORMA       CUC INTERNATIONAL,
                               OCTOBER 31, 1993  CUC INTERNATIONAL,   SIERRA, DAVIDSON
                                    IDEON         SIERRA AND IDEON       AND IDEON
                               ----------------  ------------------  ------------------
REVENUES
Membership and service fees
 and other revenues..........      $158,390          $1,216,292          $1,278,664
EXPENSE (INCOME)
 Operating...................        16,891             317,105             346,490
 Marketing...................        95,248             506,191             514,634
 General and
administrative...............        12,542             184,742             195,041
 Software research and
development..................                            18,788              22,335
 Interest (income) expense,
net..........................        (8,736)             (2,752)             (3,221)
 Equity in loss from
   ImagiNation Network.......                             5,066               5,066
                                    -------            --------            --------
Total expenses...............       115,945           1,029,140           1,080,345
                                    -------            --------            --------
Income (loss) before income
taxes........................        42,445             187,152             198,319
Provision (benefit) for
income taxes.................        10,968              69,396              73,614
                                    -------            --------            --------
Net income (loss)............      $ 31,477          $  117,756          $  124,705
                                    -------            --------            --------
Net income (loss) per common
share........................      $   1.10          $     0.54          $     0.51
                                    -------            --------            --------
Weighted average number of
 common and dilutive common
 equivalent shares
outstanding..................        28,572             218,236             246,795
                                    -------            --------            --------
                                    -------            --------            --------

    SEE NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS

(a) In the Merger, each outstanding share of Company Common Stock (other than shares held by CUC International, Merger Sub or any other subsidiary of CUC International or by any subsidiary of the Company) will be converted into 1.225 shares of CUC International Common Stock. The unaudited pro forma condensed combined financial statements assume that all 20,428,217 shares of Company Common Stock outstanding at March 31, 1996 will be converted in the Merger into approximately 25.0 million shares of CUC International Common Stock in accordance with the Exchange Ratio. The effect of this transaction, accounted for in accordance with the pooling-of-interests method, was to increase stated capital in respect of CUC International Common Stock by approximately $250,000 and to increase CUC International's additional paid-in capital by approximately $92.0 million, and to eliminate the Company Common Stock and the Company treasury stock.

(b) In the Davidson Merger, each outstanding share of Davidson Common Stock (other than shares held by CUC International, SAC or any other subsidiary of CUC International or by any subsidiary of Davidson, or shares to which dissenters' rights are granted and properly exercised under applicable California law) will be converted into .85 of one share of CUC International Common Stock (the "Davidson Exchange Ratio"). The unaudited pro forma condensed combined financial statements assume that all 35,233,463 shares of Davidson Common Stock outstanding at March 31, 1996 will be converted in the Davidson Merger into approximately 29.9 million shares of CUC International Common Stock based on the Davidson Exchange Ratio. The effect of this transaction, accounted for in accordance with the pooling-of-interests method, was to increase stated capital in respect of CUC International Common Stock by approximately $299,000 and to increase CUC International's additional paid-in capital by approximately $35.6 million, and to eliminate Davidson Common Stock.

(c) In the Ideon Merger, each outstanding share of Ideon Common Stock (other than shares held by Ideon as treasury stock or by any subsidiary of Ideon or owned by CUC International, Ideon Merger Sub or by an other subsidiary of CUC International) will be converted into the right to receive such number of shares of CUC International Common Stock equal to the quotient obtained by dividing (x) $13.50 by (y) the Ideon Average Stock Price, provided however, that if the Ideon Average Stock Price is $22.00 or less the Ideon Conversion Number will be 0.6136 and if the Ideon Average Stock Price is $36.00 or more the Ideon Conversion Number will be 0.375. The unaudited pro forma condensed combined financial statements assume that all 27,981,831 shares of Ideon Common Stock outstanding at March 31, 1996 will be converted in the Ideon Merger into approximately 13.8 million shares of CUC International Common Stock based on the Ideon Conversion Number (assumed to be 0.4943). The effect of this transaction, accounted for in accordance with the pooling-of-interests method, was to increase stated capital in respect of CUC International Common Stock by approximately $138,000 and to decrease CUC International's additional paid-in capital by approximately $16.6 million and to eliminate Ideon Common Stock and Ideon treasury stock.

(d) The pro forma information is based on the historical financial statements of CUC International, the Company, Davidson and Ideon contained in the CUC 10-K, the CUC 10-Q, the Company 10-Q, the Company Press Release, the Davidson 10-K, the Davidson 10-Q, the Ideon 10-K and the Ideon 10-Q. Sierra's total revenues of $22.2 million and net income of $0.7 million for the three months ended March 31, 1995 are included in Sierra's historical statements of income for the years ended December 31, 1995 and March 31, 1995. Effective January 1, 1995, Ideon changed its fiscal year end from October 31 to December 31. Ideon's results of operations for the Ideon Transition Period have been excluded from CUC International's unaudited pro forma condensed combined statements of income. Ideon's revenues and net loss for the Ideon Transition Period were $34.7 million and $(49.9) million, respectively.

(e) Income per common share from continuing operations has been computed based upon the combined weighted average number of common and dilutive common equivalent outstanding shares of CUC International Common Stock, Company Common Stock, Davidson Common Stock and Ideon Common

Stock for each period. Historical weighted average common and dilutive common equivalent outstanding shares of Company Common Stock, Davidson Common Stock and Ideon Common Stock for each period have been adjusted to reflect the Exchange Ratio in respect of the Merger (i.e., 1.225), the exchange ratio in respect of the Davidson Merger (i.e., .85) and the Ideon Conversion Number in respect of the Ideon Merger (determined in accordance with the calculation set forth in note (c) above). In addition, the weighted average number of common and dilutive common equivalent outstanding shares have been adjusted for, and give effect to in the case of CUC International, the 3:2 split of the CUC International Common Stock effected on June 30, 1995, in the case of the Company, the 2:1 split of the Company Common Stock effected on February 17, 1995 and in the case of Davidson, the 2:1 split of the Davidson Common Stock effected on August 23, 1995.

(f) The unaudited pro forma condensed combined balance sheet includes integration and transaction costs associated with the Ideon Merger as well as costs relating to certain outstanding litigation matters, previously discussed in Ideon's public filings, giving consideration to CUC International's intended approach to these matters subsequent to the Merger, which are estimated by CUC International's management to approximate $125.0 million ($80.0 million after tax effect). Most of the reserve is related to these outstanding litigation matters. In determining such portion, CUC International estimated the cost of settling these litigation matters. In estimating such cost, CUC International considered potential liabilities related to these matters and the estimated cost of prosecuting and defending them (including out-of-pocket costs, such as attorneys' fees, and the cost to CUC International of having its management involved in numerous complex litigation matters). CUC International is unable at this time to determine the estimated timing of the future cash outflows with respect to this accrued liability. Although CUC International has attempted to estimate the amounts that will be required to settle these litigation matters, there can be no assurance that the actual aggregate amount of such settlements will not exceed the amount of the reserve accrued. The reserve for these matters will be expensed in the combined income statement subsequent to the closing of the Ideon Merger, and any subsequent payments related to these matters will reduce the amount of the reserve. CUC International considered all of these litigation-related costs and liabilities, as well as integration and transaction costs, in determining the agreed upon exchange ratio in respect of the Ideon Merger.

    In determining the amount of the reserve related to CUC International's proposed integration and consolidation efforts, CUC International estimated the significant severance costs to be accrued upon the consummation of the Ideon Merger and costs relating to the expected obligations for certain third-party contracts (e.g., existing leases and vendor agreements) to which Ideon is a party and which are neither terminable at will nor automatically terminated upon a change-in-control of Ideon. CUC International expects to incur significant integration costs because Ideon's credit card registration and enhancement services are substantially similar to CUC International's credit card registration and enhancement services. All of the business activities related to these operations currently performed by Ideon's Jacksonville, Florida office will be transferred to CUC International's Comp-U-Card Division in Stamford, Connecticut promptly after the consummation of the Merger. CUC also expects that there will be additional consolidation affecting other parts of Ideon's business that are substantially the same as CUC International's existing businesses. CUC International does not expect any loss in revenue as a result of these integration and consolidation efforts.

    The unaudited pro forma condensed combined statements of income do not include integration and transaction costs associated with the Ideon Merger as well as costs relating to certain outstanding litigation matters previously discussed in Ideon's public filings, giving consideration to CUC International's intended approach to these matters, subsequent to the completion of the Ideon Merger and costs and expenses associated with the Merger and the Davidson Merger which are expected to approximate $25.0 million in the aggregate.

(g) Reclassification to conform Ideon's deferred membership income to CUC International's presentation.

(h) To reflect Davidson's proposed acquisition of a warehouse facility, excluding any costs of improvement of the facility which have not yet been determined. The pro forma effect on the results of operations has been excluded as the amounts involved are not significant to Davidson's and the pro forma combined results of operations.

          PRO FORMA MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    Pro forma combined operating revenues for the three months ended April 30, 1996 are $425.6 million, which includes the Company's operations for the three-month period ended March 31, 1996. The largest contributing factor to revenue growth is the continual rapid growth of CUC International's membership base. CUC International will utilize its existing membership base and distribution channels to market Sierra's products. In addition, with CUC International's plans for the electronic marketplace, Sierra will enable CUC International to broaden its content much beyond its current offerings to establish compelling content areas in the interactive world. Pro forma earnings per common share for the three months ended April 30, 1996 are $0.21 which includes the Company's operations for the three-month period ended March 31, 1996. CUC International believes that future results of operations will not be materially affected by the Merger.

    CUC International's operations have been funded principally with cash flow from operations, while acquisitions have also been funded through the issuance of CUC International Common Stock. Furthermore, after the consummation of the Merger, cash flow from operations and existing CUC International credit facilities is expected to be sufficient to achieve CUC International's current and long-term objectives. CUC International believes that its liquidity has not been adversely affected by any acquisitions it has made to date and that CUC International's liquidity will not be adversely affected by the Merger.

    In addition, the acquisitions of the Company and Davidson will enable CUC International to offer educational and entertainment software to various portions of CUC International's 48 million member database. Both the Company and Davidson have extensive distribution channels (including computer and electronic superstores, software specialty shops, mass merchants and, in the case of Davidson, schools). These companies also have recurring revenue streams because of their widely known software titles. CUC International's acquisition of Ideon will strengthen CUC International's core membership services business, primarily by adding over 13 million credit card enhancement members.

    CUC International's management believes that the risks associated with its acquisition of the Company and Davidson will not be material primarily because no individual software title revenue represents more than 1% of the combined consolidated pro forma revenues of CUC International, the Company and Davidson. Both the Company's revenues and Davidson's revenues are subject to a degree of seasonality, however CUC International believes that such seasonality will not have any material impact on its future combined results of operations.

    CUC International's management also believes that the risks associated with its acquisition of Ideon will not be material, since Ideon's core business generates a recurring revenue stream and CUC International believes that it will be able to reduce costs by consolidating certain administrative, back-end and marketing functions. Ideon is also involved in prosecuting or defending several complex lawsuits. The majority of these involve a former Chairman of the Board and Executive Management to SafeCard. SafeCard is Ideon's largest operating subsidiary and, prior to Ideon's 1995 reorganization, was the public company through which (directly or indirectly) Ideon's credit card registration and other businesses were conducted. CUC International intends to reserve for the outstanding litigation matters which have been previously discussed in Ideon's public filing, after giving consideration to CUC's intended approach to these matters as well as certain integration and transaction costs associated with the Ideon merger.

    The most recent "Management's Discussion and Analysis of Financial Condition and Results of Operations" for CUC International, the Company, Davidson and Ideon appear in the CUC 10-Q; Company 10-Q; the Davidson 10-Q and the Ideon 10-Q.

                       COMPARISON OF SHAREHOLDERS RIGHTS

    At the Effective Time, holders of Company Common Stock immediately prior to such time will become holders of CUC International Common Stock. The following summary compares the material differences between the rights of holders of shares of CUC International Common Stock and the rights of holders of shares of Company Common Stock. The summary does not purport to be a complete statement of the rights of holders of shares of CUC International Common Stock and shares of Company Common Stock under, and is qualified in its entirety by reference to, the Amended and Restated Articles of Incorporation (the "CUC International Charter") and By-Laws (the "CUC International By-Laws") of CUC International and the Restated Certificate of Incorporation (the "Company Charter") and By-Laws (the "Company By-Laws") of the Company.

DIRECTORS

    Number. The CUC International By-Laws provide that the Board of Directors of CUC International cannot be fixed at less than three members. The CUC International Charter further provides that amendment of the foregoing provision requires the affirmative vote of the holders of 80% or more of the outstanding voting stock. The Company By-Laws provide that the Board of Directors of the Company shall consist of three or more members.

    Classified Board. Both the CUC International By-Laws and the Company By-Laws provide for a classified Board of Directors.

    Removal of Directors. The CUC International Charter and the CUC International By-Laws provide that any and all directors may be removed, with or without cause, by the affirmative vote of holders of at least 80% of the combined voting power of the outstanding shares of stock entitled to vote for the election of directors. The Company Charter and the Company By-Laws provide that a director may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of capital stock entitled to vote for the election of directors.

    Indemnification of Directors and Officers. The CUC International By-Laws and the Company Charter each provide that the corporation shall indemnify to the full extent permitted by, and in the manner permissible under, the DGCL any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative. See "The Merger--Interests of Certain Persons in the Merger--Indemnification."

AMENDMENTS TO THE CHARTERS

    The CUC International Charter requires the approval of the holders of at least 80% of the outstanding shares of stock entitled to vote to amend provisions of the CUC International Charter relating to the following: (i) the number, election, term and nomination of directors and newly created directorships, vacancies in directorships and removal of directors; (ii) certain business combinations; (iii) amendment of certain provisions of the CUC International By-Laws dealing with shareholder meetings and directors; and (iv) shareholder action without a meeting. All other amendments to the CUC International Charter must be approved by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon.

    The Company Charter requires the approval of the holders of at least 66 2/3% of the outstanding shares of capital stock entitled to vote for the election of directors to amend the provisions of the Company Charter relating to the following: (i) the election and terms of directors and newly-created directorships, vacancies in directorships and removal of directors; (ii) actions by written consent of shareholders; and (iii) certain business combinations. All other amendments to the Company Charter must be approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock entitled to vote thereon.

AMENDMENTS TO THE BY-LAWS

    Amendments to certain provisions of the CUC International By-Laws dealing with shareholder meetings and directors must be approved by at least 80% of the shares of outstanding stock entitled to vote thereon. Amendments to certain provisions of the Company By-Laws dealing with the election and term of directors and newly-created directorships, vacancies in directorships and removal of directors must be approved by the holders of at least 66 2/3% of the outstanding shares of capital stock entitled to vote for the election of directors.

QUORUM

    The CUC International By-Laws provide that a quorum for the purpose of a meeting of the holders of CUC International Common Stock shall consist of not less than one-third of the issued and outstanding shares of stock of CUC International. The Company By-Laws provide that a quorum for the purpose of a meeting of the shareholders of the Company shall consist of a majority of the shares of capital stock entitled to vote at the meeting.

VOTE REQUIRED FOR MERGER AND CERTAIN OTHER TRANSACTIONS

    Under the DGCL, the CUC International Charter and the Company Charter, an agreement of merger, sale, lease or exchange of all or substantially all of the corporation's assets must be approved by the Board of Directors and then adopted by the holders of a majority of the voting power of the outstanding shares of stock entitled to vote thereon.

BUSINESS COMBINATIONS FOLLOWING A CHANGE OF CONTROL

    The CUC International Charter includes what generally is referred to as a "fair price provision," which requires the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, to approve certain business combinations (including certain mergers, recapitalizations, and the issuance or transfer of securities of CUC International or a subsidiary having an aggregate fair market value of $10 million or more) involving CUC International or a subsidiary and an owner of 5% or more of the outstanding shares of capital stock entitled to vote generally in the election of directors, unless either (i) such business combination is approved by a majority of disinterested directors, or (ii) the shareholders receive a "fair price" for their holdings and certain other procedural requirements are met.

    The Company Charter also includes a "fair price provision" which requires the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of capital stock entitled to vote for the election of directors, voting together as a single class, to approve certain business combinations (including mergers, recapitalizations and the issuance and transfer of securities of the Company or a subsidiary having an aggregate fair market value of $10 million or more) involving the Company or a subsidiary and an owner of more than 20% of the outstanding shares of capital stock entitled to vote for the election of directors, unless either (i) such business combination is approved by a majority of disinterested directors, or (ii) the shareholders receive a "fair price" for their holdings and certain other procedural requirements are met.

    Section 203 of the DGCL prohibits certain transactions between a Delaware corporation, the shares of which are listed on a national securities exchange, and an "interested shareholder," unless the certificate of incorporation of the corporation contains a provision expressly electing not to be governed by Section 203. Neither the Company Charter nor the CUC International Charter contains such an election.

CUMULATIVE VOTING

    Under DGCL, shareholders are not entitled to cumulative voting in the election of directors unless specifically provided for in the certificate of incorporation. Neither the Company Charter nor the CUC International Charter contains such a provision.

SPECIAL MEETINGS OF SHAREHOLDERS; ACTION BY CONSENT

    The CUC International Charter and the CUC International By-Laws provide that special meetings of shareholders may be called only by the Chairman of the Board, the President or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. The Company By-Laws provide that special meetings of shareholders may be called by the Chairman of the Board, the President, the Board of Directors, or shareholders holding shares representing not less than 10% of the outstanding shares of capital stock entitled to vote at the meeting.

    The CUC International Charter provides that any action taken by shareholders must be effected at an annual or special meeting and may not be effected by written consent without a meeting. The Company Charter allows shareholder action by written consent.

                             SHAREHOLDER PROPOSALS

    If the Merger is not consummated within the time period currently contemplated, the Company will hold its 1996 Annual Meeting of Shareholders. As described in the Company's proxy statement relating to its 1995 Annual Meeting of Shareholders, shareholder proposals for inclusion in the Company's proxy statement and form of proxy relating to the Company's 1996 Annual Meeting of Shareholders must have been received by the Company no later than March 16, 1996.

            OWNERSHIP OF COMPANY COMMON STOCK BY CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth certain information known to the Company, as of June 17, 1996, with respect to the beneficial ownership of Company Common Stock as of that date by (i) each shareholder known by the Company to be a beneficial owner of more than 5% of Company Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all current executive officers and directors as a group.

                        NAME AND ADDRESS                           AMOUNT AND NATURE OF    PERCENT
                    OF BENEFICIAL OWNER (1)                        BENEFICIAL OWNERSHIP    OF CLASS
- ----------------------------------------------------------------   --------------------    --------
Kenneth A. and Roberta L. Williams (2)..........................         1,803,918            8.64%
  3380 146th Place, SE
  Suite 300
  Bellevue, Washington 98007
The Equitable Companies Incorporated (3)........................         1,677,100            8.04%
  787 Seventh Avenue
  New York, New York 10019
FMR Corp. (4)...................................................           997,010            4.78%
  82 Devonshire Street
  Boston, Massachusetts 02109
Fidelity Management & Research Company (4)......................           739,210            3.54%
  82 Devonshire Street
  Boston, Massachusetts 02109
Roland Oskian (2)...............................................           100,104            *
Thomas L. Beckmen (2)...........................................            73,120            *
David C. Hodgson (2)(5).........................................            52,620            *
Walter A. Forbes (2)............................................            39,620            *
Michael A. Brochu (2)...........................................            21,549            *
Dennis Cloutier (2).............................................            18,210            *
Jarold W. Bowerman (2)..........................................             7,000            *
Michael G. Berolzheimer (2).....................................             6,620            *
Richard K. Thumann (2)..........................................             2,313            *
Marvin H. Green, Jr. (2)........................................             3,620            *
Executive officers and directors as
  a group (12 persons) (2)......................................         2,128,694            10.2%

- ------------

* less than 1%.

(1) Except as otherwise noted, the Company believes that each director, executive officer and 5% or greater stockholder has sole voting and sole investment power, subject to community property laws where applicable, with respect to all shares shown in the table as beneficially owned by such person. Each beneficial owner's percentage ownership is determined by assuming that options beneficially owned by such person (but not those owned by any other person) that are exercisable within 60 days have been exercised. The number of shares outstanding at the close of business on June 17, 1996 was 20,869,369.

(2) Includes, as indicated in note (1) above, shares subject to options exercisable within 60 days after June 17, 1996 in the following amounts:
    23,200 shares for Mr. and Mrs. Williams; 8,000 shares for Mr. Oskian; 3,600 shares for Mr. Beckmen; 3,600 shares for Mr. Hodgson; 33,600 shares for Mr. Forbes; 14,000 shares for Mr. Brochu; 18,000 shares for Mr. Cloutier; 7,000 shares for Mr. Bowerman; 6,600 shares for Mr. Berolzheimer; 2,100 shares for Mr. Thumann; and 3,600 shares for Mr. Green.

(3) Based on the Schedule 13G filed with the Commission by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle and Uni Europe Assurance Mutuelle (collectively, the "Mutuelles AXA"), as a group,

    AXA, The Equitable Companies Incorporated and their subsidiaries pursuant to a joint filing agreement and dated February 9, 1996. The Equitable Companies Incorporated are considered to beneficially own 1,677,100 shares, or 8.6% of shares outstanding of the Company's Common Stock, to which the Mutuelles AXA and AXA disclaim beneficial ownership.

(4) Based on the Schedule 13D/A filed by FMR with the Commission and dated June 3, 1996, FMR Corp. ("FMR") beneficially owns (1) through its wholly-owned subsidiary, Fidelity Management & Research Company ("Fidelity"), as adviser to certain investment companies, 739,210 shares of the Company's Common Stock, as to which FMR, through its control of Fidelity, has the power to dispose of the shares but not voting power, and (b) through FMTC, the managing agents for the Accounts, 257,800 shares of the Company's Common Stock as to which FMR has voting and dispositive power.

(5) Includes 4,000 shares owned beneficially by Mr. Hodgson's children.

              PRINCIPAL HOLDERS OF CUC INTERNATIONAL COMMON STOCK

    The following table sets forth each person known by CUC International to be the beneficial owner as of May 31, 1996 of more than 5% of the then outstanding shares of CUC International Common Stock.

                     NAME AND ADDRESS                          AMOUNT AND NATURE OF       PERCENT OF
                    OF BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP      COMMON STOCK
- -----------------------------------------------------------   -----------------------    ------------
W.P. Stewart & Co. Inc.....................................          9,668,149(1)            5.05%
  527 Madison Avenue
  New York, NY 10022

- ------------

(1) W.P. Stewart & Co. Inc. filed a Schedule 13G statement, dated February 15, 1996, pursuant to Section 13(g) of the Exchange Act reflecting the beneficial ownership of 9,668,149 shares of CUC International Common Stock. W.P. Stewart & Co. Inc. has the power to make investment decisions over the CUC International Common Stock for many unrelated clients, but has no economic interest in such securities.

    After giving effect to the Davidson Merger, Robert M. Davidson, Chairman and Chief Executive Officer of Davidson, will be the beneficial owner of approximately 13,000,106 shares of CUC International Common Stock (including certain shares held in trusts to which Mr. Davidson and Janice G. Davidson, the President of Davidson, exercise shared voting and investment power, but not including certain shares owned by Mrs. Davidson as her sole and separate property or owned by a certain trust for which Mrs. Davidson serves as trustee), and Mrs. Davidson will be the beneficial owner of approximately 13,600,276 shares of CUC International Common Stock (including certain shares held in trusts to which Mr. and Mrs. Davidson exercise shared voting and investment power, but not including certain shares owned by Mr. Davidson as his sole and separate property or owned by a certain trust for which he serves as trustee). Based on the number of shares of Davidson Common Stock owned by Mr. Davidson and Mrs. Davidson on March 18, 1996, they (collectively with certain trusts for which they serve as fiduciaries) will beneficially own approximately 11% of the then-outstanding shares of CUC International Common Stock (assuming consummation of the Merger and the Davidson Merger, but not the Ideon Merger) and will beneficially own approximately 10% of the then-outstanding shares of CUC International Common Stock (assuming consummation of the Merger, the Davidson Merger and the Ideon Merger).

                                 LEGAL MATTERS

    The validity of the shares of CUC International Common Stock to be issued in connection with the Merger will be passed upon for CUC International by Robert
T. Tucker, Esq., Corporate Secretary of CUC International.

    Certain federal income tax matters in connection with the transaction will be passed upon for Company by Perkins Coie, Seattle, Washington.

                                    EXPERTS

    The consolidated financial statements and schedule of CUC International Inc. appearing in CUC International Inc.'s Annual Report on Form 10-K for the year ended January 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended April 30, 1996 and April 30, 1995, incorporated by reference in this Proxy Statement/Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in CUC International Inc.'s Quarterly Report on Form 10-Q for the quarter ended April 30, 1996, and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Act.

    The consolidated financial statements and related financial statement schedules of the Company incorporated in this Proxy Statement/Prospectus by reference to the Company's Amended Quarterly Report on Form 10-Q/A for the quarterly period ended December 31, 1995, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements and the related consolidated financial statement schedules incorporated in this Proxy Statement/Prospectus by reference from Advance Ross Corporation's Annual Report on Form 10-K for the year ended December 31, 1994, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements and related financial statement schedules of Davidson incorporated in this Proxy Statement/Prospectus by reference to Davidson's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements and related financial statement schedules of Ideon incorporated in this Proxy Statement/Prospectus by reference to Ideon's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 have been audited by Price Waterhouse LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    With respect to the unaudited consolidated financial information of Ideon for the three-month periods ended March 31, 1996 and 1995 incorporated by reference in this Proxy Statement/Prospectus, Price Waterhouse LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, dated April 29, 1996, incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Price Waterhouse LLP has not carried out any significant or additional audit tests beyond those which would have been necessary if their report had not been included. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Price Waterhouse LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited consolidated financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by Price Waterhouse LLP within the meaning of Sections 7 and 11 of the Securities Act.

                                 OTHER MATTERS

    As of the date of this Proxy Statement/Prospectus, the Board of Directors of Company does not intend to present, and have not been informed that any other person intends to present, any matter for action at the Meeting, other than as specifically discussed herein.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Kenneth A. Williams
                                        ........................................

                                        KENNETH A. WILLIAMS
                                        Chairman of the Board
                                        and Chief Executive Officer

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                         DATED AS OF FEBRUARY 19, 1996,
                                   AS AMENDED
                                     AMONG
                              SIERRA ON-LINE, INC.
                             CUC INTERNATIONAL INC.
                                      AND
                            LARRY ACQUISITION CORP.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
ARTICLE 1             THE MERGER.....................................................    A-6
    SECTION 1.1.      The Merger.....................................................    A-6
    SECTION 1.2.      Effective Time.................................................    A-6
    SECTION 1.3.      Closing of the Merger..........................................    A-7
    SECTION 1.4.      Effects of the Merger..........................................    A-7
    SECTION 1.5.      Certificate of Incorporation and Bylaws........................    A-7
    SECTION 1.6.      Directors......................................................    A-7
    SECTION 1.7.      Officers.......................................................    A-7
    SECTION 1.8.      Conversion of Shares...........................................    A-7
    SECTION 1.9.      Exchange of Certificates.......................................    A-7
    SECTION 1.10.     Stock Options..................................................    A-9

ARTICLE 2             REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................   A-10
    SECTION 2.1.      Organization and Qualification; Subsidiaries...................   A-10
    SECTION 2.2.      Capitalization of the Company and its Subsidiaries.............   A-11
    SECTION 2.3.      Authority Relative to this Agreement; Consents and Approvals...   A-12
    SECTION 2.4.      SEC Reports; Financial Statements..............................   A-12
    SECTION 2.5.      Information Supplied...........................................   A-13
    SECTION 2.6.      Consents and Approvals; No Violations..........................   A-13
    SECTION 2.7.      No Default.....................................................   A-14
    SECTION 2.8.      No Undisclosed Liabilities; Absence of Changes.................   A-14
    SECTION 2.9.      Litigation.....................................................   A-14
    SECTION 2.10.     Compliance with Applicable Law.................................   A-14
    SECTION 2.11.     Employee Plans.................................................   A-15
    SECTION 2.12.     Environmental Laws and Regulations.............................   A-15
    SECTION 2.13.     Tax Matters....................................................   A-15
    SECTION 2.14.     Intangible Property............................................   A-15
    SECTION 2.15.     Opinion of Financial Advisor...................................   A-16
    SECTION 2.16.     Brokers........................................................   A-16
    SECTION 2.17.     Accounting Matters.............................................   A-16
    SECTION 2.18.     Material Contracts.............................................   A-16
    SECTION 2.19.     Disclosure.....................................................   A-17

ARTICLE 3             REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION.......   A-17
    SECTION 3.1.      Organization...................................................   A-17
    SECTION 3.2.      Capitalization of Parent and its Subsidiaries..................   A-18
    SECTION 3.3.      Authority Relative to this Agreement...........................   A-18
    SECTION 3.4.      SEC Reports; Financial Statements..............................   A-19
    SECTION 3.5.      Information Supplied...........................................   A-19
    SECTION 3.6.      Consents and Approvals; No Violations..........................   A-19

                                                                                        PAGE
                                                                                        ----
    SECTION 3.7.      No Default.....................................................   A-20
    SECTION 3.8.      No Undisclosed Liabilities; Absence of Changes.................   A-20
    SECTION 3.9.      Litigation.....................................................   A-20
    SECTION 3.10.     Compliance with Applicable Law.................................   A-21
    SECTION 3.11.     Employee Plans.................................................   A-21
    SECTION 3.12.     Environmental Laws and Regulations.............................   A-21
    SECTION 3.13.     Tax Matters....................................................   A-21
    SECTION 3.14.     No Prior Activities............................................   A-22
    SECTION 3.15.     Brokers........................................................   A-22
    SECTION 3.16.     Accounting Matters.............................................   A-22
    SECTION 3.17.     Disclosure.....................................................   A-22

ARTICLE 4             COVENANTS......................................................   A-22
    SECTION 4.1.      Conduct of Business of the Company.............................   A-22
    SECTION 4.2.      Conduct of Business of Parent..................................   A-24
    SECTION 4.3.      Preparation of S-4 and the Proxy Statement.....................   A-25
    SECTION 4.4.      Other Potential Acquirors......................................   A-25
    SECTION 4.5.      Letter of the Company's Accountants............................   A-26
    SECTION 4.6.      Meetings.......................................................   A-26
    SECTION 4.7.      Stock Exchange Listing.........................................   A-26
    SECTION 4.8.      Access to Information..........................................   A-27
    SECTION 4.9.      Additional Agreements; Reasonable Best Efforts.................   A-27
    SECTION 4.10.     Consents.......................................................   A-27
    SECTION 4.11.     Public Announcements...........................................   A-28
    SECTION 4.12.     Indemnification; Directors' and Officers' Insurance............   A-28
    SECTION 4.13.     Notification of Certain Matters................................   A-29
    SECTION 4.14.     Pooling........................................................   A-29
    SECTION 4.15.     Tax-Free Reorganization Treatment..............................   A-29
    SECTION 4.16.     Taxes..........................................................   A-30
    SECTION 4.17.     Employment and Other Agreements................................   A-30
    SECTION 4.18.     Employee Matters...............................................   A-30
    SECTION 4.19.     Company Affiliates.............................................   A-31
    SECTION 4.20.     Election to Parent Board.......................................   A-31
    SECTION 4.21.     SEC Filings....................................................   A-31
    SECTION 4.22.     Guarantee of Performance.......................................   A-31
    SECTION 4.23.     Acquisition....................................................   A-31

ARTICLE 5             CONDITIONS TO CONSUMMATION OF THE MERGER.......................   A-32
    SECTION 5.1.      Conditions to Each Party's Obligations to Effect the Merger....   A-32
    SECTION 5.2.      Conditions to the Obligations of the Company...................   A-32
    SECTION 5.3.      Conditions to the Obligations of Parent and Acquisition........   A-33

                                                                                        PAGE
                                                                                        ----
ARTICLE 6             TERMINATION; AMENDMENT; WAIVER.................................   A-33
    SECTION 6.1.      Termination....................................................   A-33
    SECTION 6.2.      Effect of Termination..........................................   A-35
    SECTION 6.3.      Fees and Expenses..............................................   A-35
    SECTION 6.4.      Amendment......................................................   A-36
    SECTION 6.5.      Extension; Waiver..............................................   A-36

ARTICLE 7             MISCELLANEOUS..................................................   A-36
    SECTION 7.1.      Nonsurvival of Representations and Warranties..................   A-36
    SECTION 7.2.      Entire Agreement; Assignment...................................   A-36
    SECTION 7.3.      Validity.......................................................   A-37
    SECTION 7.4.      Notices........................................................   A-37
    SECTION 7.5.      Governing Law..................................................   A-37
    SECTION 7.6.      Descriptive Headings...........................................   A-37
    SECTION 7.7.      Parties in Interest............................................   A-37
    SECTION 7.8       Arbitration....................................................   A-37
    SECTION 7.9.      Severability...................................................   A-38
    SECTION 7.10.     Specific Performance...........................................   A-38
    SECTION 7.11.     Recapitalization...............................................   A-38
    SECTION 7.12.     Subsidiaries...................................................   A-38
    SECTION 7.13.     Brokers........................................................   A-38
    SECTION 7.14.     Counterparts...................................................   A-38

                             TABLE OF DEFINED TERMS

                                                     CROSS REFERENCE
TERM                                                  IN AGREEMENT                    PAGE
- ---------------------------------------  ---------------------------------------   ----------
Acquisition............................  Preamble...............................          A-6
Affiliate Letter.......................  Recitals...............................          A-6
Certificates...........................  Section 1.9(b).........................          A-8
Closing................................  Section 1.3............................          A-7
Closing Date...........................  Section 1.3............................          A-7
Code...................................  Recitals...............................          A-6
Company................................  Preamble...............................          A-6
Company Affiliate......................  Recitals...............................          A-6
Company Board..........................  Section 2.3(a).........................         A-12
Company Disclosure Schedule ...........  Section 2.1(b).........................         A-10
Company Plans..........................  Section 1.10(a)........................          A-9
Company SEC Reports....................  Section 2.4(a).........................         A-12
Company Stock Option(s)................  Section 1.10(a)........................          A-9
DGCL...................................  Section 1.1............................          A-6
Effective Time.........................  Section 1.2............................          A-7
Environmental Claim....................  Section 2.12(a)........................         A-15
Environmental Laws.....................  Section 2.12(a)........................         A-15
ERISA..................................  Section 2.11...........................         A-15
ESPP...................................  Section 2.2(a).........................         A-11
Exchange Act...........................  Section 2.2(c).........................         A-12
Exchange Agent.........................  Section 1.9(a).........................          A-7
Financial Advisor......................  Section 2.15...........................         A-16
GAAP...................................  Section 2.4(a).........................         A-12
Governmental Entity....................  Section 2.6............................         A-13
HSR Act................................  Section 2.6............................         A-13
Lien...................................  Section 2.2(b).........................         A-11
Material Adverse Effect................  Sections 2.1(a), 3.1(a)................   A-10, A-17
Merger.................................  Section 1.1............................          A-6
Merger Consideration...................  Section 1.8(a).........................          A-7
Notice of Superior Proposal............  Section 4.4(b).........................         A-26
NYSE...................................  Section 1.9(f).........................          A-9
Parent.................................  Preamble...............................          A-6
Parent Common Stock....................  Section 1.8(a).........................          A-7
Parent Disclosure Schedule.............  Section 3.2(a).........................         A-18
Parent Option..........................  Section 1.10(a)........................          A-9
Parent Permits.........................  Section 3.10...........................         A-21
Parent SEC Reports.....................  Section 3.4(a).........................         A-19
Proxy Statement........................  Section 2.5............................         A-13
S-4....................................  Section 2.5............................         A-13
SEC....................................  Section 2.4(a).........................         A-12
Securities Act.........................  Recitals...............................          A-6
Shareholders Agreement.................  Recitals...............................          A-6
Share(s)...............................  Section 1.8(a).........................          A-7
Subsidiaries...........................  Section 7.12...........................         A-38
Superior Proposal......................  Section 4.4(b).........................         A-26
Surviving Corporation..................  Section 1.1............................          A-6
Taxes..................................  Section 2.13...........................         A-15
Third Party Acquisition................  Section 6.1(d).........................         A-34

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER, dated as of February 19, 1996 and as amended on March , 1996, is among SIERRA ON-LINE, INC., a Delaware corporation (the "Company"), CUC INTERNATIONAL INC., a Delaware corporation ("Parent"), and LARRY ACQUISITION CORP., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Acquisition").

                                  WITNESSETH:

    WHEREAS, the Boards of Directors of the Company, Parent and Acquisition each have, in light of and subject to the terms and conditions set forth herein, (i) determined that the Merger (as defined in Section 1.1) is fair to their respective shareholders and in the best interests of such shareholders and (ii) approved the Merger in accordance with this Agreement;

    WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

    WHEREAS, concurrently with the execution hereof, certain holders of Shares (as defined in Section 1.8(a)) are entering into the Shareholders Agreement, a copy of which is attached hereto as Exhibit A (the "Shareholders Agreement");

    WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a "pooling-of-interests"; and

    WHEREAS, the Company has delivered to Parent a letter identifying all persons (each, a "Company Affiliate") who are, at the date hereof, "affiliates" of the Company for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), and each Company Affiliate has delivered to Parent a letter (each, an "Affiliate Letter") relating to (i) the transfer, prior to the Effective Time (as defined in Section 1.8(a)), of the Shares beneficially owned by such Company Affiliate on the date hereof and (ii) the transfer of the shares of Parent Common Stock (as defined in Section 1.8(a)) to be received by such Company Affiliate in the Merger.

    NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

    SECTION 1.1. The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Acquisition shall be merged with and into the Company (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease.

    SECTION 1.2. Effective Time. Subject to the provisions of this Agreement, Parent, Acquisition and the Company shall cause the Merger to be consummated by filing an appropriate Certificate of Merger or other appropriate documents (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of the DGCL, as soon as practicable on or after the Closing Date (as defined in Section 1.3). The

Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

    SECTION 1.3. Closing of the Merger. The closing of the Merger (the "Closing") will take place at a time and on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article 5 (the "Closing Date"), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another time, date or place is agreed to in writing by the parties hereto.

    SECTION 1.4. Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

    SECTION 1.5. Certificate of Incorporation and Bylaws. The Restated Certificate of Incorporation of the Company in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with applicable law. The Bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

    SECTION 1.6. Directors. The directors of the Company at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

    SECTION 1.7. Officers. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

    SECTION 1.8. Conversion of Shares.

    (a) At the Effective Time, each share of common stock, par value $0.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (individually a "Share" and collectively, the Shares") (other than (i) Shares held by any subsidiary of the Company and (ii) Shares held by Parent, Acquisition or any other subsidiary of Parent) shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be converted into and shall become 1.225 fully paid and nonassessable shares of common stock, par value $0.01 per share, of Parent ("Parent Common Stock") (the "Merger Consideration").

    (b) At the Effective Time, each outstanding share of the common stock, par value $0.01 per share, of Acquisition shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

    (c) At the Effective Time, each Share held by Parent, Acquisition or any subsidiary of Parent, Acquisition or the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be canceled, retired and cease to exist and no payment shall be made with respect thereto.

    SECTION 1.9. Exchange of Certificates.

    (a) As of the Effective Time, Parent shall make available to The Bank of Boston or another bank or trust company designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of Shares, for exchange in accordance with this Article I, through the Exchange Agent: (i) certificates representing the appropriate number of shares of Parent Common Stock and (ii) cash to be paid in lieu of fractional shares of Parent Common Stock (such shares of Parent Common Stock and such cash are hereinafter referred to as the "Exchange Fund") issuable pursuant to Section
1.8 in exchange for outstanding Shares.

    (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") whose Shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.8: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent and Acquisition, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of a fractional share of Parent Common Stock, which such holder has the right to receive pursuant to the provisions of this Article I, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.9, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this
Section 1.9.

    (c) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.9(f) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.9(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

    (d) In the event that any Certificate for Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof such shares of Parent Common Stock and cash in lieu of fractional shares, if any, as may be required pursuant to this Agreement; provided, however, that Parent may, in its discretion, require the delivery of a suitable bond or indemnity.

    (e) All shares of Parent Common Stock issued upon the surrender for exchange of Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.9(c) or 1.9(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

    (f) No fractions of a share of Parent Common Stock shall be issued in the Merger, but in lieu thereof each holder of Shares otherwise entitled to a fraction of a share of Parent Common Stock shall, upon surrender of his or her Certificate or Certificates, be entitled to receive an amount of cash (without interest) determined by multiplying the closing price for Parent Common Stock as reported on the New York Stock Exchange (the "NYSE") Composite Transactions on the business day two days prior to the Effective Date by the fractional share interest to which such holder would otherwise be entitled. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting problems which would otherwise be caused by the issuance of fractional shares.

    (g) Any portion of the Exchange Fund which remains undistributed to the shareholders of the Company for six months after the Effective Time shall be delivered to Parent, upon demand, and any shareholders of the Company who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of their claim for Parent Common Stock, as the case may be, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

    (h) Neither Parent nor the Company shall be liable to any holder of Shares, or Parent Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    SECTION 1.10. Stock Options. (a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (a "Company Stock Option" or collectively, "Company Stock Options") issued pursuant to the (i) 1987 Stock Option Plan of the Company and the 1995 Stock Option and Award Plan (the "1995 Plan") of the Company and the Papyrus Design Group, Inc. 1992 Stock Option Plan (collectively, the "Company Plans") and (ii) the Sierra On-Line, Inc. 1993 Stock Option Grant Agreement with Kenneth A. Williams and the Sierra On-Line, Inc., 1994 Stock Option Grant Agreement with Walter A. Forbes (collectively, the "Non-Plan Option Agreements"), whether vested or unvested, shall be assumed by Parent and shall constitute an option to acquire, on the same terms and subject to the same conditions as were applicable under such Company Stock Option, including, without limitation, term, exercisability, vesting schedule, status as an "incentive stock option" under section 422 of the Code, acceleration and termination provisions, the same number of shares of Parent Common Stock (each, a "Parent Option") as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at a price per share equal to
(y) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Company Stock Option; provided, however, that the number of shares of Parent Common Stock that may be purchased upon exercise of any such Parent Option shall not include any fractional share and, upon exercise of the Parent Option, a cash payment shall be made for any fractional share based upon the Closing Price (as hereinafter defined) of a share of Parent Common Stock on the trading day immediately preceding the date of exercise. "Closing Price" shall mean, on any day, the last reported sale price of one share of Parent Common Stock on the NYSE. Employment with the Company shall be credited to the optionees for purposes of determining the number of vested shares of Parent Common Stock subject to exercise under assumed Company Options after the Effective Time. Parent agrees that the Parent Options shall become 100% vested and fully exercisable in the event that, within two years after the Effective Time the holder's employment or services are terminated by Parent or any of its affiliates without Cause or the holder voluntarily terminates his or her employment or services with Good Reason. "Cause" and "Good Reason" shall have the meanings set forth in the 1995 Plan. None of the Company Stock Options that are unvested at the Effective Time shall become vested as a result of the execution and delivery of this Agreement or the consummation of the Merger.

    (b) As soon as practicable after the Effective Time, but not later than 30 days thereafter, Parent shall deliver to holders of Company Stock Options notices informing such holders that such Company Stock Options have been assumed by Parent and will constitute options to purchase shares of Parent Common Stock on the same terms and subject to the same conditions as their Company Stock Options (subject to the adjustments required by this Section 1.10 after giving effect to the Merger).

    (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Parent Options in accordance with this Section 1.10. As soon as practicable after the Effective Time, but no later than 30 days thereafter, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Parent Common Stock subject to the Parent Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Parent Options remain outstanding.

                                   ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to each of Parent and Acquisition as follows:

SECTION 2.1. Organization and Qualification; Subsidiaries.

    (a) The Company and each of its subsidiaries (as defined in Section 7.12), is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on the Company. When used in connection with the Company or its subsidiaries, the term "Material Adverse Effect" means any change or effect (i) that is or is reasonably likely to be materially adverse to the properties, business, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as whole, other than any change or effect arising out of general economic conditions or conditions generally affecting the consumer software market or the entertainment, education or personal productivity sectors of that market or (ii) that may impair the ability of the Company to consummate the transactions contemplated hereby.

    (b) Except as set forth in Section 2.1(b) of the Disclosure Schedule previously delivered by the Company to Parent (the "Company Disclosure Schedule"), the Company has no subsidiaries and does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other investment in any other entity.

    (c) Each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on the Company.

    (d) The Company has heretofore delivered to Parent accurate and complete copies of the certificate or articles of incorporation and by-laws, as currently in effect, of each of the Company and each of its subsidiaries.

SECTION 2.2. Capitalization of the Company and its Subsidiaries.

    (a) The authorized capital stock of the Company consists of: 40,000,000 Shares, of which, as of February 12, 1996, approximately 20,014,182 shares were issued and outstanding, and 1,000,000 shares of preferred stock, par value $0.01 per share, no shares of which are outstanding. All of the issued and outstanding shares of Company Common Stock have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of February 12, 1996, approximately 2,832,238 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the Company Plans and the Non-Plan Option Agreements, 191,981 shares of Company Common Stock were reserved for issuance under the Company's 1995 Employee Stock Purchase Plan (the "ESPP") and 1,668,571 shares of Company Common Stock were reserved for issuance pursuant to the conversion of the Company's 6 1/2% Convertible Subordinated Notes due 2001 (the "Convertible Notes"). The final purchase by participants under the ESPP will occur no later than the business day immediately preceding the Effective Time. The ESPP will terminate at the Effective Time. Except as described in the Company SEC Reports (as defined in
Section 2.4(a)) or in Section 2.2(a) of the Company Disclosure Schedule, as of the date hereof, since February 12, 1996, no shares of the Company's capital stock have been issued other than pursuant to Company Stock Options already in existence on such date, and, since February 12, 1996, no stock options have been granted. Except as set forth above, as of the date hereof, there are outstanding
(i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company,
(iii) no options or other rights to acquire from the Company or its subsidiaries, and no obligations of the Company or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and (iv) no equity equivalents, interests in the ownership or earnings of the Company or its subsidiaries or other similar rights (including stock appreciation rights) (collectively, "Company Securities"). There are no outstanding obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth in Section 2.2(a) of the Company Disclosure Schedule, there are no stockholder agreements (other than the Shareholders Agreement), voting trusts or other agreements or understandings to which the Company is a party or to which it is bound relating to the voting of any shares of capital stock of the Company.

    (b) All of the outstanding capital stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien (as defined below) or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). There are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any subsidiary of the Company. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. For purposes of this Agreement, "Lien" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

    (c) The Company Common Stock constitutes the only class of securities of the Company or its subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

SECTION 2.3. Authority Relative to this Agreement; Consents and Approvals.

    (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company (the "Company Board") and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then outstanding shares of Company Common Stock). This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms.

    (b) The Company Board has, by unanimous vote of those present, duly and validly approved, and taken all corporate actions required to be taken by the Company Board for the consummation of, the transactions, including the Merger, contemplated hereby and resolved to recommend that the shareholders of the Company approve and adopt this Agreement; provided, however, that such approval and recommendation may be withdrawn, modified or amended in the event that the Company Board by majority vote determines in its good faith judgment, after consultation with and based upon the advice of independent legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to shareholders under applicable law. No state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated hereby.

SECTION 2.4. SEC Reports; Financial Statements.

    (a) The Company has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since January 1, 1993, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. The Company has heretofore delivered to Parent, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for each of the fiscal years ended March 31, 1993, 1994 and 1995, (ii) all definitive proxy statements relating to the Company's meetings of shareholders (whether annual or special) held since April 1, 1993 and (iii) all other reports or registration statements filed by the Company with the SEC since April 1, 1993 (the "Company SEC Reports"). None of such forms, reports or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and except that, in the case of financial statements included therein which were later restated to account for one or more business combinations accounted for as poolings-of-interests, such original financial statements do not reflect such restatements). Since March 31, 1995, except as set forth in the Company SEC Reports, there has not been any change, or any application or request for any change, by the Company or any of its subsidiaries in accounting principles, methods or policies for financial accounting or tax purposes (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

    (b) The Company has heretofore made available to Parent a complete and correct copy of any material amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Exchange Act.

    SECTION 2.5. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the proxy statement relating to the meeting of the Company's shareholders, and, if required, a meeting of Parent's shareholders, to be held in connection with the Merger (the "Proxy Statement") will, at the date mailed to shareholders and at the times of the meeting or meetings of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Proxy Statement, the Company shall promptly so advise Parent and such event shall be so described, and such amendment or supplement (which Parent shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of the Company. The Proxy Statement, insofar as it relates to the meeting of the Company's shareholders to vote on the Merger, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

    SECTION 2.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filing and recordation of the Certificate of Merger as required by the DGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on the Company. Except as set forth in Section 2.6 to the Company Disclosure Schedule, neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate or articles of incorporation or bylaws (or similar governing documents) of the Company or any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not have a Material Adverse Effect on the Company.

    SECTION 2.7. No Default. None of the Company or its subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its certificate or articles of incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or either of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company, its subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults that would not have a Material Adverse Effect on the Company.

    SECTION 2.8. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports, as of December 31, 1995, none of the Company or its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of the Company (including the notes thereto) as of such date or which could reasonably be expected to have a Material Adverse Effect on the Company. Except as publicly disclosed by the Company in the Company SEC Reports, since December 31, 1995, the business of the Company and its subsidiaries has been carried on only in the ordinary and usual course, none of the Company or its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, and there have been no events, changes or effects with respect to the Company or its subsidiaries having or which could reasonably be expected to have, a Material Adverse Effect on the Company.

    SECTION 2.9. Litigation. Except as publicly disclosed by the Company in the Company SEC Reports or disclosed in Section 2.9 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties or assets which (a) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or (b) as of the date hereof, questions the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the transactions contemplated hereby or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement. Except as publicly disclosed by the Company, none of the Company or its subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, could reasonably be expected to have a Material Adverse Effect on the Company or would prevent or delay the consummation of the transactions contemplated hereby.

    SECTION 2.10. Compliance with Applicable Law. Except as publicly disclosed by the Company in the Company SEC Reports, the Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which could not reasonably be expected to have a Material Adverse Effect on the Company. Except as publicly disclosed by the Company in the Company SEC Reports, the Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply could not reasonably be expected to have a Material Adverse Effect on the Company. Except as publicly disclosed by the Company in the Company SEC Reports, the businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this Section 2.10 with respect to Environmental Laws (as defined in Section 2.12(a)) and except for violations or possible violations which do not, and, insofar as reasonably can be foreseen, will not, have a Material Adverse Effect on the Company. Except as publicly disclosed by the Company in the Company SEC Reports or as disclosed in Section 2.10 of the Company Disclosure Schedule, to the best knowledge of the Company no investigation or review by any Governmental Entity with respect to the Company or its subsidiaries is pending or threatened, nor, to the best knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which the Company reasonably believes will not have a Material Adverse Effect on the Company.

    SECTION 2.11. Employee Plans. Except as disclosed in Section 2.11 of the Company Disclosure Schedule, there are no "employee benefit plans" as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by the Company or its subsidiaries ("Company ERISA Plans"). A complete and correct copy of each Company ERISA Plan has been provided or made available to Parent. The Company ERISA Plans are in compliance with the applicable provisions of ERISA, the Code and other applicable law, except for instances of non-compliance that could not reasonably be expected to have a Material Adverse Effect on the Company.

    SECTION 2.12. Environmental Laws and Regulations.

    (a) Except as publicly disclosed by the Company in the Company SEC Reports,
(i) each of the Company and its subsidiaries is in compliance with all applicable federal, state and local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), except for non-compliance that could not reasonably be expected to have a Material Adverse Effect on the Company, which compliance includes, but is not limited to, the possession by the Company and its subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) none of the Company or its subsidiaries has received written notice of, or, to the best knowledge of the Company, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim") that could reasonably be expected to have a Material Adverse Effect on the Company; and (iii) to the best knowledge of the Company, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

    (b) Except as publicly disclosed by the Company in the Company SEC Reports, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on the Company that are pending or, to the best knowledge of the Company, threatened against the Company or its subsidiaries or, to the best knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law.

    SECTION 2.13. Tax Matters. The Company and its subsidiaries have accurately prepared in all material respects and duly filed with the appropriate federal, state, local and foreign taxing authorities all tax returns, information returns and reports that are, individually and in the aggregate, material and are required to be filed with respect to the Company and its subsidiaries and have paid in full or made adequate provision for the payment of all material Taxes (as defined below). Neither the Company nor any of its subsidiaries is delinquent in the payment of any material Taxes. As used herein, the term "Taxes" means all federal, state, local and foreign taxes, including, without limitation, income, profits, franchise, employment, transfer, withholding, property, excise, sales and use taxes (including interest penalties thereon and additions thereto).

    SECTION 2.14. Intangible Property. The Company and its subsidiaries own or possess adequate licenses or other valid rights to use all material patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of the Company and its subsidiaries as currently conducted or as contemplated to be conducted, and the Company is unaware of any assertion or claim challenging the validity of any of the foregoing which, individually or in the aggregate, would have a Material Adverse Effect on the Company. To the best knowledge of the Company, the conduct of the business of the Company and its subsidiaries as heretofore and currently conducted has not and does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party that, individually or in the aggregate, would have a Material Adverse Effect on the Company. To the best knowledge of the Company, there are no infringements of any proprietary rights owned by or licensed by or to the Company or any subsidiary which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

    SECTION 2.15. Opinion of Financial Advisor. Robertson, Stephens & Company LLC (the "Financial Advisor") has delivered to the Company Board its opinion, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to the holders of Shares from a financial point of view, and such opinion has not been withdrawn or modified.

    SECTION 2.16. Brokers. No broker, finder or investment banker (other than the Financial Advisor, a true and correct copy of whose engagement agreement has been provided to Acquisition or Parent) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its affiliates (including the Company Affiliates). The Company shall be responsible for all such fees and expenses, except as otherwise provided in Section 6.3.

    SECTION 2.17. Accounting Matters. Neither the Company nor, to the best of its knowledge, any of its affiliates or shareholders (including the Company Affiliates), has taken or agreed to take any action that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling-of-interests." The Company has not failed to bring to the attention of Parent any actions, or agreements or understandings, whether written or oral, to act that would be reasonably likely to prevent Parent from accounting for the Merger as a "pooling-of-interests."

    SECTION 2.18. Material Contracts.

    (a) The Company has delivered or otherwise made available to Parent true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which the Company is a party affecting the obligations of any party thereunder) to which the Company or any of its subsidiaries is a party or by which any of its properties or assets are bound that are, material to the business, properties or assets of the Company and its subsidiaries taken as a whole, including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of the Company and its subsidiaries taken as a whole, all: (i) employment, product design or development, personal services, consulting, non-competition, severance, golden parachute or indemnification contracts (including, without limitation, any contract to which the Company is a party involving employees of the Company);
(ii) licensing, publishing, merchandising or distribution agreements; (iii) contracts granting a right of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets of the Company (by merger, purchase or sale of assets or stock or otherwise) entered into since January 1, 1993; (vi) contracts or agreements with any Governmental Entity; and (vii) all commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 4.1 hereof, the "Contracts"). Neither the Company nor any of its subsidiaries is a party to or bound by any severance, golden parachute or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

    (b) Each of the Contracts is valid and enforceable in accordance with its terms, and there is no default under any Contract so listed either by the Company or, to the knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or, to the knowledge of the Company, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on the Company.

    (c) No party to any such Contract has given notice to the Company of or made a claim against the Company with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on the Company.

    SECTION 2.19. Disclosure. No representation or warranty by the Company contained in this Agreement and no statement contained in any certificate delivered by the Company to Acquisition or Parent pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading when taken together in light of the circumstances in which they were made.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND ACQUISITION

    Parent and Acquisition hereby represent and warrant to the Company as follows:

    SECTION 3.1. Organization.

    (a) Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on Parent. When used in connection with Parent or Acquisition, the term "Material Adverse Effect" means any change or effect that is (i) materially adverse to the properties, business, results of operations or condition (financial or otherwise) of Parent and its subsidiaries, taken as a whole, other than any change or effect arising out of general economic conditions unrelated to any businesses in which Parent and its subsidiaries are engaged or (ii) that may impair the ability of Parent and/or Acquisition to consummate the transactions contemplated hereby.

    (b) Parent has heretofore delivered to the Company accurate and complete copies of the certificate of incorporation and bylaws, as currently in effect, of Parent and Acquisition. Each of Parent and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on Parent.

    (c) Each of Parent and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on Parent.

    (d) Parent has heretofore delivered to the Company accurate and complete copies of the certificate of incorporation and by-laws of Parent as currently in effect.

    SECTION 3.2. Capitalization of Parent and its Subsidiaries.

    (a) The authorized capital stock of Parent consists of (i) 400,000,000 shares of Parent Common Stock, of which, as of January 31, 1996, approximately 189,000,000 shares of Parent Common Stock were issued and outstanding, and 3,000,000 shares of Parent Common Stock were held in treasury and (ii) 1,000,000 shares of preferred stock, $.01 par value per share, none of which is issued or outstanding. All of the shares of Parent Common Stock have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of January 31, 1996, approximately 29.7 million shares of Parent Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options. Except as described in the Parent SEC Reports (as defined in Section 3.4(a)) and except as set forth in Section 3.2 of the Disclosure Schedule previously delivered by Parent to the Company (the "Parent Disclosure Schedule"), as of the date hereof, since January 31, 1996, no shares of Parent's capital stock have been issued other than pursuant to stock options already in existence on January 31, 1996, and no stock options have been granted. Except (i) as described in the Parent SEC Reports, and (ii) as set forth above, as of the date hereof, there are outstanding (A) no shares of capital stock or other voting securities of Parent, (B) no securities of Parent or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Parent, (C) except as provided in the Davidson Agreement (as defined in Section 4.23), no options or other rights to acquire from Parent or its subsidiaries, and no obligations of Parent or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent, and (D) no equity equivalents, interests in the ownership or earnings of Parent or its subsidiaries or other similar rights (including stock appreciation rights) (collectively, "Parent Securities"). There are no outstanding obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. Except as set forth in the Parent SEC Reports, there are no stockholder agreements, voting trusts or other agreements or understandings to which Parent is a party or to which it is bound relating to the voting of any shares of capital stock of Parent.

    (b) All of the outstanding capital stock of Parent's subsidiaries (including Acquisition) is owned by Parent, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). There are no securities of Parent or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from Parent or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any subsidiary of Parent. There are no outstanding contractual obligations of Parent or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of Parent.

    (c) The Parent Common Stock constitutes the only class of equity securities of Parent or its subsidiaries registered or required to be registered under the Exchange Act.

    SECTION 3.3. Authority Relative to this Agreement. Each of Parent and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Acquisition and by Parent as the sole shareholder of Acquisition, and no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and constitutes a valid, legal and binding agreement of each of Parent and Acquisition, enforceable against each of Parent and Acquisition in accordance with its terms.

    SECTION 3.4. SEC Reports; Financial Statements.

    (a) Parent has filed all required forms, reports and documents with the SEC since February 1, 1993, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. Parent has heretofore delivered to the Company, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for each of the fiscal years ended January 31, 1993, 1994 and 1995, (ii) all definitive proxy statements relating to Parent's meetings of shareholders (whether annual or special) held since February 1, 1993 and (iii) all other reports or registration statements filed by Parent with the SEC since February 1, 1993 (the "Parent SEC Reports"). None of such forms, reports or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and except that, in the case of financial statements included therein which were later restated to account for one or more business combinations accounted for as poolings-of-interests, such original financial statements do not reflect such restatements). Since January 31, 1995, there has not been any change, or any application or request for any change, by Parent or any of its subsidiaries in accounting principles, methods or policies for financial accounting or tax purposes.

    (b) Parent has heretofore made available to the Company a complete and correct copy of any material amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Exchange Act.

    SECTION 3.5. Information Supplied. None of the information supplied or to be supplied by Parent or Acquisition for inclusion or incorporation by reference in
(i) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement will, at the date mailed to shareholders and at the times of the meeting of shareholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Proxy Statement, Parent shall promptly so advise the Company and such event shall be so described, and such amendment or supplement (which the Company shall have a reasonable opportunity to review) shall be promptly filed with the SEC. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

    SECTION 3.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, and the filing and recordation of the Certificate of Merger as required by the DGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on Parent. Except as set forth in Section 3.6 of the Parent Disclosure Schedule, neither the execution, delivery and performance of this Agreement by Parent or Acquisition nor the consummation by Parent or Acquisition of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate of incorporation or bylaws (or similar governing documents) of Parent or Acquisition or any of Parent's subsidiaries,
(ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition or any of Parent's subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Acquisition or any of Parent's subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not have a Material Adverse Effect on Parent.

    SECTION 3.7. No Default. None of Parent or any of its subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Articles of Incorporation or Bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent, its subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults that would not have a Material Adverse Effect on Parent.

    SECTION 3.8. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent publicly disclosed by Parent, as of October 31, 1995, none of Parent or its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of Parent and its consolidated subsidiaries (including the notes thereto) as of such date or which could reasonably be expected to have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent in the Parent SEC Reports, since October 31, 1995, the business of Parent and its subsidiaries has been carried on only in the ordinary and usual course, none of Parent or its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which could reasonably be expected to have, and there have been no events, changes or effects with respect to Parent or its subsidiaries having or which could reasonably be expected to have, a Material Adverse Effect on Parent.

    SECTION 3.9. Litigation. Except as publicly disclosed by Parent in the Parent SEC Reports, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries or any of their respective properties or assets which (a) if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or (b) as of the date hereof, questions the validity of this Agreement or any action to be taken by Parent in connection with the consummation of the transactions contemplated hereby or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement. Except as publicly disclosed by Parent in the Parent SEC Reports, none of Parent or its subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, could reasonably be expected to have a Material Adverse Effect on Parent or would prevent or delay the consummation of the transactions contemplated hereby.

    SECTION 3.10. Compliance with Applicable Law. Except as publicly disclosed by Parent in the Parent SEC Reports, Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Parent Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which could not reasonably be expected to have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent in the Parent SEC Reports, Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure so to comply could not reasonably be expected to have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent in the Parent SEC Reports, the businesses of Parent and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this Section 3.10 with respect to Environmental Laws and except for violations or possible violations which do not, and, insofar as reasonably can be foreseen, will not, have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent in the Parent SEC Reports, to the best knowledge of Parent, no investigation or review by any Governmental Entity with respect to Parent or its subsidiaries is pending or threatened, nor, to the best knowledge of Parent, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which Parent reasonably believes will not have a Material Adverse Effect on Parent.

    SECTION 3.11. Employee Plans. All "employee benefit plans" as defined in
Section 3(3) of ERISA, maintained or contributed to by Parent and its subsidiaries are in compliance with the applicable provisions of ERISA, the Code and other applicable law, except for instances of non-compliance that could not reasonably be expected to have a Material Adverse Effect on Parent.

    SECTION 3.12. Environmental Laws and Regulations.

    (a) Except as publicly disclosed by Parent in the Parent SEC Reports, (i) each of Parent and its subsidiaries is in compliance with all Environmental Laws, except for non-compliance that could not reasonably be expected to have a Material Adverse Effect on Parent, which compliance includes, but is not limited to, the possession by Parent and its subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) none of Parent or its subsidiaries has received written notice of, or, to the best knowledge of Parent, is the subject of, any Environmental Claim that could reasonably be expected to have a Material Adverse Effect on Parent; and (iii) to the best knowledge of Parent, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

    (b) Except as publicly disclosed by Parent in the Parent SEC Reports, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on Parent that are pending or, to the best knowledge of Parent, threatened against Parent or any of its subsidiaries or, to the best knowledge of Parent, against any person or entity whose liability for any Environmental Claim Parent or its subsidiaries has or may have retained or assumed either contractually or by operation of law.

    SECTION 3.13. Tax Matters. Parent and its subsidiaries have accurately prepared in all material respects and duly filed with the appropriate federal, state, local and foreign taxing authorities all tax returns, information returns and reports that are, individually or in the aggregate, material and are required to be filed with respect to Parent and its subsidiaries and have paid in full or made adequate provision for the payment of all material Taxes. Neither Parent nor any of its subsidiaries is delinquent in the payment of any material Taxes.

    SECTION 3.14. No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Acquisition has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person or entity.

    SECTION 3.15. Brokers. No broker, finder or investment banker (other than Goldman, Sachs & Co.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Acquisition or any of their affiliates.

    SECTION 3.16. Accounting Matters. Neither Parent nor, to the best of its knowledge, any of its affiliates, has taken or agreed to take any action that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling-of-interests." Parent has not failed to bring to the attention of the Company any actions, or agreements or understandings, whether written or oral, to act that would be reasonably likely to prevent Parent from accounting for the Merger as a "pooling-of-interests."

    SECTION 3.17. Disclosure. No representation or warranty by Parent contained in this Agreement and no statement contained in any certificate delivered by Acquisition or Parent to the Company pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading when taken together in light of the circumstances in which they were made.

                                   ARTICLE 4

                                   COVENANTS

    SECTION 4.1. Conduct of Business of the Company. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, the Company will, and will cause each of its subsidiaries to, conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and employees and seek to preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of Parent, which consent shall not be unreasonably withheld:

    (a) amend its certificate or articles of incorporation or bylaws (or other similar governing instrument);

    (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the grant of options to purchase up to 500,000 shares of Company Common Stock to employees under the Company Plans, the sale of up to 191,981 shares of Company Common Stock to employees under the ESPP, the issuance of up to 1,668,571 shares of Company Common Stock pursuant to the conversion of the Convertible Notes in accordance with the terms thereof and the issuance or sale of shares of Company Common Stock pursuant to options granted under the Company Plans or the Non-Plan Option Agreements (in each case, in the ordinary course of business and consistent with past practice);

    (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries;

    (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger);

    (e) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary;

    (f) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business and in amounts not material to the Company and its subsidiaries taken as a whole; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice and in amounts not material to the Company and its subsidiaries, taken as a whole, and except for obligations of the wholly owned subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to the wholly owned subsidiaries of the Company or customary loans or advances to employees in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of the Company or its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

    (g) except as may be required by law or as contemplated by this Agreement, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option (except for normal grants to newly hired or current employees, consistent with past practice), stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (except as set forth in Section 4.1(g) of the Company Disclosure Schedule and except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, and as required under existing agreements or in the ordinary course of business generally consistent with past practice) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

    (h) acquire, sell, lease or dispose of any assets outside the ordinary course of business or any assets which in the aggregate are material to the Company and its subsidiaries taken as a whole, enter into any commitment or transaction outside the ordinary course of business or grant any exclusive distribution rights;

    (i) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

    (j) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business or as required by generally accepted accounting principles;

    (k) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement, other than in the ordinary course of business or amend in any material respect any of the Contracts or the agreements referred to in Section 2.18; (iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $500,000 or, in the aggregate, are in excess of $5 million; provided, that none of the foregoing shall limit any capital expenditure already included in the Company's fiscal 1997 capital expenditure budget provided to Parent prior to the date hereof; or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

    (l) make or revoke any tax election or settle or compromise any tax liability material to the Company and its subsidiaries taken as a whole or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for tax purposes;

    (m) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its subsidiaries or incurred in the ordinary course of business consistent with past practice;

    (n) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby; or

    (o) take (other than to Parent in seeking its consent to the taking of any such action), propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(n) or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect in any material respect.

    SECTION 4.2. Conduct of Business of Parent. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, Parent will, and will cause each of its subsidiaries to, conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and employees and seek to preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, Parent will not, without the prior written consent of the Company, which consent shall not be unreasonably withheld:

    (a) amend its certificate of incorporation (other than to increase the number of authorized shares of Parent Common Stock) or bylaws;

    (b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such; or redeem or otherwise acquire any of its securities;

    (c) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Parent;

    (d) grant options to purchase, or make restricted stock grants with respect to, in excess of 1,000,000 shares of Parent Common Stock under Parent's employee stock option plans or stock purchase plans, except in connection with any acquisition (by merger, consolidation, or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof or any equity interest therein (including, without limitation, in connection with the transactions contemplated by the Davidson Agreement);

    (e) except as set forth in Section 4.2(e) of the Parent Disclosure Schedule, incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business and in amounts not material to Parent and its subsidiaries taken as a whole and except for other indebtedness not exceeding $100,000,000 in the aggregate; or

    (f) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through 4.2(e).

    SECTION 4.3. Preparation of S-4 and the Proxy Statement. Parent will, as promptly as practicable, prepare, following receipt of notification from the SEC that it has no further comments on the Proxy Statement, and file with the SEC the S-4, containing a proxy statement/prospectus and a form of proxy, in connection with the registration under the Securities Act of the shares of Parent Common Stock issuable upon conversion of the Shares and the other transactions contemplated hereby. The Company will, as promptly as practicable, prepare and file with the SEC the Proxy Statement that will be the same proxy statement/prospectus contained in the S-4 and a form of proxy, in connection with the vote of the Company's stockholders with respect to the Merger. Parent and the Company will, and will cause their accountants and lawyers to, use all reasonable best efforts to have or cause the S-4 declared effective as promptly as practicable, including, without limitation, causing their accountants to deliver necessary or required instruments such as opinions, consents and certificates, and will take any other action required or necessary to be taken under federal or state securities laws or otherwise in connection with the registration process. The Company will use all reasonable best efforts to cause the Proxy Statement to be mailed to its shareholders at the earliest practicable date.

    SECTION 4.4. Other Potential Acquirors. (a) The Company, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition of all or any material portion of the assets of, or any equity interest in, the Company or its subsidiaries or any business combination with the Company or its subsidiaries. The Company may, directly or indirectly, furnish information and access, in each case only in response to unsolicited requests therefor, to any corporation, partnership, person or other entity or group pursuant to confidentiality agreements, and may participate in discussions and negotiate with such entity or group concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving the Company or any subsidiary or division of the Company, if such entity or group has submitted a proposal to the Company (whether or not in writing) relating to any such transaction and the Company Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of independent legal counsel, that it is necessary to do so to comply with its fiduciary duties to shareholders under applicable law. The Company Board shall provide a copy of any such written proposal and a summary of any oral proposal to Parent or Acquisition within 24 hours after receipt thereof and thereafter keep Parent and Acquisition promptly advised of any material development with respect thereto. Except as set forth above, neither the Company nor any of its affiliates shall, nor shall the Company authorize or permit any of its or their respective officers, directors, employees, representatives or agents to directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent and Acquisition, any affiliate or associate of Parent and Acquisition or any designees of Parent and Acquisition) concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving the Company or any subsidiary or division of the Company; provided, however, that nothing herein shall prevent the Company Board from taking, and disclosing to the Company's shareholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer; provided, further, that nothing herein shall prevent the Company Board from making such disclosure to the Company's shareholders as, in the good faith judgment of the Company Board, after consultation with and based upon the advice of independent legal counsel, is necessary to comply with its fiduciary duties to shareholders under applicable law.

    (b) Except as set forth in this Section 4.4, the Company Board shall not approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition (as defined below). Notwithstanding the foregoing, if the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel, determines in good faith that it is necessary to do so in order to comply with its fiduciary duties to shareholders under applicable law, the Company Board may approve or recommend a Superior Proposal (as defined below) or cause the Company to enter into an agreement with respect to a Superior Proposal, but in each case only (i) after providing reasonable written notice to Parent (a "Notice of Superior Proposal") advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and (ii) if Parent does not make within five days of Parent's receipt of the Notice of Superior Proposal, an offer which the Company Board, after consultation with its financial advisors, determines is superior to such Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Company Board determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's shareholders than the Merger.

    SECTION 4.5. Letter of the Company's Accountants. The Company shall use all reasonable best efforts to cause to be delivered to Parent a letter of Deloitte & Touche LLP, the Company's independent auditors, dated a date within two business days before the date on which the S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

    SECTION 4.6. Meetings. The Company shall call a meeting of its shareholders to be held as promptly as practicable for the purpose of voting upon this Agreement and related matters. The Company and Acquisition will, through their respective Boards of Directors recommend to their respective shareholders approval of such matters; provided, however, that the Company Board may withdraw its recommendation if the Company Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of independent legal counsel, that it is necessary to do so to comply with its fiduciary duties to shareholders under applicable law. Notwithstanding the foregoing (but without limiting the provisions of Section 6.1(c)(vi)), the Company Board may not withdraw its recommendation because of the trading price of Parent Common Stock between the date hereof and the date of the Company's shareholder's meeting. The Company and Parent shall coordinate and cooperate with respect to the timing of such meeting and, subject to Section 4.23(c), the Company shall use its best efforts to hold such meeting as soon as practicable after the date hereof; provided, however, that the Company may postpone a previously-scheduled meeting of Company shareholders in the event that the Company Board by majority vote determines in its good faith judgment, after consultation with and based upon the advice of independent legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to shareholders under applicable law and, at the time of such determination, the Company has received a bona fide proposal to effect a Third Party Acquisition that is a Superior Proposal and that has not been withdrawn.

    SECTION 4.7. Stock Exchange Listing. Parent shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of Company Stock Options to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

    SECTION 4.8. Access to Information.

    (a) Between the date hereof and the Effective Time, the Company will give Parent and Acquisition and their authorized representatives reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries, will permit Parent and Acquisition to make such inspections as Parent and Acquisition may reasonably require and will cause the Company's officers and those of its subsidiaries to furnish Parent and Acquisition with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its subsidiaries as Parent or Acquisition may from time to time reasonably request, provided that no investigation pursuant to this Section 4.8(a) shall affect or be deemed to modify any of the representations or warranties made by the Company.

    (b) Between the date hereof and the Effective Time, the Company shall furnish to Parent and Acquisition (i) within five business days after the delivery thereof to management, such monthly financial statements and data as are regularly prepared for distribution to Company management and (ii) at the earliest time they are available, such quarterly and annual financial statements as are prepared for the Company's SEC filings, which (in the case of this clause
(ii)), shall be in accordance with the books and records of the Company.

    (c) Each of Parent and Acquisition will hold and will cause its consultants and advisors to hold in confidence all documents and information concerning the Company and its subsidiaries furnished to Parent or Acquisition in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Confidentiality Agreement entered into between the Company and Parent dated February 17, 1996.

    SECTION 4.9. Additional Agreements; Reasonable Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) cooperation in the preparation and filing of the Proxy Statement and the S-4, any filings that may be required under the HSR Act, and any amendments to any thereof; (ii) the taking of all action reasonably necessary, proper or advisable to secure any necessary consents under existing debt obligations of the Company and its subsidiaries or amend the notes, indentures or agreements relating thereto to the extent required by such notes, indentures or agreements or redeem or repurchase such debt obligations; (iii) contesting any legal proceeding relating to the Merger; and (iv) the execution of any additional instruments, including the Certificate of Merger, necessary to consummate the transactions contemplated hereby; provided, however, that the Company may postpone a previously-scheduled meeting of Company shareholders in the event that the Company Board by majority vote determines in its good faith judgment, after consultation with and based upon the advice of independent legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to shareholders under applicable law and, at the time of such determination, the Company has received a bona fide proposal to effect a Third Party Acquisition that is a Superior Proposal and that has not been withdrawn. Subject to the terms and conditions of this Agreement, Parent and Acquisition agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the shareholder vote with respect to the Merger. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

    SECTION 4.10. Consents. Parent, Acquisition and the Company each will use all reasonable efforts to obtain consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement.

    SECTION 4.11. Public Announcements. Each of Parent, Acquisition and the Company will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with the NYSE or the Nasdaq Stock Market, as determined by Parent, Acquisition or the Company, as the case may be.

    SECTION 4.12. Indemnification; Directors' and Officers' Insurance.

    (a) Indemnification. To the extent, if any, not provided by an existing right under one of the parties' directors and officers liability insurance policies, from and after the Effective Time, Parent shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer or employee of the parties hereto or any subsidiary thereof (each an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time) that are in whole or in part (i) based on, or arising out of the fact that such person is or was a director, officer or employee of such party or a subsidiary of such party or
(ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) Parent shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Parent, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the DGCL and upon receipt of any affirmation and undertaking required by the DGCL, (ii) Parent will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the DGCL and Parent's certificate of incorporation or bylaws shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party; provided, however, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be reasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

    (b) Insurance. For a period of three years after the Effective Time, Parent shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by the Company for the benefit of those persons who are covered by such policies at the Effective Time (or Parent may substitute therefor policies of at least the same coverage with respect to matters occurring prior to the Effective Time), to the extent that such liability insurance can be maintained annually at a cost to Parent not greater than 150 percent of the premium for the current Company directors' and officers' liability insurance; provided that if such insurance cannot be so maintained or obtained at such costs, Parent shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 150 percent of the current annual premiums of the Company for such insurance.

    (c) Successors. In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity or such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set for in this
Section 4.12.

    (d) Survival of Indemnification. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of the Company and its subsidiaries with respect to their activities as such prior to the Effective Time, as provided in the Company's certificate of incorporation or bylaws, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

    (e) Benefit. The provisions of this Section 4.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

    SECTION 4.13. Notification of Certain Matters. The Company shall give prompt notice to Parent and Acquisition, and Parent and Acquisition shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of the Company, Parent or Acquisition, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses or results of operations of it and its subsidiaries taken as a whole to which it or any of its subsidiaries is a party or is subject, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or
(v) any material adverse change in their respective financial condition, properties, businesses, results of operations or prospects, taken as a whole, other than changes resulting from general economic conditions; provided, however, that the delivery of any notice pursuant to this Section 4.13 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    SECTION 4.14. Pooling. The Company and Parent each agrees that it will not take any action which could prevent the Merger from being accounted for as a "pooling-of-interests" for accounting purposes and the Company will bring to the attention of Parent, and Parent will bring to the attention of the Company, any actions, or agreements or understandings, whether written or oral, that could be reasonably likely to prevent Parent from accounting for the Merger as a "pooling-of-interests." Parent shall use commercially reasonable efforts to cause Ernst & Young LLP ("E&Y") to deliver to Parent a letter to the effect that pooling-of-interests accounting is appropriate for the Merger if it is closed and consummated in accordance with the terms of this Agreement, and the Company shall use commercially reasonable efforts to cause Deloitte & Touche LLP to cooperate fully with E&Y (including, without limitation, sharing information, analysis and work product, engaging in active discussions and delivering to the Company a letter substantially similar to E&Y's letter to Parent) in connection with E&Y's delivery of such letter. The Company will cause Deloitte & Touche LLP to inform all Company Affiliates and other relevant employees as to those actions that should or should not be taken by such persons so that the Merger will be accounted for as a "pooling-of-interests" and will use its best efforts to cause such Company Affiliates and employees to take or not take such actions as Parent may be informed by any Governmental Entity are necessary to be taken or not to be taken so that the Merger will be accounted for as a "pooling-of-interests."

    SECTION 4.15. Tax-Free Reorganization Treatment. The Company, Parent and Acquisition shall execute and deliver to Perkins Coie, counsel to the Company, a certificate substantially in the form agreed to by the parties on or prior to the date hereof (with such changes as reasonably requested by such law firm) at such time or times as reasonably requested by such law firm in connection with its delivery of an opinion with respect to the transactions contemplated hereby, and shall provide a copy thereof to Parent and the Company. Prior to the Effective Time, none of the Company, Parent or

Acquisition shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the representations in such previously-agreed certificate.

    SECTION 4.16. Taxes. In respect of income tax returns of the Company or any subsidiary not required to be filed prior to the date hereof, the Company shall, to the extent permitted by law without any penalty, extend (and cause its subsidiaries to extend) the filing of any such Tax returns until after the Effective Time; provided, however, that the Company shall notify Parent of its intention to file an extension (or cause any subsidiary to file an extension) any such filing and shall not file an extension for a Tax return if Parent and the Company agree that so extending the filing of such Tax return is not in the best interests of either the Company or Parent. If any income Tax return that has not yet been filed is required to be filed on or prior to the Effective Time, the Company or its subsidiaries, as the case may be, shall prepare and timely file such Tax return in a manner consistent with prior years and all applicable laws and regulations; provided, however, that Parent shall be notified and given an opportunity to review and to comment, prior to the filing thereof, on any such Tax return (a) which relates to a Tax which is based upon or measured by income, (b) which is not regularly filed by the Company or a subsidiary thereof in connection with the conduct of its business in the ordinary course, or (c) for which Parent requests such opportunity, although neither Parent's approval nor consent shall be required prior to the filing of any such Tax return.

    SECTION 4.17. Employment and Other Agreements. Parent shall, as of or prior to the Effective Time, enter into an employment agreement (the "Employment Agreement") with Kenneth A. Williams and non-competition agreements (the "Non-Competition Agreements") with each of Kenneth A. Williams and Roberta L. Williams, in each case in the form agreed to by the parties thereto on or prior to the date hereof. On the date hereof, Roberta L. Williams is entering into a personal services agreement with Parent.

    SECTION 4.18. Employee Matters.

    (a) Employees of the Company and its subsidiaries shall be treated after the Merger no less favorably under the compensation and benefits programs of Parent than other similarly situated employees of Parent and its subsidiaries.

    (b) For a period of one year following the Merger, Parent shall and shall cause its subsidiaries to maintain with respect to their employees who had been employed by the Company or any of its subsidiaries (i) base salary or regular hourly wage rates for each such employee at not less than the rate applicable immediately prior to the Merger to such employee, and (ii) employee benefits (as defined for purposes of Section 3(3) of ERISA), other than employee benefits as to which the employees' interests are based upon the Shares) which are substantially comparable in the aggregate to such employee benefits provided by the Company and its subsidiaries immediately prior to the Merger.

    (c) Parent and its subsidiaries shall credit employees of the Company and its subsidiaries with their service prior to the Merger with Company and its subsidiaries to the same extent such service was counted under the Company ERISA Plans for purposes of determining eligibility to participate or vesting under similar benefit plans provided by Parent after the Merger.

    (d) Nothing contained herein shall be construed as requiring Parent or the Surviving Corporation to continue any specific plans or to continue the employment of any specific person.

    SECTION 4.19. Company Affiliates. The Company has identified to Parent each Company Affiliate and each Company Affiliate has delivered to Parent on or prior to the date hereof, a written agreement (i) that such Company Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock issued to such Company Affiliate pursuant to the Merger, except in compliance with Rule 145 promulgated under the Securities Act or an exemption from the registration requirements of the Securities Act and (ii) that on or prior to the earlier of (x) the mailing of the Proxy Statement/Prospectus or (y) the thirtieth day prior to the Effective Time such Company Affiliate will not thereafter sell or in any other way reduce such Company Affiliate's risk relative to any shares of Parent Common Stock received in the Merger (within the meaning of the SEC's Financial Reporting Release No. 1, "Codification of Financing Reporting Policies," Sec. 201.01 47 F.R. 21028 (April 15, 1982)), until such time as financial results (including combined sales and net income) covering at least 30 days of post-merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC.

    SECTION 4.20. Election to Parent Board. Effective as of the Closing Date, Parent shall increase the size of its Board of Directors (the "Parent Board") by one director and shall cause Kenneth A. Williams to be appointed to the Parent Board to fill the vacancy created for an initial term expiring on the third anniversary of the date of Parent's first annual meeting of shareholders held following the date hereof.

    SECTION 4.21. SEC Filings. Each of Parent and the Company shall promptly provide the other party (or its counsel) with copies of all filings made by the other party or any of its subsidiaries with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

    SECTION 4.22. Guarantee of Performance. Parent hereby guarantees the performance by Acquisition of its obligations under this Agreement.

    SECTION 4.23. Acquisition.

    (a) The Company hereby acknowledges that it has been advised by Parent that Parent is, substantially simultaneously with the execution and delivery of this Agreement, entering into an Agreement and Plan of Merger (the "Davidson Agreement"), dated as of the date hereof, among Parent, Stealth Acquisition II Corp. ("Merger Sub") and Davidson & Associates, Inc. ("Davidson") pursuant to which Merger Sub will merge with and into Davidson and Davidson will become a wholly-owned subsidiary of Parent (the "Davidson Merger") and the shareholders and stock option holders of Davidson will receive, respectively, shares of Parent Common Stock and options to purchase shares of Parent Common Stock in the Davidson Merger.

    (b) The parties hereto expressly acknowledge and agree that it shall not be a condition to the respective obligations of any party hereto to effect the Merger that the transactions contemplated by the Davidson Agreement shall have been approved by the shareholders of Parent or Davidson or that such transactions shall have been consummated.

    (c) Notwithstanding anything to the contrary contained herein (including, without limitation, in Sections 4.3, 4.6 and 4.9 hereof), the Company will cooperate with all reasonable requests of Parent to coordinate the timing of the shareholders meetings with respect to the transactions contemplated by this Agreement and the Davidson Agreement; provided, however, that the Company may postpone a previously-scheduled meeting of Company shareholders in the event that the Company Board by majority vote determines in its good faith judgment, after consultation with and based upon the advice of independent legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to shareholders under applicable law and, at the time of such determination, the Company has received a bona fide proposal to effect a Third Party Acquisition that is a Superior Proposal and that has not been withdrawn. In addition, the Company will provide Parent with all financial and other data regarding the Company as may be requested by Parent in connection with the preparation of the proxy statement and Form S-4 relating to the Davidson Merger.

                                   ARTICLE 5

                    CONDITIONS TO CONSUMMATION OF THE MERGER

    SECTION 5.1. Conditions to Each Party's Obligations to Effect the
Merger. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (a) this Agreement shall have been approved and adopted by the requisite vote of the shareholders of the Company;

    (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger;

    (c) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired, and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated hereby shall have been either filed or received;

    (d) the S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and Parent shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue shares of Parent Common Stock in exchange for the Shares in the Merger; and

    (e) Parent shall have received a letter from E&Y stating that the Merger will be accounted for under GAAP as a "pooling-of-interests," and such opinion shall not have been withdrawn or modified in any material respect.

    SECTION 5.2. Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (a) the representations of Parent and Acquisition contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time, and at the Closing Parent and Acquisition shall have delivered to the Company a certificate to that effect;

    (b) each of the obligations of Parent and Acquisition to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing Parent and Acquisition shall have delivered to the Company a certificate to that effect;

    (c) the shares of Parent Common Stock issuable to the Company shareholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance;

    (d) the opinion of Perkins Coie, counsel to the Company, addressed to the Company and its shareholders to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code; (ii) each of Parent, Acquisition, the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will be recognized by a shareholder of the Company as a result of the Merger with respect to Shares converted into shares of Parent Common Stock (other than with respect to cash received in lieu of fractional shares of Parent Common Stock), dated the Closing Date and, if required in connection with the Proxy Statement, dated on or about the date that is two business days prior to the date the Proxy Statement is first mailed to shareholders of the Company shall have been delivered and such opinion shall not have been withdrawn or modified in any material respect;

    (e) Parent shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on Parent; and

    (f) there shall have been no events, changes or effects with respect to Parent or its subsidiaries having or which could reasonably be expected to have a Material Adverse Effect on Parent.

    SECTION 5.3. Conditions to the Obligations of Parent and Acquisition. The respective obligations of Parent and Acquisition to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (a) the representations of the Company contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time, and at the Closing the Company shall have delivered to Parent and Acquisition a certificate to that effect;

    (b) each of the obligations of the Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing the Company shall have delivered to Parent and Acquisition a certificate to that effect;

    (c) each Company Affiliate and each shareholder which is a party to the Shareholders Agreement shall have performed his or its respective obligations under the applicable Affiliate Letter and/or the Shareholders Agreement (if applicable), and Parent shall have received a certificate signed by each of them to such effect;

    (d) the Company shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of the Company or any subsidiary of the Company under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except for those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company;

    (e) there shall have been no events, changes or effects with respect to the Company or its subsidiaries having or which could reasonably be expected to have, a Material Adverse Effect on the Company;

    (f) the Employment Agreement and the Services Agreement each shall be in full force and effect; and

    (g) the Non-Competition Agreements shall be in full force and effect.

                                   ARTICLE 6

                         TERMINATION; AMENDMENT; WAIVER

    SECTION 6.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time, but prior to the Effective Time:

    (a) by mutual written consent of Parent, Acquisition and the Company;

    (b) by Parent and Acquisition or the Company if (i) any court of competent jurisdiction in the United States or other United States governmental authority shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or
(ii) the Merger has not been consummated by September 30, 1996; provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

    (c) by the Company if (i) there shall have been a breach of any representation or warranty on the part of Parent or Acquisition set forth in this Agreement, or if any representation or warranty of Parent or Acquisition shall have become untrue, in either case such that the conditions set forth in
Section 5.2(a) would be incapable of being satisfied by September 30, 1996 (or as otherwise extended), (ii) there shall have been a breach by Parent or Acquisition of any of their respective covenants or agreements hereunder having a Material Adverse Effect on the Parent or materially adversely affecting (or materially delaying) the consummation of the Merger, and Parent or Acquisition, as the case may be, has not cured such breach within twenty business days after notice by the Company thereof, (iii) the Company enters into a definitive agreement relating to a Superior Proposal in accordance with Section 4.4(b) (provided that such termination shall not be effective until payment of the amount required under Section 6.3(a)), (iv) the Company shall have convened a meeting of its shareholders to vote upon the Merger and shall have failed to obtain the requisite vote of its shareholders, (v) the Company Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of independent legal counsel, that it is necessary to do so to comply with its fiduciary duties to shareholders, provided that such termination under this clause (v) shall not effective unless at the time of such determination the Company has received a bona fide proposal to effect a Third Party Acquisition that is a Superior Proposal and that has not been withdrawn as of the time of such termination (provided that such termination shall not be effective until payment of the amount required under Section 6.3(a)), or (vi) prior to the meeting of shareholders the Company, the Average Stock Price (as defined below) is less than $29.00. The term "Average Stock Price" means a fraction, the numerator of which is the sum of the Closing Price (as hereinafter defined) for each trading day during the 15 consecutive trading days ending on the first trading day that is at least 10 calendar days prior to the scheduled date of such meeting of shareholders of the Company and the denominator of which is 15. For purposes hereof, with respect to any trading day, the Closing Price shall be equal to the per share closing price on the NYSE of Parent Common Stock on such day, as reported in the New York Stock Exchange Composite Transactions; or

    (d) by Parent and Acquisition if (i) there shall have been a breach of any representation or warranty on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 5.3(a) would be incapable of being satisfied by September 30, 1996 (or as otherwise extended), (ii) there shall have been a breach by the Company of its covenants or agreements hereunder having a Material Adverse Effect on the Company or materially adversely affecting (or materially delaying) the consummation of the Merger, and the Company has not cured such breach within twenty business days after notice by Parent or Acquisition thereof, (iii) the Company Board shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger, shall have recommended to the Company's shareholders a Third Party Acquisition or shall have failed to call, give notice of, convene or hold a shareholders' meeting to vote upon the Merger, or shall have adopted any resolution to effect any of the foregoing, or (iv) the Company shall have convened a meeting of its shareholders to vote upon the Merger and shall have failed to obtain the requisite vote of its shareholders.

    "Third Party Acquisition" means the occurrence of any of the following events (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) or entity other than Parent, Acquisition or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of more than 30% of the total assets of the Company and its subsidiaries, taken as a whole; or (iii) the acquisition by a Third Party of 30% or more of the outstanding shares of Company Common Stock.

    SECTION 6.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or shareholders, other than the provisions of this Section 6.2 and Sections 4.8(c), 6.3, 7.5, 7.8, 7.10 and 7.13 hereof. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement.

    SECTION 6.3. Fees and Expenses.

    (a) In the event that this Agreement shall be terminated pursuant to:

        (i) Section 6.1(d)(i) (in the case of a willful breach of representation or warranty) or (ii) and, within twelve months thereafter, the Company enters into an agreement with respect to a Third Party Acquisition (which is consummated within twelve months after such termination), or a Third Party Acquisition occurs, involving any party (or any affiliate thereof) (x) with whom the Company (or its agents) had negotiations with a view to a Third Party Acquisition, (y) to whom the Company (or its agents) furnished information with a view to a Third Party Acquisition or (z) who had submitted a proposal or expressed an interest in a Third Party Acquisition, in the case of each of clauses (x), (y) and (z) after the date hereof and prior to such termination; or

        (ii) Section 6.1(c)(iii) or (v) or 6.1(d)(iii);

    Parent and Acquisition would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Parent and Acquisition for such damages, the Company shall pay to Parent the amount of $25 million as liquidated damages, as follows: (i) in the case of a termination under Section 6.1(d)(i) or (ii), $12.5 million shall be paid on the date the Company enters into an agreement with respect to a Third Party Acquisition and $12.5 million shall be paid on the date of consummation of a Third Party Acquisition under the circumstances described in Section 6.3(a)(i) above and
(ii) in the case of a termination under Section 6.1(c)(iii) or (v) or Section 6.1(d)(iii), $12.5 million shall be paid on the date of such termination (except, in the case of a termination under Section 6.1(d)(iii), in which case such $12.5 million shall be paid within 20 days following such termination) and $12.5 million shall be paid upon consummation of a Third Party Acquisition involving any party (or any affiliate thereof) (x) with whom the Company (or its agents) had negotiations with a view to a Third Party Acquisition, (y) to whom the Company (or its agents) furnished information with a view to a Third Party Acquisition or (z) who had submitted a proposal or expressed an interest in a Third Party Acquisition, in the case of each of clauses (x), (y) and (z) after the date hereof and prior to such termination. It is specifically agreed that the amount to be paid pursuant to this Section 6.3(a) represents liquidated damages and not a penalty.

    (b) Upon the termination of this Agreement pursuant to Sections 6.1(c)(iii) or (v) or 6.1(d)(i), (ii) or (iii), the Company shall reimburse Parent, Acquisition and their affiliates (not later than ten business days after submission of statements therefor) for all actual documented out-of-pocket fees and expenses, not to exceed $3,000,000, actually and reasonably incurred by any of them or on their behalf in connection with the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees payable to investment bankers, counsel to any of the foregoing, and accountants). If Parent or Acquisition shall submit a request for reimbursement hereunder, Parent or Acquisition will provide the Company in due course with invoices or other reasonable evidence of such expenses upon request. The Company shall in any event pay the amount requested (not to exceed

$3,000,000) within ten business days of such request, subject to the Company's right to demand a return of any portion as to which invoices are not received in due course.

    (c) Upon the termination of this Agreement pursuant to Sections 6.1(c)(i) or
(ii), Parent shall reimburse the Company and their affiliates (not later than ten business days after submission of statements therefor) for all actual documented out-of-pocket fees and expenses, not to exceed $3,000,000, actually and reasonably incurred by any of them or on their behalf in connection with the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees payable to investment bankers, counsel to any of the foregoing, and accountants). If the Company shall submit a request for reimbursement hereunder, the Company will provide Parent in due course with invoices or other reasonable evidence of such expenses upon request. Parent shall in any event pay the amount requested (not to exceed $3,000,000) within ten business days of such request, subject to Parent's right to demand a return of any portion as to which invoices are not received in due course.

    (d) Except as specifically provided in this Section 6.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. The cost of printing the S-4 and the Proxy Statement shall be borne equally by the Company and Parent.

    SECTION 6.4. Amendment. This Agreement may be amended by action taken by the Company, Parent and Acquisition at any time before or after approval of the Merger by the shareholders of the Company (if required by applicable law) but, after any such approval, no amendment shall be made which requires the approval of such shareholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

    SECTION 6.5. Extension; Waiver. At any time prior to the Effective Time, each party hereto (for these purposes, Parent and Acquisition shall together be deemed one party and the Company shall be deemed the other party) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE 7

                                 MISCELLANEOUS

    SECTION 7.1. Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement.

    SECTION 7.2. Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided, however, that Acquisition may assign any or all of its rights and obligations under this Agreement to any subsidiary of Parent, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.

    SECTION 7.3. Validity. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

    SECTION 7.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, facsimile or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:


if to Parent or Acquisition:   CUC International Inc.
                               707 Summer Street
                               Stamford, CT 06901
                               Attention: Amy N. Lipton, Esq.
                               Facsimile: (203) 348-1982

with a copy to:                Weil, Gotshal & Manges LLP
                               767 Fifth Avenue
                               New York, NY 10153
                               Attention: Howard Chatzinoff, Esq.
                               Facsimile: (212) 310-8007

if to the Company to:          Sierra On-Line, Inc.
                               3380 146th Place S.E.
                               Ste. 300
                               Bellevue, WA 98007
                               Attention: Richard K. Thumann, Esq.
                               Facsimile: (206) 644-7397

with a copy to:                Perkins Coie
                               1201 Third Avenue
                               40th Floor
                               Seattle, WA 98101-3099
                               Attention: Stephen A. McKeon, Esq.
                               Facsimile: (206) 583-8500


or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

    SECTION 7.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

    SECTION 7.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    SECTION 7.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Sections 4.12 and 7.2 and except that Kenneth A. Williams shall be a third party beneficiary of the provisions of
Section 4.20, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

    SECTION 7.8. Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement or the breach hereof which cannot be settled by mutual agreement (except for actions by Parent or the Company seeking equitable, injunctive or other relief under Section 7.10) shall be finally settled by arbitration as follows: Any party who is aggrieved shall deliver a notice to other party setting forth the specific points in dispute. Any points remaining in dispute twenty (20) days after the giving of such notice shall be submitted to arbitration in New York, New York, to Endispute, before a single arbitrator appointed in accordance with Endispute's Arbitration Rules, modified only as herein expressly provided. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings. The decision of the arbitrator on the points in dispute will be final, unappealable and binding and judgment on the award may be entered in any court having jurisdiction thereof. The arbitrator will be authorized to apportion its fees and expenses and the reasonable attorney's fees and expenses of Parent and the Company as the arbitrator deems appropriate. In the absence of any such apportionment, the fees and expense of the arbitrator will be borne equally by each party, and each party will bear the fees and expenses of its own attorney. The parties agree that this clause has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement, and that this clause shall be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than post-arbitration actions seeking to enforce an arbitration award. The parties shall keep confidential, and shall not disclose to any person, except as may be required by law, the existence of any controversy hereunder, the referral of any such controversy to arbitration or the status or resolution thereof.

    SECTION 7.9. Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

    SECTION 7.10. Specific Performance. The parties hereto acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and, subject to Section 7.8, shall be in addition to any other remedies, including arbitration, which any party may have under this Agreement or otherwise.

    SECTION 7.11. Recapitalization. Whenever (a) the number of outstanding shares of Parent Common Stock is changed by reason of a subdivision or combination of shares, whether effected by a recapitalization, reclassification of shares or otherwise or (b) Parent pays a cash or stock dividend or makes a similar distribution, each specified number of shares referred to in this agreement (including the Merger Consideration) and each specified per share amount (other than par values) shall be adjusted accordingly.

    SECTION 7.12. Subsidiaries. The term "subsidiary" shall mean, when used with reference to any entity, any entity more than fifty percent (50%) of the outstanding voting securities or interests (including membership interests) of which are owned directly or indirectly by such former entity.

    SECTION 7.13. Brokers. Except as otherwise provided in Section 6.3, the Company agrees to indemnify and hold harmless Parent and Acquisition, and Parent and Acquisition agree to indemnify and hold harmless the Company, from and against any and all liability to which Parent and Acquisition, on the one hand, or the Company, on the other hand, may be subjected by reason of any brokers, finders or similar fees or expenses with respect to the transactions contemplated by this Agreement to the extent such similar fees and expenses are attributable to any action undertaken by or on behalf of the Company, or Parent or Acquisition, as the case may be.

    SECTION 7.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                          SIERRA ON-LINE, INC.
                                          By:  /s/ KENNETH A. WILLIAMS
                                              ..................................

                                             Name: Kenneth A. Williams
                                             Title: Chairman and Chief Executive
                                             Officer

                                          CUC INTERNATIONAL INC.
                                          By:  /s/ E. KIRK SHELTON
                                              ..................................

                                             Name: E. Kirk Shelton
                                             Title: President

                                          LARRY ACQUISITION CORP.
                                          By:  /s/ E. KIRK SHELTON
                                              ..................................

                                              Name: E. Kirk Shelton
                                              Title: President

                                                                         ANNEX B

                             SHAREHOLDERS AGREEMENT

    AGREEMENT, dated February 19, 1996 (this "Agreement"), by and among CUC INTERNATIONAL INC., a Delaware corporation ("Parent"), and each of the other parties signatory hereto (each, a "Shareholder" and, collectively, the "Shareholders").

                                  WITNESSETH:

    WHEREAS, concurrently herewith, Parent, LARRY ACQUISITION CORP., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub"), and SIERRA ON-LINE, INC., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement;" capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement) pursuant to which Merger Sub will be merged with and into the Company (the "Merger");

    WHEREAS, each of the Shareholders owns the number of shares, par value $.01 per share, of common stock of the Company (the "Shares" or "Company Common Stock") set forth opposite such Shareholder's name on Schedule I hereto;

    WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Shareholders agree, and the Shareholders have agreed, to enter into this Agreement;

    NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

    1. Provisions Concerning Company Common Stock. Each Shareholder hereby agrees that during the period commencing on the date hereof and continuing until the first to occur of the Effective Time and termination of the Merger Agreement in accordance with its terms, at any meeting of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, such Shareholder shall vote (or cause to be voted) the Shares held of record or Beneficially Owned (as defined below) by such Shareholder, whether heretofore owned or hereafter acquired, (i) in favor of approval of the Merger Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement (after giving effect to any materiality or similar qualifications contained therein); and
(iii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (B) a sale, lease or transfer of a material amount of assets of the Company, or a reorganization, recapitalization, dissolution or liquidation of the Company; (C)
(1) any change in a majority of the persons who constitute the board of directors of the Company; (2) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or By-Laws; (3) any other material change in the Company's corporate structure or business; or (4) any other action which, in the case of each of the matters referred to in clauses C (1), (2), (3) or (4), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. Such Shareholder shall not enter into any agreement or understanding with any Person (as defined below) the effect of which would be inconsistent or violative of the provisions and agreements contained in Section 1 or 2 hereof. For purposes of this Agreement, "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities

(as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act. For purposes of this Agreement, "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

    2. Other Covenants, Representations and Warranties. Each Shareholder hereby represents and warrants to Parent as follows:

        (a) Ownership of Shares. Such Shareholder is the record and Beneficial Owner of the number of Shares set forth opposite such Shareholder's name on
    Schedule I hereto. On the date hereof, the Shares set forth opposite such Shareholder's name on Schedule I hereto constitute all of the Shares owned of record or Beneficially Owned by such Shareholder. Such Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares set forth opposite such Shareholder's name on Schedule I hereto, with no limitations, qualifications or restrictions on such rights.

        (b) Power; Binding Agreement. Such Shareholder has the legal capacity, power and authority to enter into and perform all of such Shareholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Shareholder will not violate any other agreement to which such Shareholder is a party including, without limitation, any voting agreement, shareholder agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Shareholder is Trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Shareholder of the transactions contemplated hereby. If such Shareholder is married and such Shareholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Shareholder's spouse, enforceable against such person in accordance with its terms.

        (c) No Conflicts. (A) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby and
    (B) none of the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated hereby or compliance by such Shareholder with any of the provisions hereof shall (1) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's properties or assets may be bound, or (2) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Shareholder or any of such Shareholder's properties or assets.

        (d) No Finder's Fees. Other than existing financial advisory and investment banking arrangements and agreements between the Company and Robertson, Stephens & Company LLC, no broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of such Shareholder or any of its affiliates or, to such shareholder's knowledge, the Company or any of its affiliates.

        (e) Restriction on Transfer, Proxies and Non-Interference. Such Shareholder shall not, directly or indirectly: (i) except as contemplated by the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Shareholder's Shares or any interest therein; (ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing such Shareholder's obligations under this Agreement.

        (f) Reliance by Parent. Such Shareholder understands and acknowledges that Parent is entering into, and causing Merger Sub to enter into, the Merger Agreement in reliance upon such Shareholder's execution and delivery of this Agreement.

    3. Stop Transfer; Restrictive Legend. (a) Each Shareholder agrees with, and covenants to, Parent that such Shareholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Shareholder's Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

        (b) All certificates representing any of such Shareholder's Shares shall contain the following legend:

       "The securities represented by this certificate, including certain voting and transfer rights with respect thereto, are subject to the terms of a Shareholders Agreement, dated February 19, 1996, among CUC International Inc., the Issuer and the parties listed on the signature pages thereto, a copy of which is on file in the principal office of the Issuer."

    4. Termination. Except as otherwise provided herein, this Agreement shall terminate upon the earlier of (a) termination of the Merger Agreement in accordance with its terms and (b) the Effective Time.

    5. Shareholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director of the Company makes any agreement or understanding herein in his or her capacity as such director. Each Shareholder signs solely in his or her capacity as the record and beneficial owner of such Shareholder's Shares. Notwithstanding any other provision of this Agreement, no Shareholder shall have any obligation under this Agreement to act or refrain from acting in any manner inconsistent with such Shareholder's fiduciary duties as a director of the Company.

    6. Confidentiality. The Shareholders recognize that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, each Shareholder hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than such Shareholder's counsel and advisors, if any) without the prior written consent of Parent, except for disclosures such Shareholder's counsel advises are necessary in order to fulfill such Shareholder's obligations imposed by law, in which event such Shareholder shall give notice of such disclosure to Parent as promptly as practicable so as to enable Parent to seek a protective order from a court of competent jurisdiction with respect thereto.

    7. Miscellaneous.

    (a) Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

    (b) Certain Events. Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to such Shareholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Shareholder's heirs, guardians, administrators or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

    (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided that Parent may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

    (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, with respect to any one or more Shareholders, except upon the execution and delivery of a written agreement executed by the relevant parties hereto; provided that Schedule I hereto may be supplemented by Parent by adding the name and other relevant information concerning any Shareholder of the Company who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added shareholder shall be treated as a "Shareholder" for all purposes of this Agreement.

    (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to any Shareholder:    At the addresses set forth
                          on Schedule I hereto
with a copy to:           Perkins Coie
                          1201 Third Avenue
                          40th Floor
                          Seattle, Washington 98101-3099
                          Telephone: (206) 583-8534
                          Facsimile: (206) 583-8500
                          Attention: Stephen A. McKeon, Esq.

If to Parent
or Merger Sub:            CUC International Inc.
                          707 Summer Street
                          Stamford, Connecticut 06901
                          Telephone: (203) 324-9261
                          Facsimile: (203) 977-8501
                          Attention: Amy N. Lipton, Esq.
with a copy to:           Weil, Gotshal & Manges LLP
                          767 Fifth Avenue
                          New York, New York 10153
                          Telephone: (212) 310-8000
                          Facsimile: (212) 310-8007
                          Attention: Howard Chatzinoff, Esq.


or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

    (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

    (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

    (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

    (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

    (j) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

    (k) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

    (l) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY SUCH ACTION, SUIT OR PROCEEDING.

    (m) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    (n) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

    IN WITNESS WHEREOF, Parent and each Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

                                          CUC INTERNATIONAL INC.
                                          By: /s/ E. KIRK SHELTON
                                      __________________________________________
                                            Name: E. Kirk Shelton
                                            Title: President


                                          /s/ KENNETH A. WILLIAMS
                                   _____________________________________________
                                          Kenneth A. Williams


                                          /s/ ROBERTA L. WILLIAMS
                                   _____________________________________________
                                          Roberta L. Williams

AGREED TO AND ACKNOWLEDGED
(with respect to Section 4):

SIERRA ON-LINE, INC.
By: /s/ RICHARD K. THUMANN
  ____________________________________________
  Name: Richard K. Thumann
  Title: Vice-President

                                 SCHEDULE I TO
                             SHAREHOLDERS AGREEMENT

                   NAME AND ADDRESS                      NUMBER OF SHARES OWNED
- ------------------------------------------------------   ----------------------
Kenneth A. Williams and Roberta L. Williams...........          1,676,698

                                                                         ANNEX C

                  OPINION OF ROBERTSON, STEPHENS & COMPANY LLC

                                          February 19, 1996

PRIVILEGED AND CONFIDENTIAL
Board of Directors
Sierra On-Line, Inc.
3380 146th Place SE, Suite 300
Bellevue, WA 98007

Members of the Board:

    You have asked our opinion with respect to the fairness to holders of Sierra On-Line, Inc. ("Sierra") common stock ("Sierra Common Stock"), from a financial point of view and as of the date hereof, of the exchange ratio (the "Exchange Ratio") of 1.225 shares of CUC International Inc. ("CUC") common stock ("CUC Common Stock") for each issued and outstanding share of Sierra Common Stock, pursuant to the Agreement and Plan of Merger, dated as of February 19, 1996 (the "Agreement").

    Under the terms of the Agreement, a wholly-owned subsidiary of CUC will merge with and into Sierra (the "Merger"), and upon consummation of the Merger, Sierra will become a wholly-owned subsidiary of CUC and the holders of Sierra Common Stock will become holders of CUC Common Stock. In the Merger, each issued and outstanding share of Sierra Common Stock will be converted into that number of fully paid and nonassessable shares of CUC Common Stock equal to the Exchange Ratio. Outstanding options and warrants to acquire Sierra Common Stock will be converted into options and warrants to acquire CUC Common Stock on similar terms. Sierra may terminate the Agreement if the average closing share price of CUC Common Stock is less than $29.00 for the fifteen trading days immediately preceding the tenth calendar day prior to the Sierra stockholder meeting concerning the Merger. Under certain specified conditions related to the termination of the Agreement, CUC may be entitled to a fee of up to $25 million. The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and to be accounted for as a "pooling of interests." The terms and conditions of the Merger are set out more fully in the Agreement.

    For purposes of this opinion we have: (i) reviewed financial information on Sierra and CUC furnished to us by both companies, including certain internal financial analyses and forecasts prepared by the management of Sierra and CUC;
(ii) reviewed publicly available information; (iii) held discussions with the management of Sierra and CUC concerning the businesses, past and current business operations, financial condition and future prospects of both companies, independently and combined; (iv) reviewed the Agreement; (v) reviewed the stock price and trading history of Sierra and CUC; (vi) reviewed the contribution by each company to pro forma combined revenue, operating income, pre-tax income and net income; (vii) reviewed the valuations of publicly traded companies which we deemed comparable to Sierra and CUC; (viii) compared the financial terms of the Merger with other transactions which we deemed relevant; (ix) analyzed the pro forma earnings per share of the combined company; (x) prepared a discounted cash flow analysis of Sierra and CUC; (xi) held discussions with the management of CUC concerning CUC's intention to acquire Davidson & Associates, Inc. ("Davidson") in a tax-free reorganization to be accounted for as a "pooling of interests" and the terms of such proposed acquisition; (xii) reviewed publicly available financial information on Davidson; (xiii) held discussions with the management of Sierra and CUC concerning the future prospects of a combined company comprised of Sierra, CUC and Davidson; and (xiv) made such other studies and inquiries, and reviewed such other data, as we deemed relevant.

    In connection with our opinion, we have not however independently verified any of the foregoing information and have relied on all such information being complete and accurate in all material respects. Furthermore, we did not obtain any independent appraisal of the properties or assets and liabilities of Sierra or CUC. With respect to the financial and operating forecasts of Sierra and CUC which we have reviewed, we have assumed that such forecasts have been reasonably prepared in good faith on the basis of reasonable assumptions, reflect the best available estimates and judgments of such respective managements and that such projections and forecasts will be realized in the amounts and in the time periods currently estimated by the managements of Sierra and CUC. We have also assumed that the Merger will be accounted for as a "pooling of interests" under GAAP. This opinion is necessarily based upon market, economic, and other conditions that exist and can be evaluated as of the date of this letter, and on information available to us as of the date hereof.

    Robertson, Stephens & Company has provided certain investment banking services to Sierra from time to time, including acting as lead underwriter for Sierra's 6 1/2% convertible subordinated notes offering. In addition, Robertson, Stephens & Company maintains a market in shares of Sierra Common Stock. Furthermore, Robertson, Stephens & Company has acted as financial advisor to Sierra in connection with the Merger for which a portion of our fees is due and payable upon delivery of this opinion and the remaining portion of our fees is due and payable contingent upon the closing of the Merger.

    Our opinion is directed to the Board of Directors of Sierra and is not intended to be and does not constitute a recommendation to any stockholder of Sierra as to how such stockholder should vote on the proposed Merger.

    Based upon and subject to the foregoing considerations, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to holders of Sierra Common Stock from a financial point of view.

                                Very truly yours,
                                ROBERTSON, STEPHENS & COMPANY LLC

                                By: Robertson, Stephens & Company Group, L.L.C.

                                          /s/ EDWIN DAVID HETZ
                                 ...........................................

                                            Authorized Signatory

                                                                         ANNEX D

                            OPINION OF PERKINS COIE

Sierra On-Line, Inc.                                               June 21, 1996
Suite 300
3380-146th Place S.E.
Bellevue, WA 98007

       RE: MERGER OF LARRY ACQUISITION CORP, A DELAWARE CORPORATION
           ("ACQUISITION") AND A WHOLLY OWNED SUBSIDIARY OF CUC INTERNATIONAL, INC., A DELAWARE CORPORATION ("PARENT") INTO SIERRA ON-LINE, INC., A DELAWARE CORPORATION (THE "COMPANY")

Ladies and Gentlemen:

    We have been asked, as counsel to the Company, to render this opinion regarding the material U.S. federal income tax consequences of the merger (the "Merger") of Acquisition into the Company pursuant to that certain Agreement and Plan of Merger, dated as of February 19, 1996 (the "Agreement"). Capitalized terms not otherwise defined herein shall have the same meanings given to them in the Agreement or if not defined therein as described in the Registration
Statement on Form S-4 of Parent (Registration No. 333-       ) (the
"Registration Statement") filed with respect to the Merger and the Proxy Statement/Prospectus contained therein (the "Proxy/Prospectus"). This opinion letter is rendered pursuant to Section 5.2(d) of the Agreement.

    In connection with our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Agreement, the Proxy/Prospectus, and such other documents as we have deemed necessary or appropriate as a basis for the conclusions set forth below. We have relied, as to matters of fact, solely upon those statements and representations by officers and representatives of the Company contained in that certain Sierra On-Line, Inc. Certificate dated the date hereof and attached hereto as Exhibit B, upon statements and representations by officers and representatives of Parent contained in that certain CUC International, Inc. Certificate dated the date hereof and attached hereto as Exhibit C (collectively, the "Tax Certificates"), upon statements and representations by certain significant shareholders of the Company attached hereto as Exhibit A (the "Shareholders' Certificates"), and upon the assumptions contained herein. Without the Tax Certificates and the Shareholders' Certificates, we would not render this opinion.

    In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), Treasury Regulations promulgated thereunder and the pertinent judicial authorities and interpretative rulings of the Internal Revenue Service (the "IRS").

    In rendering the opinions set forth below we have assumed that (1) the representations contained in the Tax Certificates and the Shareholders' Certificates are true as of the date hereof and as of the Effective Time of the Merger (it being understood that our opinion is conditioned on the written confirmation of the continuing accuracy of those representations at the Effective Time), (2) the historic shareholders of the Company have not disposed of shares of Company Common Stock in contemplation of the Merger and do not have any plan or intention, existing as of the Effective Time, to dispose of a number shares of Parent Common Stock received in the Merger such that the holdings of Parent Common Stock by all historic shareholders of the Company would be reduced to less than fifty percent of the total value, measured at the Effective Time, of the Merger Consideration, (3) the Merger will be consummated in accordance with the Agreement, (4) all signatures on all documents we examined are genuine, all documents submitted to us as originals are authentic and all documents submitted to us as

Sierra On-Line, Inc.

certified or photostatic copies are in conformity to the original documents, and
(5) the Merger qualifies as a merger under the General Corporation Law of the State of Delaware.

    Based on the facts and assumptions set forth above and upon our examination of the Agreement, the Proxy/Prospectus and the relevant legal authorities, it is our opinion that:

    (A) The Merger of Acquisition into the Company will be a reorganization described in Section 368(a) of the Code. Code Sec. 368(a)(1)(A) and (a)(2)(E). Parent, Acquisition and the Company will each be "a party to such reorganization" described in Section 368(b) of the Code.

    (B) No gain or loss will be recognized by the Company, Acquisition or Parent as a result of the Merger. Code Sec.Sec. 361, 357(a).

    (C) No gain or loss will be recognized by the shareholders of the Company on the exchange of their Company Common Stock solely for Parent Common Stock. Code Sec. 354(a)(1).

    (D) The payment of cash to a holder of Company Common Stock in lieu of a fractional share interest in Parent Common Stock will be treated as if the fractional share had been distributed as part of the exchange and then redeemed by Parent. Clark v. Commissioner, 489 U.S. 726 (1989). The cash payment will result in a capital gain or loss if it is substantially disproportionate or not essentially equivalent to a dividend under Section 302(b) of the Code.

    (E) The section of the Proxy/Prospectus entitled "Certain Federal Income Tax Consequences" accurately reflects our opinion as to the matters discussed therein.

    Our opinion is limited to the specific matters described in paragraphs (A) through (E) above. We give no opinion with respect to other tax matters, whether federal, state or local, that may relate to the Merger. Although we believe that the opinion covers the material federal income tax consequences of the Merger, it may not address issues that are material to an individual shareholder based on his or her particular tax situation. No ruling will be requested from the IRS regarding the Merger. Our opinion is not binding on the IRS and does not constitute a guarantee that the IRS will not challenge the tax treatment of the Merger.

    We caution that our opinion is based on the federal income tax laws as they exist on the date hereof. It is possible that subsequent changes in the tax law could be enacted and applied retroactively to the Merger and that such changes could result in a materially different result than the result described in the opinions above.

    This opinion is furnished to you solely in connection with the Merger and is intended for your use and the use of your shareholders and may not be provided to or relied upon by others without our express written consent.

                                          Very truly yours,
                                          /s/ Perkins Coie
                                          Perkins Coie

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation is permitted to indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

    CUC International's By-Laws contain provisions that indemnify officers and directors and their heirs and distributees to the fullest extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

    As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, CUC International's Restated Certificate of Incorporation, as amended, contains a provision eliminating the personal liability of a director to CUC International or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

    CUC International maintains policies insuring its offcers and directors against certain civil liabilities, including liabilities under the Securities Act.

ITEM 21. EXHIBITS

    (a) Exhibits

EXHIBIT NO.                                      DESCRIPTION
- -----------   ---------------------------------------------------------------------------------
  2(a)        Agreement and Plan of Merger dated as of February 19, 1996, among CUC
              Internaional Inc., Stealth Acquisition I Corp. and Davidson & Associates, Inc.
              (filed as Exhibit 2 to CUC International's Current Report on Form 8-K dated March
              11, 1996).*
  2(b)        Agreement and Plan of Merger dated as of February 19, 1996, among CUC
              International Inc., Larry Acquisition Corp. and Sierra On-Line, Inc. (filed as
              Exhibit 2 to CUC International's Current Report on Form 8-K dated March 11,
              1996).*
  2(c)        Agreement and Plan of Merger dated as of April 19, 1996, among CUC International
              Inc., IG Acquisition Corp. and Ideon Group, Inc. (filed as Exhibit 10.21 to CUC
              International's Annual Report on Form 10-K for the fiscal year ended January 31,
              1996, dated April 10, 1996)*
     4        Form of certificate evidencing shares of CUC International Common Stock (filed as
              Exhibit 4.1 to CUC International's Registration Statement, No. 33-44453, on Form
              S-4 dated December 19, 1991).*
     5        Opinion as to the legality of CUC International's Common Stock.
     8        Tax Opinion of Perkins Coie.
  9(a)        Shareholders Agreement dated as of February 19, 1996, among CUC International
              Inc. and the holders of Davidson Common Stock party thereto (filed as Exhibit 10A to CUC International's Current Report on Form 8-K dated March 11, 1996).*
  9(b)        Shareholders Agreement dated as of February 19, 1996, among CUC International
              Inc. and the holders of Sierra On-Line, Inc. Common Stock party thereto (filed as
              Exhibit 10B to CUC International's Current Report on Form 8-K dated March 11,
              1996).*
    15.1      Letter from Ernst & Young LLP re: unaudited interim financial information
    15.2      Letter from Price Waterhouse LLP re: unaudited interim financial information
    23.1      Consent of Robert T. Tucker, Esq. (included in Exhibit 5).
    23.2      Consent of Perkins Coie
    23.3      Consent of KPMG Peat Marwick LLP.
    23.4      Consent of Ernst & Young LLP
    23.5(a)   Consent of Deloitte & Touche LLP
    23.5(b)   Consent of Deloitte & Touche LLP
    23.6      Consent of Price Waterhouse LLP
    24        Power of Attorney (included as part of the signature page of this Registration
              Statement).

- ------------

* Incorporated herein by reference.

    (c) See exhibits 5 and 8 in Item 21(a) above.

ITEM 22. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

        (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (b)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (2) The undersigned registrant hereby undertakes that every prospectus
    (i) that is filed pursuant to paragraph (b)(1) immediately preceding, or
    (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject ot Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be goverened by the final adjudication of such issue.

        (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 21st day of June, 1996.

                                          CUC INTERNATIONAL INC.
                                          By: /s/ WALTER A. FORBES
                                              ..................................
                                                      Walter A. Forbes
                                                 Chief Executive Officer and
                                                       Chairman of the
                                                     Board of Directors

                               POWER OF ATTORNEY

    KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Walter A. Forbes and E. Kirk Shelton, and each and either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every met and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virture hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

               SIGNATURE                                  TITLE                        DATE
- ---------------------------------------   -------------------------------------   --------------
         /s/ WALTER A. FORBES             Chief Executive Officer and Chairman    June 21, 1996
 .......................................     of the Board (Principal Executive
           Walter A. Forbes                 Officer)

         /s/ COSMO CORIGLIANO             Executive Vice President and Chief      June 21, 1996
 .......................................     Financial Officer (Principal
           Cosmo Corigliano                 Financial and Accounting Officer)

          /s/ BARTLETT BURNAP             Director                                June 21, 1996
 .......................................
            Bartlett Burnap

        /s/ T. BARNES DONELLEY            Director                                June 21, 1996
 .......................................
          T. Barnes Donelley

        /s/ STEPHEN A. GREYNER            Director                                June 21, 1996
 .......................................
          Stephen A. Greyner

       /s/ CHRISTOPHER K. MCLEOD          Director                                June 21, 1996
 .......................................
         Christopher K. McLeod

         /s/ BURTON C. PERFIT             Director                                June 21, 1996
 .......................................
           Burton C. Perfit

        /s/ ROBERT P. RITTENIER           Director                                June 21, 1996
 .......................................
          Robert P. Rittenier

     /s/ STANLEY M. RUMBOUGH, JR.         Director                                June 21, 1996
 .......................................
       Stanley M. Rumbough, Jr.

          /s/ E. KIRK SHELTON             Director                                June 21, 1996
 .......................................
            E. Kirk Shelton

                                     EXHIBIT INDEX

EXHIBIT NO.                                      DESCRIPTION                                          PAGE NO.
- -----------   ---------------------------------------------------------------------------------       --------
  2(a)        Agreement and Plan of Merger dated as of February 19, 1996, among CUC
              Internaional Inc., Stealth Acquisition I Corp. and Davidson & Associates, Inc.
              (filed as Exhibit 2 to CUC International's Current Report on Form 8-K dated March
              11, 1996).*
  2(b)        Agreement and Plan of Merger dated as of February 19, 1996, among CUC
              International Inc., Larry Acquisition Corp. and Sierra On-Line, Inc. (filed as
              Exhibit 2 to CUC International's Current Report on Form 8-K dated March 11,
              1996).*
  2(c)        Agreement and Plan of Merger dated as of April 19, 1996, among CUC International
              Inc., IG Acquisition Corp. and Ideon Group, Inc. (filed as Exhibit 10.21 to CUC
              International's Annual Report on Form 10-K for the fiscal year ended January 31,
              1996, dated April 10, 1996)*
     4        Form of certificate evidencing shares of CUC International Common Stock (filed as
              Exhibit 4.1 to CUC International's Registration Statement, No. 33-44453, on Form
              S-4 dated December 19, 1991).*
     5        Opinion as to the legality of CUC International's Common Stock.
     8        Tax Opinion of Perkins Coie.
  9(a)        Shareholders Agreement dated as of February 19, 1996, among CUC International
              Inc. and the holders of Davidson Common Stock party thereto (filed as Exhibit 10A to CUC International's Current Report on Form 8-K dated March 11, 1996).*
  9(b)        Shareholders Agreement dated as of February 19, 1996, among CUC International
              Inc. and the holders of Sierra On-Line, Inc. Common Stock party thereto (filed as
              Exhibit 10B to CUC International's Current Report on Form 8-K dated March 11,
              1996).*
    15.1      Letter from Ernst & Young LLP re: unaudited interim financial information
    15.2      Letter from Price Waterhouse LLP re: unaudited interim financial information
    23.1      Consent of Robert T. Tucker, Esq. (included in Exhibit 5).
    23.2      Consent of Perkins Coie
    23.3      Consent of KPMG Peat Marwick LLP.
    23.4      Consent of Ernst & Young LLP
    23.5(a)   Consent of Deloitte & Touche LLP
    23.5(b)   Consent of Deloitte & Touche LLP
    23.6      Consent of Price Waterhouse LLP
    24        Power of Attorney (included as part of the signature page of this Registration
              Statement).

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* Incorporated herein by reference.

    (c) See exhibits 5 and 8 in Item 21(a) above.